EXHIBIT 10.37

GENERAL TERMS AND CONDITIONS - NV

NEVADA/LIBERTY TELECOM LLC

AGREEMENT

between

NEVADA BELL

and

LIBERTY TELECOM LLC

GENERAL TERMS AND CONDITIONS - NV

NEVADA/LIBERTY TELECOM LLC

GENERAL TERMS AND CONDITIONS - NV

NEVADA/LIBERTY TELECOM LLC.

ATTACHMENTS

Attachment 1	Definitions
Attachment 2	Acronyms
Attachment 3	Alternative Dispute Resolution
Attachment 4	Directory Listing Requirements
Attachment 5	Local Services Resale
Attachment 6	Specifications, Service Descriptions and Implementation Schedule for Unbundled Network Elements
Attachment 7	Rights of Way, Conduits, Pole Attachments
Attachment 8	Pricing
Attachment 9	Access to VeriGate, LEX and POS Operations Support Systems
Attachment 10	Collocation
Attachment 11	Provisioning and Ordering
Attachment 12	Maintenance
Attachment 13	Connectivity Billing and Recording
Attachment 14	Provision of Customer Usage Data
Attachment 15	Local Number Portability and Number Assignment
Attachment 16	Security
Attachment 17	Service Performance Measures and Related Remedies
Attachment 18	Interconnection

GENERAL TERMS AND CONDITIONS - NV

NEVADA/LIBERTY TELECOM LLC.

PREFACE

AGREEMENT

This Agreement, which shall become effective as of the              day of                     , 1999 (“Effective Date”), is entered into by and between Liberty Telecom LLC, a Delaware corporation, having an office at 316 California Street, Suite 149, Reno, NV 89509, on behalf of itself, and its Affiliates (individually and collectively “CLEC”), and NEVADA BELL (“NEVADA”), a Nevada corporation, having an office at 1450 Vassar, Reno, Nevada.

RECITALS

WHEREAS, The Telecommunications Act of 1996 was signed into law on February 8, 1996 (the “Act”) and substantially amends the Communications Act of 1934; and

WHEREAS, the Act places certain duties and obligations upon, and grants certain rights to, Telecommunications Carriers; and

WHEREAS, NEVADA is an Incumbent Local Exchange Carrier; and

WHEREAS, NEVADA is willing to sell unbundled Network Elements and Ancillary Functions and additional features, as well as services for resale, on the terms and subject to the conditions of this Agreement; and

WHEREAS, CLEC is a Telecommunications Carrier and pursuant to Section 252 (i) of the Federal Telecommunications Act of 1996 CLEC and NEVADA have entered into an agreement on the same terms and conditions contained in the NEVADA/AT&T Communications of Nevada, Inc. Interconnection Agreement for the State of Nevada (“the underlying Agreement”) for the provision of interconnection, unbundled Network Elements (including Ancillary Functions and additional features), and services pursuant to the Act and in conformance with NEVADA’S duties under the Act; and

GENERAL TERMS AND CONDITIONS - NV

NEVADA/LIBERTY TELECOM LLC

NOW, THEREFORE, in consideration of the premises and the mutual covenants of this Agreement, CLEC and NEVADA hereby agree as follows:

DEFINITIONS and ACRONYMS

For purposes of this Agreement, certain terms have been defined in Attachment 1 and elsewhere in this Agreement to encompass meanings that may differ from, or be in addition to, the normal connotation of the defined word. Unless the context clearly indicates otherwise, any term defined or used in the singular shall include the plural. The words “shall” and “will” are used interchangeably throughout this Agreement and the use of either connotes a mandatory requirement. The use of one or the other shall not mean a different degree of right or obligation for either Party. A defined word intended to convey its special meaning is capitalized when used. Other terms that are capitalized, and not defined in this Agreement, shall have the meaning in the Act, unless the context clearly indicates otherwise. For convenience of reference only, Attachment 2 provides a list of acronyms used throughout this Agreement.

GENERAL TERMS AND CONDITIONS

1.	PROVISION OF LOCAL SERVICE AND UNBUNDLED ELEMENTS

1.1.	This Agreement and its Attachments are subject to the Act, regulations thereunder and relevant FCC and Commission decisions in effect on the Effective Date of this Agreement. The effect on this Agreement of changes in the Act, regulations thereunder and relevant FCC and Commission decisions is set forth in Section 8 of this Agreement.

1.2.	This Agreement, which consists of this statement of General Terms and Conditions, and Attachments 1 through 18, inclusive, sets forth the terms, conditions and prices under which NEVADA agrees to provide to CLEC (a) services for resale (hereinafter referred to as “Local Services”) and (b) certain unbundled Network Elements, Ancillary Functions and additional features and (c) other services or combinations of such Local Services, Network Elements, Ancillary Functions and other services (“Combinations”) for CLEC’s own use or for resale to others, and for purposes of offering telecommunications services of any kind. This Agreement also sets forth the terms and conditions for the interconnection of CLEC’s network to NEVADA’s network and the reciprocal compensation for the transport and termination of telecommunications traffic. Unless otherwise provided in this Agreement, and except where not technically feasible in a given area, NEVADA will perform all of its obligations hereunder throughout its entire service area; provided, however, that NEVADA is not required to provide new Unbundled Network Elements, except at CLEC’s request pursuant to Section 1.6 of Attachment 6, or to install new-or improved facilities in areas where they do not currently exist, except as required by law or regulation or as mutually agreed to in writing by the Parties.

GENERAL TERMS AND CONDITIONS - NV

NEVADA/LIBERTY TELECOM LLC

1.3.	Subject to this Agreement and its Attachments, the Network Elements, Ancillary Functions, Combinations, Local Services, or other services provided pursuant to this Agreement may be connected to other Network Elements, Ancillary Functions, Combinations, Local Services, or other services provided by NEVADA or to any Network Elements, Ancillary Functions, Combinations, Local Services or other services provided by CLEC itself or by any other vendor. Subject to the requirements of this Agreement and its Attachments, CLEC may, at any time add, delete, relocate or modify the Network Elements, Ancillary Functions, Local Services, Combinations or other services purchased hereunder.

1.4.	NEVADA will not discontinue any unbundled Network Element, Ancillary Service or Combination thereof during the term of this Agreement without CLEC’s consent, except (i) to the extent required by network changes or upgrades, in which event NEVADA will comply with the network disclosure requirements stated in the Act and FCC regulations thereunder; or (ii) if required by a final order of a court, the FCC or the Commission as a result of remand or appeal of the FCC’s First Interconnection Order. In the event such a final order allows but does not require discontinuance, NEVADA may, on thirty (30) days written notice, require that such terms be renegotiated, and the Parties shall renegotiate in good faith such mutually acceptable new terms as may be required or appropriate to reflect the results of such action. In the event that such new terms are not renegotiated within ninety (90) days after such notice, or if the Parties are unable to agree, either Party may submit the matter to the Alternative Dispute Resolution Process described in Attachment 3.

1.5.	NEVADA will not withdraw any Local Service without providing sixty (60) days advance notice, from the date of notice to the date of withdrawal of the service, to CLEC of NEVADA’s intent to withdraw the service, inclusive of the time to make any required filing with the Commission and to receive any required approval from the Commission. If NEVADA discontinues a Local Service or Combination of Local Services, NEVADA shall either (a) limit the discontinuance to new customers and grandfather the service for all CLEC resale customers who subscribe to the service as of the date of discontinuance; or (b) offer to CLEC for resale an alternative service, having substantially similar capabilities and terms and conditions.

2.	TERM OF AGREEMENT; TRANSITIONAL SUPPORT

2.1.

This Agreement shall expire on August 6, 2001, and thereafter the Agreement shall continue in force and effect unless and until a new agreement, addressing all of the terms of this Agreement, becomes effective between the Parties. The Parties agree to commence negotiations on a new agreement no less than six (6) months before August 6, 2001. In the event that such new terms are not renegotiated

GENERAL TERMS AND CONDITIONS - NV

NEVADA/LIBERTY TELECOM LLC

within such six (6) month period, either Party may submit the matter to the Alternative Dispute Resolution Process described in Attachment 3. NEVADA recognizes that the Network Elements, Ancillary Functions, Combinations, Local Services and other services provided hereunder are vital to CLEC and must be continued without interruption, and that CLEC may itself provide or retain another vendor to provide such comparable Network Elements, Ancillary Functions, Combinations, Local Services or other services. NEVADA and CLEC agree to cooperate in an orderly and efficient transition to CLEC or another vendor. NEVADA and CLEC further agree to cooperate in effecting the orderly transition to CLEC or another vendor such that the level and quality of the Network Elements, Ancillary Functions, Combinations, Local Services, and other services are not degraded and to exercise their best efforts to effect an orderly and efficient transition. CLEC shall be responsible for coordinating such transition.

3.	GOOD FAITH PERFORMANCE

In the performance of their obligations under this Agreement, the Parties shall act in good faith and consistently with the intent of the Act. Where notice, approval or similar action by a Party is permitted or required by any provision of this Agreement (including, without limitation, the obligation of the Parties to further negotiate the resolution of new or open issues under this Agreement), such action shall not be unreasonably delayed, withheld or conditioned.

4.	OPTION TO OBTAIN LOCAL SERVICES OR NETWORK ELEMENTS UNDER OTHER AGREEMENTS

At CLEC’s request and pursuant to Section 252 of the Act, regulations thereunder and relevant court decisions, NEVADA shall make available to CLEC, without unreasonable delay, any interconnection, service or network element contained in any agreement to which NEVADA is Party that has been filed and approved by the Commission.

5.	RESPONSIBILITY OF EACH PARTY

Each Party is an independent contractor, and has and hereby retains the right to exercise full control of and supervision over its own performance of its obligations under this Agreement and retains full control over the employment, direction, compensation and discharge of all employees assisting in the performance of such obligations. Each Party will be solely responsible for all matters relating to payment of such employees, including compliance with social security taxes, withholding taxes and all other regulations governing such matters. Each Party will be solely responsible for proper handling, storage, transport and disposal at its own expense of all (i) substances or materials that it

GENERAL TERMS AND CONDITIONS - NV

NEVADA/LIBERTY TELECOM LLC

or its contractors or agents bring to, create or assume control over at Work Locations or, (ii) waste resulting therefrom or otherwise generated in connection with its or its contractors’ or agents’ activities at the Work Locations. Subject to the limitations on liability and except as otherwise provided in this Agreement, each Party shall be responsible for (i) its own acts and performance of all obligations imposed by Applicable Law in connection with its activities, legal status and property, real or personal and, (ii) the acts of its own affiliates, employees, agents and contractors during the performance of that Party’s obligations hereunder.

6.	GOVERNMENTAL COMPLIANCE

CLEC and NEVADA each shall comply at its own expense with all Applicable Law that relates to (i) its obligations under or activities in connection with this Agreement; or (ii) its activities undertaken at, in connection with or relating to Work Locations. CLEC and NEVADA each agree to indemnify, defend (at the other Party’s request) and save harmless the other, each of its officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorneys’ fees) that arise out of or result from (i) its failure or the failure of its contractors or agents to so comply or (ii) any activity, duty or status of it or its contractors or agents that triggers any legal obligation to investigate or remediate environmental contamination. NEVADA will be solely responsible for obtaining from Governmental Authorities, building owners, other carriers, and any other persons or entities, all rights and privileges (including, but not limited to, space and power), which are necessary for NEVADA to provide the Network Elements, Ancillary Functions, Combinations, Local Services and other services pursuant to this Agreement. To the extent necessary, CLEC will cooperate with NEVADA in obtaining such rights and privileges.

7.	RESPONSIBILITY FOR ENVIRONMENTAL CONTAMINATION

7.1.	CLEC shall in no event be liable to NEVADA for any costs whatsoever resulting from the presence or release of any environmental hazard that CLEC did not introduce to the affected work location, provided that activities of CLEC or its agents did not cause or contribute to a release. NEVADA shall indemnify, defend (at CLEC’s request) and hold harmless CLEC, each of its officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorneys’ fees) that arise out of or result from (i) any environmental hazard that NEVADA, its contractors or agents introduce to the Work Locations or (ii) the presence or release of any environmental hazard for which NEVADA is responsible under applicable law.

GENERAL TERMS AND CONDITIONS - NV

NEVADA/LIBERTY TELECOM LLC

7.2.	NEVADA shall in no event be liable to CLEC for any costs whatsoever resulting from the presence or release of any environmental hazard that NEVADA did not introduce to the affected Work Location, provided that actions of NEVADA or its agents did not cause or contribute to a release. CLEC shall indemnify, defend (at NEVADA’s request) and hold harmless NEVADA, each of its officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorneys’ fees) that arise out of or result from (i) any environmental hazard that CLEC, its contractors or agents introduce to the Work Locations or (ii) the presence or release of any environmental hazard for which CLEC is responsible under applicable law.

8.	REGULATORY MATTERS

8.1.	NEVADA shall be responsible for obtaining and keeping in effect all FCC, state regulatory commission, franchise authority and other regulatory approvals that may be required in connection with the performance of its obligations under this Agreement. CLEC shall be responsible for obtaining and keeping in effect all FCC, state regulatory commission, franchise authority and other regulatory approvals that may be required in connection with its obligations under this Agreement, and with its offering of services to CLEC Customers contemplated by this Agreement. CLEC shall reasonably cooperate with NEVADA in obtaining and maintaining any required approvals for which NEVADA is responsible, and NEVADA shall reasonably cooperate with CLEC in obtaining and maintaining any required approvals for which CLEC is responsible.

8.2.	To the extent that NEVADA is required by any Governmental Authority to file a tariff or make another similar filing in connection with the performance of any action that would otherwise be governed by this Agreement, the terms of this Agreement shall control, unless this Agreement links a term, condition or price in this Agreement to a specific tariff, in which case the terms of the tariff as modified from time to time will apply. If, subsequent to the effective date of any tariff incorporated by reference into this Agreement, NEVADA is ordered not to file tariffs with the state regulatory commission or the FCC, or is permitted not to file tariffs (and elects not to do so), either generally or for specific Network Elements, Ancillary Functions, Combinations, Local Services or other services provided hereunder, the terms and conditions of such tariffs as of the date on which the requirement to file such tariffs was lifted shall, to the degree not inconsistent with this Agreement, be deemed incorporated in this Agreement by reference.

8.3.	In the event that any final and nonappealable legislative, regulatory, judicial or other legal action renders this Agreement or any Attachment

GENERAL TERMS AND CONDITIONS - NV

NEVADA/LIBERTY TELECOM LLC

hereto inoperable, materially affects any material terms of this Agreement, or materially affects the ability of CLEC or NEVADA to perform any material terms of this Agreement, CLEC or NEVADA may, on thirty (30) days written notice (delivered not later than thirty (30) days following the date on which such action has become legally binding and has otherwise become final and nonappealable) require that such terms be renegotiated, and the Parties shall renegotiate in good faith such mutually acceptable new terms as may be required. In the event that such new terms are not renegotiated within ninety (90) days after such notice, the dispute shall be referred to the Alternative Dispute Resolution procedures set forth in Section 16 and Attachment 3.

9.	LIABILITY AND INDEMNITY

9.1.	Liabilities of CLEC - CLEC’s liability to NEVADA during any Contract Year resulting from any and all causes, other than as specified in Sections 6, 7, 9.3 and 9.4, shall not exceed the total of any amounts due and owing by CLEC to NEVADA under this Agreement during the Contract Year during which such cause accrues or arises.

9.2.	Liabilities of NEVADA - NEVADA’s liability to CLEC during any Contract Year resulting from any and all causes, other than as specified in Sections 6, 7, 9.3 and 9.4, shall not exceed two million five hundred thousand Dollars ($2,500,000).

9.3.

No Consequential Damages - NEITHER CLEC NOR NEVADA SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, RELIANCE, OR SPECIAL DAMAGES SUFFERED BY SUCH OTHER PARTY (INCLUDING WITHOUT LIMITATION DAMAGES FOR HARM TO BUSINESS, LOST REVENUES, LOST SAVINGS, OR LOST PROFITS SUFFERED BY SUCH OTHER PARTY), REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, WARRANTY, STRICT LIABILITY, OR TORT, INCLUDING WITHOUT LIMITATION NEGLIGENCE OF ANY KIND WHETHER ACTIVE OR PASSIVE, AND REGARDLESS OF WHETHER THE PARTIES KNEW OF THE POSSIBILITY THAT SUCH DAMAGES COULD RESULT. EACH PARTY HEREBY RELEASES THE OTHER PARTY (AND SUCH OTHER PARTY’S SUBSIDIARIES AND AFFILIATES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS) FROM ANY SUCH CLAIM. NOTHING CONTAINED IN THIS SECTION 9 SHALL LIMIT NEVADA’S OR CLEC’S LIABILITY TO THE OTHER FOR (i) WILLFUL OR INTENTIONAL MISCONDUCT (INCLUDING GROSS NEGLIGENCE); (ii) BODILY INJURY, DEATH OR DAMAGE TO TANGIBLE REAL OR TANGIBLE PERSONAL PROPERTY PROXIMATELY CAUSED BY NEVADA’S OR CLEC’S NEGLIGENT ACT OR OMISSION OR THAT OF THEIR RESPECTIVE AGENTS,

GENERAL TERMS AND CONDITIONS - NV

NEVADA/LIBERTY TELECOM LLC

SUBCONTRACTORS OR EMPLOYEES, NOR SHALL ANYTHING CONTAINED IN THIS SECTION 9 LIMIT THE PARTIES’ INDEMNIFICATION OBLIGATIONS, AS SPECIFIED BELOW.

9.4.	Obligation to Indemnify - Each Party shall, and hereby agrees to, defend at the other’s request, indemnify and hold harmless the other Party and each of its officers, directors, employees and agents (each, an “Indemnitee”) against and in respect of any loss, debt, liability, damage, obligation, claim, demand, judgment or settlement of any nature or kind, known or unknown, liquidated or unliquidated, including without limitation all reasonable costs and expenses incurred (legal, accounting or otherwise) (collectively, “Damages”) arising out of, resulting from or based upon any pending or threatened claim, action, proceeding or suit by any third party (a “Claim”) (i) alleging any breach of any representation, warranty or covenant made by such indemnifying Party (the “Indemnifying Party”) in this Agreement, (ii) based upon injuries or damage to any person or property or the environment arising out of or in connection with this Agreement that are the result of the Indemnifying Party’s actions, breach of Applicable Law, or status or the actions, breach of Applicable Law, or status of its employees, agents and subcontractors, or (iii) for actual or alleged infringement of any patent, copyright, trademark, service mark, trade name, trade dress, trade secret or any other intellectual property right, now known or later developed (referred to as “Intellectual Property Rights”) to the extent that such claim or action arises from the Indemnifying Party’s or the Indemnifying Party’s customer’s use of the Network Elements, Ancillary Functions, Combinations, Local Services or other services provided under this Agreement.

9.5.

Obligation to Defend; Notice; Co-operation - Whenever a Claim shall arise for indemnification under Section 9.4, the relevant Indemnitee, as appropriate, shall promptly notify the Indemnifying Party and request the Indemnifying Party to defend the same. Failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that the Indemnifying Party might have, except to the extent that such failure prejudices the Indemnifying Party’s ability to defend such Claim. The Indemnifying Party shall have the right to defend against such liability or assertion in which event the Indemnifying Party shall give written notice to the Indemnitee of acceptance of the defense of such Claim and the identify of counsel selected by the Indemnifying Party. Except as set forth below, such notice to the relevant Indemnitee shall give the Indemnifying Party full authority to defend, adjust, compromise or settle such Claim with respect to which such notice shall have been given, except to the extent that any compromise or settlement shall prejudice the Intellectual Property Rights of the relevant Indemnitees. The Indemnifying Party shall consult with the relevant Indemnitee prior to any compromise or settlement that would affect the Intellectual Property Rights or other rights of any

GENERAL TERMS AND CONDITIONS - NV

NEVADA/LIBERTY TELECOM LLC

Indemnitee, and the relevant Indemnitee shall have the right to refuse such compromise or settlement and, at the refusing Party’s or refusing Parties’ cost, to take over such defense, provided that in such event the Indemnifying Party shall not be responsible for, nor shall it be obligated to indemnify the relevant Indemnitee against, any cost or liability in excess of such refused compromise or settlement. With respect to any defense accepted by the Indemnifying Party, the relevant Indemnitee shall be entitled to participate with the Indemnifying Party in such defense if the Claim requests equitable relief or other relief that could affect the rights of the Indemnitee and also shall be entitled to employ separate counsel for such defense at such Indemnitee’s expense. In the event the Indemnifying Party does not accept the defense of any indemnified Claim as provided above, the relevant Indemnitee shall have the right to employ counsel for such defense at the expense of the Indemnifying Party. Each Party agrees to cooperate and to cause its employees and agents to cooperate with the other Party in the defense of any such Claim and the relevant records of each Party shall be available to the other Party with respect to any such defense.

10.	AUDITS AND INSPECTIONS

10.1.	Subject to NEVADA’s reasonable security requirements and except as may be otherwise specifically provided in this Agreement, CLEC may audit NEVADA’s books, records, and other documents once in each Contract Year, for the immediately proceeding twelve (12) month period, for the purpose of evaluating the accuracy of NEVADA’s billing and invoicing for services provided by NEVADA to CLEC hereunder; provided, however, that CLEC may not request such an audit less than ninety (90) days after another audit request under this Section 10.1. CLEC may employ other persons or firms for this purpose. Such audit shall take place at a time and place agreed on by the Parties no later than thirty (30) days after notice thereof to NEVADA.

10.2.	Subject to CLEC’s reasonable security requirements and except as may be otherwise specifically provided in this Agreement, NEVADA may audit CLEC’s books, records, and other documents once in each Contract Year, for the immediately proceeding twelve (12) month period, for the purpose of evaluating the accuracy of CLEC’s billing and invoicing for services provided by CLEC to NEVADA hereunder; provided, however, that NEVADA may not request such an audit less than ninety (90) days after another audit request under this Section 10.2. NEVADA may employ other persons or firms for this purpose. Such audit shall take place at a time and place agreed on by the Parties no later than thirty (30) days after notice thereof to CLEC.

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10.3.	Each Party shall promptly correct any billing or invoicing errors that are revealed in an audit, including making refund of any overpayment in the form of a credit, or payment of any under payment in the form of a debit, on the invoice for the first full billing cycle after the Parties have agreed upon the accuracy of the audit results. Any disputes concerning audit results shall be resolved pursuant to the Alternate Dispute Resolution procedures described in Attachment 3.

10.4.	Each Party shall cooperate fully in any such audit, providing reasonable access to any and all appropriate employees and books, records and other documents reasonably necessary to assess the accuracy of each Party’s billing and invoicing.

10.5.	Either Party may audit the other Party’s books, records and documents more than once during any Contract Year if the previous audit found previously uncorrected net variances or errors in invoices in the other Party’s favor with an aggregate value of at least three percent (3%) of the amounts payable by the Party being audited under this Agreement during the period covered by the audit.

10.6.	Audits shall be at the requesting Party’s expense, subject to reimbursement by the audited Party in the event that an audit finds an adjustment in the charges or in any invoice paid or payable by the requesting Party hereunder by an amount that is, on an annualized basis, greater than two percent (2%) of the aggregate charges to the requesting Party under this Agreement during the period covered by the audit.

10.7.	Upon (i) the discovery by a Party of overcharges not previously reimbursed to the other Party or (ii) the resolution of disputed audits, the audited Party shall promptly reimburse the requesting Party the amount of any overpayment, plus interest at the prime rate compounded daily for the number of days from the date of overpayment to and including the date that payment is actually made. In no event, however, shall interest be assessed on any previously assessed or accrued late payment charges.

10.8.	Upon (i) the discovery by either Party of underpayments not previously paid to the other Party, or (ii) the resolution of disputed audits, the audited Party shall promptly pay the other Party the amount of any underpayment, plus interest at the prime rate compounded daily from the date of underpayment to and including the date that payment is actually made.

10.9.

Subject to NEVADA’s reasonable security requirements, CLEC shall have the audit rights specified in this subsection 10.9 in addition to the financial audit rights provided above. CLEC may inspect once, in each Contract Year, NEVADA’s books, records, and other documents relevant to (a) any one or more of the Network Elements, Ancillary Functions, Combinations, Local Services, or other services provided to CLEC for the purpose of

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evaluating NEVADA’s compliance with the terms and conditions of this Agreement; (b) NEVADA’s compliance with Attachment 17 and (c) NEVADA’s compliance with Attachment 18. Should any such audit show that NEVADA is materially out of compliance with its obligations under this Agreement, CLEC may conduct additional audits in each Contract Year, provided that CLEC may not audit NEVADA under this Section 10.9 more than one time in any ninety (90) day period. CLEC employees may conduct audits pursuant to this Section 10.9, unless NEVADA reasonably maintains that the books, records and other documents relating to CLEC are impossible or impractical to segregate from documents containing proprietary information of other parties, in which case, the audit shall be conducted by a mutually designated third Party auditor, with the expense shared equally by the Parties, provided, however, that (a) if the auditor finds that NEVADA has complied with the Act or this Agreement, CLEC shall pay for the audit; and (b) if the auditor finds that NEVADA has not complied with the Act or this Agreement, NEVADA shall pay for the audit.

11.	PERFORMANCE STANDARDS AND REMEDIES

11.1	The Parties agree that customer satisfaction is a goal that can only be achieved through cooperation of the Parties. NEVADA agrees to measure performance, as outlined in Attachment 17. The measurements contained in Attachment 17 may change from time to time by mutual agreement of the Parties. NEVADA agrees to provide to CLEC a level of service that is at parity with the service NEVADA provides to itself, its affiliates or other, at the same terms and conditions.

11.2	Within ninety (90) days of the effective date of this Agreement, the Parties will meet to develop and mutually agree to performance and business process improvement procedures.

11.3	The Parties may amend, modify, delete or add business process improvement procedures by mutual agreement and modification of Attachment 17.

12.	UNCOLLECTIBLE OR UNBILLABLE REVENUES

12.1.	Uncollectible or unbillable revenues resulting from, but not confined to, provisioning, maintenance, or signal network routing errors shall be the responsibility of the Party causing such error.

13.	CUSTOMER CREDIT HISTORY

CLEC and NEVADA agree to work together to jointly propose to the Commission a method to permit the Parties to make available to each other on a timely basis customer payment history components for each person or entity that applies for

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local or intraLATA toll Telecommunications Service(s) from either carrier, and for each unpaid closed account.

14.	FORCE MAJEURE

14.1.	Except as otherwise specifically provided in this Agreement, neither Party shall be liable for any delay or failure in performance of any part of this Agreement caused by a Force Majeure condition, including acts of the United States of America or any state, territory or political subdivision thereof, acts of God or a public enemy, fires, floods, labor disputes, freight embargoes, earthquakes, volcanic actions, wars, civil disturbances, or other causes beyond the reasonable control of the Party claiming excusable delay or other failure to perform. Provided, Force Majeure shall not include acts of any Governmental Authority relating to environmental, health or safety conditions at Work Locations. If any Force Majeure condition occurs, the Party whose performance fails or is delayed because of such Force Majeure condition shall give prompt notice to the other Party, and upon cessation of such Force Majeure condition, shall give like notice and commence performance hereunder as promptly as reasonably practicable.

14.2.	Notwithstanding subsection 14.1, preceding, no delay or other failure to perform shall be excused pursuant to this Section: (i) by the acts or omissions of a Party’s subcontractors, material men, suppliers or other third persons providing products or services to such Party unless such acts or omissions are themselves the product of a Force Majeure condition, (ii) if the delay or failure relates to environmental, health or safety conditions at Work Locations and, (iii) unless such delay or failure and the consequences thereof are beyond the control and without the fault or negligence of the Party claiming excusable delay or other failure to perform.

15.	CERTAIN STATE AND LOCAL TAXES

Any state or local excise, sales, or use taxes (excluding any taxes levied on income) resulting from the performance of this Agreement shall be borne by the Party upon which the obligation for payment is imposed under applicable law, even if the obligation to collect and remit such taxes is placed upon the other Party by mutual written agreement of the Parties, provided, however, that the other Party has not acted in a manner that has materially impaired the ability of the liable Party to contest the tax or the amount of the tax (and interest and penalties, etc) regardless of whether the impairment was foreseeable. If the other Party has materially impaired the ability of the liable Party to contest the tax or the amount of the tax, the Party causing the impairment shall be liable for the tax (interest and penalties, etc.) caused by the Party’s impairment. Any such taxes shall be shown as separate items on applicable billing documents between

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the Parties. The Party so obligated to pay any such taxes may contest the same in good faith, at its own expense, and shall be entitled to the benefit of any refund or recovery, provided that such Party shall not permit any lien to exist on any asset of the other Party by reason of the contest. The Party obligated to collect and remit shall cooperate in any such contest by the other Party.

16.	ALTERNATIVE DISPUTE RESOLUTION

All disputes, claims or disagreements (collectively “Disputes”) arising under or related to this Agreement or the breach hereof, except those arising pursuant to Attachment 13, Connectivity Billing and Recording, shall be resolved according to the procedures set forth in Attachment 3. Disputes involving matters subject to the Connectivity Billing and Recording provisions contained in Attachment 13, shall be resolved in accordance with the Billing Disputes section of Attachment 13. In no event shall the Parties permit the pendency of a Dispute to disrupt service to any CLEC or NEVADA Customer contemplated by this Agreement. The foregoing notwithstanding, neither this Section 16 nor Attachment 3 shall be construed to prevent either Party from (a) invoking a remedy required by the Act, FCC, or Commission regulations thereunder or (b) seeking and obtaining temporary equitable remedies, including temporary restraining orders. A request by a Party to a court or a regulatory authority for interim measures or equitable relief shall not be deemed a waiver of the obligation to comply with Attachment 3.

17.	NOTICES

Any notices or other communications required or permitted to be given or delivered under this Agreement shall be in hard-copy writing (unless otherwise specifically provided herein) and shall be sufficiently given if delivered personally or delivered by prepaid overnight express service to the following (unless otherwise specifically required by this Agreement to be delivered to another representative or point of contact):

If to CLEC:

David S. Trandal, Manager

Liberty Telecom LLC

316 California Street, Suite 149

Reno, NV 89509

If to NEVADA:

Account Manager

Pacific Bell

370 3rd Street, Room 716

San Francisco, CA 94107

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John W. Bogy

General Counsel

Nevada Bell

645 E. Plumb Ln., Room 132

Reno, NV 89502

Either Party may unilaterally change its designated representative and/or address for the receipt of notices by giving seven (7) days prior written notice to the other Party in compliance with this Section. Any notice or other communication shall be deemed given when received.

18.	CONFIDENTIALITY AND PROPRIETARY INFORMATION

18.1.	For the purposes of this Agreement, “Confidential Information” means confidential or proprietary technical or business Information given by the Discloser to the Recipient. All information which is disclosed by one Party to the other in connection with this Agreement shall automatically be deemed proprietary to the Discloser and subject to this Agreement, unless otherwise confirmed in writing by the Discloser. In addition, by way of example and not limitation, all orders for Network Elements, Ancillary Functions, Combinations, Local Services or other services placed by CLEC pursuant to this Agreement, and information that would constitute Customer Proprietary Network Information of CLEC Customers pursuant to the Act and the rules and regulations of the FCC, and Recorded Usage Data as described in Attachment 14, whether disclosed by CLEC to NEVADA or otherwise acquired by NEVADA in the course of the performance of this Agreement, shall be deemed Confidential Information of CLEC for all purposes under this Agreement.

18.2.	For a period of five (5) years from the receipt of Confidential Information from the Discloser, except as otherwise specified in this Agreement, the Recipient agrees (a) to use it only for the purpose of performing under this Agreement; (b) to hold it in confidence and disclose it to no one other than its employees having a need to know for the purpose of performing under this Agreement; and (c) to safeguard it from unauthorized use or disclosure with at least the same degree of care with which the Recipient safeguards its own Confidential Information. If the Recipient wishes to disclose the Discloser’s Confidential information to a third party agent or consultant, such disclosure must be mutually agreed to in writing by the Parties to this Agreement, and the agent or consultant must have executed a written agreement of non-disclosure and non-use comparable in scope to the terms of this Section.

18.3.	The Recipient may make copies of Confidential Information only as reasonably necessary to perform its obligations under this Agreement. All

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such copies shall bear the same copyright and proprietary rights notices as are contained on the original.

18.4.	The Recipient agrees to return all Confidential Information in tangible form received from the Discloser, including any copies made by the Recipient, within thirty (30) days after a written request is delivered to the Recipient, or to destroy all such Confidential Information, except for Confidential Information that the Recipient reasonably requires to perform its obligations under this Agreement. If either Party loses or makes an unauthorized disclosure of the other Party’s Confidential Information, it shall notify such other Party immediately and use reasonable efforts to retrieve the lost or wrongfully disclosed information.

18.5.	The Recipient shall have no obligation to safeguard Confidential Information: (a) which was in the possession of the Recipient free of restriction prior to its receipt from the Discloser; (b) after it becomes publicly known or available through no breach of this Agreement by the Recipient; (c) after it is rightfully acquired by the Recipient free of restrictions on its disclosure; or (d) after it is independently developed by personnel of the Recipient to whom the Discloser’s Confidential Information had not been previously disclosed. In addition, either Party shall have the right to disclose Confidential Information to any mediator, arbitrator, state or federal regulatory body, the Department of Justice or any court in the conduct of any mediation, arbitration or approval of this Agreement or in any proceedings concerning the provision of interLATA services by NEVADA. Additionally, the Recipient may disclose Confidential Information if so required by law, a court, or governmental agency, so long as the Discloser has been notified of the requirement promptly after the Recipient becomes aware of the intended disclosure, and so long as the Recipient undertakes all lawful measures to avoid disclosing such information until Discloser has had reasonable time to seek a protective order that covers the Confidential Information to be disclosed.

18.6.	Each Party’s obligations to safeguard Confidential Information disclosed prior to expiration or termination of this Agreement shall survive such expiration or termination.

18.7.	Except as otherwise expressly provided elsewhere in this Agreement, no license is hereby granted under any patent, trademark, or copyright, nor is any such license implied, solely by virtue of the disclosure of any Confidential Information.

18.8.

Each Party agrees that the Discloser would be irreparably injured by a breach of this Agreement by the Recipient or its representatives and that the Discloser shall be entitled to seek equitable relief, including injunctive relief and specific performance, in the event of any breach of the

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provisions of this Agreement. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement, but shall be in addition to all other remedies available at law or in equity.

18.9.	Nothing in this Section 18 shall prevent NEVADA from using Recorded Usage Data for the limited purpose of network planning and management.

19.	BRANDING

Services offered by CLEC that incorporate Network Elements, Ancillary Functions or Combinations made available to CLEC pursuant to this Agreement, and Local Services that CLEC offers for resale shall be branded as stated in the Attachments to this Agreement. In no event shall NEVADA personnel installing or repairing CLEC Local Service, Network Elements, or Combinations initiate a conversation with the end user customer to market NEVADA product or services. NEVADA personnel shall respond to any inquires from end users or consumers concerning NEVADA’S products or services by providing a telephone number to call for information.

20.	MISCELLANEOUS

20.1.	Delegation or Assignment - Neither Party shall assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Party which will not be unreasonably withheld. Any prohibited assignment or delegations shall be null and void.

20.2.	Subcontracting - If any obligation under this Agreement is performed through a subcontractor, the original Party shall remain fully responsible for the performance of this Agreement in accordance with its terms, including any obligations it performs through subcontractors, and shall be solely responsible for payments due its subcontractors. No contract, subcontract or other Agreement entered into by either Party with any third Party in connection with the provision of Local Services or Network Elements hereunder shall provide for any indemnity, guarantee or assumption of liability by, or other obligation of, the other Party to this Agreement with respect to such arrangement, except as consented to in writing by the other Party. No subcontractor shall be deemed a third party beneficiary for any purposes under this Agreement.

20.3.	Nonexclusive Remedies - Except as otherwise expressly provided in this Agreement, each of the remedies provided under this Agreement is cumulative and is in addition to any remedies that may be available at law or in equity.

20.4.	No Third-Party Beneficiaries - Except as may be specifically set forth in this Agreement, this Agreement does not provide and shall not be

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construed to provide third parties with any remedy, claim, liability, reimbursement, cause of action, or other privilege.

20.5.	Referenced Documents - Whenever any provision of this Agreement refers to a technical reference, technical publication, CLEC Practice, Pacific Bell/Nevada Bell Practice, any publication of telecommunications industry administrative or technical standards, or any other document specifically incorporated into this Agreement, it will be deemed to be a reference to the most recent version or edition (including any amendments, supplements, addenda, or successors) of such document that is in effect, and will include the most recent version or edition (including any amendments, supplements, addenda, or successors) of each document incorporated by reference in such a technical reference, technical publication, CLEC Practice, Pacific Bell/Nevada Bell Practice, or publication of industry standards . Should there be an inconsistency between or among publications or standards, the Parties shall mutually agree which requirement shall apply.

20.6.	Governing Law - The validity of this Agreement, the construction and enforcement of its terms, and the interpretation of the rights and duties of the Parties shall be governed by the laws of the State of Nevada other than as to conflicts of laws, except insofar as federal law may control any aspect of this Agreement, in which case federal law shall govern such aspect. The Parties submit to personal jurisdiction in Reno, Nevada and waive any and all objections to Nevada venue.

20.7.	Publicity and Advertising - Neither Party shall publish or use any advertising, sales promotions or other publicity materials that use the other Party’s logo, trademarks or service marks without the prior written approval of the other Party.

20.8.	Amendments or Waivers - Except as otherwise provided in this Agreement, no amendment or waiver of any provision of this Agreement, and no consent to any default under this Agreement, shall be effective unless the same is in writing and signed either by an officer of the Party against whom such amendment, waiver or consent is claimed or by the designated representative of such an officer. In addition, no course of dealing or failure of a Party strictly to enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition. By entering into this Agreement neither Party waives any right granted to it pursuant to the Act.

20.9.

Severability - If any term, condition or provision of this Agreement is held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not invalidate the entire Agreement, unless such construction would be unreasonable. The Agreement shall be construed

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NEVADA/LIBERTY TELECOM LLC

as if it did not contain the invalid or unenforceable provision or provisions, and the rights and obligations of each Party shall be construed and enforced accordingly; provided, however, that in the event such invalid or unenforceable provision or provisions are essential elements of this Agreement and substantially impair the rights or obligations of either Party, the Parties shall promptly negotiate a replacement provision or provisions.

20.10.	Entire Agreement - This Agreement, which shall include the Attachments, Appendices and other documents referenced herein, constitutes the entire Agreement between the Parties concerning the subject matter hereof and supersedes any prior agreements, representations, statements, negotiations, understandings, proposals or undertakings, oral or written, with respect to the subject matter expressly set forth herein,

20.11.	Definitions: The definitions contained in Attachment 1 are meant to accurately describe the meaning accorded the term as required by the Act and as used in this Agreement. In the event of any disagreement between a definition of the term in the Act, in Attachment 1 or any other part of this Agreement (including the Attachments), the definition in the Act shall supersede any definition in the Agreement or Attachments and any specific definition in an Attachment other than Attachment 1 shall supersede the definition in Attachment 1.

20.12.	Survival of Obligations - Any liabilities or obligations of a Party for acts or omissions prior to the cancellation or termination of this Agreement, any obligation of a Party under the provisions regarding indemnification, Confidential Information, limitations on liability, and any other provisions of this Agreement which, by their terms, are contemplated to survive (or to be performed after) termination of this Agreement, shall survive cancellation or termination thereof.

20.13.	Executed in Counterparts - This Agreement may be executed in any number of counterparts, each of which shall be deemed an original; but such counterparts shall together constitute one and the same instrument.

20.14.	Headings of No Force or Effect - The headings of Articles and Sections of this Agreement are for convenience of reference only, and shall in no way define, modify or restrict the meaning or interpretation of the terms or provisions of this Agreement.

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In witness whereof, the Parties have executed this Agreement through their authorized representatives.

*NEVADA BELL BY SBC TELECOMMUNICATIONS, INC., ITS AUTHORIZED AGENT		**LIBERTY TELECOM LLC

By:	/s/ Sandy Kinney	By:	/s/ David S. Trandal
	Sandy Kinney President-Industry Markets May 24, 1999		David S. Trandal President-Liberty Telecom LLC May 14, 1999

AECN/OCN # 4547

*	On January 25, 1999, the United States Supreme Court issued its opinion in AT&T Corp. v. Iowa Utilities Bd., 1999 WL 24568 (U.S.). By executing this MFN Agreement, and providing certain UNEs and UNE combinations (to the extent provided for under such Agreement), Nevada Bell does not waive any of its rights, remedies or arguments with respect to such decision, including its right to seek a modification to the underlying Agreement and this Agreement under the intervening law clause or other provisions of this Agreement to reflect the fact that Nevada Bell’s obligation to provision UNEs identified in this Agreement is subject to the provisions of the federal Act, including but not limited to, Section 251(d), including any legally binding interpretation of those requirements that may be rendered by the FCC, state regulatory agency or court of competent jurisdiction. Nevada Bell further reserves the right to dispute whether any UNEs identified in the Agreement must be provided under Section 251(c)(3) and Section 251(d) of the Act, and under this Agreement.

*	This Agreement, entered into pursuant to Section 252(i) of the Telecommunications Act, is based on an approved contract previously entered into by Nevada Bell and AT&T Communications of Nevada, Inc. There was no meeting of the minds of those original parties that Internet traffic would be subject to reciprocal compensation as Local Traffic under that contract. The FCC has repeatedly asserted its interstate jurisdiction over Internet traffic, including as recently as in its Declaratory Ruling in CC Docket 96-98, released February 26, 1999, in which the FCC expressly confirmed that Internet bound traffic is non-local interstate traffic. For this reason, Nevada Bell does not believe this Agreement provides local reciprocal compensation for Internet traffic and fully reserves its rights on this issue, including the right to invoke the dispute resolution or other lawful procedures to challenge any contention by any other party to the contrary.

*

WHEREAS, by executing this MFN Agreement providing certain rates, terms and conditions, Nevada Bell reserves all appellate rights with respect to such rates, terms and conditions and does not waive any legal arguments by executing this Agreement. It is Nevada Bell’s intent and understanding of state and federal law, that any negotiations, appeal, stay, injunction or similar proceeding which impacts the applicability of such rates, terms or conditions to the underlying Agreement will similarly and simultaneously impact the applicability of such rates, terms and conditions to CLEC. In the event that any of the rates, terms and/or conditions herein, or any of the laws or regulations that were the basis for a provision of the Agreement, are invalidated, modified or stayed by any action of any state or federal regulatory bodies or courts of competent jurisdiction, including but not limited to any decision by the Eighth Circuit relating to any of the costing/pricing rules adopted by the FCC in its First Report and Order, In re: Implementation of the Local Competition Provisions of the Local Competition Provisions in the Telecommunications Act of 1996, 11 FCC Rcd 15499 (1996), (e.g., Section 51.501, et seq.), upon review

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Supreme Court, in AT&T Corp. v. Iowa Utilities Bd., 1999 WL 24568 (U.S.), (“such Actions”), Nevada Bell believes the Parties should immediately incorporate changes from the underlying Agreement, made as a result of such Actions into this Agreement. Where revised language is not immediately available, Nevada Bell believes the Parties should expend diligent efforts to incorporate the results of such Actions into this Agreement on an interim basis, but should conform this Agreement to the underlying Agreement, once such changes are filed with the Commission.

**	Liberty Telecom LLC does not join in any of the footnotes to Nevada Bell’s signature. Pursuant to Section 252(i) of the Communications Act of 1934, as amended, it is Liberty Telecom’s position that it is entitled to the benefits of each of the rates, terms and conditions of the interconnection agreement entered into between Nevada Bell and AT&T Communications of Nevada, Inc., (including but not limited to those that apply to reciprocal compensation) to the same extent as AT&T Communications of Nevada, Inc.

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NEVADA/LIBERTY TELECOM LLC

ATTACHMENT 1

DEFINITIONS

ATTACHMENT 1 DEFINITIONS - NV

NEVADA/LIBERTY TELECOM LLC

DEFINITIONS

1.	“Access Tandem Switches” are switches used to connect End Offices to Interexchange Carrier switches. NEVADA’s Access Tandem Switch is also used to connect and switch traffic between and among Central Office Switches.

2.	“Act” means the Communications Act of 1934, 47 U.S.C. 151 et seq., as amended by the Telecommunications Act of 1996, and as interpreted from time to time in the duly authorized rules and regulations of the FCC or the Commission.

3.	“Advanced Intelligent Network (AIN) Trigger Capability” is a network functionality that permits specific conditions to be programmed into a switch which, when met, directs the switch to suspend call processing and to receive special instructions for further call handling in order to enable carriers to offer advanced features and services.

4.	“AMA” means the Automated Message Accounting structure inherent in switch technology that initially records telecommunication message information. AMA format is contained in the Automated Message Accounting document, published by Bellcore as GR-1100-CORE which defines the industry standard for message recording.

5.	“Ancillary Functions” are services or facilities that NEVADA offers to CLEC so that CLEC may obtain and use unbundled Network Elements or NEVADA services to provide telecommunications services to CLEC’s customers. Ancillary Functions include collocation and rights of way, and may include other services or facilities as mutually agreed to by the Parties.

6.	“Applicable Law” shall mean all laws, statutes, common law, regulations, ordinances, codes, rules, guidelines, orders, permits and approvals of any Governmental Authority, including without limitation those relating to the environment, health and safety, which apply or relate to Work Locations or the subject matter of this Agreement.

7.	“CLEC Customer” means the relationship for a specific service with any business or residential customer to the extent such customer purchases CLEC services.

8.	“Automatic Number Identification” or “ANI” means a Feature Group D signaling parameter that refers to the number transmitted through the network identifying the billing number of the calling party. “ANI” is also used to identify the calling number to 911 PSAPs.

9.	“Automatic Location Identification/(ALI)” means the feature of E911 that displays at the PSAP the address of the calling telephone number. This feature requires a

ATTACHMENT 1 DEFINITIONS - NV

NEVADA/LIBERTY TELECOM LLC

data storage and retrieval system for translating telephone numbers to the associated address. ALI information may include Emergency Service Number (ESN), street address, room or floor, and names of the enforcement, fire and medical agencies with jurisdictional responsibility for the address. The Management System (E911) database is used to update the Automatic E911 Location Identification (ALI) databases.

10.	“Automatic Route Selection (ARS)” is a service feature that provides for automatic selection of the most appropriate outbound route for each call based on criteria programmed into the system.

11.	“Busy Line Verification” or “BLV” means a service in which an end user requests an operator to confirm the busy status of a line.

12.	“Busy Line Verification and Interrupt” or “BLVI” means a service in which an end user requests an operator to confirm the busy status of a line and requests an interruption of the call.

13.	“CABS” means the Carrier Access Billing System.

14.	“Calling Party Number (CPN)” means a Common Channel Signaling parameter which refers to the number transmitted through the network identifying the calling party.

15.	“Central Office Switch” or “Central Office” means a switching entity within the public switched telecommunications network, including but not limited to End Office Switches and Tandem Switches. Central Office Switches may be employed as combination End Office/Tandem Switches.

16.	“CLC Operations Handbook” means Sections 16.6 and 16.7 of the CLC Handbook, which address NEVADA’S Operations and Administration interfaces for local interconnection and SS7.

17.	“Centralized Message Distribution System (CMDS)” means the transport system that LECs use to exchange outcollect and CABS access messages among each other and other parties connected to CMDS.

18.	“Charge Number” means a CCS signaling parameter that refers to the number transmitted through the network identifying the billing number of the calling party.

19.	“Centrex” means a Telecommunications Service that uses central office switching equipment for call routing to handle direct dialing of calls, and to provide many private branch exchange-like features.

20.	“CLASS (Custom Local Area Signaling Service) and Custom Calling Features” means a grouping of optional enhancements to basic local exchange service that

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NEVADA/LIBERTY TELECOM LLC

offers special call handling features to end users (e.g., call waiting, call forwarding and automatic redial).

21.	“Combination” shall have the meaning set forth in 47 C.F.R. Section 51.315.

22.	“Commission” means the Public Service Commission of Nevada.

23.	“Common Channel Signaling” or “CCS” means a method of digitally transmitting call set-up and network control data over a special network fully separate from the public switched network elements that carry the actual call. Signaling System 7 (SS7) is the CCS network presently used by telecommunications carriers.

24.	“Competitive Local Carrier (CLC)” or “Competitive Local Exchange Carrier (CLEC)” is a carrier who competes in the provision of local exchange telecommunications service and is not an Incumbent LEC as defined by 47 U.S.C., Section 251 (h) of the Act.

25.	“Conduit” means a tube or similar enclosure that may be used to house communication or communications-related power cables. Conduit may be underground or above ground (for example, inside buildings) and may contain one or more inner ducts. An inner duct means a separate tube or enclosure within a conduit.

26.	“Confidential Information” has the meaning set forth in Section 18.1 of the General Terms and Conditions.

27.	“Contract Year” means a twelve (12) month period during the term of the contract commencing on the Effective Date and each anniversary thereof.

28.	“Control Office” means an exchange carrier center or office designated as its company’s single point of contact for the provisioning and maintenance of its portion of interconnection arrangements

29.	“Cross Connection” means an intra-wire center channel connecting separate pieces of telecommunications equipment

30.	“Customer Usage Data” means the local Telecommunications Services usage data of an CLEC Customer, measured in minutes, sub-minute increments, message units, or otherwise, that is recorded by NEVADA and forwarded to CLEC.

31.	“Directory Number Call Forwarding (DNCF)” means an interim form of Service Provider Number Portability (SPNP) which is provided through existing and available call routing and call forwarding capabilities. DNCF will forward calls dialed to an original telephone number to a new telephone number on a multi-path basis. DNCF is not limited to listed directory numbers.

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NEVADA/LIBERTY TELECOM LLC

32.	“Discloser” means that Party to this Agreement which has disclosed Confidential Information to the other Party.

33.	“DSX Panel” means a cross-connect bay or panel used for the termination of equipment and facilities operating at digital rates.

34.	“DS-0” means a digital signal rate of 64 Kilobits per second (kbps).

35.	“DS-1” means a digital signal rate of 1.544 Megabits Per Second (Mbps).

36.	“DS-3” means a digital signal rate of 44.736 Mbps.

37.	“E911 Management System (MS)” A system of computer programs used by NEVADA to create, store and update the data that provides Selective Routing (SM) and / or Automatic Location Identification (ALI).

38.	“E911 Management System Gateway” is a processor that can relieve the host computer (management system) of performing certain tasks, such as message handling, code conversion, error control and application functions.

39.	“E911 Service” is a method of routing 911 calls to a PSAP that uses customer location data in the ALI/DMS to determine the PSAP to which a call should be routed.

40.	“Effective Date” is the date indicated in the Preface on which the Agreement shall become effective.

41.	“EISCC” or “Expanded Interconnection Service Cross Connect” means the connection between the collocation Point of Termination (POT) and the unbundled Network Element or interconnection point to a switched or dedicated service in NEVADA’S network.

42.	“Electronic File Transfer” means any system or process that utilizes an electronic format and protocol to send or receive data files.

43.	“End Office Switches” are switches from which end users’ Exchange services are directly connected and offered.

44.

“Environmental Hazard” means any substance the presence, use, transport, abandonment or disposal of which (i) requires investigation, remediation, compensation, fine or penalty under any Applicable Law (including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, Superfund Amendment and Reauthorization Act, Resource Conservation Recovery Act, the Occupational Safety and Health Act and provisions with similar purposes in applicable foreign, state and local jurisdictions)

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or (ii) poses risks to human health, safety or the environment (including, without limitation, indoor, outdoor or orbital space environments) and is regulated under any Applicable Law.

45.	“Exchange Message Record” or “EMR” means the standard used for exchange of telecommunications message information among LECs for billable, non-billable, sample, settlement and study data. EMR format is contained in BR-010-200-010 CRIS Exchange Message Record, a Bellcore document which defines industry standards for exchange message records.

46.	“Exchange Service” is as defined in the Act.

47.	“FCC” means the Federal Communications Commission.

48.	“First Interconnection Order” means the First Report and Order issued In the Matter of Implementation of the Local Competition provision in the Telecommunications Act of 1996 (CC Docket No. 96-98, FCC 96-325) (released August 8, 1996).

49.	“Governmental Authority” means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official, or other regulatory, administrative, legislative or judicial authority with jurisdiction.

50.	“ILEC” shall mean “Incumbent Local Exchange Carrier” as defined in the Act.

51.	“Interconnection” is as described in the Act.

52.	“Interexchange Carrier (IEC or IXC)” means a provider of interexchange telecommunications services.

53.	“Interim Number Portability” or “INP” means the delivery of service provider Number Portability capabilities through the use of switch-based call routing as described in 47 C.F.R. Section 52.7.

54.	“Integrated Services Digital Network” or “ISDN” means a digital switched network service. “Basic Rate ISDN” provides for channelized (2 bearer and 1 data) end-to- end digital connectivity for the transmission of voice or data on either or both bearer channels and packet data on the data channel. “Primary Rate ISDN” provides for 23 bearer and 1 data channels.

55.	“LEC” shall mean “Local Exchange Carrier” as defined in the Act.

56.

“Line Information Data Base(s) (LIDB)” means one or all, as the context may require, of the Line Information Databases owned individually by ILECs and other entities which provide, among other things, calling card validation functionality for

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NEVADA/LIBERTY TELECOM LLC

telephone line number cards issued by ILECs and other entities. A LIDB also contains validation data for collect and third number-billed calls, which include billed number screening.

57.	“Line Side” refers to End Office switch connections that have been programmed to treat the circuit as a local line connected to a terminating station (e.g., an ordinary subscriber’s telephone station set, a PBX, answering machine, facsimile machine or computer). Line Side connections offer only those transmission and signal features appropriate for a connection between an End Office and such terminating station.

58.	“Link” has the meaning set forth in Attachment 6, Section 6.

59.	“Local Calls” are calls that are completed where there is no charge for the completion of the call in NEVADA’s serving territory as defined by the Commission.

60.	“Local Exchange Routing Guide” or “LERG” means a Bellcore Reference Document used by LECs and IXCs to identify NPA-NXX routing and homing information as well as Network Element and equipment designations, and office functionality.

61.	“Local Exchange Traffic” means traffic originated on the network of a LEC in a LATA and completed directly between that LEC’s network and the network of another LEC in that same LATA, including intraLATA toll traffic and traffic originated to or terminated from LECs not party to this Agreement. Local Exchange Traffic does not include traffic that is routed to or terminated from the network of an IXC.

62.	“Local Interconnection Trunks/Trunk Groups” are used for the termination of Local Exchange Traffic, using Bellcore Technical Reference GR-317-CORE (“GR-317”).

63.	“Local Loop” shall have the meaning set forth in 47 C.F.R. Section 51.319(a).

64.	“Local Number Portability (LNP)” means the ability of users of telecommunications services to retain, at the same location, existing telecommunications numbers without impairment of quality, reliability, or convenience when switching from one telecommunications carrier to another.

65.	“Local Service” has the meaning set forth in Attachment 5, Section 1.1.

66.	“Loop” has the meaning set forth in Attachment 6, Section 6.

67.

“MECAB” means the Multiple Exchange Carrier Access Billing document prepared under the direction of the Billing Committee of the Ordering and Billing Forum “OBF”, which functions under the auspices of the Carrier Liaison Committee of the

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NEVADA/LIBERTY TELECOM LLC

Alliance for Telecommunications Industry Solutions (ATIS), Section 23.1 of Part 1. The MECAB document, published by Bellcore as Special Report SR-BDS-000983, contains the recommended guidelines for the billing of access and other connectivity services provided by two or more LECs (including LECs and CLCs), or by one LEC or CLEC in two or more states within a single LATA.

68.	“Meet Point Trunks/Trunk Groups (MPTGs)” are used for the joint provision of Switched Access services, utilizing Bellcore Technical References GR-394-CORE (“GR-394”) and GR-317 CORE (“GR-317”). MPTGs are those between a local End Office and an Access Tandem as described in FSD 20-24-0000 and 20-24-0300.

69.	“MECOD” means the Multiple Exchange Carriers Ordering and Design Guidelines for Access Services - Industry Support Interface, a document developed by the Ordering/Provisioning Committee under the auspices of the OBF, which functions under the auspices of the Carrier Liaison Committee of the ATIS. The MECOD document, published by Bellcore as Special Report SR STS-002643, establishes methods for processing orders for access and other connectivity service which is to be provided by two or more local carriers (including a LEC and a CLC), or by one LEC or CLC in two or more states within a single LATA.

70.	“Mid-Span Meet” means an interconnection between two LECs whereby each provides its own cable and equipment up to the meet point of the cable facilities. The meet point is the demarcation establishing ownership of and responsibility for each LECs portion of the transmission facility.

71.	“911 Service” means a universal telephone number which gives the public direct access to the PSAP. Basic 911 service collects 911 calls from one or more local exchange switches that serve a geographic area. The calls are then sent to the authority designated to receive such calls.

72.	“Network Element” is as defined in the Act.

73.	“NEVADA” means Nevada Bell.

74.	“North American Numbering Plan (NANP)” means the system of telephone numbering employed in the United States, Canada, and certain Caribbean countries.

75.

“Numbering Plan Area (NPA)” is also sometimes referred to as an area code and the three digit indicator that is defined by the “A”, “B” and “C” digits of each 10-digit telephone number within the NANP. Each NPA contains 800 possible NXX Codes. There are two general categories of NPA. “Geographic NPA” is associated with a defined geographic area, and all telephone numbers bearing such NPA are associated with services provided within that Geographic area. A

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NEVADA/LIBERTY TELECOM LLC

“Non-Geographic NPA,” also known as a “Service Access Code” (SAC Code), is typically associated with a specialized telecommunications service which may be provided across multiple geographic NPA areas; 500, Toll Free Service NPAs, 700, and 900 are examples of Non-Geographic NPAs.

76.	“Number Portability” is as defined in the Act.

77.	“NXX”, “NXX Code” or “Central Office Code” means the three-digit switch entity indicator that is defined by the “D”, “E” and “F” digits of a 10-digit telephone number within the NANP. Each NXX Code contains 10,000 station numbers.

78.	“OBF” means the Ordering and Billing Forum (OBF), which functions under the auspices of the Carrier Liaison Committee (CLC) of the Alliance for Telecommunications Industry Solutions (ATIS).

79.	“Originating Line Information (OLI)” is an SS7 Feature Group D signaling parameter which refers to the number transmitted through the network identifying the billing number of the calling party.

80.	“Party” means either CLEC or NEVADA. “Parties” means CLEC and NEVADA.

81.	“Percent Local Usage” or “PLU” means a percentage amount that represents the ratio of the local minutes to the sum of local and intraLATA toll minutes sent between the Parties over Local Interconnection Trunks. Directory Assistance, BLV/BLVI, 900, transiting calls from other LECs, WSP traffic and interLATA Switched Access calls are not included in the calculation of PLU.

82.	“Permanent Number Portability (PNP)” means a long-term solution to provide LNP for all customers and all providers consistent with the Act and implementing regulations.

83.	“Physical Collocation” shall have the meaning set forth in 47 C.F.R. Section 51.5.

84.	“Point of Interconnection” or “POI” means a physical location at which the Parties’ networks meet for the purpose of establishing interconnection. POIs include a number of different technologies and technical interfaces based on the Parties’ mutual agreement.

85.	“Pole Attachment” means the connection of a facility to a utility pole. Some examples of facilities are mechanical hardware, grounding and transmission cable, and equipment boxes.

86.

“Port” means a termination point in the end office switch. For purposes of general illustration, a Port includes a line card and associated peripheral equipment on an End Office Switch which serves as the hardware termination for line or trunk side facilities connected to the End Office switch. Each line side Port is typically

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NEVADA/LIBERTY TELECOM LLC

associated with one or more telephone numbers that serve as the customer’s network address.

87.	“Public Safety Answering Point (PSAP)” means the designated agency to which calls to E911/911- services are routed.

88.	“Rate Center” identifies the specific geographic point and corresponding geographic area which are associated with one or more particular NPA-NXX codes which have been assigned to a LEC (or CLC) for its provision of Exchange Services. The rate point is a geographic location identified by specific V&H (Vertical and Horizontal) coordinates, which are used to measure distance sensitive end user traffic to/from the particular NPA-NXX designations with the specific Rate Center.

89.	“Rating Point” means the Vertical and Horizontal (V&H) coordinates associated with a particular telephone number for rating purposes.

90.	“Real Time” means the actual time in which an event takes place, with the reporting on or the recording of the event practically simultaneous with its occurrence.

91.	“Recipient” means that Party to this Agreement to which Confidential Information has been disclosed by the other Party.

92.	“Recorded Usage Data” has the meaning set forth in Attachment 14.

93.	“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration, including without limitation, the movement of Environmental Hazards through or in the air, soil, surface water or groundwater, or any action or omission that causes Environmental Hazards to spread or become more toxic or more expensive to investigate or remediate.

94.	“Right of Way (ROW)” means the right to use the land or other property of a third party or governmental authority to place poles, conduits, cables, other structures and equipment, or to provide passage to access such structures and equipment. A ROW may run under, on, or above public or private property (including air space above public or private property) and may include the right to use discrete space in buildings, building complexes or other locations.

95.

“Routing Point” means a location which a LEC has designated on its own network as the homing or routing point for traffic inbound to Exchange Service provided by the LEC which bears a certain NPA-NXX designation. The Routing Point is employed to calculate mileage measurements for the distance-sensitive transport element charges of Switched Access services. The Routing Point need not be

ATTACHMENT 1 DEFINITIONS - NV

NEVADA/LIBERTY TELECOM LLC

the same as the Rating Point, nor must it be located within the Rate Center area, but must be in the same LATA as the NPA-NXX.

96.	“Served Premises” means collectively, the CLEC designated locations to which CLEC orders Network Elements, Ancillary Functions or Combinations.

97.	“Service Control Point” or “SCP” means a node in the CCS network to which information requests for service handling, such as routing, are directed and processed. The SCP is a real time database system that, based on a query from a Service Switching Point (SSP), performs subscriber or application-specific service logic and then sends instructions back to the SSP on how to continue call processing.

98.	“Service Provider Local Number Portability” shall have the same meaning as Number Portability as defined in the Act and FCC regulations thereunder.

99.	“Signal Transfer Point” or “STP” means equipment that performs a packet switching function that routes signaling messages among SSPs, SCPs, Signaling Points (SPs), and other STPs in order to set up calls and to query databases for advanced services.

100.	“Special Construction” shall have the meaning set forth in NEVADA’s PUC OF NEVADA Tariff No. A4.2. as of the Effective Date of this Agreement and shall not be subject to change except upon mutual agreement of the Parties (even if the underlying tariff changes), provided that CLEC will be treated no less favorably than NEVADA treats its own end-user customers.

101.	“Switched Access” service means an offering of access to services or facilities for the purpose of the origination or termination of traffic from or to Exchange Service customers in a given area pursuant to a Switched Access tariff. Switched Access services includes: Feature Group A (FGA), Feature Group B (FGB), Feature Group C (FGC), Feature Group D (FGD), Toll Free Service, 700 and 900 access. Switched Access service does not include traffic exchanged between LECs for purposes of local exchange interconnection.

102.	“Switched Access Meet Point Billing” means a billing arrangement used when two or more LECs jointly provide a Switched Access service over Meet Point Trunks, with each LEC receiving an appropriate share of the revenues. The access services will be billed using Switched Access rate structures, and the LECs will decide whether a single bill or multiple bill will be sent. If the LECs cannot agree, multiple bills will be sent.

103.	“Tandem Switches” are switches that are used to connect and switch trunk circuits between and among Central Office Switches.

104.	“Toll Traffic” means IntraLATA traffic falling outside of the normal free calling area as defined by the Commission.

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NEVADA/LIBERTY TELECOM LLC

105.	“Toll Free Service” means service provided with any dialing sequence that invokes toll-free, i.e., 800-like, service processing. Toll Free Service includes calls to the Toll Free Service 800/888 NPA SAC codes.

106.	“Transit Rate” is the rate that applies to local and toll calls sent between a LEC and a CLC destined for a third-party LEC or CLC.

107.	“Trunk-Side” refers to a Central Office switch connection that is capable of, and has been programmed to treat the circuit as connecting to another switching entity, for example, another Central Office switch. Trunk-Side connections offer those transmission and signaling features appropriate for the connection of switching entities and cannot be used for the direct connection of ordinary telephone station sets.

108.	“Unbundled Services Cross Connect” or “USCC” is a connection between an unbundled link, which terminates at the distribution frame, and the digital cross connect system, for the purpose of combining an unbundled link and NEVADA unbundled transport when multiplexing is required.

109.	“Virtual Collocation” shall have the meaning set forth in 47 C.F.R. Section 51.5.

110.	“Voluntary Federal Customer Financial Assistance Programs” are Telecommunications Services provided to low-income subscribers, pursuant to requirements established by the appropriate state regulatory body.

111.	“Waste” means all hazardous and non-hazardous substances and materials which are intended to be discarded, scrapped, or recycled, associated with activities CLEC or NEVADA or their respective contractors or agents perform at Work Locations. It shall be presumed that all substances or materials associated with such activities, that are not in use or incorporated into structures (including without limitation damaged components or tools, leftovers, containers, garbage, scrap, residues or by-products), except for substances and materials that CLEC, NEVADA or their respective contractors or agents intend to use in their original form in connection with similar activities, are Waste. Waste shall not include substances, materials or components incorporated into structures (such as cable routes) even after such components or structure are no longer in current use.

112.	“Wire Center” denotes a building or space within a building which serves as an aggregation point on a given carrier’s network, where transmission facilities and circuits are connected or switched. A NEVADA Bell Wire Center can also denote a building in which one or more Central Offices, used for the provision of Exchange Services and access services, are located. However, for purposes of collocation, Wire Center shall mean those points eligible for such connections as specified in FCC Docket No. 91-141, and rules adopted pursuant thereto, as modified by subsequent FCC decisions.

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NEVADA/LIBERTY TELECOM LLC

113.	“Wireless Service Provider” or “WSP” means a provider of Commercial Mobile Radio Services (CMRS) e.g., cellular service provider, Personal Communications Services provider, or paging service provider.

114.	“Work Locations” means any real estate that CLEC or NEVADA, as appropriate, owns, leases or licenses or in which it holds easements or other rights to use, or does use, in connection with this Agreement.

ATTACHMENT 2 ACRONYMS - NV

NEVADA/LIBERTY TELECOM LLC

ATTACHMENT 2

ACRONYMS

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NEVADA/LIBERTY TELECOM LLC

ACRONYMS

ACRONYM	DEFINITION
AAA	American Arbitration Association
AIN	Advanced Intelligent Network
ALI	Automatic Location Identification
ALI/DMS	Automatic Location Identification/Data Management System
AMA	Automated Message Accounting
AMI	Alternate Mark Inversion
ANSI	American National Standards Institute
APTOS	Automated Pricing, Terminals, Options and Services
ARPM	Average Revenue Per Message
ATIS	Alliance for Telecommunications Industry Solutions
ATM	Asynchronous Transfer Mode
B8ZS	Bipolar 8 Zero Substitution
BICI	Broadband Inter-Carrier Interface
BITS	Building Integrated Timing Supply
BLV/BLVI	Busy Line Verification/Interrupt
BOSS	Billing & Ordering Support System
BRCS	Business and Residential Customer Service
C	Network Element Combination
C-DTTA	Combination of Dedicated Transport & Tandem
C-LPLS	Combination of Loop & Local Switching
C-LSCTSSDBTS	Combination Local Service, Common Transport Signaling, Databases and/or Tandem Switching
CABS	Carrier Access Billing System
CAMA ANI	Centralized Automatic Message Accounting - Automatic Number Identification
CAP	Competitive Access Provider
CCITT	Consultative Committee on International Telegraph & Telephone
CCS	Communications Channel Signaling
CCSNIS	Common Channel Signaling Network Interface Specification
CESAR	Customers’ Enhanced System for Access Requests
CIC	Carrier Identification Code
CLASS	Custom Local Area Signaling Service
CLC/CLEC	Competitive Local Exchange Carrier
CLEO	Cleopatra (subsystem of CESAR)
CLFI	Common Language Facility Interface
CLLI	Common Language Location identifier
CMDS	Centralized Message Distribution Systems
CMIP	Coded Mark Inversion Protocol
CO	Central Office
CPE	Customer Premises Equipment
CPN	Calling Party Number

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NEVADA/LIBERTY TELECOM LLC

ACRONYM	DEFINITION
CRDD	Customer Requested Due Dates
CT	Common Transport
CY	Current Year
D4	Digital Channel Bank Type 4
DA	Directory Assistance
DACS	Digital Access CrossConnect Systems
DB	Database
DB	Service Central Points/Databases
DCC	Data Communications Channel
DCP	Designated Carrier Plan
DCS	Digital Cross-Connect System
DF	Distribution Frame
DID	Direct Inward Dialing
DLC	Digital Loop Carrier
DLCI	Data Link Connection Identifier
DMOQs	Direct Measures of Quality
DN	Directory Numbers
DN-RI	Directory Number - Route Index
DS-1	Digital Signal Level One
DS-3	Digital Signal Level Three
DSO	Digital Signal Level Zero
DSN	Data Set Name
DSX	Digital Cross Connect
DT	Dedicated Transport
DTMF	Dual-Tone Multi Frequency
E	Network Element
E&M	Ear & Mouth Signaling
E-LP	Element Loop
EAMF	Equal Access Multi-Frequency
EBCDIC	Extended Binary-Coded Decimal Interexchange Code
EBI	Electronic Bonding Interface
EFT	Electronic Fund Transfer
El	Electronic Interface
EISCC	Expanded Interconnection Service Cross Connection
EMR	Exchange Message Record
EO	End Office
ESF	Extended Super Frame
ESL	Essential Service Line
ESN	Emergency Service Number
ETTR	Estimated Time to Repair
FCC	Federal Communications Commission
FDI	Feeder Distribution Interface

ATTACHMENT 2 ACRONYMS - NV

NEVADA/LIBERTY TELECOM LLC

ACRONYM	DEFINITION
FN	Fiber Node
FOC	Firm Order Confirmation
FRF	Frame Relay Forum
FUNI	Framebased User to Network Interface
GTT	Global Title Translation
HDT	Host Digital Terminal
HFC	Hybrid Fiber Coax
HFC-HDT	Hybrid Fiber Coax - Host Digital Terminal
ID	Remote Identifiers
IEC	Interexchange Carrier
lECs	Interexchange Carriers
IEEE	Institute of Electrical and Electronic Engineers
IISP	Interim Interswitch Signaling Protocol
ILEC	Incumbent Local Exchange Carrier
IN	Intelligent Network
INA	Integrated Network Access
INP	Interim Number Portability
ISDN	Integrated Services Digital Network
ISDNUP	Integrated Services Digital Network User Part
ISNI	Intermediate Signal Network Identifier
ISO	International Standardization Organization
ISUP	Integrated Services User Part
ITU	International Telecommunications Union
IVMS	Interswitch Voice Messaging Service
LARG	LIDB Access Routing Guide
LASS	Local Area Signaling Services
LATA	Local Access Transport Area
LC	Loop Concentrator/Multiplexer
LCC	Line Class Code
LD	Loop Distribution
LEC	Local Exchange Carrier
LEC DA	LEC Directory Assistance
LEC SCE	LEC Service Creation Environment
LEC SCP	LEC Service Control Point
LEC SMS	LEC Service Management System
LEC SSP	LEC Service Switching Point
LERG	Local Exchange Carrier Routing Guide
LF	Loop Feeder
LFACS	Loop Facilities Assignment and Control System
LGX	Lightguide Cross-Connect
LIDB	Line Information Data Base
LIDB/AS	Line Information Data Base Administrative System

ATTACHMENT 2 ACRONYMS - NV

NEVADA/LIBERTY TELECOM LLC

ACRONYM	DEFINITION
LI OFFICE	Local Interconnection Office
LSC	Local Service Center
LMI	Local Management Interface
LNP	Local Number Portability
LOC	Local Operations Center
LP	Loop
LPIC	LATA Presubscribed Interexchange Carrier
LRECL	Logical Record Length
LRN	Local Routing Number
LS	Local Switching
LSNE	Local Switching Network Element
LSO	Local Serving Office
LSP	Local Service Provider
LSSGR	LATA Switching Systems Generic Requirements
MDF	Main Distribution Frame
MDU	Multiple Dwelling Unit
MDU/BCL	Multiple Dwelling Unit/Business Customer Location
MECAB	Multiple Exchange Carrier Billing
MECOD	Multiple Exchange Carrier Ordering and Design
MF	Multi-Frequency
MIB	Management Information Base
MLT	Mechanized Loop Tests
MOP	Methods of Procedure
MOS	Modified Operator Services
MOU	Minutes of Use
MR	Modification Request
MRVT	MTP Routing Verification Test
MSAG	Master Street & Address Guide
MTP	Message Transfer Port
NANP	North American Numbering Plan
NBSM	Nevada Bell Service Manager
NDM	Network Data Mover
NEBS	Network Equipment Building System
NENA	National Emergency Number Association
NI	Network Interface Device
NID	Network Interface Device
NIU	Network Interface Unit
NMS	Network Management System
NNI	Network to Network Interface
NPA	Numbering Plan Area
NVT	Network Validation Test
OA	Operator Assistance

ATTACHMENT 2 ACRONYMS - NV

NEVADA/LIBERTY TELECOM LLC

ACRONYM	DEFINITION
OAM	Operation and Maintenance
OAM&P	Operations Administration Maintenance & Provisioning
OBF	Ordering & Billing Forum
OC	Optical Carrier
OC3	Optical Carrier Level 3
ODS	Optical Distribution
OLI	Originating Line Indicator
OMAP	Operations, Maintenance & Administration Part
ORT	Operational Readiness Test
OS	Operator Services
OSS	Operations Support Systems
OSSGR	Operator Services Systems Generic Requirements
PBX	Private Branch Exchange
PDH	Plesiochronous Digital Hierarchy
PEC	Primary Exchange Carrier
PIC	Primary Interexchange Carrier
PLU	Percent Local Usage
PNP	Permanent Number Portability
POI	Point of Interface
POI	Points of Interconnection
POT	Point of Termination
POTS	Plain Old Telephone Service
PREMIS	Premise Information System
PRI	Primary Rate Interface
PSAP	Public Safety Answering Point
PUC	Public Service Commission of Nevada
RAO	Regional Accounting Office
RCF	Remote Call Forwarding
RECFM	Record Format
RI	Route Index
RI-PH	Route Index - Portability Hub
ROW	Right of Way
RPC	Regional Processing Center
RSM	Remote Switch Module
RT	Remote Terminal
SAC	Service Area Code
SAG	Street Address Guide
SCCP	Signaling Connection Control Point
SCE	Service Creation Environment
SCP	Service Control Points
SDH	Synchronous Digital Hierarchy
SECAB	Small Exchange Carrier Access Billing

ATTACHMENT 2 ACRONYMS - NV

NEVADA/LIBERTY TELECOM LLC

ACRONYM	DEFINITION
SL	Signaling Link Transport
SMDI-E	Standard Message Desk Interface - Enhanced
SMS	Service Management System
SNI	Simple Network Interface
SNMP	Simple Network Management Protocol
SONET	Synchronous Optical Network
SORD	Service Order Retrieval and Distribution
SPOC	Single Point of Contact
SPOI	Signaling Point of Interconnection
SRVT	SCCP Routing Verification Test
SS7	Signaling System 7
SSP	Service Switching Points
STP	Signaling Transfer Point
STS	Synchronous Transport Signal
STS-1	Synchronous Transport Signal Level 1
STSN	Synchronous Transport Signal Level N
SWF-DSI	Switched Functional DS1 Service Capability
T1.5	T Carrier Transport @ 1.544 mbps
T3	T Carrier Transport @ 45 mbps
T&M	Time & Material
TBD	To Be Determined
TCAP	Transaction Capabilities Application Port
TDEV	Time Deviation
TDI	Tie Down Information
TIA/EIA	Telecommunications Industries Association/Electronic Industries Association
TR	Technical Requirements
TS	Tandem Switching
TSG	Trunk Sub-Group
TSGR	Transport System Generic Requirements
TSLRIC	Total Service Long Run Incremental Cost
TSP	Telecommunications Services Priority
UNI	User to Network Interface
USCC	Unbundled Services Cross Connector
V&H	Vertical & Horizontal
VB	Variable Block
VCI	Virtual Channel Identifier
VF	Voice Frequency
WDM	Wavelength Division Multiplexing
WSP	Wireless Service Provider
WTN	Working Telephone Number

ATTACHMENT 3 ALTERNATIVE DISPUTE RESOLUTION - NV

NEVADA/LIBERTY TELECOM LLC

ATTACHMENT 3

ALTERNATIVE DISPUTE RESOLUTION

ATTACHMENT 3 ALTERNATIVE DISPUTE RESOLUTION - NV

NEVADA/LIBERTY TELECOM LLC

ATTACHMENT 3: TABLE OF CONTENTS

ALTERNATIVE DISPUTE RESOLUTION	3

1. Purpose	3

2. Exclusive Remedy	3

3. Informal Resolution of Disputes	4

4. Initiation of an Arbitration	4

5. Governing Rules for Arbitration	4

6. Appointment and Removal of Arbitrator	4

7. Duties and Powers of the Arbitrator	5

8. Discovery	5

9. Privileges	6

10. Location of Hearing	6

11. Decision	6

12. Fees	6

13. Confidentiality	6

14. Service of Process	7

ATTACHMENT 3 ALTERNATIVE DISPUTE RESOLUTION - NV

NEVADA/LIBERTY TELECOM LLC

ALTERNATIVE DISPUTE RESOLUTION

1.	Purpose

This Attachment 3 is intended to provide for the expeditious, economical, and equitable resolution of disputes between NEVADA and CLEC arising under this Agreement.

2.	Exclusive Remedy

2.1	Except for disputes or matters (i) for which the total value of the amount in controversy exceeds One Million Dollars ($1,000,000), (ii) for which this Agreement or the Telecommunications Act of 1996 specifies a particular remedy or procedure, (iii) for which a Party seeks injunctive relief and/or specific performance in any Court of competent jurisdiction, or (iv) which are covered by the Billing Disputes provisions contained in Attachment 13 (Connectivity Billing and Recording), informal resolution and arbitration under the procedures provided herein shall be the exclusive remedy for all disputes between NEVADA and CLEC arising out of this Agreement or its breach. NEVADA and CLEC agree not to resort to any court, agency, or private group with respect to such disputes except in accordance with this Attachment.

2.1.1	If, for any reason, certain claims or disputes are deemed to be non-arbitrable, the non-arbitrability of those claims or disputes shall in no way affect the arbitrability of any other claims or disputes.

2.1.2	If, for any reason, the FCC or any other federal or state regulatory agency exercises jurisdiction over and decides any dispute related to this Agreement, or to the Telecommunications Act of 1996, or to any tariff and, as a result, a claim is adjudicated in both an agency proceeding and an arbitration proceeding under this Attachment 3, the following provisions shall apply:

2.1.2.1	To the extent required by law, the agency ruling shall be binding upon the Parties and shall take precedence over any contrary ruling of the arbitrator for those matters within the jurisdiction and authority of such agency.

2.1.2.2	The arbitration ruling rendered pursuant to this Attachment 3 shall be binding upon the Parties for purposes of establishing their respective contractual rights and obligations under this Agreement.

ATTACHMENT 3 ALTERNATIVE DISPUTE RESOLUTION - NV

NEVADA/LIBERTY TELECOM LLC

3.	Informal Resolution of Disputes

3.1	Prior to initiating an arbitration pursuant to the American Arbitration Association (AAA) rules, as described below, the Parties to this Agreement shall submit any dispute between NEVADA and CLEC for resolution to an Inter-Company Review Board consisting of one representative from CLEC at the Director-or-above level and one representative from NEVADA at the Vice-President-or-above level (or at such lower level as each Party may designate).

3.2	The Parties may enter into a settlement of any dispute at any time. The Settlement Agreement shall be in writing, and shall identify how the Arbitrator’s fee for the particular proceeding, if any, will be apportioned.

3.3	At no time, for any purposes, may a Party introduce into evidence or inform the Arbitrator of any statement or other action of a Party in connection with negotiations between the Parties pursuant to the Informal Resolution of Disputes provision of this Attachment 3.

4.	Initiation of an Arbitration

If the Inter-Company Review Board is unable to resolve the dispute within 30 days (or such longer period as agreed to in writing by the Parties) of such submission, and the Parties have not otherwise entered into a settlement of their dispute, either Party may initiate an arbitration in accordance with the AAA rules.

5.	Governing Rules for Arbitration

The rules set forth below and the rules of the AAA shall govern all arbitration proceedings initiated pursuant to this Attachment; however, such arbitration proceedings shall not be conducted under the auspices of the AAA unless the Parties mutually agree. Where any of the rules set forth herein conflict with the rules of the AAA, the rules set forth in this Attachment shall prevail.

6.	Appointment and Removal of Arbitrator

6.1	A sole Arbitrator (the “Arbitrator”) will preside over each dispute submitted for arbitration under this Agreement.

6.2	The Parties shall appoint each Arbitrator. Each Arbitrator will serve until a decision is rendered. Each appointment will be made by mutual agreement in writing within thirty (30) days after the Parties have initiated an arbitration proceeding (or such longer period as the Parties may mutually agree to in writing).

ATTACHMENT 3 ALTERNATIVE DISPUTE RESOLUTION - NV

NEVADA/LIBERTY TELECOM LLC

6.3	In the event that an Arbitrator resigns or becomes unable to discharge his or her duties, the Parties shall, by mutual written Agreement, appoint a replacement Arbitrator within thirty (30) days after such resignation, removal, or inability, unless a different time period is mutually agreed upon in writing by the Parties. Any matters pending before the Arbitrator at the time he or she resigns, is removed, or becomes unable to discharge his or her duties, will be assigned to the replacement Arbitrator as soon as the replacement Arbitrator is appointed.

6.4	In the event that the Parties do not appoint an Arbitrator within the time limit set forth in Section 6.2 of this Attachment 3, or a replacement Arbitrator within the time limit set forth in Section 6.3 of this Attachment 3, either Party may apply to AAA for appointment of such Arbitrator. Prior to filing an application with the AAA, the Party filing such application shall provide ten (10) days prior written notice to the other Party to this Agreement.

7.	Duties and Powers of the Arbitrator

7.1	The Arbitrator shall receive complaints, and other permitted pleadings, oversee any discovery which is permitted, administer oaths and subpoena witnesses pursuant to the United States Arbitration Act, 9 U.S.C. Section 1 et seq., hold hearings, issue decisions, and maintain a record of proceedings. The Arbitrator shall have the power to award any remedy or relief that a court with jurisdiction over this Agreement could order or grant, including, without limitation, the awarding of damages, pre-judgment interest, or imposition of sanctions for abuse or frustration of the arbitration process, except that the Arbitrator may not award injunctive relief, punitive damages or any remedy rendered unavailable to the Parties pursuant to Sections 9.3 of this Agreement.

7.2	The Arbitrator shall not have the authority to limit, expand, or otherwise modify the terms of this Agreement.

8.	Discovery

There shall be no discovery except for the exchange of documents deemed necessary by the Arbitrator to an understanding and determination of the dispute. NEVADA and CLEC shall attempt, in good faith, to agree on a plan for document discovery. Should they fail to agree, either NEVADA or CLEC may request a joint meeting or conference call with the Arbitrator. The Arbitrator shall resolve any disputes between NEVADA and CLEC, and such resolution with respect to the need, scope, manner, and timing of discovery shall be final and binding.

ATTACHMENT 3 ALTERNATIVE DISPUTE RESOLUTION - NV

NEVADA/LIBERTY TELECOM LLC

9.	Privileges

Although conformity to formal rules of evidence may not be necessary in connection with arbitrations initiated pursuant to this Attachment, the Arbitrator shall, in all cases, apply the attorney-client privilege and the work product immunity doctrine.

10.	Location of Hearing

Unless both Parties agree otherwise, any arbitration hearings will be held in Reno, Nevada.

11.	Decision

The Arbitrator’s decision and award shall be final and binding, and shall be in writing unless the Parties mutually agree in writing to waive the requirement of a written opinion. Judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. Either Party may apply to the United States District Court for the district in which the hearing occurred for an order enforcing the decision.

12.	Fees

12.1	The Arbitrator shall, in his or her discretion, apportion the Arbitrator’s fees and expenses to reflect the relative success of each Party. In accordance with Section 3.2. of this Attachment 3, in the event that the Parties settle a dispute before the Arbitrator reaches a decision with respect to that dispute, the Settlement Agreement must specify how the Arbitrator’s fees for the particular proceeding will be apportioned.

12.2	In an action to enforce or confirm a decision of the Arbitrator, the prevailing Party shall be entitled to its reasonable attorneys’ fees, costs, and expenses necessarily incurred in the enforcement proceedings without regard to the local rules of the district in which the suit is brought.

13.	Confidentiality

13.1	NEVADA, CLEC, and the Arbitrator will treat the arbitration proceeding, including the hearings and conferences, discovery, or other related events, as confidential, except as necessary in connection with a judicial challenge to, or enforcement of, an award, or unless otherwise required by an order or lawful process of a court or governmental body.

13.2	In order to maintain the privacy of all arbitration conferences and hearings, the Arbitrator shall have the power to require the exclusion of any person, other than a Party, counsel thereto, or other essential persons.

ATTACHMENT 3 ALTERNATIVE DISPUTE RESOLUTION - NV

NEVADA/LIBERTY TELECOM LLC

13.3	To the extent that any information or materials disclosed in the course of an arbitration proceeding contains proprietary or confidential information (Confidentiality Information) of either Party, it shall be safeguarded in accordance with Section 16 of the General Terms and Conditions of this Agreement. However, nothing in Section 16 of the General Terms and Conditions of this Agreement shall be construed to prevent either Party from disclosing the other Party’s Confidential Information to the Arbitrator in connection with or in anticipation of an arbitration proceeding. In addition, the Arbitrator may issue orders to protect the confidentiality of proprietary information, trade secrets, or other sensitive information.

14.	Service of Process

Service may be made by submitting one copy of all pleadings and attachments and any other documents requiring service to each Party and one copy to the Arbitrator. Service shall be deemed made (i) upon receipt if delivered by hand; (ii) the next business day if sent by overnight courier service; or (iii) upon confirmed receipt if transmitted by facsimile. If service is by facsimile, a copy shall be sent the same day by hand delivery or overnight courier service.

Service by CLEC to NEVADA and by NEVADA to CLEC at the address designated for delivery of notices in this Agreement shall be deemed to be service to NEVADA or CLEC, respectfully.

ATTACHMENT 4 DIRECTORY LISTING REQUIREMENTS - NV

NEVADA/LIBERTY TELECOM LLC

ATTACHMENT 4

DIRECTORY LISTING REQUIREMENTS

ATTACHMENT 4 DIRECTORY LISTING REQUIREMENTS - NV

NEVADA/LIBERTY TELECOM LLC

ATTACHMENT 4

DIRECTORY LISTING REQUIREMENTS

1.	General

NEVADA shall make available to CLEC, for CLEC customers, non-discriminatory access to its telephone number and address directory listings (“Directory Listings”), under the following terms and conditions:

2.	White and Yellow Page Listings

NEVADA contracts the publishing and distribution of white and yellow pages directories. With respect to those directories, upon receipt of the necessary customer information from CLEC, NEVADA will include a standard, basic listing of CLEC’s residence customers in the appropriate white pages directory and, for business customers, NEVADA will provide a standard, basic listing of CLEC’s customers for inclusion in the appropriate white pages and yellow pages directories at no charge. Additionally, CLEC’s customers each will have delivered to them at no charge one copy of appropriate white and yellow pages directories. Where an CLEC Customer has two numbers for a line due to the implementation of Interim Local Number Portability, the second number shall be considered part of the one White Pages basic listing. NEVADA shall permit CLEC two options for non-published service:

Option 1	The non-published listing of CLEC’s customer will be included in the non-published directory information database. Option 1 will be provided at the same price Nevada charges its end user customers for the same option.

Option 2	The non-published listing of CLEC’s customer will not be included in the non-published directory information database. Option 2 will be provided at no additional cost to CLEC.

NEVADA shall include in its master subscriber list database all Subscriber Listing Information for CLEC customers, except those utilizing Option 2; NEVADA’s use of CLEC Subscriber Listing information is subject to Section 6 of this Attachment 4.

3.	Directories

3.1

Subject to the limitations set forth in this section, NEVADA shall deliver Directory Listings in book form (“Telephone Directories”) to each of CLECs exchange service customers with or without charge on the same basis that it delivers Telephone Directories to its own customers with or

ATTACHMENT 4 DIRECTORY LISTING REQUIREMENTS - NV

NEVADA/LIBERTY TELECOM LLC

without charge. Timing of such delivery and the determination of which Telephone Directories shall be delivered (whether by customer address, NPA/NXX or other criteria), and the number of Telephone Directories to be provided per customer, shall be provided under the same terms that NEVADA delivers Telephone Directories to its own local service customers provided, however, that NEVADA will deliver all directory listings in book form to CLEC for those CLEC customers receiving non-published service Option 2. NEVADA shall bulk deliver these “Option 2” directories to one location in NEVADA’s serving territory to be mutually agreed to by the Parties

3.2	NEVADA shall make available recycling services for Telephone Directories to CLEC customers under the same terms and conditions that NEVADA makes such services available to its own local service customers.

4.	Directory Listing Criteria

The general terms relating to joint user listings, directory listings, and non-published listings set forth in NEVADA’s PUC Tariff No. A, Sections 5.6 and 5.7 shall be available at wholesale rates as specified in Attachment 8 and shall be no less favorable than the wholesale rates made available by NEVADA to similarly situated CLCs. Information relating to paid advertising, publication schedules and coverage of specific directories may be obtained by CLEC from NEVADA’s electronic CLC handbook. NEVADA will automatically update the CLC Handbook as product offerings or product process changes are made. Listing handbook updates will be available automatically and will include all changes to the directory listing criteria. Until such time as NEVADA’s CLC handbook is available through LI-OFFICE, NEVADA shall provide an updated paper copy of the CLC Listings Handbook on a quarterly basis starting not later than thirty (30) days after the Effective Date of this Agreement. Once the CLC Handbook is available electronically, NEVADA will cease providing CLEC with paper copies thereof.

5.	Customer Guide Pages

The Parties agree that all Parties shall have the opportunity to have customer service pages published in the appropriate directories. These pages are found in the front section of the directory and provide customer service information, phone numbers, etc. A maximum of two free pages (equivalent of one published page front and back), will be provided without charge to CLEC. CLEC shall be treated in a non-discriminatory manner and pages in excess of two will be charged at parity with the rate NEVADA pays its directory publisher for the same service. The rate for each page is based on the current directory configuration of two customer guide sections, “Reno/Carson City and Surrounding Areas” and the “Out State”. The rate is per page and will be printed in both sections. The

ATTACHMENT 4 DIRECTORY LISTING REQUIREMENTS - NV

NEVADA/LIBERTY TELECOM LLC

first two pages will be free. The Customer Guide Page rate is based on NEVADA’s cost for each page and is available upon request. The form and content of such customer information section shall be determined by CLEC and shall be provided by CLEC to NEVADA. However, neither Party’s content can contain puffery or rate comparisons with other companies. At CLEC’s option, the form and content of this customer information may very per community directory. The rate for each additional Customer Guide Page is based on NEVADA’s cost for each page and is available upon request.

6.	Sale of CLEC Subscriber Listing Information

NEVADA will include Subscriber List Information of published CLEC local exchange customers in NEVADA’s Telephone Directory Reproductions Rights Service, unless instructed in writing by CLEC not to release Subscriber List Information to independent directory publications. NEVADA will include the Subscriber List Information of CLEC local exchange customers in NEVADA’s voice and electronic Directory Assistance Services.

ATTACHMENT 5 LOCAL SERVICES RESALE - NV

NEVADA/LIBERTY TELECOM LLC

ATTACHMENT 5

LOCAL SERVICES RESALE

ATTACHMENT 5 LOCAL SERVICES RESALE - NV

NEVADA/LIBERTY TELECOM LLC

LOCAL SERVICES RESALE

1.	Telecommunications Services Provided for Resale

1.1.	This Attachment describes several services which NEVADA shall make available to CLEC for resale pursuant to this Agreement. This list of services is neither all inclusive nor exclusive. All Telecommunications Services or offerings of NEVADA which are to be offered for resale at wholesale rates pursuant to the Act, regulations thereunder, and relevant Commission decisions, are subject to the terms herein, even though they are not specifically enumerated or described. NEVADA shall also provide support functions and service functions, as set forth in Sections 4 and 5 of this Attachment 5. The Telecommunications Services provided for resale, and the service functions and support functions provided by NEVADA to CLEC pursuant to this Agreement are collectively referred to as “Local Service.” NEVADA shall make promotional offerings available to CLEC for resale. NEVADA shall apply the wholesale discount to the retail price or ordinary rate for a retail service rather than a special promotional rate when such promotions will be in effect for no more than 90 days and NEVADA does not use such promotional offerings to evade its wholesale rate obligations. If NEVADA offers a new service or a service which has not been tariffed on a short-term promotional basis, it must establish the standard retail price or ordinary rate for those services and make those services available to CLEC at that price less the wholesale discount. NEVADA will not use such promotional offerings to evade the wholesale rate obligation, for example by making available a sequential series of 90-day promotional rates.

1.2.	The rights, obligations and duties set forth in this Attachment are subject to the Act, regulations thereunder, and relevant Commission decisions.

2.	General Terms and Conditions for Resale

2.1.	Pricing

The prices charged to CLEC for resold Local Service are set forth in Attachment 8 of this Agreement. All Telecommunications Services, including without limitation, promotions, pricing plans, Lifeline Services custom offers and discounts for volume and term commitments, shall be available to CLEC at wholesale rates as specified in Attachment 8, and shall be no less favorable than the wholesale rates made available by NEVADA to similarly situated CLCs; provided, however, pursuant to Section 252 of the Act, implementing regulations and any court or Commission decisions applicable thereto, NEVADA shall make available

ATTACHMENT 5 LOCAL SERVICES RESALE - NV

NEVADA/LIBERTY TELECOM LLC

to CLEC, without unreasonable delay, any Local Service contained in any agreement to which NEVADA is a party that has been filed and approved by the Commission. NEVADA shall also make available custom offers at wholesale rates, provided, however, that custom offers shall only be available for resale to similarly situated customers and further provided that avoided costs for such custom offers shall be determined by the methodology adopted by the Commission. CLEC shall receive the same volume discounts from NEVADA for Telecommunications Services, including CENTREX, based on its wholesale volume that NEVADA provides to its retail customers based on their retail volume without regard to the number of customers to which CLEC resells such service. In no event shall CLEC be required to agree to volume or term commitments (other than those which may be applicable to NEVADA’S end user customers) as a condition for obtaining Local Service at wholesale rates.

2.2.	Resale Restrictions

To the extent consistent with applicable rules and regulations of the FCC and the Commission, CLEC may resell Local Services to provide Telecommunications Services. NEVADA will not impose unreasonable or discriminatory conditions or limitations on the resale of its Telecommunications Services. Services that NEVADA has grandfathered or grandfathers in the future may only be resold to end-user customers already subscribing to those same services. Lifeline Service may be resold only to end-user customers who would be eligible to receive Lifeline Service from NEVADA.

2.3.	Dialing and Service Parity; Number Retention

2.3.1.	Unless technically infeasible, for resold service, NEVADA shall ensure that all

CLEC customers experience the same dialing parity as similarly-situated NEVADA customers, such that, for all call types: (i) an CLEC customer is not required to dial any greater number of digits than a similarly-situated NEVADA customer; (ii) the CLEC customer may retain its local telephone number with no loss of features and functionalities; and (iii) the post-dial delay (time elapsed between the last digit dialed and the first network response), call completion rate and transmission quality experienced by an CLEC customer is at least equal in quality to that experienced by a similarly-situated NEVADA customer. This subsection shall apply to 1+ intraLATA calls on the availability date resulting from any Commission order authorizing or requiring intraLATA toll dialing parity in Nevada.

ATTACHMENT 5 LOCAL SERVICES RESALE - NV

NEVADA/LIBERTY TELECOM LLC

2.3.2.	For resold services, NEVADA shall ensure that all CLEC customers experience the same service levels as similarly situated NEVADA customers, and, unless technically infeasible, that there is no loss of features or functionalities, including, but not limited to: same dial tone and ringing; same capability for either dial pulse or touch tone recognition; flat and measured services; speech recognition as available; same extended local free calling area; 1+ IntraLATA toll calling; InterLATA toll calling and international calling; 500, 700, 800/888, 900, and dial around (10XXX/101XXX) services; and restricted collect and third number billing.

2.4.	Changes in Retail Service

NEVADA will notify CLEC of any changes in the terms and conditions under which it offers Local Telecommunications Services at retail to subscribers who are not telecommunications service providers or carriers, at least 60 days prior to the effective date of such change.

2.5.	Primary Local Exchange Carrier Selection

NEVADA shall apply the principles set forth in Section 64.1100 of the FCC Rules (47 C.F.R. Section 64.1100) to the process for end-user selection of a primary local exchange carrier. NEVADA shall not require a written letter of authorization from the customer, and shall not require a disconnect order from the customer, another carrier, or another entity, in order to process an CLEC order for Local Service for the customer.

2.6.	Forecasts

CLEC shall provide to NEVADA forecasts of the number of Resale Services at a LATA level on a semi-annual basis. CLEC will provide the first such forecast prior to submitting the first Link order. Where and when CLEC has forecasts for Links at a more discrete level, CLEC will provide such forecasts to NEVADA.

3.	Requirements for Specific Services

3.1.	CENTREX Requirements

3.1.1.	At CLEC’s option, CLEC may purchase the entire set of CENTREX features or a subset of any one or any combination of such features. The CENTREX Service provided for resale will meet the following requirements:

3.1.1.1.

All deployed features and functions of CENTREX Service offered to any NEVADA customer, whether offered under tariff or otherwise filed with the Commission, shall be available to CLEC, where deployed, for resale, without any customer class restrictions other than those which may be

ATTACHMENT 5 LOCAL SERVICES RESALE - NV

NEVADA/LIBERTY TELECOM LLC

imposed by applicable orders of the FCC or the Commission.

3.1.1.2.	NEVADA shall provide to CLEC a list of all CENTREX features and functions offered by NEVADA within thirty (30) days or less of the Effective Date of this Agreement.

3.1.1.3.	All service levels and features of CENTREX Service provided by NEVADA for resale by CLEC shall be at parity to those provided to NEVADA’s end user customers.

3.1.1.4.	CLEC shall pay a one time, non-recurring charge, as set forth in Attachment 8 of this Agreement to pay for the cost of suppressing the need for CLEC customers to dial “9” (“Assumed Dial 9”) when placing calls outside the CENTREX System.

3.1.1.5.	CLEC may utilize Automatic Route Selection (ARS).

3.1.1.6.	CLEC may aggregate the CENTREX local exchange and IntraLATA traffic usage of CLEC Customers to qualify for volume discounts on the basis of such aggregated usage.

3.1.1.7.	CLEC may aggregate multiple CLEC Customers on dedicated access facilities. CLEC shall pay the rates for DS-1 termination set forth in Attachment 8 of this Agreement for such service.

3.2.	CLASS and Custom Calling Features Requirements

Where deployed and offered, CLEC may purchase the entire set of CLASS and Custom Calling features and functions, or any one or any combination of such features, on a customer-specific basis, without restriction on the minimum or maximum number of lines or features that may be purchased. NEVADA shall provide to CLEC a list of all such CLASS and Custom features and functions within thirty (30) days or less of the Effective Date of this agreement.

3.3.	Exception Account Notification

3.3.1.	An end-user customer account may be considered an “Exception Account,” for purposes of this Agreement, when certain conditions exist (e.g. the LifeLine Service rate is billed, Deaf and Disabled equipment has been provided, tax exemptions exist, participation in other programs which provide for reduced or special rates, or subsidies).

ATTACHMENT 5 LOCAL SERVICES RESALE - NV

NEVADA/LIBERTY TELECOM LLC

3.3.2.	NEVADA shall forward the account information to CLEC which identifies a specific end-user as currently eligible and participating in such programs, in an electronic format in accordance with the procedures set forth in this Attachment and Attachment 11.

3.3.3.	NEVADA shall provide Lifeline Service to CLEC for resale until such time as CLEC becomes eligible to receive support from the federal Lifeline subsidy program. Thereafter, NEVADA shall provide CLEC the capabilities required for Lifeline Service at parity with the Lifeline Service offered to NEVADA’s end-user customers.

3.4.	Intercept and Transfer Services

Upon request from CLEC, NEVADA will provide an intercept referral message that includes any new CLEC telephone number for the same period of time as Nevada provides to its existing end user customers, and NEVADA will provide directory updates at the next publication. This intercept referral message shall be approved by CLEC and shall be similar in format to the intercept referral messages currently provided by NEVADA for its own end users.

3.5.	E911/911 Services

NEVADA shall provide to CLEC, for CLEC customers, E911/911 call routing to the appropriate Public Safety Answering Point (PSAP) at parity to that provided to NEVADA’s end-user customers. NEVADA’s ALI database shall provide the PSAP with CLEC customer information. Nevada will assist the PSAP in determining the appropriate CLC to contact in the case of misrouted calls belonging to each CLC. NEVADA will provide CLEC with access to NEVADA’s Master Street Address Guide (MSAG), in paper form and magnetic tape, for purposes of allowing CLEC to update and validate customer records in the E911 Management System (E911 MS) database used to support E911/911 services. NEVADA will provide CLEC revised copies of the MSAG on a quarterly basis until such time as it is electronically available through EDI, at which time NEVADA will no longer provide CLEC with paper or tape copies thereof. NEVADA will offer to CLEC a diskette version of the MSAG, when available. NEVADA will use all reasonable efforts to maintain the MSAG database consistent with correct information in the PREMIS database. Nothing in this Agreement precludes CLEC from establishing and updating its own ALI/DMS data base.

4.	Support Functions for Resold Services:

4.1.	The following support functions are offered in conjunction with a resold service: Operator Services. Operator Services consists of Directory Assistance and Operator Assistance.

ATTACHMENT 5 LOCAL SERVICES RESALE - NV

NEVADA/LIBERTY TELECOM LLC

4.2.	Routing to Operator Services

Where CLEC purchases resold Local Service, at CLEC’s option, NEVADA will provide the functionality and features required to modify the originating subscriber’s line at NEVADA’s local switch (LS) or, when intraLATA presubscription is implemented, NEVADA’s Access Tandem (AT) to route all calls to the CLEC Network for Operator Services. Such routing to CLEC’s Operator Services shall be available as specified in Attachment 6, Section 7.1.4.

4.2.1.	Operator Services:

Operator Assistance calls which, at CLEC’s option, are routed to NEVADA will meet the following requirements:

4.2.1.1.	The calls will be unbranded, with no reference, express or implied, to NEVADA. When technically feasible the calls will be branded “CLEC” or such other brand as may be requested by CLEC.

4.2.1.2.	NEVADA will provide the following services to CLEC’s end users at no charge in parity with the information NEVADA provides its own end users:

4.2.1.2.1	For intraLATA rates where CLEC concurs with NEVADA’s rates, NEVADA will quote call time and charges for CLEC’s end users.

4.2.1.2.2	For intraLATA rates where CLEC does not concur with NEVADA’s rates, NEVADA will transfer CLEC’s end user to the number supplied by CLEC for such requests.

4.2.1.2.3	For interLATA rate information and calling plan rate information, NEVADA will provide CLEC’s end user with appropriate dialing instructions to reach their carrier for such information.

4.2.1.3.	NEVADA will provide Operator Services to CLEC which are at parity with services which NEVADA provides to itself and its own end-user customers.

4.2.2.	Directory Assistance:

4.2.2.1.	In accordance with the availability as specified in Section 7.1.4 of Attachment 6 to this Agreement, at CLEC’s option,

ATTACHMENT 5 LOCAL SERVICES RESALE - NV

NEVADA/LIBERTY TELECOM LLC

NEVADA shall route local Directory Assistance calls dialed by CLEC customers directly to the specified CLEC trunk group. With implementation of IntraLATA Presubscription, intraLATA foreign NPA calls will be routed based upon the end user’s intraLATA PIC.

4.2.2.2.	Subject to the conditions set forth in Attachment 4, Sections 2 and 3, NEVADA will include the CLEC customer’s listing in its Directory Assistance database as part of the Service Order process. NEVADA will honor CLEC customer’s preferences for listing status, including non-published, as noted on the Service Order Request or similar form and will ensure that the listing appears as CLEC requested in the NEVADA database which is used to perform Directory Assistance functions.

4.3.	Operator Assistance:

4.3.1.	NEVADA will provide the full range of Operator Assistance, at the rates set forth in Attachment 8, including, but not limited to, collect, person-to-person, station-to-station, bill-to-third party, busy line verification and busy line interrupt, handicapped caller assistance, and emergency call assist.

4.3.1.1.	At CLEC’s option, and consistent with the implementation schedule set forth in Attachment 6, Section 7.1.4, NEVADA shall route local Operator Assistance calls (0+, 0- ) dialed by CLEC customers directly to the CLEC Local Operator Assistance platform. Such traffic shall be routed over trunk groups specified by CLEC which connect NEVADA end offices and the CLEC Local Operator Assistance platform, using standard Operator Assistance dialing protocols of 0+ or 0-.

4.3.1.2.	NEVADA will provide the functionality and features within its Local Switch (LS) to route CLEC customer dialed 0- and 0+ IntraLATA calls to the CLEC designated trunk on the Main Distribution Frame (MDF) or Digital Cross Connect (DSX) panel via Modified Operator Services Signaling (MOSS) Feature Group C signaling. In all cases, NEVADA will provide post-dial delay at least equal to that provided by NEVADA for its end user customers.

In addition and at CLEC’s request, when intraLATA presubscription is implemented, NEVADA will provide the functionality and features within its Access Tandem to

ATTACHMENT 5 LOCAL SERVICES RESALE - NV

NEVADA/LIBERTY TELECOM LLC

route CLEC customer dialed 0- calls to the CLEC designated trunk on the Main Distributing Frame (MDF) or Digital Cross Connect (DSX) panel via Feature Group D signaling to CLEC. On 0+ calls NEVADA will route the calls to the presubscribed carrier of CLEC’s end user customer.

4.3.1.3.	NEVADA will warm-line transfer any CLEC customer requesting rate information to CLEC, as follows:

4.3.1.3.1.	Warm-line transfers without charge: NEVADA will warm-line transfer any CLEC customer requesting intraLATA rate information (except calling plan information), at no charge to CLEC.

4.3.1.3.2.	Warm-line transfers are unavailable under general tariff. At CLEC’s request, subject to a mutually agreed upon contract, NEVADA will warm-line transfer any CLEC customer requesting interLATA, interstate or international rate information, as well as intraLATA calling plan information, and charge CLEC the mutually agreed upon rate for carrier-to-carrier warm-line transfers.

4.3.2.	Repair Calls:

Either Party shall refer repair calls dialed by the other Party’s end-user customer to the repair number supplied by the appropriate Party. When technically feasible at CLEC’s option NEVADA shall provide the ability to route 611 repair calls directly to CLEC’s repair services platform.

4.3.3.	Non-discriminatory Treatment:

All direct routing capabilities described herein shall permit CLEC customers to dial the same telephone numbers for CLEC Directory Assistance or Local Operator that similarly-situated NEVADA customers dial for reaching equivalent NEVADA services. Such non-discriminatory dialing to reach CLEC’s Directory Assistance or Local Operator shall be available consistent with the implementation schedule in Attachment 6, Section 7.1.4.

4.3.4.	Emergency Calls:

NEVADA, no later than ten (10) business days after the Effective Date, shall provide to CLEC the emergency public agency (e.g., police, fire, ambulance) telephone numbers linked to each NPA-NXX. Such data will be transmitted via the Electronic Interface

ATTACHMENT 5 LOCAL SERVICES RESALE - NV

NEVADA/LIBERTY TELECOM LLC

described in Attachment 11, or by an interim means agreed by the Parties. NEVADA will electronically transmit to CLEC, in a timely manner, all changes, alterations, modifications and updates to such data. NEVADA shall accurately transmit information provided to NEVADA by the emergency public agency, but assumes no liability for the accuracy of such information.

4.4.	Busy Line Verification and Emergency Line Interrupt

Until such time as an electronic interface is made available by NEVADA to access NEVADA’s switch for Operator Services, if CLEC has purchased the resale line without NEVADA’s Operator Services, NEVADA will offer Operator-to-Operator BLV/BLVI to CLEC on a non-discriminatory basis, in accordance with LERG instructions. NEVADA requires that a reciprocal BLV/BLVI network be established between NEVADA and CLEC’s operator service provider.

4.5.	Access to the Line Information Database

NEVADA shall update and maintain CLEC customer information in the Line Information Database (“LIDB”) in the same manner and on the same schedule that it maintains information in LIDB for NEVADA customers.

4.6.	Telephone Line Number Calling Cards

Effective as of the date of an end-user’s subscription to CLEC Service, NEVADA will remove any NEVADA-assigned telephone line calling card number (including area code) (“TLN”) from the LIDB.

4.7.	Call Blocking

Upon CLEC’s request, NEVADA will provide blocking on a line by line basis of an CLEC customer’s access to any or all of the following call types: 900, bill to third and collect, and such other call types for which NEVADA provides blocking to similarly situated customers.

4.8.	Pay Phone Services

4.8.1.	“Pay Phone Service” is defined by Section 276 of the Act and any FCC and Commission regulations adopted thereto. These services may include the provision of service from public pay telephones, the provision of inmate telephone service in correctional institutions, and the provision of any ancillary services within the meaning of Section 276 of the Act.

4.8.2.	Pay phone lines are defined as the loop from the pay phone set point of demarcation to the Serving Wire Center. Pay phone lines are attached to coinless and coin pay phone sets (e.g. NEVADA’s COPT service).

ATTACHMENT 5 LOCAL SERVICES RESALE - NV

NEVADA/LIBERTY TELECOM LLC

4.8.3.	NEVADA will provide CLEC all retail telecommunications functions and features provided by NEVADA through pay phone lines, in the same form, made available by NEVADA to customers for its pay phone line customers (e.g. COPT providers).

4.8.4.	Each Party will comply with Section 276 of the Act and FCC regulations adopted thereunder in connection with selection of carriers for intraLATA, interLATA and international telephone services from pay phone sets.

5.	Service Functions

5.1.	Electronic Interface

5.1.1.	In the event that an EDI interface has not been deployed prior to CLEC’s intent to enter the NEVADA market, NEVADA shall provide an interim electronic interface known as Resale Mechanized Interface/Network Data Mover (“RMI/NDM”) for transferring and receiving all Service Orders and related information such as Firm Order Confirmations (FOC), Jeopardies, Rejects, Simple and Complex Completions. The NDM network interface shall be administered through a gateway that will serve as a single point of contact for the transmission of data from CLEC to NEVADA, and from NEVADA to CLEC. The requirements and implementation of such a data transfer system are/will be set forth in Attachment 11 and are incorporated by this reference as though fully set forth herein. An NDM interface will be made available within thirty (30) days of NEVADA’s receipt of a written request from CLEC to make such interface available or upon implementation at Pacific Bell, whichever is earlier. It is understood that this interface will be the same as that implemented within Pacific Bell.

5.1.2.	For the Long Term, NEVADA and CLEC agree to adopt an Electronic Interface (“El”) standard to transmit and receive Pre-Order, Order and Provisioning data in a “real time” environment. CLEC and NEVADA will exchange requests and responses over the EDI interface established between CLEC and Pacific Bell. Both companies agree that this solution is in their mutual best interest and will negotiate in good faith for the earliest possible deployment of an El standard, as set forth in Attachment 11. It is understood that this interface will be the same as that implemented within Pacific Bell, and that deployment within NEVADA will be in conjunction with deployment in Pacific Bell.

ATTACHMENT 5 LOCAL SERVICES RESALE - NV

NEVADA/LIBERTY TELECOM LLC

5.2.	Work Order Processes

5.2.1.	NEVADA shall ensure that all work order processes used to provision Local Service to CLEC for resale meet the service parity requirements set forth in this Agreement or its Attachments

5.2.2.	Additional Service Ordering, Provisioning, Maintenance, Billing and Customer Usage Data requirements and procedures are set forth in Attachments 11, 12, 13 and 14.

5.3.	Point of Contact for CLEC Customers

5.3.1.	Except as otherwise provided in this Agreement, CLEC shall be the single and sole point of contact for all CLEC customers.

5.3.2.	Each Party shall refer all questions regarding the other Party’s service or product directly to the other Party at a telephone number specified by the other Party.

5.3.3.	Each Party shall ensure that all their representatives who receive inquiries regarding the other Party’s services: (i) provide such numbers to callers who inquire about the other Party’s services or products; and (ii) do not in any way disparage or discriminate against the other Party, or its products or services; (iii) shall not use these misdirected calls as opportunities to solicit the move from one company to another.

5.4.	Single Point of Contact

Each Party shall provide the other Party with a Single Point of Contact (SPOC) for all inquiries regarding the implementation of this Attachment. Each Party shall accept all inquiries from the other Party and provide timely responses.

5.5.	Pre-Service Order Information

To facilitate the ordering of new service for resale or changes to such service to an CLEC customer (Service Order), NEVADA shall provide, consistent with the information exchange as set forth in Attachment 11, Appendix A, CLECs representatives with access to NEVADA’S address, telephone number, and switch feature information. This will allow CLEC to perform functions such as, but not limited to, Telephone Number Assignment, an LSO to address correlation, service and feature availability by Switch type and other such functions which are deemed

ATTACHMENT 5 LOCAL SERVICES RESALE - NV

NEVADA/LIBERTY TELECOM LLC

necessary to provide the customer with a common experience when dealing with CLEC. NEVADA shall comply with CLEC requests to:

5.5.1.	Obtain customer information, including customer name, billing and residence address, billing telephone number(s), current participation in Voluntary Federal Customer Financial Assistance Program if available, Telephone Relay, and other similar services, and identification of NEVADA features and services subscribed to by customer;

5.5.2.	Obtain information on all features and Local Telecommunication Services available for resale by switch CLLI/NPA-NXX. This information will be provided monthly on diskette. When the interfaces specified in Section 5.1.2 are implemented for real-time access via an electronic interface, NEVADA will no longer provide CLEC with a monthly diskette;

5.5.3.	Enter the CLEC customer order for all desired features and services;

5.5.4.	Assign a telephone number (if the CLEC customer does not have one assigned);

5.5.5.	Identify the appropriate primary directory for each end-user location;

5.5.6.	Identify “next available due date” for service installation;

5.5.7.	Provide service availability dates;

5.5.8.	Order local, intraLATA toll service, and enter CLEC customer’s choice of primary interexchange carrier on a single, unified order;

5.5.9.	Suspend or terminate service to an CLEC customer for non payment and restore service, as appropriate, at parity with NEVADA’s ability to suspend or terminate service;

5.5.10.	Obtain street address information for address verification and street-address-to-wire-center correlation; and,

5.5.11.	Obtain Directory Book Codes and Publication Close Dates by NPA-NXX and Service Area Name. This information is available in NEVADA’s CLC Handbook.

ATTACHMENT 5 LOCAL SERVICES RESALE - NV

NEVADA/LIBERTY TELECOM LLC

5.6.	Provisioning

After receipt and acceptance of a Service Order, NEVADA shall provision such Service Order in accordance with the performance standards set forth in Attachment 17 and as set forth below:

5.6.1.	NEVADA shall provide CLEC with service status notices, within mutually agreed-upon intervals. Such status notices shall include the following:

5.6.1.1.	Firm order confirmation, including service availability date, and the need for a service dispatch;

5.6.1.2.	Order completion notification of installation which details the work performed, date completed and any additional information, such as material charges;

5.6.1.3.	Rejections/errors in Service Orders;

5.6.1.4.	Jeopardies and missed appointments;

5.6.1.5.	Charges associated with necessary construction;

5.6.1.6.	Except for basic exchange service, order status at critical intervals;

5.6.1.7.	Except for basic exchange service, test results, where available, will be provided in a form mutually agreeable.

5.6.2.	Where NEVADA provides installation, NEVADA shall advise an CLEC customer to notify CLEC immediately if the CLEC customer requests a service change at the time of installation.

5.6.3.	NEVADA shall provide provisioning support to CLEC at parity with the normal business hours it supports its own retail unit. Currently, those hours are Monday through Friday from 8:00 a.m. to 5:00 p.m. PST. In the event NEVADA changes its hours of operations, NEVADA will notify CLEC of such change in writing.

5.6.4.	NEVADA shall provide training for all NEVADA employees who may communicate, either by telephone or face-to-face, with CLEC customers, during the provisioning process. Such training shall instruct the NEVADA employees not to disparage or discriminate against CLEC, its products or services, and shall comply with the branding requirements of this Agreement.

ATTACHMENT 5 LOCAL SERVICES RESALE - NV

NEVADA/LIBERTY TELECOM LLC

5.6.5.	At CLEC’s option, CLEC may designate directory listings (Directory Assistance listing and Telephone Directory listing) for existing customers be migrated “as is”, with no additional information required.

5.7.	Maintenance

Maintenance shall be provided in accordance with the requirements and standards set forth in Attachment 12. Maintenance will be provided by NEVADA in accordance with the service parity requirements set forth in this Attachment.

5.8.	Provision of Customer Usage Data

NEVADA shall provide the Customer Usage Data recorded by NEVADA. Such data shall include CLEC customer Usage Data for Local Service, including both local and intraLATA toll service, all in accordance with the terms and conditions set forth in Attachment 14.

5.9.	Service/Operation Readiness Testing

5.9.1.	In addition to testing described elsewhere in this Section, NEVADA shall test the systems used to perform the following functions sixty (60) days or less if mutually agreed to by the Parties, prior to commencement of NEVADA’s provision of Local Service to CLEC, in order to establish system readiness capabilities:

5.9.1.1.	All interfaces between CLEC and NEVADA work centers for Service Order, Provisioning;

5.9.1.2.	Maintenance, Billing and Customer Usage Data;

5.9.1.3.	The process for NEVADA to provide customer service records;

5.9.1.4.	The installation scheduling process;

5.9.1.5.	Telephone number assignment;

5.9.1.6.	Procedures for communications and coordination between CLEC SPOC and NEVADA’s Local Operations Center (LOC);

5.9.1.7.	Procedures for transmission of Customer Usage Data; and

5.9.1.8.	Procedures for transmitting bills to CLEC for Local Service.

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NEVADA/LIBERTY TELECOM LLC

5.9.2.	The functionalities identified above shall be tested in order to determine whether NEVADA performance meets the applicable service parity requirements and other performance standards set forth herein. NEVADA and CLEC shall make available sufficient technical staff to perform such testing. NEVADA and CLEC technical staffs shall be available to meet as necessary to facilitate testing. NEVADA and CLEC shall mutually agree on the schedule for such testing.

5.9.3.	At either Party’s request, each Party shall provide to the other Party any results of the testing performed pursuant to the terms of this Attachment. Either Party may review such results and shall notify the other Party of any failures to meet the requirements of this Agreement.

5.9.4.	During the term of this Agreement, NEVADA shall participate in cooperative testing within 30 days of CLEC’s request, whenever it is deemed necessary by CLEC to ensure service performance, reliability and customer serviceability. Additional optional testing, above and beyond that which is normally required to assure NEVADA’s service performance, reliability and customer serviceability, requested by CLEC, will be billed according to the rates outlined in Attachment 8 to this Agreement.

5.10.	Billing For Local Service

5.10.1.	NEVADA shall bill CLEC for Local Service provided by NEVADA to CLEC pursuant to the terms of this Attachment, and in accordance with the terms and conditions for Connectivity Billing and Recording in Attachment 13.

5.10.2.	NEVADA shall recognize CLEC as the customer of record for all Resold Local Service and will send all notices, bills and other pertinent information directly to CLEC unless CLEC specifically requests otherwise.

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NEVADA/LIBERTY TELECOM LLC

ATTACHMENT 6

UNBUNDLED NETWORK ELEMENTS

ATTACHMENT 6 UNBUNDLED NETWORK ELEMENTS - NV

NEVADA/LIBERTY TELECOM LLC

ATTACHMENT 6

SPECIFICATIONS, SERVICE DESCRIPTIONS, AND IMPLEMENTATION

SCHEDULE FOR UNBUNDLED NETWORK ELEMENTS

1.	General: Unbundled Network Elements

1.1.	Access To Unbundled Elements Shall Be Specified Herein and Not Presumed The Network Elements offered under this Agreement shall be clearly specified in this Agreement or the attachments hereto. In no event will it be presumed that access to an Network Element is offered unless so specified. The methods of access to Network Elements described in this Attachment are not exclusive. NEVADA will make available any other form of access requested by CLEC that is consistent with the Act and the regulations thereunder, including future unbundled network elements to be introduced by NEVADA. NEVADA will provide CLEC each Unbundled Network Element according to mutually agreed technical parameters. Requests for Network Elements not specified in this Attachment shall be processed according to the process described in Section 1.6 below.

1.2	Consistent with the terms and conditions in this Attachment and the Act and regulations thereunder, NEVADA shall offer each Network Element individually and/or in combination with any other Network Element or Network Elements in order to permit CLEC to combine such Network Element or Network Elements with another Network Element or other Network Elements, in combinations that are related and logically associated with one another, obtained from NEVADA or with network components provided by itself or by third parties to provide Telecommunications Services to its customers. Within thirty (30) days after CLEC’s request, NEVADA shall make available any Combination specified in the December 19, 1996 Interconnection Agreement between CLEC and Pacific Bell or otherwise agreed to by CLEC and Pacific Bell that Pacific Bell has made available at any location in Pacific Bell territory, provided Nevada has deployed the technology used to provide the element or combination in the locations requested by CLEC.

1.3.	Consistent with the terms and conditions in this Attachment and the Act and regulations thereunder, NEVADA will permit CLEC to interconnect CLEC’s facilities or facilities provided by CLEC or by third parties with each of NEVADA’s Network Elements at any point designated by CLEC that is technically feasible. NEVADA will provide access to all features and capabilities of each element, and ensure that the electrical and operating characteristics of the element are at least equal to those supplied to NEVADA’s own customers.

1.4.	CLEC may use one or more Network Elements or unbundled Network Element Combinations to provide any Telecommunications Service. NEVADA agrees to make Combinations available which have been made

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available in PACIFIC territory. If CLEC requests a Combination which has not been made available in PACIFIC territory, and for which the Parties have not agreed on methods and procedures for pre-ordering, ordering, provisioning, maintenance, billing and pricing, the Parties will meet and confer pursuant to Section 1.6, below, to establish the processes necessary to provide the combination. In the event the Parties can not agree on technical feasibility or any of the matters specified in the foregoing sentence, the Parties will follow the dispute resolution process set forth in Attachment 3 to the Agreement. Notwithstanding the foregoing, NEVADA agrees to provide, upon CLEC’s request, analog bridging, DDS hubbing, and loop conditioning options (conditioning options consist of those options generally available in NEVADA’s end-user or access tariffs) as separate unbundled elements; these elements can be ordered either individually or combined with other unbundled network elements. CLEC shall identify the general types of unbundled network element combinations it seeks to obtain from NEVADA. NEVADA must then identify all of the interconnecting facilities that would be required to combine the elements. In the event that CLEC subsequently seeks a combination that it failed to identify specifically and for which different pieces of interconnection equipment are required, NEVADA shall provide the interconnecting equipment at an appropriate price and without undue delay. Prices for Combinations shall be as set forth in Attachment 8.

1.5.	For each Network Element, NEVADA shall specify a demarcation point (e.g., an interconnection point at a Digital Signal Cross Connect or Light Guide Cross Connect panel or a Main Distribution Frame) and, if necessary, access to such demarcation point, which is mutually agreed to by the Parties. However, where NEVADA provides contiguous Network Elements to CLEC, NEVADA may provide the existing interconnections and no demarcation point shall exist between such contiguous Network Elements.

1.6.	Attachment 6, together with Attachments 5, 11, 12, 13 and 14, which collectively describe the Operating Support System Network Element, list the Network Elements and Combinations that CLEC and NEVADA have identified as of the Effective Date of this Agreement. CLEC and NEVADA agree that the Network Elements and Combinations identified in this Agreement are not exclusive. The process of requesting access to an Network Element or Combination not identified herein shall be as follows:

1.6.1	Either Party may identify a Network Element or Combination, that is not currently available in NEVADA’s network, by providing written notice to the other Party, which notice shall include a description of the Network Element or Combination adequate to determine technical feasibility and development requirements.

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NEVADA/LIBERTY TELECOM LLC

1.6.2	The Parties agree to immediately work together to determine (a) the technical feasibility of the request and (b) the requirements to develop the request, and the anticipated cost of developing the quote. If the Network Element or Combination is identified by CLEC, NEVADA shall be allowed a commercially reasonable period of time to evaluate the technical feasibility of the request and the requirements to develop the requested Network Element or Combination. Notwithstanding the foregoing, if the Parties cannot agree within forty-five (45) days (or such other period of time as may be mutually agreeable), whether the Network Element or Combination is technically feasible, or on the requirements necessary to develop the Network Element or Combination, the Parties shall use the alternate dispute resolution process set forth in Attachment 3 to this Agreement.

1.6.3	The costs of developing the Network Element or Combination, which includes, but is not limited to, the cost of developing the quote, shall be recovered from any entity which utilizes the Network Element or Combination so identified, including NEVADA and its affiliates. In addition, CLEC shall pay its share of NEVADA’s costs of developing any Network Element or Combination, not identified in this Agreement (including, but not limited to, the cost of developing the quote) if CLEC requests development of the Network Element or Combination but subsequently determines not to purchase the Element or Combination. In all cases, CLEC and NEVADA shall meet and confer on the amount of such costs, each Party’s respective share of such costs, and the method of recovery. In the event the Parties cannot agree on the amount and method of recovery, the Parties shall track their respective development costs and will use the alternative dispute resolution process set forth in Attachment 3 to this Agreement. Any determination made in alternative dispute resolution shall be subject to modification by a subsequent decision of the Commission. In no event shall either Party allow the pendancy of a dispute concerning development costs to delay analysis or implementation of the Network Element or Combination.

1.6.4	The charge(s) for Network Elements requested pursuant to this Section shall be specified by amendment to Attachment 8.

ATTACHMENT 6 UNBUNDLED NETWORK ELEMENTS - NV

NEVADA/LIBERTY TELECOM LLC

1.7	Subloop Unbundling (Distribution Media, Loop Concentrator/ Multiplexers, and Loop Feeder)

1.7.1	Requests for subloop unbundling consisting of Distribution Media, Loop Concentrator/Multiplexers or Loop Feeders (as defined in Sections 3, 4 and 5 below), i.e., sub-loop elements, shall be handled on a case-by-case basis. CLEC shall provide written notice of the subloop unbundling request to NEVADA. Upon receipt of such request, the Parties agree to meet and confer within ten (10) business days to establish the timeframe to determine the technical feasibility of the request. If it is technically feasible to provide the specific Network Elements requested, NEVADA shall provide those Network Elements to CLEC without undue delay.

1.7.2	If no consensus is reached regarding technical feasibility, either party may petition the Commission for a determination. The cost of determining technical feasibility and expanding the Feeder Distribution Interface (FDI) to allow for placement of additional feeder and/or distribution cables shall be allocated as set forth in Attachment 8, Section 6.2.

1.7.3	All work performed at the FDI shall be performed by NEVADA technicians.

1.7.4	A report shall be filed with the Commission within six months after completion of the first FDI access under this Agreement. The report may be filed jointly or separately by NEVADA, CLEC and any other connecting carriers. Any report filed by NEVADA or CLEC shall detail any reliability or other problems which arose during or after the FDI interconnection and the specific steps which were taken to correct those problems.

1.7.5	The cost of subloop unbundling shall be as specified in Attachment 8, Section 6.2.1.

1.8	AIN Technical Feasibility Testing

Once NEVADA has deployed AIN in its network and upon request by CLEC, NEVADA and CLEC shall engage in cooperative testing of interconnection between NEVADA’s AIN capable switches and CLECs AIN platform. If the testing demonstrates the technical feasibility of such interconnection, NEVADA shall provide unbundled trigger access from its AIN capable switches to CLECs databases. Disputes regarding the

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outcome of the tests may be submitted to the Commission for arbitration, unless the Parties mutually agree on another form of dispute resolution. If NEVADA fails to deploy AIN during the second or third quarter of 1998, CLEC may file a complaint with the Commission in the nature of a show cause proceeding.

1.9	Unless specified otherwise in this Attachment, NEVADA will make the Network Elements identified in this Agreement, and all Combinations specified herein used by NEVADA in its network, available on the Effective Date of this Agreement.

1.10	Development and Implementation Costs.

Development and Implementation costs for all Network Elements set forth in this Attachment, except as described in 1.6.3 above, will be determined and recovered as specified in Attachment 8.

1.11	Dark Fiber.

Where dark fiber is specified as a medium for a Network Element, the following provisions shall apply.

1.11.1	NEVADA will provide to CLEC information for a specified route regarding the location, availability and loss characteristics of dark fiber for Loops and Transport within ten (10) business days after the receipt of CLECs written request, or longer if mutually agreed by the Parties.

1.11.2	NEVADA will provide dark fiber according to the manufacturer’s specifications.

1.11.3	NEVADA may reserve and withhold dark fiber for approved and funded projects that are to be completed within one year of CLEC’s request for use of the dark fiber.

1.11.4	CLEC must use electronics on fiber-optic cable pairs that provide equivalent or greater capacity to that deployed in NEVADA’s network for the same route before requesting additional dark fiber pairs in that route.

2.	Network Interface Device (NID)

2.1	General Description and Specifications of the Network Element

2.1.1

Description: NID is a device or a connection point which connects the network to the Inside Wire (IW) of a facility. The IW is considered the end user’s property and can be accessed by the end user or by others with the end user’s permission. The side

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connecting to NEVADA’s network is the property of NEVADA and is considered regulated. This side of the NID can only be accessed by NEVADA or its agents. Unbundling the NID makes the IW available to CLEC who will install their own device at the premises to connect to the end user’s IW.

2.1.2.	Types of NID Under this Agreement, NEVADA shall offer access to two general types of NIDs:

2.1.2.1.	Simple NID, which is a standard network interface (SNI) the use of which permits the end user’s customer wiring to be isolated from NEVADA’s network.

2.1.2.2.	Complex NID, which is a building terminal where end user customer wiring terminates on NEVADA’s network.

2.2.	Form of Access

2.2.1.	Form of Access Applicable to All NIDs In all cases (simple and complex), access to NEVADA’s NID will only be available through a separate NID provided by CLEC, and a separate connecting facility running either between the two NIDs, or, where a connector block is available, between CLEC’s NID and the connector block where the end user customer’s inside wire is attached. Unless otherwise agreed in writing, CLEC shall be responsible for providing its own NID and its own connecting facility. In addition, CLEC shall be responsible for obtaining all approvals necessary to place its NID and the connecting facility on the owner’s premise. Nothing in the agreement precludes the end-user customer from re-terminating its inside wire to the CLEC-provided NID thus eliminating the need for NID-to-NID cross-connects. In addition, should CLEC purchase a combination of NEVADA’s NID and NEVADA’s Links, a separate CLEC NID will not be required.

2.2.2.	Ordering CLEC shall order access to NEVADA’s unbundled NID by placing an order, requesting access to the unbundled NID with NEVADA’s Local Service Center (LSC). NEVADA agrees to install a new NID at CLEC’s request.

2.2.3.

When orders for simple unbundled NIDs are received by NEVADA, NEVADA shall make available to CLEC information, where available, indicating the type of NID currently employed (e.g., SNI, MPOE with Binding post identification, MPOE with color code identification, or neither). When orders for complex unbundled NIDs are received by NEVADA, NEVADA shall make available to CLEC information indicating the type of NID currently

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NEVADA/LIBERTY TELECOM LLC

employed (e.g., SNI, MPOE with Binding post identification, MPOE with color code identification, or neither).

2.3.	General Terms and Conditions

2.3.1.	When CLEC purchases a combination of a NEVADA NID and a NEVADA Link, Section 2.3.2 through 2.3.7, 2.3.10 and 2.4 will not be applied.

2.3.2.	Dispatch If the Parties agree that dispatch is required (e.g., to clear or make available spare Binding posts in the NEVADA NID or to secure NEVADA’s facilities at the premises), then NEVADA will dispatch a service technician to complete all necessary work at the customer’s premise to protect NEVADA’s facilities. Dispatch charges as set forth in Attachment 8, shall apply with each such order. Rates are based on the work function performed by NEVADA, i.e., Option A - a dispatch including the installation of a new NID, Option B - a dispatch without the installation of a NID, and Option C - no dispatch where NEVADA provides the binding post information to CLEC. There will be no charge for Option C. NEVADA shall in each case mark the terminating facilities. In the case where CLEC is unable to determine the location of the customer’s facilities because NEVADA did not mark them, NEVADA will dispatch a service technician to the end user premise for the purpose of identifying the appropriate binding posts and will absorb the cost of the visit.

2.3.3.	Protection of Facilities: In no case shall either Party connect to the NID or tie down its connecting facility directly over the other Party’s facility without prior approval of the other Party and without conditioning having been performed to isolate each Party’s network. Furthermore, in no instance shall either Party attach its connecting facility in any manner so as to cause voltage or its own dial tone to occur on the other Party’s network. Neither Party shall leave the other Party’s cable pair unterminated at the NID.

2.3.4.	Coordination Unless requested by CLEC, no coordination is provided. If CLEC requests coordination, charges will be applied as specified in Attachment 8. In addition, unless otherwise agreed by CLEC and NEVADA, neither Party shall access the other Party’s NID unless the owning Party’s service technician is present, or unless the owning Party has already made the necessary modifications to isolate its network.

2.3.5	SNI Conversion In all residential or small business locations where a protector is used to connect to the end user customer’s

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inside wire instead of a SNI, at CLEC’s option, either the protector will be replaced and a SNI installed or CLEC will install its own SNI and connect the customer’s inside wire to the new SNI. If CLEC requests NEVADA to install a new SNI, NEVADA and CLEC agree that the placement of a SNI will benefit each Party, and therefore the cost of installing the new SNI will be shared equally by NEVADA and CLEC. The charges for new SNI installation are specified in Attachment 8.

2.3.6.	Connector Blocks When connecting to a connector block, CLEC and NEVADA will ensure that NEVADA’s jumpers will be completely disconnected and not left hanging free so as to cause potential interference with other facilities of CLEC, NEVADA, or the end user customer.

2.3.7.	Drops Either Party shall be permitted to secure its drop facility to its SNI by grounding same in an appropriate manner. Upon disconnection of service to the end user customer, either Party may leave its drop in place until another LEC or CLC needs access to the NID to provide service to the customer.

2.3.8	Gaining Access the NID The Parties each acknowledge and agree that a special tool is necessary for access to NEVADA’s side of the SNI. Neither Party shall attempt to access any type of NID without the proper tool, and any party accessing the SNI, protector, connector block, or any other form of NID, shall exercise reasonable care and sound technician practices so as to avoid damage to the NID. Nothing in this section shall be construed to allow either Party to connect its loops directly to the other Party’s NID.

2.3.9	Tagging End User Customer Facilities Upon request, NEVADA will dispatch a technician to tag the end user customer’s inside wire facilities on the customer’s side of the NID. In such cases, a dispatch charge shall apply, as specified in Attachment 8.

2.3.10.	Special Construction Charges In the event any Special Construction is required to implement this unbundled element at any given location, Special Construction charges, as defined in Attachment 1 and set forth in Attachment 8 may apply.

2.4	Rates CLEC agrees to pay NID rates as specified in Attachment 8.

2.5	Implementation Schedule NEVADA shall make unbundled NIDS available no later than thirty (30) days after PACIFIC makes unbundled NIDS available at any location in PACIFIC territory.

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NEVADA/LIBERTY TELECOM LLC

3.	Distribution Media

3.1	Definition

3.1.1	Where technically feasible NEVADA shall provide Distribution Media to CLEC. Technical feasibility will be determined on a case-by-case basis as set forth in Section 1.7 above.

3.1.2	Distribution Media provides connectivity between the NID component of Loop Distribution and the terminal block on the customer-side of a Feeder Distribution Interface (FDI). The FDI is a device that terminates the Distribution Media and the Loop Feeder, and cross-connects them in order to provide a continuous transmission path between the NID and a telephone company central office. For loop plant that contains a Loop Concentrator/Multiplexer, the Distribution Media may terminate at the FDI (if one exists), or at a termination and cross-connect field associated with the Loop Concentrator/Multiplexer. This termination and cross-connect field may be in the form of an outside plant distribution closure, remote terminal or fiber node, or an underground vault.

3.1.3.	The Distribution Media may be copper twisted pair, fiber optic cable or dark fiber. A combination that includes two or more of these media is also possible. In certain cases, CLEC shall require a copper twisted pair Distribution Media even in instances where the Distribution Media for services that NEVADA offers is other than a copper facility.

3.2	Requirements for All Distribution Media

3.2.1	Distribution Media shall be capable of transmitting signals for the following services (as needed by CLEC to provide end-to-end service capability to its customer):

3.2.1.1	2-Wire or 4-wire Analog Basic This NEVADA unbundled Network Element is Plain Old Telephone (POTS) grade two-wire or 4-wire circuit or equivalent voice frequency channel that supports analog transmission of 300-3000 Hertz (Hz) with loss no greater than 8.0 db measured at 1004 Hz with 900 ohms at the central office POI and 600 ohms at the MPOE. In addition, coin supervision and ground start signaling options are available.

3.2.1.2	2-Wire or 4-wire Analog (Assured) The NEVADA unbundled Network Element (2-wire or 4 wire) is a voice frequency channel that supports analog transmission of

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300-3000 Hertz (“Hz”) with loss no greater than 5.5db measured at 1004 Hz with 900 ohms at the central office FDI and 600 ohms at the MPOE.

3.2.1.3.	2-Wire Digital (ISDN/xDSL Capable) This NEVADA unbundled Network Element (2-wire) is an ISDN capable Distribution Facility, which is an upgrade to the Basic Distribution Facility for the transmission of digital services having no greater loss than 38db end-to-end, measured at 40,000 HZ with 135 ohms at the central office FDI and 135 ohms at the MPOE This Distribution Facility will not have any load coils or bridge taps within limits defined by the specification applicable to the ISDN/xDSL Distribution Facilities. In addition, the ISDN Capable Distribution Facility, without midspan repeaters, will be used for Distribution Facility requests to support xDSL type transmission rates.

3.2.1.4.	4-Wire Digital (1.544 mbps Capable) This NEVADA unbundled Network Element (4-wire) is a 1.544 mbps capable Distribution Facility which is an upgrade to the Basic Distribution Facility. It will be conditioned with or without digital repeaters.

3.2.1.5.	2 Wire Copper This offering (2 wire continuous copper loop from FDI to MPOE, where facilities are available) is a physical link which can be used to support alarm type Direct Current (DC) service offerings. This Distribution Facility will not have any load coils and bridge taps will be within limits. This 2-wire copper Distribution Facility will work with most DC alarm circuits.

3.2.1.6.	2 Wire Copper Switched Digital This offering (2 wire continuous copper Distribution Facility from FDI to MPOE, where facilities are available) is a physical Distribution Facility which can be used when digital connectivity is required to the customer’s premise having no greater loss than 31 db end-to-end, measured at 80,000 HZ with 135 ohms at the FDI and 135 ohms at the MPOE. This Distribution Facility will not have any load coils and bridge taps will be within limits.

3.2.2	NEVADA shall offer Distribution Media together with, and separately from the NID component of Loop Distribution.

3.3	Additional Requirements for Special Copper Distribution Media CLEC may designate Distribution Media to be copper twisted pair which are

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unfettered by any intervening equipment (e.g., filters, load coils, range extenders), so that CLEC can use these Distribution Media for a variety of services by attaching appropriate terminal equipment at the ends.

3.4	Rates: CLEC agrees to pay the rates for Distribution Media specified in Attachment 8.

4.	Loop Concentrator/Multiplexer

4.1	Definition

4.1.1.	Where technically feasible NEVADA shall provide Loop Concentrators/Multiplexers to CLEC. Technical feasibility will be determined on a case-by-case basis as set forth in Section 1.7 above.

4.1.2	The Loop Concentrator/Multiplexer is the Network Element that: (1) aggregates lower bit rate or bandwidth signals to higher bit rate or bandwidth signals (multiplexing); (2) disaggregates higher bit rate or bandwidth signals to lower bit rate or bandwidth signals (demultiplexing); (3) aggregates a specified number of signals or channels to fewer channels (concentrating); (4) performs signal conversion, including encoding of signals (e.g., analog to digital and digital to analog signal conversion); and (5) in some instances performs electrical to optical (E/O) conversion.

4.1.3	The Loop Concentrator/Multiplexer function may be provided through a Digital Loop Carrier (DLC) system, channel bank, multiplexer or other equipment at which traffic is encoded and decoded, multiplexed and demultiplexed, or concentrated.

4.2	Technical Requirements NEVADA shall provide power for the Loop Concentrator/ Multiplexer, through a non-interruptible source if the function is performed in a central office, or from a commercial AC power source with battery backup if the equipment is located outside a central office. Such power shall also adhere to the requirements stated in this Agreement.

4.3	Rates: CLEC agrees to pay the rates for the Loop Concentrator/ Mulitplexer specified in Attachment 8.

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NEVADA/LIBERTY TELECOM LLC

5.	Loop Feeder

5.1	Definition:

5.1.1	Where technically feasible NEVADA shall provide Loop Feeder to CLEC. Technical feasibility will be determined on a case-by-case basis as set forth in Section 1.7 above.

5.1.2	The Loop Feeder is the Network Element that provides connectivity between (1) a FDI associated with Loop Distribution and a termination point appropriate for the media in a central office, or (2) a Loop Concentrator/Multiplexer provided in a remote terminal and a termination point appropriate for the media in a central office. NEVADA shall provide CLEC physical access to the FDI, and the right to connect, the Loop Feeder to the FDI.

5.1.3	The physical medium of the Loop Feeder may be copper twisted pair, or fiber, including dark fiber, as designated by CLEC. In certain cases, CLEC will require a copper twisted pair loop even in instances where the medium of the Loop Feeder for services that NEVADA offers is other than a copper facility.

5.2	Additional Technical Requirements for DS1 Conditioned Loop Feeder In addition to the requirements set forth in Section 4.2 above, CLEC may designate that the Loop Feeder be conditioned to transport a DS1 signal.

5.3	Requirements

5.3.1	The Loop Feeder point of termination (POT) within a LEC central office will be as follows:

5.3.1.1	Copper twisted pairs shall terminate on the MDF;

5.3.1.2	DS1 Loop Feeder shall terminate on a DSX1, DCS1/0 or DCS3/1; and

5.3.1.3	Fiber Optic cable shall terminate on a LGX.

5.3.2	When requested by CLEC, the Loop Feeder shall provide the analog voice frequency copper twisted pair interface for switched or private line services as described below:

5.3.2.1

2-Wire or 4-wire Analog Basic This NEVADA unbundled Network Element is Plain Old Telephone (POTS) grade two-wire or 4-wire circuit or equivalent voice frequency channel that supports analog transmission of 300-3000 Hertz (Hz) with loss no greater than 8.0 db measured at 1004 Hz with 900 ohms at the central office POI and 600

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ohms at the FDI. In addition, coin supervision and ground start signaling options are available.

5.3.2.2	2-Wire or 4-wire Analog (Assured) The NEVADA unbundled Network Element (2-wire or 4 wire) is a voice frequency channel that supports analog transmission of 300-3000 Hertz (“Hz”) with loss no greater than 5.5db measured at 1004 Hz with 900 ohms at the central office POI and 600 ohms at the FDI.

5.3.2.3	2-Wire Digital (ISDN/xDSL Capable) This NEVADA unbundled Network Element (2-wire) is an ISDN capable Feeder, which is an upgrade to the Basic Feeder for the transmission of digital services having no greater loss than 38db end-to-end, measured at 40,000 HZ with 135 ohms at the central office POI and 135 ohms at the FDI; without loop repeaters, midspan repeaters may be required. This Feeder will not have any load coils or bridge taps within limits defined by the specification applicable to the ISDN/xDSL Feeders. In addition, the ISDN Capable Feeder, without midspan repeaters, will be used for Feeder requests to support xDSL type transmission rates.

5.3.2.4	4-Wire Digital (1.544 mbps Capable) This NEVADA unbundled Network Element (4-wire) is a 1.544 mbps capable Feeder which is an upgrade to the Basic Feeder. It will be conditioned with or without digital repeaters.

5.3.2.5	2 Wire Copper This offering (2 wire continuous copper Feeder from DF to FDI, where facilities are available) is a physical link which can be used to support alarm type Direct Current (DC) service offerings. This Feeder will not have any load coils and bridge taps will be within limits. This 2-wire copper Feeder will work with most DC alarm circuits.

5.3.2.6	2 Wire Copper Switched Digital This offering (2 wire continuous copper Feeder from DF to FDI, where facilities are available) is a physical link which can be used when digital connectivity is required to the customer’s premise having no greater loss than 31 db end-to-end, measured at 80,000 HZ with 135 ohms at the central office POI and 135 ohms at the FDI. This Feeder will not have any load coils and bridge taps will be within limits.

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5.4	Rates: CLEC agrees to pay the rates for the Loop Feeder element specified in Attachment 8.

6.	Loops

6.1.	General Terms and Conditions

6.1.1.	The terms Loops and Links are synonymous.

6.1.2	Use and Suitability of Loop Service Unbundled loops may not be used to provide any service that would degrade or otherwise adversely affect NEVADA’s network services, e.g., introduce harmful voltages or electrical currents in excess of standards used in common industry practice. NEVADA will provide CLEC each Link type according to the technical parameters specified for each Link in Section 6.2 below. NEVADA will determine the medium the Link is provisioned over to meet the appropriate technical parameters, except that, if CLEC requires a specific type of loop to meet the technical requirements of a proposed service, NEVADA will provide such a loop where available.

6.1.3	Assigned Telephone Number CLEC, when not using NEVADA’s switching capabilities, is responsible for assigning any telephone numbers necessary to provide its end users with Exchange Service.

6.1.4	Loops are comprised of three network elements: distribution, concentration and feeder plant. Services that this combination may support are described below. NEVADA will make available plant capable of interfacing on copper, coaxial cable, and optical fiber facilities, including dark fiber.

6.2	Types of Loops/Links

6.2.1	Loops/Links, a NEVADA service, are derived by bundling the distribution and feeder elements, and may, as an option, include the concentrator element. Services that these bundled elements may support are described below. NEVADA loop mediums include copper and optical fiber facilities, including dark fiber.

6.2.2

2-Wire or 4-wire Analog Basic Link This NEVADA unbundled Network Element is Plain Old Telephone (POTS) grade two-wire or 4-wire circuit or equivalent voice frequency channel that supports analog transmission of 300-3000 Hertz (Hz) with loss no greater than 8.0 db measured at 1004 Hz with 900 ohms at the central office POI and 600 ohms at the MPOE. In addition, coin supervision and ground start signaling capable links will be provided where CLEC provides its own switching function or

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when CLEC orders a combination of an unbundled coin or PBX switch port with a Basic Link.

6.2.3	2-Wire or 4-wire Analog (Assured) Link The NEVADA unbundled Network Element (2-wire or 4 wire) is a voice frequency channel that supports analog transmission of 300-3000 Hertz (“Hz”) with loss no greater than 5.5db measured at 1004 Hz with 900 ohms at the central office POI and 600 ohms at the MPOE.

6.2.4.	2-Wire Digital (ISDN/xDSL Capable) Link This NEVADA unbundled Network Element (2-wire) is an ISDN capable Link, which is an upgrade to the Basic Link for the transmission of digital services having no greater loss than 38db end-to-end, measured at 40,000 Hz with 135 ohms at the central office POI and 135 ohms at the MPOE; without loop repeaters, midspan repeaters may be required. This Link will not have any load coils or bridge taps within limits defined by the specifications applicable to the ISDN/xDSL Links. In addition, the ISDN Capable Link, without midspan repeaters, will be used for Link requests to support xDSL type transmission rates. The Parties will work cooperatively to meet transmission and interference standards and assure that other services are not adversely affected.

6.2.5.	4-Wire Digital (1.544 mbps Capable) Link This NEVADA unbundled Network Element (4-wire) is a 1.544 mbps capable Link which is an upgrade to the Basic Link. It will be conditioned with or without digital repeaters.

6.2.6	2 Wire Copper Link This offering (2-wire continuous copper loop from DF to MPOE, where facilities are available) is a physical link which can be used to support alarm-type Direct Current (DC) service offerings having no greater loss than 7.0 db measured at 1004 Hz with 600 ohms at the central office POI and 600 ohms at the MPOE, allowing for an additional 1.0 db loss for any equipment placed by CLEC at the MPOE. This Link may have load coils, and bridge taps will be within limits. This 2-wire copper Link will work with most DC alarm circuits.

6.2.7	2 Wire Copper Switched Digital Link This offering (2 wire continuous copper loop from DF to MPOE, where facilities are available) is a physical link which can be used when digital connectivity is required to the customer’s premise having no greater loss than 31 db end-to-end, measured at 80,000 HZ with 135 ohms at the central office POI and 135 ohms at the MPOE. This link will not have any load coils and bridge taps will be within limits.

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NEVADA/LIBERTY TELECOM LLC

6.3.	Form of Access Interconnection to loops will be at the central office POI. Access to unbundled loops may occur in the following manner:

6.3.1	By purchasing an EISCC to CLEC’s collocated equipment in the same NEVADA Central Office, or

6.3.2.	By purchasing NEVADA’s unbundled transport service at rates as specified in Attachment 8.

6.3.3	Combining Links and NEVADA’s LSNE In addition to the connections described above, CLEC may combine NEVADA’s Links with NEVADA’s LSNE.

6.3.4	Combining NID, Links and NEVADA’s LSNE In addition to the connections described above, CLEC may combine NEVADA’s NID, Links and LSNE

6.4.	Responsibilities of the Parties

6.4.1.	CLEC shall provide to NEVADA forecasts of the number of Links at a LATA level on a semi-annual basis. CLEC will provide the first such forecast prior to submitting the first Link order. Where and when CLEC has forecasts for Links at a more discrete level, CLEC will provide such forecasts to NEVADA.

6.4.2.	CLEC will provide end-user customer listing information for the purpose of providing E911 Service.

6.5.	Implementation Schedule

6.5.1	2-Wire Basic and 2-Wire Assured Link Service will be available on an unbundled basis on the Effective Date of this Agreement from all NEVADA Wire Centers on a first-come, first-served basis, applicable to all CLCs, including NEVADA, and subject to the availability of NEVADA’s facilities and facilities at the MPOE at the premises of the CLEC end user customer. However, certain of NEVADA’s geographical areas are currently served solely via Integrated Digital Loop Carrier (IDLC). In such areas NEVADA will make alternate arrangements equal in quality to those used by NEVADA, to permit CLEC to order a contiguous unbundled loop at no additional cost to CLEC. As mutually agreed, these arrangements may include, but are not limited to, the following: (i) provide CLEC with copper facilities, or (ii) universal digital loop carrier facilities that are acceptable to CLEC, or (iii) convert IDLCs to non-integrated systems. If CLEC requests copper only facilities, additional special construction charges may apply.

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NEVADA/LIBERTY TELECOM LLC

6.5.2	Combination of NEVADA’s NID and its 2-Wire Basic/2-Wire Assured Link Service will be available on the Effective Date.

6.5.3	Implementation of other Link products NEVADA shall make available 2-Wire Digital (ISDN/xDSL Capable) Links, 4-Wire Digital (1.544 mbps Capable) Links, 4-Wire Analog Basic Links, 4-Wire Analog Assured Links and 2-Wire Copper Links at CLEC’s request, but no later than thirty (30) days after Pacific Bell makes the requested type of Link available at any location in Pacific Bell territory.

6.5.4	Implementation of Links combined with LSNE (Options A, B and C) Links may be combined with LSNE simultaneously with the availability of the particular LSNE Option pursuant to the LSNE implementation schedule specified in this Attachment.

6.6	Rates for Loops are specified in Attachment 8. There will be no separate charge for NID when CLEC purchases an unbundled loop, as a NID is included with each unbundled loop.

7.	Unbundled Switching

7.1.	Unbundled Local Switching Network Element (LSNE) NEVADA shall make available unbundled switching capacity, including dial tone, digit reception, access to signaling, deployed AIN supporting capabilities and vertical features, with routing to interoffice trunks and interoffice transport provided by NEVADA or to designated trunk groups specified and purchased by CLEC. NEVADA designates this service “Local Switching Network Element” (LSNE). In purchasing LSNE, CLEC must obtain a line side port (including a telephone number and, at CLEC’s option, a directory listing) for access to the switching functions and vertical features provided by the switch, and some designation of trunking for completion of calls, with the exception of intra-switch calls. All intra-switch calls are completed using NEVADA’s switch and no trunk designation is made for completion of such calls.

7.1.1.	Types of charges

7.1.1.1.	Line Port charges as set forth in Attachment 8.

7.1.1.2.	Nothing in this Section 7 means that the vertical features are included or excluded from the prices for switching. The issue of the appropriate charges for vertical features, if any, shall be as specified in Attachment 8.

7.1.1.3.	Any applicable directory assistance or operator assistance charges as set forth in Attachment 8.

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NEVADA/LIBERTY TELECOM LLC

7.1.1.4.	Usage sensitive (per minute of use) local switching charges, as set forth in Attachment 8 and Attachment 18. Usage will be recorded in one second increments. Usage seconds will be totaled for the entire monthly bill and then rounded to the next whole minute. Usage sensitive local switching charges will be on a per minute of use basis and applied to all originating and terminating traffic, including, but not limited to local, toll, E 911 calls, calls to time and weather announcements, etc. NEVADA will (where feasible) measure and charge for all non- conversation time (e.g., ringing, calls to busy lines, intercept). Where non-conversation time cannot be measured the Parties will mutually agree on the appropriate measure and charge.

7.1.1.5.	Charges for completion of interconnection traffic (local and toll) shall be determined pursuant to Attachment 18.

7.1.2.	Form of Line Port Access Access to LSNE, as specified in Section 7.1.3., may occur in the following manner:

7.1.2.1.	LSNE Access, Cross-Connection Through Collocation: From CLEC’s collocation space, CLEC may purchase an EISCC cross-connection to NEVADA’s Line Side Port to obtain access to LSNE.

7.1.2.2.	Combining Links and LSNE: CLEC may combine Links and NEVADA’s LSNE. Under this scenario, CLEC shall not be required to purchase a cross connection facility from NEVADA’s central office distribution frame to the Line Side Port of the switch.

7.1.2.3.	Combining Links, LSNE and Transport: CLEC may combine Links, the LSNE, and transport facilities, which can be dedicated, shared or common transport from NEVADA. Under this scenario, CLEC shall not be required to purchase any cross-connection facility from NEVADA.

7.1.3.	Types of LSNE NEVADA will provide LSNE to CLEC using routing options A, B, and C, as described below in sections 7.1.3.1. through 7.1.3.3. LSNEs will be provided with any available end user-level routing functions in a particular switch. In addition, NEVADA will provide the switch-level routing options described below. Any limitations on LSNE design in Pacific Bell territory will apply in NEVADA territory.

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NEVADA/LIBERTY TELECOM LLC

7.1.3.1	Option A: NEVADA-Provided Interoffice Transport and NEVADA-Provided Operator and Directory Assistance Services In this configuration, CLEC purchases a Line Port and receives a telephone number and directory listing, switching capacity, switch features including deployed AIN capabilities and completion to NEVADA’s interoffice trunks for all multiple-switch local calls, calls to operator and directory assistance services, E-911, intraLATA toll calls and switched access calls. In this configuration, intra-switch calls are also provided through NEVADA’s switch. NEVADA will be solely responsible for design and engineering of the trunks under this option. In addition, NEVADA will provide all O-, operator and directory assistance services under this option. NEVADA’s switching capacity will be programmed to allow routing to and from CLEC’s line ports, including operator and directory assistance calls, to NEVADA’s network.

7.1.3.1.1	Rates The charges set forth in Section 7.1.1 shall apply.

7.1.3.2.

Option B: NEVADA-Provided Interoffice Transport with Customized Routing-Simple and with Operator and/or Directory Assistance (DA) Services Unbundled from NEVADA’s Line Port Switching Capacity In this configuration, CLEC purchases a Line Port and receives a telephone number and a directory listing, Switching Capacity, switch features (including deployed AIN supporting capabilities) and completion to NEVADA’s interoffice trunks for all multiple-switch local calls, E-911 calls, intraLATA toll and Switched Access calls. In this configuration, intra-switch calls are also provided through NEVADA’s switch. With the exception of trunks for operator and/or directory assistance services, or both, NEVADA will be solely responsible for design and engineering of its interoffice trunks. CLEC will be required to order separate trunks for operator services provided by itself or a third party identified by CLEC to provide such services. Transport facilities may be purchased from NEVADA, or connected to CLEC’s facilities through a collocation cage by obtaining a cross connection from NEVADA. CLEC will be responsible for design and engineering of the operator and/or directory assistance trunks under this option, and shall also be responsible for designating the transport facilities it desires, if any, from NEVADA and the points where

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NEVADA/LIBERTY TELECOM LLC

these facilities shall terminate, in addition, CLEC shall be responsible for providing all operator and/or directory assistance services. NEVADA’s switching capacity will be programmed for CLEC to allow routing of calls to NEVADA’s shared network, except operator and/or directory assistance calls will be routed to the trunks designated by CLEC. In this configuration, the following charges specified in Attachment 8 will apply:

7.1.3.2.1	The charges set forth in Section 7.1.1 above.

7.1.3.2.2.	Non recurring switch programming charges as specified in Attachment 8.

7.1.3.2.3	Trunk Port Cross Connect Charge (EISCC).

(a) If CLEC provides its own dedicated transport to CLEC designated DA and/or operator platform, a cross- connection charge from the unbundled switch element to CLEC’s designated collocation cage located in the same office shall apply at the rates set forth in Attachment 8.

(b) There will be no cross-connect charge if CLEC selects dedicated transport from NEVADA’s intrastate Special access tariffs or NEVADA’s unbundled dedicated transport for connection to CLEC’s designated POI.

7.1.3.3.

Option C: Customized Routing - Complex for CLEC Traffic Using Routes Designated by CLEC This option is customized routing for CLEC traffic in the manner designated by CLEC, and it requires that special customized routing programming be provided by NEVADA pursuant to CLEC’s instructions. This option will include all of the features listed in Options A and B. However, with this Option, CLEC may direct all LSNE-originated traffic on a dialed NPA-NXX basis to a trunk port other than the standard used for NEVADA’s routing. In this configuration, CLEC obtains one or more line ports and receives a telephone number and directory listing, switching capacity, switch features, including deployed AIN supporting capabilities, and transport, that will permit the completion of multiple-switch Local Calls, calls to either operator or directory assistance services,

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NEVADA/LIBERTY TELECOM LLC

or both, E911 calls, intraLATA toll calls, and Switched Access calls. In this configuration, intra-switch calls will be provided through NEVADA’s switch. Inter-switch calls will be provided from either shared or designated common or dedicated transport facilities. CLEC will be solely responsible for design and engineering of any dedicated transport under this option. NEVADA will be solely responsible for design and engineering of any NEVADA-provided shared or common transport used under this option. Dedicated transport may be purchased from NEVADA or CLEC may provide its own. In this configuration, the following charges will apply:

7.1.3.3.1.	Rates The charges set forth in Section 7.1.3.2 shall apply.

7.1.4.	Implementation Schedule

7.1.4.1.	CLEC may place an order for Option A, Option B or Option C from NEVADA at any time after PACIFIC deploys the requested Option with similar routing logic at any location in PACIFIC territory. NEVADA will deploy Option A within forty-five (45) days after CLEC’s order for a particular switch, provided that CLEC places orders for no more than five (5) switches for Option A in any thirty day period. NEVADA will deploy Options B and C within ninety (90) days after CLEC’s order for a particular switch.

7.1.4.2	CLEC may place an order for direct routing of operator and directory assistance as specified in Section 4.2 of Attachment 5 at any time after PACIFIC deploys such direct routing at any location in PACIFIC’s territory. NEVADA will deploy such direct routing within ninety (90) days after CLEC’s order.

7.1.5	Forecasts. CLEC shall provide to NEVADA forecasts of the number of LSNE ports at a LATA level on a semi-annual basis. CLEC will provide the first such forecast prior to submitting the first LSNE port order. Where and when CLEC has forecasts for LSNE ports at a more discrete level, CLEC will provide such forecasts to NEVADA.

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NEVADA/LIBERTY TELECOM LLC

7.2.	Tandem Switching

7.2.1.	General Description and Specifications of the Unbundled Element NEVADA will provide, subject to the terms and conditions specified herein, the following unbundled Tandem Switching:

7.2.1.1.	Standard Tandem Switching Tandem Switching allows use of the Tandem Switch itself for the transmission of calls between two switches connected to that tandem, without any customized routing. NEVADA’s unbundled Tandem Switching will allow CLEC to originate a call to, or terminate a call from, a CLC, another LEC, Wireless Service Provider, or another switch, using the normal routing established in NEVADA’s tandem.

7.2.1.2.	Custom Tandem Switching In addition to the standard Tandem Switching capabilities, custom Tandem Switching will allow CLEC to originate a call to or terminate a call from a CLC, another LEC, Wireless Service Provider, or another switch using CLEC’s own interoffice facilities. Custom Tandem Switching consists of three options:

7.2.1.2.1	Option 1: Custom Basic-Use of NEVADA’s Shared Transport This option uses screening that treats CLEC as a homing End Office. The Custom Basic unbundled Tandem Switching may use dedicated tandem trunk groups that allow full LATA-wide completion over NEVADA’s shared transport. EMR records will need to be exchanged with ILECs who receive calls initiated from CLEC completing over NEVADA’s network. Calls routed to CLEC will use normal LERG routing.

7.2.1.2.2

Option 2: Custom Simple-Use of NEVADA’s Common Transport This option uses screening that treats CLEC as an IEC. The Custom Simple unbundled Tandem Switching will use dedicated trunk groups towards NEVADA’s common transport that will limit calls to the single tandem serving area. This option is only able to use common transport in the terminating direction. Originating calls from NEVADA’s End Offices must use shared transport to the tandem. Custom Simple uses a Type 2A trunk port with unique screening

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capabilities to route traffic to common transport trunk groups.

7.2.1.2.3	Option 3: Custom Complex-Routing Designed to CLEC’s Specifications The Custom Complex tandem unbundled switching will use customized routing for calls sent from CLEC to NEVADA’s tandem that will be designed to CLEC’s specifications, where technically feasible. The use of route advance or overflows with this option will not advance to or from dedicated trunk ports to NEVADA common or shared transport. NEVADA cannot bill the overflow. Notwithstanding the foregoing, the Parties will meet and confer immediately after the Effective Date of this Agreement in an effort to find a solution which can be implemented to enable NEVADA to bill the overflow. This Option will be available where routing has been deployed and is similar to an arrangement deployed in PACIFIC’s territory. If the option is not similar, the date when CLEC can place such an order will be as mutually agreed by the Parties. In the event the Parties are unable to agree on a solution for Option C, the Parties shall submit any dispute to Alternative Dispute Resolution as set forth in Attachment 3.

7.2.1.3	When CLEC uses NEVADA’s LSNE (except where CLEC requests Dedicated Transport using Options B or C), use of the tandem is included in the common transport charges set forth in Attachment 8.

7.2.2	Implementation Schedule

7.2.2.1.	Standard Tandem Switching as described herein will be available as of the Effective Date of this Agreement.

7.2.2.2

Customized Tandem Switching as described in Options 1 and 2 will be available for order when routing has been deployed and is similar to an arrangement deployed in PACIFIC’s territory. In such situations NEVADA will deploy Customized Tandem Switching within ninety (90) days after CLEC places an order. If the option is not similar, the date when CLEC can place such an order will be mutually agreed to by the parties. CLEC may place

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NEVADA/LIBERTY TELECOM LLC

an order for Customized Tandem Switching as described in Option 3 as specified in Section 7.2.1.2.3 above.

7.2.3	Tandem Switching Rate CLEC agrees to pay the Tandem Switching rate listed in Attachment 8.

8.	Unbundled Interoffice Transmission Facilities (Transport)

8.1	General Description and Specifications of the Network Element NEVADA will make available, subject to the terms and conditions specified herein, the following unbundled transport facilities:

8.1.1.	Entrance Facilities in Connection with Dedicated Transport NEVADA will make available the following entrance facilities, pursuant to the charges set forth in Attachment 8, upon request of CLEC:

8.1.1.1.	Connections between the NEVADA’s Wire Center that serves an CLEC switch and the CLEC switch.

8.1.1.2.	Connections between NEVADA’s serving Wire Center and the Point of Presence of CLEC’s IXC’s switch.

8.1.2	Dedicated Transport Is an interoffice transmission path between NEVADA’s Wire Centers. Digital Cross-Connect System (DCS) functionality is available as an option which can be used in connection with Dedicated Transport. NEVADA will make available the following dedicated connections, upon request of CLEC:

8.1.2.1.	Connections between NEVADA End Offices or between NEVADA End Offices and NEVADA serving Wire Centers;

8.1.2.2.	Connections between a NEVADA End Office and a NEVADA EISCC to an CLEC collocation space located in a distant NEVADA End Office.

8.1.3.	Common Transport Common transport will be available between NEVADA End Offices and NEVADA’s Tandem Switch.

8.1.4.	Shared Interoffice Transport Shared transport will only be available where CLEC purchases LSNE. Shared transport provides call completion from a NEVADA End Offices where LSNE is purchased and the terminating NEVADA End Office or POI where the call leaves NEVADA’s network.

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NEVADA/LIBERTY TELECOM LLC

8.1.4.1.	Use of the tandem is included in the Shared Interoffice Transport charges set forth in Attachment 8.

8.2	Form of Access

8.2.1.	Dedicated Transport CLEC may order dedicated transport to connect to the EISCC, USCC, unbundled Switch Trunk Ports, or Entrance Facilities.

8.2.2.	Common Transport Access to common transport will be available through interconnection at the access tandem.

8.2.3.	Shared Interoffice Transport Access to shared transport will only be available where CLEC purchases LSNE. The Parties acknowledge that there is no physical shared transport to unbundle between NEVADA’s End Office switches and NEVADA’s End Offices and Tandem Switches, and CLEC’s interest is in the shared use of transport between NEVADA’s switches and the associated underlying performance characteristics. NEVADA will make available to CLEC shared transport as currently implemented within NEVADA’s interoffice network. NEVADA will engineer, provision and maintain such shared interoffice transport facilities and equipment under existing methods and procedures.

8.2.4.	Use of DCS NEVADA shall make DCS equipment available to CLEC as a separate unbundled Network Element. NEVADA shall make available unbundled DCS no later than thirty (30) days after PACIFIC makes DCS available at any location in PACIFIC territory.

8.2.5.	CLEC may connect Links at NEVADA’s DF to unbundled transport through multiplexing, e.g., D4 channel bank, DCS or Unbundled Services Cross Connect (USCC).

8.2.6.	Entrance Facilities: CLEC may order Entrance Facilities to connect to the EISCC, USCC, unbundled Switch Trunk Ports, or Dedicated Transport.

8.3.	General Terms and Conditions

8.3.1.	For dedicated transport, NEVADA will provide transport unbundled from switching and other services. Such transport services will allow CLEC to send individual or multiplexed switched and dedicated services between NEVADA’s Wire Centers.

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NEVADA/LIBERTY TELECOM LLC

8.3.2.	Dedicated transport will be available with the following functionality or optional services:

8.3.2.1.	Protection and restoration of equipment and interfaces at parity with levels NEVADA maintains for its own transport facilities;

8.3.2.2.	Compliance with Bellcore and industry standards to the extent implemented in NEVADA’s transport network;

8.3.2.3.	Redundant power supply or battery back-up to the extent implemented in NEVADA’s transport network;

8.3.2.4.	Provisioning and maintenance performed to the same extent such provisioning and maintenance is performed on NEVADA’s own transport network.

8.3.3.	NEVADA will make available interoffice transport services capable of interfacing on facilities currently deployed in NEVADA’s network, or on facilities deployed in NEVADA’s network in the future. NEVADA will offer the interoffice transport services capable of handling all transmission rates deployed in NEVADA’s network.

8.3.4.	Transmission Levels Where deployed, NEVADA will make dedicated transport available at the following speeds: DS0, DS1, DS3, and commercially available Optical Carrier levels (e.g., OC-3/12/48).

8.3.5.	Upon request, and subject to the conditions and requirements for using dark fiber as a medium for Network Elements, NEVADA shall provide transport using dark fiber as the medium. In that event, in each tandem or end office that serves as the point of termination, NEVADA shall provide CLEC an appropriate termination point on a distribution frame or its equivalent. In addition, NEVADA shall provide connectivity to its dark fiber in any facility where it has an existing termination point or patch panel.

8.4.	Implementation Schedule Unbundled transport will be available as of the Effective Date of this Agreement, except that unbundled transport combined with LSNE will be available simultaneously with the availability of the particular LSNE Option pursuant to the LSNE implementation schedule specified in this Attachment.

8.5.	Rates CLEC agrees to pay the transport rates specified in Attachment 8.

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NEVADA/LIBERTY TELECOM LLC

8.6.	Forecasts. CLEC shall provide to NEVADA forecasts of the number of Unbundled Transport facilities at a LATA level on a semi-annual basis. CLEC will provide the first such forecast prior to submitting the first Unbundled Transport order. Where and when CLEC has forecasts for Unbundled Transport facilities at a more discrete level, CLEC will provide such forecasts to NEVADA.

9.	Signaling And Databases

9.1.	Signaling Networks

9.1.1.	General Description and Specifications of the Unbundled Element As described in this section, NEVADA will make available interconnection to its SS7 signaling network to enable signaling necessary for call routing and completion. NEVADA will also make available unbundled nondiscriminatory access to SS7 signaling links and NEVADA’s Signaling Transfer Points (STPs).

9.2.	Form of Access and General Terms and Conditions

9.2.1.	The Parties will interconnect their networks using SS7 signaling protocol as defined in PUB L-780023-PB/NB, Issue 3 or later for trunk signaling.

9.2.2.	CLEC may establish CCS interconnections with NEVADA either directly or through a third party. CCS interconnection, whether direct or by third party, shall be pursuant to the Pacific Bell/Nevada Bell CCS network interface specification document PUB L-780023-PB/NB, which will be updated to include interconnection interface specifications for unbundled signaling links and access to NEVADA’s STPs. The Parties will cooperate in the exchange of ISUP and Transaction Capabilities Application Part (TCAP) messages to facilitate full interoperability of CCS-based features between their respective networks, including all CLASS features and functions, to the extent each Party offers such features and functions to its own end users.

9.2.3.

NEVADA’s current CCS/SS7 interconnect questionnaire will be revised to facilitate the exchange of routing and network architecture information between the Parties to provision unbundled signaling links and STP access. Both Parties will provide all SS7 signaling parameters, including Calling Party Number (CPN), and procedures that are implemented within both Parties’ SS7 networks and communicate relevant signaling information via the CCS/SS7 Interconnect questionnaire provided by NEVADA’s CLEC account team. All privacy indicators of the Parties will be honored. Also, CLEC will provide their SS7

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network node, address information and identify the SS7 services they request using the SS7 questionnaire.

9.2.4.	NEVADA will make available to CLEC NEVADA’s signaling links and access to NEVADA’s STPs or access to NEVADA’s STPs with CLEC-provided signaling links to provide capability to support call set-up and to support CCS-based features being provided on the effective date of this Agreement. Signaling links will be provisioned at 56 Kbps, or at 1.5 Mbps if available.

9.2.5.	NEVADA will provide CLEC with access through NEVADA’s STPs to the following elements connected to NEVADA’s SS7 network: (1) NEVADA’s SS7-capable End Offices and Access Tandem Switches; (2) third-party CLC switches; (3) third-party CLC STPs, if the third-party CLC and NEVADA have STP-to-STP interconnection ; and (4) NEVADA will provide CLC signaling links and/or access to NEVADA’s STPs for signaling between CLC’s switches or between CLEC and third-party switches (including unbundled switching elements) when CLEC’s and/or third-party’s switches are interconnected to NEVADA’s SS7 signaling network.

9.2.6.	At CLEC’s option, CLEC may connect its switches to NEVADA’s STPs by means of “A” link access and may connect CLEC STPs to NEVADA’s STPs by means of “D” link access. NEVADA will designate the STP pair for interconnection, and CLEC will then designate the Signaling Point of Interconnection (“SPOI”) within the STP pair.

9.2.7.	All “A” links provided by NEVADA or CLEC will consist of two link sets, and “D” links will consist of four link sets.

9.2.8.	CLEC’s SS7 links will be interconnected to NEVADA’s STPs in the manner specified within PUB L-780023-PB/NB, Issue 3 or later. When CLEC connects its links to NEVADA’s STP, a port charge will apply as specified in Attachment 8; provided, when CLEC provides its own links it must access NEVADA’s STP port through a collocation cage.

9.2.9.	NEVADA will provide to CLEC all the signaling link functions, and all the Signaling Connection Control Point (“SCCP”) functions that are deployed in NEVADA’s SS7 network

9.2.10.	Nevada will provide CLEC with ordering and provisioning procedures for obtaining unbundled signaling links and/or STP access

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9.3.	Implementation Schedule and Rates SS7 STP interconnection is available in NEVADA access tariffs today.

9.3.1.	Implementation will include testing consistent with industry standards. Testing of SS7 interconnection shall include completion of all tests described in NEVADA’s/Pacific Bell’s CCS Network Interconnection Testing documents and defined by the Internetwork Interoperability Test Plan (IITP). These tests shall serve as the minimum amount of testing required to ensure successful signaling network interworking.

9.3.2.	Rates CLEC agrees to pay the signaling link charge and/or signaling port charge listed in Attachment 8.

9.4.	Call-Related Databases

9.4.1.	Toll Free Service Database (800/888)

9.4.2	General Description and Specifications of the Unbundled Element NEVADA will provide access to its 800/888 database if CLEC requests such access from NEVADA as described below.

9.4.3.	Form of Access

9.4.3.1.	CLEC’s query access to NEVADA’s toll free service database (800/888) will be via interconnection at PACIFIC’s Regional or NEVADA’s Local STPs consistent with existing network interface specifications. Specific terms for routing Toll Free Services are addressed in Attachment 18.

9.4.3.2.	NEVADA will provide CLEC with ordering and provisioning procedures for obtaining access to NEVADA’s 800/888 database.

9.4.4.	Implementation Schedule Query access to 800/888 is available today in NEVADA’s access tariffs.

9.4.5.	Rates CLEC agrees to pay the toll free service (800/888) database query rate(s) as specified in Attachment 8. They will be applied when CLEC is the intraLATA service provider for the toll free service customer.

9.5.	Line Information Databases (“LIDB”)

NEVADA acknowledges that it is required to provide unbundled access to LIDB under the Act and that it currently does not have its own LIDB. Therefore NEVADA agrees that it will cause PACIFIC to enter into an

ATTACHMENT 6 UNBUNDLED NETWORK ELEMENTS - NV

NEVADA/LIBERTY TELECOM LLC

agreement with CLEC whereby PACIFIC will give CLEC the same LIDB arrangements, including SMS access, that NEVADA has with PACIFIC. If at any time NEVADA develops its own LIDB, NEVADA will provide CLEC with unbundled access to its LIDB.

9.6.	Advanced Intelligent Network Databases (“AIN”)

General Description and Specifications of the Unbundled Element: Currently NEVADA does not have an AIN platform in place. At such time as NEVADA deploys an AIN platform, NEVADA will provide the following:

9.6.1.	NEVADA will provide CLEC access to NEVADA’s End-Office triggers when CLEC purchases NEVADA’s LSNE to access NEVADA’s AIN databases. Upon deployment of additional AIN elements within Nevada, CLEC may purchase the entire set of Advanced Intelligent Network (“AIN”) features or functions, or any one or any combination of such features or functions, on a customer-specific basis. NEVADA will also provide CLEC with query access to its AIN databases, when deployed, to support AIN services.

9.6.2.	NEVADA will provide CLEC access to NEVADA’s End-Office triggers when CLEC purchases NEVADA’s resold basic exchange lines to access CLEC services created via access to NEVADA’s Service Creation Environment and residing in NEVADA’s Service Control Point.

9.6.3.	When NEVADA deploys SCPs, AIN messages sent from CLEC to NEVADA’s SCP will be via interconnection at NEVADA’s Regional or Local STPs consistent with existing network interface specifications and using messages conforming with Bellcore’s Technical Reference TR-NWT-001285.

CLEC may access NEVADA’s AIN databases and services or CLEC services created via access to NEVADA’s Service Creation Environment.

The requirements for these messages may be modified by AIN access mediation (specifications not yet available).

9.6.4.	Subject to a determination of technical feasibility as set forth in Section 1.8 above, NEVADA shall provide CLEC access to NEVADA’s End-Office AIN triggers for interconnection with CLEC’s AIN service platform. NE.VADA will make available such unbundled query access to AIN End Office Triggers as set forth in Section 1.8 above.

ATTACHMENT 6 UNBUNDLED NETWORK ELEMENTS - NV

NEVADA/LIBERTY TELECOM LLC

9.6.5.	Nevada will provide CLEC with ordering and provisioning procedures for obtaining access to NEVADA’s AIN databases when those features are deployed in Nevada.

9.6.6.	Rates CLEC agrees to pay the applicable AIN rates as specified in Attachment 8.

10.	Service Management System (“SMS”)

10.1.	SMS For AIN

10.1.1	General Description and Specifications of the Unbundled Element

Following deployment within NEVADA, SMS will allow CLEC to update AIN service data residing in NEVADA’s AIN network for use on CLEC lines.

10.1.2.	Form of Access

10.1.2.1	Access to AIN Service Management will be provided via electronic file transfer of CLEC data to NEVADA for entry by NEVADA at one of NEVADA’s AIN administrative terminals. Electronic access to an AIN SMS system will be provided when that system is deployed according to the implementation schedule listed below.

10.1.3.	Rates SMS rates are specified in Attachment 8.

10.1.4.	Implementation NEVADA will make access to the AIN Service Management System available to CLEC upon deployment within Nevada.

10.2	Access to the Service Creation Environment (“SCE”) of the AIN Database

10.2.1.	General Description and Specifications of the Unbundled Element

Upon deployment within Nevada, NEVADA Bell will provide CLEC with access to NEVADA’s AIN Service Creation Environment (“SCE”) for the creation and modification of AIN services upon deployment within NEVADA. All AIN services may require AIN laboratory testing prior to deployment into the network. Testing will evaluate compatibility with NEVADA’s network nodes, interaction with other AIN, 800/888, Operator Services, and other switch-based features, and appropriate use of network resources.

ATTACHMENT 6 UNBUNDLED NETWORK ELEMENTS - NV

NEVADA/LIBERTY TELECOM LLC

10.2.2.	Form of Access CLEC may choose among the following forms of access:

10.2.2.1.	Under Option 1, CLEC provides NEVADA with documentation and logic design for the desired service. NEVADA Bell personnel will operate the AIN SCE terminal to create the service as described by CLEC.

10.2.2.2.	Under Option 2, CLEC personnel will operate NEVADA’s SCE terminals themselves.

10.2.2.3.	Under Option 3, CLEC will develop service logic using CLEC’s Bellcore SPACE platform and will transfer the file to NEVADA for testing and deployment.

10.2.3.	General Terms and Conditions

In all options described above, newly created or modified services will be transferred to the AIN laboratory for testing prior to deployment into the network using the same tests performed on NEVADA’s AIN services.

10.2.4.	Implementation Schedule for SCE

10.2.4.1.	Upon request by CLEC, NEVADA will make Option 1 available no later than thirty (30) days following SCE deployment within NEVADA’s network.

10.2.4.2.	NEVADA will make Option 2 available to CLEC when partitioning of NEVADA’s SCE is available.

10.2.4.3.	Upon request by CLEC, NEVADA will make Option 3 available no later than thirty (30) days following SCE deployment within NEVADA’s network.

10.2.5.	Rates Rates for all Options shall be as specified in Attachment 8.

11.	Operator Services

11.1.1.	Unbundled Operator Services allows CLEC to offer intraLATA operator assistance services to its end user customers, using NEVADA’s Operators on an unbundled basis.

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NEVADA/LIBERTY TELECOM LLC

11.1.2.	NEVADA Operator Services provides the calling party with general assistance, assistance in completing intraLATA calls, and a means to alternately bill calls by dialing 0- or 0+, as follows:

11.1.2.1.	IntraLATA call completion services include Station-to-Station, Person-to-Person, connection to DA, dialing assistance for trouble conditions, and transfers to repair services;

11.1.2.2.	Alternate billing services include Station Collect, Station Billed to Third Number, Station Calling Card, Person Collect, Person Billed to Third Number, and Person Calling Card.

11.1.2.3.	General assistance calls include general assistance (e.g., time and area code requests), dialing instructions, Busy Line Verification, Busy Line Interrupt, credit requests (wrong number, etc.), emergency assistance, disabled customer assistance, IXC requests (customer will be referred to “00”), and language assistance in Spanish. Where a customer asks for information about CLEC rates, NEVADA will transfer the caller to an CLEC operator at no charge.

11.1.3.	Branding Whenever NEVADA provides Operator Services on behalf of CLEC, calls will be unbranded.

11.2.	Form of Access

11.2.1.	Trunking If CLEC purchases the Operator Services unbundled element, CLEC may either provision its own trunk group or order unbundled dedicated Operator Services trunks from NEVADA to connect from an End Office(s) to NEVADA’s DMS 200 TOPS switch. These dedicated one-way trunk groups will conform to Modified Operator Services Signaling (“MOSS”) or Exchange Access Operator Services Signaling (“EAOSS”).

11.2.1.1.	“0” and “0+” Access If CLEC purchases the Operator Services unbundled element, NEVADA will permit CLEC’s local exchange customers to connect to NEVADA’s Operator Services by dialing “0,” or “0” plus the desired intraLATA telephone number.

11.2.2.	On CLEC to TOPS trunk group, NEVADA will complete intraLATA 0-, 0+, and 1+ coin dialed traffic only.

11.2.3.	With ANI 07 and ANI 06 signaling, NEVADA will perform all necessary switch translations in the DMS 200 TOPS switch in order to provide billing restrictions. Call screening and billing restrictions are provided by using Automatic Number Identification (ANI) and screening codes. CLEC must provide timely screening data updates using Operator Services Screen Code Assignment List.

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NEVADA/LIBERTY TELECOM LLC

11.2.4.	NEVADA will access PACIFIC’s LIDB for CLEC’s customers on an as-needed basis to obtain:

11.2.4.1.	Billing telephone number;

11.2.4.2.	Associated billing restrictions using NEVADA’s screen code categories; and

11.2.4.3.	Adds, deletes, and changes.

11.2.5.	Switching and Signaling

11.2.5.1.	MOSS or EAOSS signaling are required. Documents providing the signaling interface between CLEC EO and TOPS are found in TR144 and TR506.

11.2.5.2.	Where MOSS is selected, CLEC must order separate trunk groups for each NPA served.

11.2.5.3.	CLEC must also have a point of presence (“POP”) at NEVADA’s DMS 200 switch within each LATA served by CLEC.

11.2.5.4.	In LATA 720 CLEC may use NEVADA’s DMS 200 TOPS switch for interconnection for operator services.

11.2.6.	Billing records will be recorded at the TOPS switch and billing detail will be passed to CABS. Detailed billing records will be passed to CLEC for end user billing.

11.2.6.1.	AMA billing will be created at the selected DMS 200 TOPS switch. These records will be created in Expanded Bellcore AMA Format (“EBAF”) Phase 2.

11.2.6.2.	Billing will be based on operator work seconds as specified in Attachment 8.

11.2.7.	For customer rate quote requests, NEVADA’s operators will provide rating information if CLEC concurs with NEVADA’s rates; if CLEC does not concur in NEVADA’s rates, rate quote requests will be handled per Section 4.3.1.3 of Attachment 5.

11.3.	General Terms and Conditions

11.3.1.

If CLEC purchases the Operator Services unbundled element, NEVADA will provide CLEC nondiscriminatory access to NEVADA’s Operator Services. The service level, including any dialing delays, of the Unbundled Operator Service provided to

ATTACHMENT 6 UNBUNDLED NETWORK ELEMENTS - NV

NEVADA/LIBERTY TELECOM LLC

CLEC shall be at parity with the Operator Service provided by NEVADA to its own customers.

11.3.2.	BLV and BLVI NEVADA will offer operator-to-operator BLV and BLVI to CLEC on a nondiscriminatory basis, in accordance with LERG instructions. There will be a reciprocal BLV/BLVI network between NEVADA and CLEC.

11.3.3.	Operator-Assisted Calls to DA (“OADA”) NEVADA will offer OADA to CLEC on a nondiscriminatory basis. OADA refers to the situation in which a customer dials “0” and asks the operator for DA; in such situations, the customer is automatically transferred to a DA operator. In providing OADA to CLEC, NEVADA will connect CLEC’s end user customer to NEVADA’s DA operators, and NEVADA will charge CLEC as specified in Attachment 8.

11.3.4.	NEVADA shall not be obligated, under any circumstances, to provide call handling methods or credit card or other alternate billing arrangements that are different from those NEVADA provides to itself or its affiliates.

11.3.5.	NEVADA shall have no duty, apart from factors within NEVADA’s control, to ensure that CLEC’s customers can in fact access NEVADA’s Operator Services.

11.4.	Implementation Schedule

NEVADA will make available unbundled Operator Services no later than thirty (30) days after PACIFIC makes unbundled Operated Services available at any location in PACIFIC territory.

11.5.	Rates CLEC will pay the rates for Operator Services as specified in Attachment 8.

11.6	Forecasts CLEC shall provide to NEVADA forecasts of the number of Unbundled Operator Services arrangements at a LATA level on a semiannual basis. CLEC will provide the first such forecast prior to submitting the first Unbundled Operator Services arrangements.

12.	Directory Assistance Services

12.1.	General Description and Specifications of the Unbundled Element

12.1.1.

NEVADA’s unbundled Directory Assistance Service provides unbundled Directory Assistance (“DA”) services to CLEC by utilizing NEVADA’s DA database. This service includes NEVADA’s listed customers and listings supplied to NEVADA for DA use by other carriers. This DA service shall be provided at

ATTACHMENT 6 UNBUNDLED NETWORK ELEMENTS - NV

NEVADA/LIBERTY TELECOM LLC

parity with NEVADA DA service and will utilize the same Directory Listing source of information as NEVADA uses for its own DA service. NEVADA’s unbundled DA has the following service attributes:

12.1.1.1.	Database and retrieval system for NEVADA’s DA Operator use;

12.1.1.2.	Retrieval of listed telephone number and address information for residence, business, and government listings, requested by locality and name, or a report that the number is not available;

12.1.1.3.	Up to two search requests per call;

12.1.1.4.	Area code information for the United States and Canada;

12.1.1.5.	Exchange locality information for Nevada;

12.1.1.6.	Use of Automated Response Unit for number quotation;

12.1.1.7	Express Call Completion at parity with what NEVADA provides for itself or its affiliates;

12.1.1.8.	NEVADA’s DA is available on a statewide basis (throughout Nevada) or by individual NPA upon mutual agreement; and

12.1.1.9.	NEVADA’s DA provides telephone numbers and address information within the State of Nevada only.

12.1.2.	Nondiscriminatory Access to Directory Listings NEVADA will provide CLEC with nondiscriminatory access to NEVADA’s directory listings for DA applications. Upon the Effective Date of this Agreement, NEVADA shall supply the directory listings to CLEC on magnetic tape. Thereafter NEVADA shall provide weekly updates to CLEC on magnetic tape or other mutually agreeable medium. CLEC shall pay NEVADA for the cost of the transfer media (magnetic tape), plus NEVADA’s reasonable costs for preparation and shipping of the magnetic tape.

The Directory Listing data used by NEVADA, and provided to CLEC, does not include NEVADA’s unlisted customer names or unlisted customer telephone numbers. Provision of NEVADA’s directory listing data is limited to use by CLEC or its agents for provision of directory assistance services.

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NEVADA/LIBERTY TELECOM LLC

12.2.	Form of Access

12.2.1.	Access to Unbundled DA Services. NEVADA will provide CLEC nondiscriminatory access to NEVADA’s DA Services. The service level, including any answer delays, of the Unbundled DA Service provided to CLEC shall be at parity with the DA Service provided by NEVADA to its own customers.

12.2.2.	Trunking Access to NEVADA DA may be provided either through NEVADA’s access tandem or by dedicated trunking from End Office and routed to the appropriate DA center. Where CLEC uses trunking from an CLEC End Office to NEVADA’s access tandem, using local interconnection trunks at NEVADA’s tandem, CLEC must convert all “411” dialed calls to NPA 555-1212 prior to delivery to the tandem as shown in the LERG.

12.2.3.	Transport NEVADA will not provide transport across LATA boundaries.

12.3.	General Terms and Conditions

12.3.1.	Branding Whenever NEVADA provides DA services on behalf of CLEC directly between CLEC’s central office and NEVADA digital DA switch, at CLEC’s option, NEVADA will brand the call as an CLEC call, where technically feasible. Where not technically feasible, such calls will be unbranded.

12.3.2.	Neither Party shall have access to the other Party’s customers’ unlisted telephone numbers, except that each Party’s operators may telephone the other Party to obtain such numbers for emergency purposes.

12.3.3.	Confidentiality of CLEC’s DA and Non-Published Listings NEVADA will accord CLEC’s DA and Non-Published listing information the same level of confidentiality that NEVADA accords its own DA and Non-Published listing information.

12.3.4.	Express Call Completion Service In conjunction with the provision of unbundled DA service to CLEC, NEVADA will provide Express Call Completion Service (which is comparable in every way to the Express Call Completion Service NEVADA makes available to its own end users) in those areas where Express Call Completion Service is generally available and where facilities permit.

12.3.5.	If CLEC purchases NEVADA’s unbundled DA Services element, NEVADA’s contact with CLEC’s end user customers shall be limited to that effort required to process CLEC’s end user

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NEVADA/LIBERTY TELECOM LLC

customers’ requests for DA services. NEVADA will not transfer, forward, or redial an CLEC’s end user customer’s call to any other location for any purpose other than the provision of DA to the customer.

12.3.6.	CLEC DA service quality will be equal to that which NEVADA provides to its own DA customers.

12.3.7.	Billing

12.3.7.1.	Billing will be handled by CABS.

12.3.7.2.	NEVADA will bulk-bill CLEC, with no detailed records. CLEC shall be responsible for billing its end users for this service. All bills for CLEC DA will reflect a per-call charge and the applicable transport charges.

12.3.7.3.	NEVADA will not credit CLEC for customer requests that are not found in the DA database.

12.3.7.4.	All DA calls will be billable to CLEC, except as specifically mentioned herein.

12.4.	Implementation Schedule Unbundled DA services will be available as of the Effective Date of this Agreement. Unbundled directory listings specified in Section 12.1.2 are available on the Effective Date of this Agreement.

12.5.	Rates CLEC agrees to pay for DA services per Attachment 8.

12.6.	Forecasts CLEC shall provide to NEVADA forecasts of the number of Unbundled DA Services arrangements at a LATA level on a semi-annual basis. CLEC will provide the first such forecast prior to submitting the first Unbundled DA Services arrangements.

13.	Operating Support Systems

13.1	General Terms and Conditions

13.1.1.	NEVADA will provide unbundled access to its Operating Support Systems (OSS) consistent with the requirements of the Act, and implementing regulations, this Agreement and its applicable Attachments.

13.1.2.	The specific requirements for OSS are found in Attachments 5, 11, 12, 13 and 14.

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NEVADA/LIBERTY TELECOM LLC

13.2.	Implementation Schedule NEVADA will make OSS available pursuant to the schedule set forth in Attachments 5, 11, 12, 13 and 14.

13.3.	Rates CLEC agrees to pay OSS rates as specified in Attachment 8.

14.	Standards For Network Elements

14.1	If one or more of the requirements set forth in this Agreement are in conflict, CLEC shall elect which requirement shall apply.

14.2	Each Network Element and the interconnections between Network Elements provided by NEVADA to CLEC shall be at least equal in the quality of design, performance, features, functions and other characteristics, including but not limited to levels and types of redundant equipment and facilities for power, diversity and security, that NEVADA provides in NEVADA’s network to itself, NEVADA’s own customers, to a NEVADA affiliate or to any other entity.

14.3	In the event that CLEC reasonably believes that the requirements of this Attachment 6 are not being met, the Parties will meet and confer concerning such engineering, design, performance and other network data, which may be necessary to cure any engineering, design performance or implementation deficiency. In the event that such data indicates that the requirements of this Attachment 6 are not being met, NEVADA shall cure any such deficiency as soon as possible.

14.4.	Subject to this Agreement and its Attachments, NEVADA agrees to work cooperatively with CLEC to provide Network Elements that will meet CLEC’s needs in providing services to its customers.

14.5	If NEVADA makes available to itself or any of its end user customers an expedited or priority provisioning capability for Network Elements and interconnections between Network Elements, then NEVADA will make

ATTACHMENT 7 RIGHTS OF WAY (ROW), CONDUITS, POLE ATTACHMENTS - NV

NEVADA/LIBERTY TELECOM LLC

ATTACHMENT 7

RIGHTS OF WAY (ROW), CONDUITS, POLE ATTACHMENTS

ATTACHMENT 7 RIGHTS OF WAY (ROW), CONDUITS, POLE ATTACHMENTS - NV

NEVADA/LIBERTY TELECOM LLC

Rights of Way (ROW), Conduits, Pole Attachments

1.	Introduction

This Attachment sets forth the requirements for Rights of Way, Conduits and Pole Attachments.

2.	Definitions:

2.1.	A Right of Way (ROW) is the right to use the land or other property of another party to place poles, conduits, cables, other structures and equipment, or to provide passage to access such structures and equipment. A ROW may run under, on, or above public or private property (including air space above public or private property) and may include the right to use discrete space in buildings, building complexes or other locations.

2.2.	A conduit is a tube or similar enclosure that may be used to house communication or communication-related power cables. Conduit may be underground or above ground (for example, inside buildings) and may contain one or more inner ducts. An innerduct is a separate tube or enclosure within a conduit.

2.3.	A pole attachment is the connection of a facility to a utility pole. Some examples of facilities are mechanical hardware, grounding and transmission cable, and equipment boxes.

3.	General Requirements

3.1.	NEVADA shall make ROW, conduit and pole attachments available to CLEC through agreements consistent with applicable regulations of the FCC and the Commission and this Attachment 7, or through tariffs, in the event NEVADA files tariffs covering such facilities.

3.2.	NEVADA shall provide CLEC with non-discriminatory and competitively neutral access, on a first-come, first-served basis, to ROW, conduit, ducts, pole attachments and entrance facilities that NEVADA owns or controls.

3.3.

Upon request, NEVADA shall provide CLEC reasonable access on a non-discriminatory and competitively neutral basis to building entrance facilities (including but not limited to cable vault, conduit, equipment rooms and telephone closets) that are owned or controlled by NEVADA, provided the security of NEVADA’s facilities is maintained at all times. For some locations, CLEC personnel must be escorted, and the Parties will

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NEVADA/LIBERTY TELECOM LLC

negotiate a reasonable arrangement, including administrative costs, if any, for such escorted access.

3.4.	NEVADA may not favor itself in granting access to a ROW, conduit or pole attachment. NEVADA shall not deny a request from CLEC for access to a ROW, conduit or pole attachment on the basis that such space is reserved for NEVADA’s future business needs, except as provided in Sections 3.5, 3.5.1, and 3.6.

3.5.	NEVADA may reserve capacity for projects for which it has an approved job . Approved jobs will normally commence physical construction activities within twelve (12) months and completion of the project within eighteen (18) months, except for conditions outlined in Section 14 of the General Terms and Conditions of this Agreement.

3.5.1.	At CLEC’s request, in the event NEVADA denies an CLEC request for access pursuant to Section 3.5, the Parties shall supply to each other within thirty (30) days of the denial, subject to Section 16 of this Agreement, copies of their respective engineering studies relating to the disputed space. NEVADA shall prevail in its denial of space to CLEC only if NEVADA can prove its engineering studies were underway prior to CLEC’s request for such space. Normal engineering studies are completed within 60 days. The Parties shall meet and confer in an effort to reach an alternative resolution. If the Parties fail to agree, either Party may invoke the alternative dispute resolution process set forth in Attachment 3.

3.6.	The duties of NEVADA described in Sections 3.5 and 3.5.1 shall be subject to expansion or contraction in accordance with rules adopted by the Commission that constitute regulation of rates, terms and conditions for pole attachments within the meaning of Section 224(c)(3) of the Act.

3.7.	NEVADA may designate for maintenance purposes one duct in a multiduct structure when only copper technology exists. NEVADA may designate for maintenance purposes one innerduct in a multiduct structure when only fiber technology exists. In conduit structures where both fiber and copper technologies exist, NEVADA may designate one 4 inch duct for copper and one innerduct for fiber in a separate duct from the copper duct for maintenance purposes, for the benefit of all users of the conduit. No Party shall use the maintenance ducts except for maintenance purposes.

3.8.	In cases where NEVADA reasonably believes that there is insufficient capacity to grant a request from CLEC for access to a ROW, conduit or pole attachment, NEVADA must take all reasonable steps to

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NEVADA/LIBERTY TELECOM LLC

accommodate CLEC’s request and explore potential accommodations in good faith with CLEC.

3.9.	In the event of an emergency affecting ROW, conduit or pole attachments made available by NEVADA to CLEC, NEVADA shall follow the mutually agreed upon Emergency Restoration Procedures attached to this Attachment 7 as Exhibit A.

3.10.	NEVADA shall provide to CLEC the names, numbers of the Single Points of Contact (SPOC) for administering all structure licensing and ROW agreements within each defined geographical area.

4.	Requests for Space

4.1.	Upon being presented with an CLEC written request for access to NEVADA’s conduits or poles, NEVADA will accept or reject CLEC’s request in writing as soon as possible, but within forty-five (45) days, unless the Parties mutually agree upon an appropriate extension of time.

4.2.	If NEVADA denies an application by CLEC for conduit or pole space, its denial must be specific, and include all relevant evidence or information supporting the denial.

5.	Requests for Drawings

5.1.1.	At CLEC’s request, NEVADA shall provide CLEC with drawings of conduit, poles and other ROW paths in selected areas as specified by CLEC within 10 business days or a mutually agreed-upon reasonable timeframe based on the complexity of the request. CLEC will reimburse NEVADA for NEVADA’s incurred costs associated with providing such drawings.

5.1.2.	At CLEC’s request NEVADA engineers will meet with CLEC at a mutually agreed-upon time and place to allow CLEC to examine conduit system or pole line engineering prints. CLEC will reimburse NEVADA for NEVADA’s incurred costs associated with engineering time incurred by NEVADA.

6.	Requests for Information

6.1.	CLEC may submit a written request for information to NEVADA before submitting a request for conduit or pole space in a specified location. This written request must be accompanied by a formal application.

6.2.	NEVADA shall provide information regarding the availability, and where known, the condition of conduit or pole attachments within ten (10)

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NEVADA/LIBERTY TELECOM LLC

business days of CLEC’s written request for a records based answer and twenty (20) business days of CLEC’s request for a field based answer. In the event CLEC’s written request seeks information about the availability of more than five (5) miles of conduit or more than 100 poles, NEVADA shall (1) provide an initial response within ten (10) business days; (2) use reasonable best efforts to complete its response within thirty (30) business days; and (3) if NEVADA is unable to complete its response within thirty (30) business days or if the Parties are unable to agree upon a mutually satisfactory longer time period for NEVADA’s response, NEVADA will hire outside contractors at CLEC’s expense, not to exceed NEVADA’s customary charge for the same work, provided that before proceeding with such outside hiring, NEVADA shall provide to CLEC the contractor’s work order and hourly rate.

6.3.	CLEC shall have the option to be present at the field based survey and NEVADA shall provide CLEC at least twenty-four (24) hours notice prior to start of such field survey. By prior arrangement, NEVADA shall allow CLEC personnel, accompanied by a NEVADA escort, to enter manholes and view pole structures.

7.	Make Ready Work

NEVADA shall complete the “make ready work” required on poles or within conduit to enable CLEC to install its facilities. This work shall be accomplished by NEVADA at a reasonable cost within thirty (30) business days, except that if NEVADA requires longer than thirty (30) business days or if the Parties are unable to agree upon a mutually satisfactory longer time period for completion of the make ready work, outside contractors may be hired at CLEC’s expense to do the work. In that event, NEVADA and CLEC shall confer and agree which Party shall hire the contractors. If CLEC hires the contractors, they must meet NEVADA’s reasonable standards. If NEVADA hires the contractors, before proceeding with the work, NEVADA shall provide to CLEC the contractor’s work order and hourly rate, which shall not exceed NEVADA’s customary charge for the same work.

8.	Pole Attachments

8.1.	Pole Attachments will be placed in the space on the pole designated for communications use. This space is generally located below electric supply circuits and excludes the neutral space between the electrical and communication space.

8.2.

NEVADA shall not attach, or permit other entities to attach, facilities on existing CLEC facilities without CLEC’s prior written consent, except that such consent shall not be required for attachments to facilities such as

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NEVADA/LIBERTY TELECOM LLC

arms and brackets that are designed for more than one cable. CLEC may, at its option, make pole attachments using CLEC or CLEC-designated personnel. CLEC shall follow the methods and procedures for making pole attachments set forth in the pertinent Commission orders and any additional standards provided to CLEC by NEVADA.

8.3.	NEVADA shall inspect all pole attachments to verify conformance with the above standards and procedures. CLEC will pay all costs associated with this inspection.

9.	Conduits:

9.1.	To the extent that space is available as reasonably determined by NEVADA, NEVADA shall provide CLEC space in manholes for racking and storage of cable and other materials as requested by CLEC on a nondiscriminatory, first-come, first-served basis.

9.2.	NEVADA shall remove any retired cable from its conduit at CLEC’s expense within a reasonable period of time if necessary to make conduit space available for CLEC.

9.3.	Upon prior notice to NEVADA, CLEC may conduct maintenance procedures in conduit space leased from NEVADA. NEVADA may dispatch a NEVADA technician at CLEC’s expense to oversee CLEC’s work.

9.4.	Subject to accepted industry safety and engineering standards, NEVADA shall not restrict, withhold or unreasonably delay any modifications to conduit systems necessary to allow access to and/or egress from such systems, provided that certification of a professional structural engineer for modifications to post-1960 structures has been obtained ensuring that the modifications will not adversely impact the structural integrity of the manhole.

9.5.	Subject to accepted industry safety and engineering standards, NEVADA will permit manhole interconnections, breaking out of NEVADA manholes and breaking out of NEVADA conduit by CLEC. NEVADA may not limit new duct entrances to pre-cast knockouts, provided that CLEC must obtain certification of a professional structural engineer for modifications to post 1960 structures ensuring that the modifications will not adversely impact the structural integrity of the manhole. NEVADA may approve alternate entrances.

ATTACHMENT 7 RIGHTS OF WAY (ROW), CONDUITS, POLE ATTACHMENTS EXHIBIT A - NV

NEVADA/LIBERTY TELECOM LLC

10.	Innerducts

NEVADA will permit CLEC, on a first-come, first-served basis, to license the use of innerducts in ducts in which NEVADA already occupies as innerduct as long as one spare innerduct for maintenance purposes remains available. If an innerduct licensed by CLEC becomes defective, CLEC may use the spare maintenance innerduct as long as CLEC repairs the defective innerduct for use as a new maintenance spare as soon as possible.

11.	Access to Private Easements

11.1.	NEVADA shall not block any third party assignment of ROW to CLEC.

11.2.	To the extent space is available, NEVADA shall provide access to ROWs it has obtained from a third party to CLEC on a nondiscriminatory, first-come, first-served basis, provided that any underlying agreement with such third party permits NEVADA to provide such access, and provided that CLEC agrees to indemnify NEVADA for any liability arising out of such access or use.

11.3.	NEVADA will, upon request by CLEC, grant CLEC access to any private easement held by NEVADA providing that any private easement does not preclude NEVADA from providing such access, in a mutually agreeable form of sub-easement, assignment or other appropriate access. NEVADA’s charge for such access shall be a pro rata portion of (a) the charge paid by NEVADA to the grantor of the easement and (b) any other documented administrative and engineering costs incurred by NEVADA in obtaining the original easement, both of which shall be determined on a case-by-case basis and calculated by taking into account (i) the size of the area to be used by CLEC and (ii) the number of users of NEVADA’s easement. CLEC shall also pay the reasonable documented administrative cost incurred by NEVADA in processing such requests for access.

12.	Dispute Resolution

If the Parties are unable to agree on a matter involving access by CLEC to a ROW, conduit, innerducts, pole, entrance facility or private easement owned or controlled by NEVADA, either Party may submit the matter to the dispute resolution process set forth in Attachment 3 to this Agreement or may invoke applicable dispute resolution procedures described in the Act and the FCC’s First Interconnection Order, sections 1217 through 1231.

ATTACHMENT 7 RIGHTS OF WAY (ROW), CONDUITS, POLE ATTACHMENTS EXHIBIT A - NV

NEVADA/LIBERTY TELECOM LLC

EMERGENCY RESTORAL PROCEDURES

1.	General

In the event of an emergency, restoration procedures may be affected by the presence of CLEC facilities in or on NEVADA structures. While NEVADA maintains no responsibility for the repair of damaged CLEC facilities (except under a special maintenance contract), it must nonetheless control access to CLEC structures if restoral of affected facilities is to be achieved in an orderly fashion.

2.	Prioritizing

Where NEVADA and CLEC are involved in emergency restorals, access to NEVADA’s structures will be controlled by NEVADA’s Maintenance Director or his/her on-site representative according to the following guidelines:

2.1	Service Disruptions/Outages

2.1.1	While exercising its right to first access, NEVADA should grant nondiscriminatory access to all occupants in or on its facilities and every effort should be made to accommodate as many occupants as is reasonably safe. Therefore, reasonable, simultaneous access will not be denied unless public or other safety considerations would prohibit such access.

2.1.2	Where simultaneous access is not possible, access will next be granted according to longevity in/on the structure (i.e., first in time, first in right).

Where longevity in the structure cannot be ascertained, access will be prioritized on a first come, first served basis.

2.2	Service Affecting

2.2.1	While exercising its right to first access, NEVADA should grant nondiscriminatory access to all occupants in or on its facilities and every effort should be made to accommodate as many occupants as is reasonably safe. Therefore, reasonable, simultaneous access will not be denied unless public or other safety considerations would prohibit such access.

2.2.2

Where simultaneous access is not possible, access will next be granted to occupants according to the level of damage to its facilities and the likelihood that damage will result in service disruption. Where likelihood that damage will result is not clearly

ATTACHMENT 7 RIGHTS OF WAY (ROW), CONDUITS, POLE ATTACHMENTS EXHIBIT A - NV

NEVADA/LIBERTY TELECOM LLC

discernible, access will be granted according to longevity in/on the structure (i.e., first in time, first in right).

2.2.3	Where longevity in the structure cannot be ascertained, access will be prioritized a first come, first served basis.

3.	Point of Contact

When an emergency situation arises which necessitates CLEC access to a manhole after NEVADA’s normal business hours, CLEC should call NEVADA’s Emergency Control Center (ECC). All calls during normal business hours must be directed to the appropriate NEVADA Single Point of Contact (SPOC). For after-hours calls, NEVADA’s ECC will contact the Maintenance Center responsible for after-hours coverage of the affected area. The maintenance supervisor contacted by the ECC will return CLEC’s call and will arrange for access with on-call maintenance field personnel during the emergency condition.

ATTACHMENT 8 PRICING - NV

NEVADA/LIBERTY TELECOM LLC

ATTACHMENT 8

PRICING

ATTACHMENT 8 PRICING - NV

NEVADA/LIBERTY TELECOM LLC

1.	Local Services Resale

The Commission shall determine in Docket No. 96-9035 the wholesale discount to be applied to the applicable retail rate for all NEVADA services subject to resale and further shall determine the appropriate non-recurring charges (including changeover charges) which shall apply to resold Local Service. If CLEC wishes to order Local Service before the Commission issues an order in that Docket determining the wholesale discount and/or the appropriate nonrecurring charges, the Parties shall meet and confer in order to establish an interim price and/or interim non-recurring charges. In addition to the wholesale discount CLEC, shall receive the same volume discounts from NEVADA for Telecommunications Services based on its wholesale volume that NEVADA provides to its retail customers based on their retail volume without regard to the number of customers to which CLEC resells such service. In establishing the proper wholesale rate for volume discounted services, NEVADA may calculate a separate discount rate. Any interim prices so set shall be subject to modification by any subsequent decision of the Commission. If an interim price is different from the rate subsequently established by the Commission, any underpayment shall be paid by CLEC to NEVADA, or any overpayment refunded by NEVADA to CLEC, within forty-five (45) days after the establishment of the price by the Commission; provided, however, if the total amount of the underpayment or overpayment for all resold Local Services (including recurring and non-recurring charges) is less than $75,000 (seventy five thousand dollars) no payment shall be due.

The prices shall be based on NEVADA’s retail rates applicable on the Effective Date, less the applicable discount. If NEVADA changes its retail rates after CLEC executes this Agreement, the applicable discount shall be applied to the changed retail rates from the time such changes become effective.

2.	Unbundled Network Elements

2.1	The Commission shall determine the prices charged to CLEC for Network Elements.

2.2

If CLEC wishes to order any Network Element before the Commission issues an order determining the appropriate price, the Parties shall meet and confer in order to establish an interim price. Any interim prices so set shall be subject to modification by any subsequent decision of the Commission. If an interim price is different from the rate subsequently established by the Commission, any underpayment shall be paid by CLEC to NEVADA, or any overpayment refunded by NEVADA to CLEC, within forty-five (45) days after the establishment of the price by the Commission; provided, however, if the total amount of the underpayment or overpayment for all Network Elements (including recurring and non-

ATTACHMENT 8 PRICING - NV

NEVADA/LIBERTY TELECOM LLC

recurring charges) is less than $35,000 (thirty five thousand dollars) no payment shall be due.

2.3	In order to permit CLEC to place technical and systems trial orders, CLEC agrees to pay Nevada Bell the interim prices listed in Appendix A for items it orders during said technical and systems trial. CLEC has agreed to pay the prices listed in Appendix A under protest, and without waiver of any of its rights to contest whether these prices are cost based as required by the Act. Further, the Parties agree that the prices in Appendix A are interim prices, subject to true up as described in Section 2.2. above. Should CLEC, before the Commission has ordered prices in Docket 96-9035, wish to place orders other than for the technical and systems trial, CLEC shall first initiate the process set forth in the first sentence of Section 2.2

3.	Collocation

3.1	The Commission shall determine the prices charged to CLEC for collocation.

3.2	If CLEC wishes to order Collocation before the Commission issues an order determining Collocation prices, the Parties shall meet and confer in order to establish an interim price. Any interim prices so set shall be subject to modification by any subsequent decision of the Commission. If an interim price is different from the rate subsequently established by the Commission, any underpayment shall be paid by CLEC to NEVADA, or any overpayment refunded by NEVADA to CLEC, within forty-five (45) days after the establishment of the price by the Commission; provided, however, that for purposes of this Section 3.2, collocation will be included within the true-up specified in Section 2.2.

4.	Interconnection Services

4.1	NEVADA will make interconnection arrangements available at all collocated locations. CLEC may choose to deliver both local and toll traffic over the same trunk group(s). With respect to the previous sentence, CLEC will provide NEVADA with the Percent Local Usage (PLU) factor to facilitate billing of the local interconnection rate. CLEC’s PLU determination shall be subject to reasonable audit by NEVADA pursuant to Section 10 of this Agreement.

4.2

Prices and terms for interconnection services are specified in Attachment 18 and this Attachment 8, including, without limitation, the calculation of applicable charges for the completion of toll and local traffic when NEVADA’s LSNE is used, the manner for determining when reciprocal

ATTACHMENT 8 PRICING - NV

NEVADA/LIBERTY TELECOM LLC

compensation applies for the exchange of local traffic, and the reciprocal compensation rates for local and toll traffic.

5.	Rights of Way, Conduits and Pole Attachments

5.1	The Commission shall determine the prices charged to CLEC for rights of way, conduits or pole attachments.

5.2	If CLEC wishes to order rights of way, conduits or pole attachments before the Commission issues an order determining prices, the Parties shall meet and confer in order to establish an interim price. Any interim prices so set shall be subject to modification by any subsequent decision of the Commission. If an interim price is different from the rate subsequently established by the Commission, any underpayment shall be paid by CLEC to NEVADA, or any overpayment refunded by NEVADA to CLEC, within forty-five (45) days after the establishment of the price by the Commission; provided, however, that for purposes of this Section 5.2, rights of way, conduits and pole attachments shall be included in the true up specified in Section 2.2 above.

6.	Development and Implementation Cost Recovery

6.1.	The Parties shall petition the Commission to consider issues surrounding development and implementation costs in a multi-party industry-wide docket. Both parties shall track such costs in a manner consistent with Generally Accepted Accounting Principles. To the extent determined by the Commission, the parties shall pay their appropriate share of development and implementation costs. Prior to such determination, NEVADA shall fill all orders placed by CLEC without requiring up-front payment of such costs.

6.2.	Specific Costs.

6.2.1.	Subloop Unbundling (Distribution Media, Loop Concentrator/Multiplexers and Loop Feeder)

6.2.1.1	Pursuant to Attachment 6, Section 1.7, upon receipt of a bona fide request, NEVADA, CLEC, and any other requesting carrier shall work together to determine the technical feasibility for each specific FDI requested. The costs of a feasibility determination shall be borne by the parties requesting access. The costs of expanding the Fiber Distribution Interface (FDI) to provide the requested Network Elements shall be paid by the parties that receive access to it.

ATTACHMENT 8 PRICING - NV

NEVADA/LIBERTY TELECOM LLC

6.2.1.2	CLEC shall pay all reasonable costs of the work done on its behalf or required as a result of its presence at a particular FDI.

6.2.2.	AIN Database - Technical Feasibility Testing.

If the Parties engage in one-on-one cooperative testing, reasonable and necessary costs of carrying out the agreed-to test plans shall be tracked and documented by each of the Parties for the purpose of identifying the total costs incurred by the two parties. The Parties shall split the total cost on an equal basis, each paying 50%. Each Party shall submit final cost data to the other every 60 days during testing and within 60 days after completion of the test. The owing Party shall pay within 30 days after receipt of the final cost data; however, if the total difference in costs incurred by each of the Parties is less than $10,000 no payment shall be due.

If AIN testing is performed at an industry level, each Party shall bear its own cost of technical feasibility testing for access to AIN triggers.

6.2.3.	Higher-Than-Parity Service.

NEVADA shall track its costs caused by service performance requirements of this Agreement or specific CLEC requests which specify service that is higher-than-parity with service levels NEVADA provides for comparable retail services or for similar services for other CLCs. The Commission will resolve any disputes concerning whether a request for service is “above parity”. For any such higher-than-parity service requirements which cause significant additional costs, NEVADA will charge CLEC such additional costs. If the Parties dispute such recovery, NEVADA may request Commission approval to charge CLEC such costs. Pending resolution of any dispute, NEVADA shall not withhold any required service from CLEC.

7.	To Be Determined

In this Agreement, rates for certain services, Network Elements and Combinations are specified as “To Be Determined” (TBD). In addition, numerous provisions of this Agreement refer to prices set forth in Attachment 8. In the event of such a reference in this Agreement where there is no corresponding price in this Attachment 8, it shall be deemed to be TBD. With respect to all TBD prices, prior to CLEC ordering any such TBD items, the Parties shall meet and confer to establish a price. If no agreement is reached, the Parties shall refer any disputes to the Alternative Dispute Resolution process set forth in Attachment 3. Any rates set in arbitration shall be subject to

ATTACHMENT 8 PRICING - NV

NEVADA/LIBERTY TELECOM LLC

modification by any subsequent decision of the Commission. CLEC shall be responsible for payments of any such rates so established as ordered in arbitration or by the Commission.

8.	Not Applicable

In this Agreement, rates for certain services, Network Elements and Combinations are specified as “Not Applicable” (N/A). In the event of such a reference in this Agreement where there is no corresponding price in this Attachment 8, it shall be deemed that there will be no corresponding rate in the field where the N/A appears.

Prices For Unbundled Network Elements	APPENDIX A
ATTACHMENT 8
NEVADA/LIBERTY TELECOM LLC

Nevada Bell Network Element Descriptions	Monthly Recurring	Non-Recurring
		Initial	Additional
LOOP/LINK
2-Wire Analog Loop
-Zone 1	$13.65	$129.55	$94.45
-Zone 2	$18.25	$129.55	$94.45
-Zone 3	$34.75	$129.55	$94.45
5db Conditioning	TBD	TBD	TBD
2-Wire Digital Loop	TBD	TBD	TBD
4-Wire Digital Loop	TBD	TBD	TBD
SUBLOOP UNBUNDLING	ICB	ICB	ICB

NETWORK INTERFACE DEVICE (NID)	N/A	$101.50	$10.15

SWITCHING CAPABILITY
Switching
Ports
Analog Line Port
-Zone 1 -Metro	$2.80	$27.05	$21.20
-Zone 2 -Outstate	$5.70	$27.05	$21.20
Vertical Features - per feature/per port
Call Forwarding Variable
-Zone 1 -Metro	N/A	$6.50	$0.65
-Zone 2 -Outstate	N/A	$6.50	$0.65
Busy Call Forwarding
-Zone 1 -Metro	N/A	$6.50	$0.65
-Zone 2 -Outstate	N/A	$6.50	$0.65
Delayed Call Forwarding
-Zone 1 -Metro	N/A	$6.50	$0.65
-Zone 2 -Outstate	N/A	$6.50	$0.65
Call Forwarding Busy/Delay	Not available until mid 1999
-Zone 1 -Metro	N/A	$6.50	$0.65
-Zone 2 -Outstate	N/A	$6.50	$0.65
Call Waiting
-Zone 1 -Metro	N/A	$6.50	$0.65
-Zone 2 -Outstate	N/A	$6.50	$0.65
Caller ID
-Zone 1 -Metro	N/A	$6.90	$0.65
-Zone 2 -Outstate	N/A	$6.90	$0.65
Per Line Blocking
-Zone 1 -Metro	N/A	$6.50	$0.65
-Zone 2 -Outstate	N/A	$6.50	$0.65
Per Call Blocking
-Zone 1 -Metro	N/A	$6.50	$0.65
-Zone 2 -Outstate	N/A	$6.50	$0.65

Prices for Unbundled Network Elements	APPENDIX A ATTACHMENT 8 NEVADA BELL/LIBERTY TELECOM LLC

	Monthly Recurring	Non-Recurring
Nevada Bell Network Element Descriptions		Initial	Additional
Call Return
-Zone 1 -Metro	N/A	$6.50	$0.65
-Zone 2 -Outstate	N/A	$6.50	$0.65
Three Way Calling
-Zone 1 -Metro	N/A	$6.50	$0.65
-Zone 2 -Outstate	N/A	$6.50	$0.65
Hunting - Business
-Zone 1 -Metro	N/A	$70.15	$24.45
-Zone 2 -Outstate	N/A	$74.00	$26.75
Remote Access to Call Forwarding	Not available until mid 1999
-Zone 1 -Metro	N/A	$6.90	$0.65
-Zone 2 -Outstate	N/A	$6.90	$0.65
BASIC SWITCHING FUNCTIONS
Interoffice - Originating
Setup per Attempt	$0.003065	N/A	N/A
MOU	$0.002553	N/A	N/A
Interoffice - Terminating
Setup per Call	$0.003110	N/A	N/A
MOU	$0.002506	N/A	N/A
Intraoffice
Setup per Call	$0.001469	N/A	N/A
MOU	$0.002757	N/A	N/A
Customized Routing - Options B, C	TBD	TBD	TBD
Tandem Switching
Setup per Call	$0.002658	N/A	N/A
MOU	$0.001261	N/A	N/A
INTEROFFICE TRANSMISSION FACILITIES
Dedicated Transport
- Voice Grade Interoffice Transport
Statewide
Fixed (per termination)	$14.30	$177.40	$85.20
Variable (per mile)	$0.35	N/A	N/A
- DS1 Interoffice Transport
Statewide
Fixed (per termination)	$45.35	$1,418.70	$339.40
Variable (per mile)	$7.20	N/A	N/A
- DS3 Interoffice Transport
Statewide
Fixed (per termination)	$785.20	$1,418.70	$431.05
Variable (per mile)	$167.40	N/A	N/A
- Entrance Facilities
2-Wire Voice	$13.65	$129.55	$94.45
DS-1	$84.95	$1,288.45	$316.90
DS-3	$905.55	$1,288.80	$398.10

Prices for Unbundled Network Elements	APPENDIX A ATTACHMENT 8 NEVADA BELL/LIBERTY TELECOM LLC

Nevada Bell Network Element Descriptions	Monthly Recurring	Non-Recurring
		Initial	Additional
Common Transport
Statewide
Fixed Per MOU	$0.000305	N/A	N/A
Per Mi Per MOU	$0.000019	N/A	N/A
Shared Transport
Statewide
Fixed Per MOU	$0.001540	N/A	N/A
Per Mi Per MOU	$0.000118	N/A	N/A
USCC	TBD	TBD	TBD
SIGNALING SYSTEM 7 (SS7)	Nevada Bell FCC Tariff 1 - per call rate may apply
LIDB	See Pacific Bell agreement as described in attachment 6
OPERATOR SERVICES (OS)	Nevada Bell FCC Tariff 1
DIRECTORY ASSISTANCE (DA)	Nevada Bell FCC Tariff 1
EISCC
Voice Grade (per hundred)	$58.70	$93.20	$48.80
DS1 (each)	$4.00	$396.20	$281.65
DS3 (each)	$133.45	$396.20	$281.65
MAINTENANCE OF SERVICE CHARGES
Basic Time	TBD	TBD	TBD
Overtime	TBD	TBD	TBD
Premium Time	TBD	TBD	TBD
TIME & MATERIAL CHARGES
Basic Time	TBD	TBD	TBD
Overtime	TBD	TBD	TBD
Premium Time	TBD	TBD	TBD

OSS	TBD	TBD	TBD
SERVICE ORDER CHARGE	Additional to NonRecurring Charges
Simple Manual
New	none	$139.80	none
Disconnect	none	$100.45	none
Change	none	$117.95	none
Record	none	$76.45	none
Complex Manual
New	none	$251.15	none
Disconnect	none	$109.20	none
Change	none	$141.95	none
Record	none	$109.20	none
Mechanized Simple (LEX or EDI)	none	$5.00	none

Footnote: All products and services not listed above are TBD - To Be Determined.

Cancels 15th Revised Page 217.1

ACCESS SERVICE

6.	Switched Access Service (Cont’d)

6.8	Rates and Charges (Cont’d)

6.8.5	(D	)
	(D	)

6.8.6	Message Unit Credit

Rates
- Per originating ALA or Feature Group A access minute	$0.000910

6.8.7	SS7 Interconnection

		USOC	Nonrecurring Charge	Monthly Rate
(A)	SS7 Links
	- per Link	SL7	$1,131.17	$11.29
	- per Mile			.70
(B)	STP Port
	- per Port	SLPTC		$1,200.00

6.8.8	Toll Free Access Service

Recurring Charges
Basic Toll Free Access Query
- per Query	$0.005184
POTS Translation
- per Query	0.000000
Multiple Destination Routing
- per Query	0.000500
Six Digit Master Number List Turnaround
- per Query	0.003652

Rates contained in this transmittal are subject to subsequent adjustment, effective retrospectively back to the transmittal’s original effective date, in the event the Commission or a court subsequently authorizes Nevada to correct its rates to allow it to calculate its price cap formulas to exclude USF contributions from the operation of the X-factor, or in the event of any other adjustment pursuant to an order of the Commission or a court.

(This page filed under Transmittal No. 264)

Issued: January 11, 1999	Effective: January 26, 1999
President

645 E Plumb Lane, Reno, Nevada 89520

TARIFF F.C.C. No.1

7th Revised Page 217.2

Cancels 6th Revised Page 217.2

ACCESS SERVICE

6.	Switched Access Service (Cont’d)

6.8	Rates and Charges (Cont’d)

6.8.9	Billing Name and Address Service

Set -up Fee	$3,000.00
-per CIC
BNA Found	.78	(Ry)
-per query
BNA Not Found	.39
-per query

y	Material issued under authority of Special Permission No. 98-146 of the F.C.C.

Rates contained in this transmittal are subject to subsequent adjustment, effective retrospectively back to the transmittal’s original effective date, in the event the Commission or a court subsequently authorizes Nevada to correct its rates to allow it to calculate its price cap formulas to exclude USF contributions from the operation of the X-factor, or in the event of any other adjustment pursuant to an order of the Commission or a court.

(This page filed under Transmittal No. 242)

Issued: June 30, 1998	Effective: July 1, 1998
President		(T)

645 E. Plumb Lane, Reno, Nevada 89520

Prices for Unbundled Network Elements	APPENDIX A ATTACHMENT 8 NEVADA BELL/LIBERTY TELECOM LLC

Zone Assumptions:

a)	Zones for loops are defined as 1, 2 and 3

Zone 1 for loops includes RENONV02, SPRKNV11, RENOVN13, CRCYNV01, RENONV12, RENONV14, RENONV15

Zone 2 for loops includes INVGNV11, STEDNV11, SNVYNV11, SPRKNV12, DYTNNV11, WASONV11, FRNLNV11, SVSPNV11, VRCYNV12, CHBTNV11, and LCWDNV11

Zone 3 for loops includes all other offices not defined in zone 1 or 2

b)	Zones for local switching capability and vertical features are defined as Metro (zone 1) and Outstate (zone 2) Metro offices include: CRCY, DYTN, INVG, LCWD, RENO, SNVY, SPRK, STED, VERD, VRCY, and WASO Outstate offices include all not defined as Metro

Generic Rates	NEVADA/CLEC
November 13, 1998

		Nevada	Nevada
	Nevada Recurring	Non-Recurring
NETWORK ELEMENTS		Initial	Add’l
LOOPS
2-Wire Analog
-Zone 1	$13.65	$129.55	$94.45
-Zone 2	$18.25	$129.55	$94.45
-Zone 3	$34.75	$129.55	$94.45
5db Conditioning
-Zone 1	$1.90	$510.75	$403.15
-Zone 2	$2.35	$510.75	$403.15
-Zone 3	$2.65	$603.30	$491.80
4-Wire Analog
-Zone 1	$31.00	$284.50	$192.75
-Zone 2	$41.00	$284.50	$192.75
-Zone 3	$74.10	$326.20	$223.75
2-wire Digital
-Zone 1	$16.70	$107.90	$72.35
-Zone 2	$22.10	$107.90	$72.35
-Zone 3	$39.05	$120.80	$83.30
4-wire Digital
-Zone 1	$84.95	$1,079.40	$601.65
-Zone 2	$99.65	$1,079.40	$601.65
-Zone 3	$122.95	$1,351.70	$753.40
2-Wire ADSL Capable
-Zone 1	TBD	TBD	TBD
-Zone 2	TBD	TBD	TBD
-Zone 3	TBD	TBD	TBD
Loop Qualification Process
-Zone 1	Not Applicable	TBD	Not Applicable
-Zone 2	Not Applicable	TBD	Not Applicable
-Zone 3	Not Applicable	TBD	Not Applicable
Removal of Repeater Option
-Zone 1	Not Applicable	TBD	Not Applicable
-Zone 2	Not Applicable	TBD	Not Applicable
-Zone 3	Not Applicable	TBD	Not Applicable
Removal Bridged Tap Option
-Zone 1	Not Applicable	TBD	Not Applicable
-Zone 2	Not Applicable	TBD	Not Applicable
-Zone 3	Not Applicable	TBD	Not Applicable
Removal of Load Coil Option
-Zone 1	Not Applicable	TBD	Not Applicable
-Zone 2	Not Applicable	TBD	Not Applicable
-Zone 3	Not Applicable	TBD	Not Applicable
Conditioning of loops over 17.5 k)	Not Applicable	ICB	Not Applicable
NETWORK INTERFACE DEVICE (NID)
NID Crossconnect	N/A	$101.50	$10.15
Cross Connects to Collocation Cage
Analog 2-wire	TBD	$146.60	$134.55
Analog 4-wire	TBD	TBD	TBD
Digital 2-wire	TBD	TBD	TBD
Digital 4-wire	TBD	TBD	TBD
ADSL Shielded 2-wire	TBD	TBD	TBD

CONFIDENTIAL-PROPRIETARY

Not for disclosure outside of SWB/PacBell/Nevada Bell Telephone Companies except under written agreement.

Generic Rates	NEVADA/CLEC
November 13, 1998

	Monthly Recurring					Non-Recurring
Cross Connects to Point of Access (POA)	Method 1	Method 2	Method 3	Method 4	Method 5	First	Add’l
Analog Loop to POA
2-Wire	TBD	TBD	TBD	TBD	TBD	TBD	TBD
4-Wire	TBD	TBD	TBD	TBD	TBD	TBD	TBD
Digital Loop to Point of Access	TBD	TBD	TBD	TBD	TBD	TBD	TBD
2-Wire	TBD	TBD	TBD	TBD	TBD	TBD	TBD
4-Wire
Switch Ports to Point of Access
Analog Line Port	TBD	TBD	TBD	TBD	TBD	TBD	TBD
BRI Port	TBD	TBD	TBD	TBD	TBD	TBD	TBD
PRI Port	TBD	TBD	TBD	TBD	TBD	TBD	TBD
Unbundled Dedicated Transport to Point of Access
DS1	TBD	TBD	TBD	TBD	TBD	TBD	TBD
DS3	ICB	ICB	ICB	ICB	ICB	ICB	ICB

		Non-Recurring
	Recurring	Initial	Add’l
LOCAL SWITCHING CAPABILITY
Ports
Analog Line Port
-Zone 1 -Metro	$2.80	$27.05	$21.20
-Zone 2 or 3 - Outstate	$5.70	$27.05	$21.20
Centrex Port
-Zone 1 -Metro	$4.35	$58.30	$36.80
-Zone 2 or 3 - Outstate	$6.00	$58.30	$36.80
Centrex System Establishment
-Zone 1 -Metro	N/A	$295.05	N/A
-Zone 2 or 3 - Outstate	N/A	$295.05	N/A
ISDN BRI Port
-Zone 1 -Metro	$23.30	$124.80	$80.40
-Zone 2 or 3 - Outstate	TBD	TBD	TBD
Analog DID Trunk Port
-Zone 1 -Metro	$9.50	$124.80	$80.40
-Zone 2 or 3 - Outstate	$17.55	$124.80	$80.40
ISDN PRI Port
-Zone 1 -Metro	$250.15	$124.80	$80.40
-Zone 2 or 3 - Outstate	TBD	TBD	TBD
Vertical Features
Call Forwarding Variable
-Zone 1 -Metro	$0.09	$6.50	$0.65
-Zone 2 or 3 - Outstate	$0.15	$6.50	$0.65
DID Number Block (per 100 numbers)
-Zone 1 -Metro	$0.00	$70.15	$24.45
-Zone 2 or 3 - Outstate	$0.01	$74.00	$26.75
Hunting -Business
-Zone 1 - Metro	$0.26	$70.15	$24.45
-Zone 2 or 3 - Outstate	$0.31	$74.00	$26.75
Busy Call Forwarding
-Zone 1 -Metro	$0.00	$6.50	$0.65
-Zone 2 or 3 - Outstate	$0.01	$6.50	$0.65
Delayed Call Forwarding
-Zone 1 -Metro	$0.01	$6.50	$0.65
-Zone 2 or 3 - Outstate	$0.02	$6.50	$0.65
Call Waiting
-Zone 1 -Metro	$0.00	$6.50	$0.65
-Zone 2 or 3 - Outstate	$0.01	$6.50	$0.65

CONFIDENTIAL-PROPRIETARY

Not for disclosure outside of SWB/PacBell/Nevada Bell Telephone Companies except under written agreement

Generic Rates November 13,1998	NEVADA/CLEC

Three Way Calling
-Zone 1 -Metro	$0.06	$6.50	$0.65
-Zone 2 or 3 - Outstate	$0.08	$6.50	$0.65
Call Screen
-Zone 1 -Metro	$0.18	$6.50	$0.65
-Zone 2 or 3 - Outstate	$0.47	$6.50	$0.65
Message Waiting Indicator
-Zone 1 -Metro	$0.08	$6.50	$0.65
-Zone 2 or 3 - Outstate	$0.21	$6.50	$0.65
Repeat Dialing
-Zone 1 -Metro	$0.15	$6.50	$0.65
-Zone 2 or 3 - Outstate	$0.34	$6.50	$0.65
Call Return
-Zone 1 -Metro	$0.41	$6.50	$0.65
-Zone 2 or 3 - Outstate	$0.47	$6.50	$0.65
Call Forwarding Busy/Delay
-Zone 1 -Metro	$0.01	$6.50	$0.65
-Zone 2 or 3 - Outstate	$0.02	$6.50	$0.65
Remote Access to Call Forwarding
-Zone 1 -Metro	$0.22	$6.90	$0.65
-Zone 2 or 3 - Outstate	$0.49	$6.90	$0.65
Intercomm +
-Zone 1 -Metro	$0.06	$6.50	$0.65
-Zone 2 or 3 - Outstate	$0.03	$6.50	$0.65
Speed Calling 8
-Zone 1 -Metro	$0.19	$6.50	$0.65
-Zone 2 or 3 - Outstate	$0.56	$6.50	$0.65
Speed Calling 30
-Zone 1 -Metro	$0.21	$6.50	$0.65
-Zone 2 or 3 - Outstate	$0.59	$6.50	$0.65
Priority Ringing
-Zone 1 -Metro	$0.14	$6.50	$0.65
-Zone 2 or 3 - Outstate	$0.38	$6.50	$0.65
Call Trace
-Zone 1 -Metro	$1.83	$6.50	$0.65
-Zone 2 or 3 - Outstate	$1.90	$6.50	$0.65
Caller ID
-Zone 1 -Metro	$0.97	$6.90	$0.65
-Zone 2 or 3 - Outstate	$2.77	$6.90	$0.65
Per Line Blocking
-Zone 1 -Metro	$0.00	$6.50	$0.65
-Zone 2 or 3 - Outstate	$0.01	$6.50	$0.65
Per Call Blocking
-Zone 1 -Metro	$0.00	$6.50	$0.65
-Zone 2 or 3 - Outstate	$0.00	$6.50	$0.65
Blocked Call Rejection
-Zone 1 -Metro	$1.17	$6.50	$0.65
-Zone 2 or 3 - Outstate	$0.67	$6.50	$0.65
Simplified Message Desk Interface (per line)
-Zone 1 -Metro	$0.10	$6.50	$0.65
-Zone 2 or 3 - Outstate	$0.28	$6.50	$0.65
Basic Switching Functions
Interoffice - Originating
Setup per Attempt	$0.003065	N/A	N/A
MOU	$0.002553	N/A	N/A
Interoffice - Terminating
Setup per Call	$0.003110	N/A	N/A

CONFIDENTIAL-PROPRIETARY

Not for disclosure outside of SWB/PacBell/Nevada Bell Telephone Companies except under written agreement

Generic Rates November 13,1998	NEVADA/CLEC

MOU	$0.002506	N/A	N/A
Intraoffice
Setup per Call	$0.001469	N/A	N/A
MOU	$0.002757	N/A	N/A
Tandem Switching
Setup per Call	$0.002658	N/A	N/A
MOU	$0.001261	N/A	N/A
Switching Establishment
-Statewide	N/A	$17,986.55	N/A
Customized Routing
-Statewide	ICB	ICB	ICB
INTEROFFICE TRANSMISSION
Common Transport
Statewide
Fixed Per MOU	$0.000305	N/A	N/A
Per Mi Per MOU	$0.000019	N/A	N/A
Shared Transport
Statewide
Fixed Per MOU	$0.001540	N/A	N/A
Per Mi Per MOU	$0.000118	N/A	N/A
Dedicated Transport
- Entrance Facilities
DS-1	$84.95	$1,288.45	$316.90
DS-3	$905.55	$1,288.80	$398.10
- DS1 Dedicated Transport
Statewide
Fixed (per termination)	$45.35	$1,418.70	$339.40
Variable (per mile)	$7.20	N/A	N/A
- DS3 Dedicated Transport
Statewide
Fixed (per termination)	$785.20	$1,418.70	$431.05
Variable (per mile)	$167.40	N/A	N/A
- Dedicated Transport Cross Connects
DS1	$8.00	$396.20	$281.65
DS3	$266.95	$396.20	$281.65
MULTIPLEXING
DS1 / Voice Grade	$260.35	$558.85	$281.65
DS3 / DS1	$375.75	$748.10	$281.65
DCS	TBD	TBD	TBD
Digital Cross Connect Systems
DCS Port Charge
DS-1 to Collocation	TBD	TBD	TBD
DS-3 to Collocation	TBD	TBD	TBD
DCS Establishment Charge	NA	TBD	NA
Database Modification Charge	NA	TBD	NA
Reconfiguration Charge	NA	TBD	NA
SIGNALING SYSTEM 7 (SS7) & DATABASES
STP Port	$2,249.00	$319.80	$148.35
SS7 Link	$19.00	$319.80	$148.35
Link Mileage	$0.341070	N/A	N/A

CONFIDENTIAL-PROPRIETARY

Not for disclosure outside of SWB/PacBell/Nevada Bell Telephone Companies except under written agreement.

Generic Rates November 13,1998	NEVADA/CLEC

SS7Link - Cross Connect	TBD	TBD	TBD
SS7 Signaling
SS7 Signaling - per call	TBD	TBD	TBD
SS7 Signaling - per octet	TBD	TBD	TBD
Point Code Addition	NA	TBD	NA
Global Title Translation Addition	NA	TBD	NA
800 Database
per query	$0.005387	N/A	N/A
Svc. Mgmt. Systems for 800/888	TBD	TBD	TBD
LIDB	TBD	TBD	TBD
SERVICE ORDER
Simple Manual
New	N/A	$139.80	N/A
Disconnect	N/A	$100.45	N/A
Change	N/A	$117.95	N/A
Record	N/A	$76.45	N/A
Complex Manual
New	N/A	$251.15	N/A
Disconnect	N/A	$109.20	N/A
Change	N/A	$141.95	N/A
Record	N/A	$109.20	N/A
Electronic Simple	N/A	$5.00	N/A
MAINTENANCE OF SERVICE CHARGES
Basic Time	N/A	TBD	TBD
Overtime	N/A	TBD	TBD
Premium Time	N/A	TBD	TBD
TIME & MATERIAL CHARGES
Basic Time	N/A	TBD	TBD
Overtime	N/A	TBD	TBD
Premium Time	N/A	TBD	TBD
OPERATIONS SUPPORT SYSTEMS (__	TBD	TBD	TBD

CONFIDENTIAL-PROPRIETARY

Not for disclosure outside of SWB/PacBell/Nevada Bell Telephone Companies except under written agreement.

ATTACHMENT 9 ACCESS TO VERIGATE, LEX AND POS OPERATIONS SUPPORT SYSTEMS - NV

NEVADA/LIBERTY TELECOM LLC

ATTACHMENT 9

ACCESS TO VERIGATE, LEX AND POS

OPERATIONS SUPPORT SYSTEMS

ATTACHMENT 9 ACCESS TO VERIGATE, LEX AND POS OPERATIONS SUPPORT SYSTEMS - NV

NEVADA/LIBERTY TELECOM LLC

ATTACHMENT 9

ACCESS TO VERIGATE, LEX and POS OPERATIONS SUPPORT SYSTEMS

1.	General Conditions

1.1 This Attachment sets forth the terms and conditions under which NEVADA provides access to three of NEVADA’S operations support systems (OSS) “functions” to CLEC for pre-ordering, ordering and order statusing, VeriGate, LEX and POS respectively.

1.2 CLEC agrees to utilize VeriGate, LEX and POS as described herein, only for the purposes of establishing and maintaining Resale services or UNEs through NEVADA. CLEC agrees that the ordering interface will only support those Resale and UNE services for which industry standard ordering conventions have been adopted by the OBF, and implemented by PACIFIC. In addition, CLEC agrees that such use will comply with the summary of SBC’s Operating Practice 113, as attached to this Attachment and the User ID request form. The Alternative Dispute Resolution (ADR) process set forth in Attachment 3 shall apply to any issues which arise under this Attachment 9, including any alleged non-compliance with these security guidelines.

1.3 CLEC’s access to pre-order functions described in 2.2.2 and 2.3.2 will only be used to view Customer Proprietary Network Information (CPNI) of another carrier’s end-user where CLEC has obtained an end user authorization for release of CPNI, compliant with state and federal laws, and where CLEC has obtained an authorization to become the end user’s local service provider.

1.4 CLEC’s obligation to obtain authority prior to accessing CPNI electronically, as set forth in the preceding provision, is subject to modification in accordance with any governing regulatory decisions expressly addressing this subject matter.

1.5 By utilizing the electronic interfaces described herein to access OSS functions, where CLEC has direct ordering capability, CLEC agrees not to knowingly alter any applicable Resale rates and charges where they are subject to the terms of this Agreement and applicable NEVADA tariffs or NEVADA UNE rates and charges per the terms of this Agreement. CLEC agrees to use reasonable business efforts to submit orders that are correct and complete. NEVADA will use reasonable business efforts to reject for processing CLEC orders which are not correct and complete. The Parties agree to conduct internal and independent reviews for accuracy. The audit rights in Section 10 of the Agreement shall apply.

1.6 The information Services (I.S.) Call Center provides a technical support function for the OSS interfaces described in this Attachment. CLEC will also provide a single point of contact for technical issues related to the electronic interfaces.

ATTACHMENT 9 ACCESS TO VERIGATE, LEX AND POS OPERATIONS SUPPORT SYSTEMS - NV

NEVADA/LIBERTY TELECOM LLC

1.7 NEVADA and CLEC will establish interface contingency plans and disaster recovery plans for the OSS interfaces described in this Attachment.

1.8 The Parties agree that the Change Management Process agreed to in California and documented under the auspices of the California Commission OSS Oil will be used to manage changes to LEX, Verigate and POS.

2.	Pre-Order

2.1 Where available to NEVADA, NEVADA will provide real time access to pre-order functions to support CLEC ordering of Resale services and UNE via the electronic interfaces described herein. The Parties acknowledge that ordering requirements necessitate the use of current, real time pre-order information to accurately build service orders. The following lists represent pre-order functions that are available to CLEC:

2.2 Pre-ordering functions for Resale include:

2.2.1	features and services available at a valid service address (as applicable);

2.2.2	access to customer proprietary network information (CPNI) for NEVADA retail or resold services for pre-ordering will include: billing name, service address, billing address, service and feature subscription, directory listing information, long distance carrier identity, and pending service order activity. CLEC agrees to comply with the conditions set forth in Section 1.3;

2.2.3	a telephone number (if the end user does not have one assigned) with the end user on-line;

2.2.4	service availability dates to the end user;

2.2.5	information regarding whether dispatch is required;

2.2.6	Primary Interexchange Carrier (PIC) options for intraLATA toll (when available) and interLATA toll;

2.2.7	service address verification.

2.3 Pre-ordering functions for UNE include:

2.3.1	features and services available at a valid service address (as applicable);

ATTACHMENT 9 ACCESS TO VERIGATE, LEX AND POS OPERATIONS SUPPORT SYSTEMS - NV

NEVADA/LIBERTY TELECOM LLC

2.3.2	access to customer proprietary network information (CPNI) for NEVADA retail or resold services for pre-ordering will include: billing name, service address, billing address, service and feature subscription, directory listing information, long distance carrier identity, and pending service order activity. CLEC agrees to comply with the conditions set forth in Section 1.3;

2.3.3	a telephone number (if the end user does not have one assigned) with the end user on-line;

2.3.4	service availability dates to the end user where CLEC requests NEVADA to provision combinations of UNEs and where such combined elements have analogous NEVADA retail services with flexible service availability date functions;

2.3.5	information regarding whether dispatch is required where CLEC requests NEVADA to provision combinations of UNEs and where such combined elements have analogous NEVADA retail services with flexible service availability date functions;

2.3.6	Primary Interexchange Carrier (PIC) options for intraLATA toll (when available) and interLATA toll;

2.3.7	service address verification.

2.4.	Electronic Access to Pre-Order Functions: NEVADA will provide CLEC access to the following system:

2.4.1	VeriGate is an end-user interface developed by NEVADA that provides access to the pre-ordering functions for Resale Services and UNE. VeriGate may be used in connection with electronic or manual ordering.

3.	Ordering/Provisioning

3.1 NEVADA will provide access to ordering and statusing functions to support CLEC provisioning of Resale services and UNEs via the OSS interfaces described below. To order Resale services and UNEs, CLEC will format the service request to identify what features, services, or elements it wishes NEVADA to provision in accordance with NEVADA LSOR and other ordering requirements which have been reviewed and discussed by both parties. NEVADA will provide CLEC access to the following interfaces:

3.1.1	LSR Exchange (LEX) is a graphical user interface provided by NEVADA that provides access to the ordering functions for UNEs and Resale Services.

ATTACHMENT 9 ACCESS TO VERIGATE, LEX AND POS OPERATIONS SUPPORT SYSTEMS - NV

NEVADA/LIBERTY TELECOM LLC

3.1.2	Provisioning Order Status (POS) is a graphical user interface provided by NEVADA that allows CLEC to obtain provisioning status on their basic exchange field work orders. POS provides technician scheduling and routing information, as well as due date status. POS allows retrieval status for Resale Basic Exchange, Directory Number Call Forwarding (DNCF), and UNE basic exchange service orders. It does not retrieve status for Special Services orders such as Private Line or Multi Wire Center Circuits.

4.	Remote Access Facility

4.1 CLEC must access the NEVADA OSS interfaces, described herein, via the Pacific Remote Access Facility (PRAF). Connection to the PRAF will be established via a “port” either through dial-up or direct connection. CLEC may utilize a single port to access these interfaces to perform the supported functions in NEVADA where CLEC has executed this Attachment and purchases System Access.

5.	Operational Readiness Test (ORT) for Ordering/Provisioning

5.1 Prior to initial live access to interface functionality, the Parties shall conduct Operational Readiness Testing (ORT)-which will allow for the testing of the systems, interfaces, and processes for the OSS functions.

5.2 Prior to live system usage, CLEC must complete user education classes for NEVADA-provided interfaces that affect the NEVADA network. Classes are train-the-trainer format to enable CLEC to devise its own course work for its own employees. Charges will apply for each class. Classes will be available for and required for LEX. Optional classes will be available for VeriGate and POS. Schedules will be made available upon request and are subject to change. The length of classes varies; the following table presents the applicable rates. Ongoing class schedules may be requested from CLEC’s account manager.

Training Rates	5 day class	4.5 day class	4 day class	3.5 day class	3 day class	2.5 day class	2 day class	1.5 day class	1 day class	1/2 day class

1 to 5 students	$4,050	$3,650	$3,240	$2,835	$2,430	$2,025	$1,620	$1,215	$810	$405
6 students	$4,860	$4,380	$3,890	$3,402	$2,915	$2,430	$1,945	$1,455	$970	$490
7 students	$5,670	$5,100	$4,535	$3,969	$3,400	$2,835	$2,270	$1,705	$1,135	$570
8 students	$6,480	$5,830	$5,185	$4,536	$3,890	$3,240	$2,590	$1,950	$1,300	$650
9 students	$7,290	$6,570	$5,830	$5,103	$4,375	$3,645	$2,915	$2,190	$1,460	$730
10 students	$8,100	$7,300	$6,480	$5,670	$4,860	$4,050	$3,240	$2,430	$1,620	$810
11 students	$8,910	$8,030	$7,130	TBD	$5,345	$4,455	$3,565	$2,670	$1,780	$890
12 students	$9,720	$8,760	$7,780	TBD	$5,830	$4,860	$3,890	$2,920	$1,945	$970

ATTACHMENT 9 ACCESS TO VERIGATE, LEX AND POS OPERATIONS SUPPORT SYSTEMS - NV

NEVADA/LIBERTY TELECOM LLC

5.3 A separate agreement will be required as a commitment to pay for a specific number of CLEC students in each class. CLEC agrees that charges will be billed by NEVADA and CLEC payment is due 30 days later. CLEC agrees that personnel from other competitive Local Service Providers may be scheduled into any class to fill any seats for which CLEC has not contracted. Class availability is first-come, first served with priority given to CLECs who have not yet attended the specific class.

5.4 Class dates will based upon CLEC requests and NEVADA availability.

5.5 CLEC agrees to pay a cancellation fee of the full price noted in the separate agreement if CLEC cancels scheduled classes less than two weeks prior to the scheduled start date. Should NEVADA cancel a class for which CLEC is registered less than two weeks prior to the schedule start date of that class, NEVADA will waive the charges for the reschedule class for the registered students. CLEC agrees to provide to NEVADA completed registration forms for each student no later than one week prior to the scheduled training class.

5.6 CLEC agrees that CLEC personnel attending classes are to utilize only training databases and training presented to them in class. Attempts to access any other NEVADA or SBC system are strictly prohibited.

5.7 CLEC further agrees that training material, manuals and instructor guides are Confidential Information as that term is defined in the Interconnection Agreement.

6.	Rates

6.1NEVADA and CLEC acknowledge the authority of the Public Utilities Commission of Nevada (Commission) to review costing and pricing rules for access to OSS functions and to determine whether any such charges are appropriate and, if appropriate, the amount thereof. The parties agree that if the Commission establishes OSS rates, the terms of this section will be modified to reflect the final decision of such proceeding, subject to any right of appeal by NEVADA or CLEC. Such new rates, terms and conditions shall apply on a going forward basis.

6.2 There will be no charge for access to LEX, VeriGate and POS until such time as NEVADA proposes rates in an appropriate Commission proceeding. CLEC will begin paying such rates 30 days after NEVADA files its proposal with the Commission. Any such proposed rates will be subject to true up should the rate adopted by the Commission be higher or lower than the NEVADA proposed rate.

6.3 CLEC will pay NEVADA a connectivity rate of $28.10 per month per T-1 connection for direct connection to the PRAF and/or $29.40 per month per port for dial-up access to the PRAF.

ATTACHMENT 9 ACCESS TO VERIGATE, LEX AND POS OPERATIONS SUPPORT SYSTEMS - NV

NEVADA/LIBERTY TELECOM LLC

7.	Effective Date

7.1 This Attachment will be effective 30 days after filing with the Commission unless suspended or otherwise rejected by the Commission.

ATTACHMENT 10 COLLOCATION - NV

NEVADA/LIBERTY TELECOM LLC

ATTACHMENT 10

COLLOCATION

ATTACHMENT 10 COLLOCATION - NV

NEVADA/LIBERTY TELECOM LLC

Collocation

1.	Introduction

This Attachment 10 sets forth the descriptions and requirements for Collocation that NEVADA agrees to offer CLEC under this Agreement. CLEC may use Collocation to provide any feature, function, or service option that Collocation is capable of providing or any feature, function, or service option that is described in the relevant technical references, or as may otherwise be designated by CLEC consistent with the Act, the regulations thereunder and relevant Commission decisions.

2.	Collocation

2.1	Definitions:

2.1.1	Physical collocation is defined in 47 C.F. §. 51.5.

2.1.2	Virtual collocation is defined in 47 C.F. § 51.5.

2.2	Technical Requirements

2.2.1	NEVADA will provide for Physical Collocation and Virtual Collocation of CLEC’s transport facilities and termination equipment necessary for interconnection of CLEC’s network facilities to NEVADA’s network or access to unbundled network elements. Such collocation shall be provided at the rates specified in Attachment 8 and on a non-discriminatory basis in accordance with the requirements of the Act and the FCC’s rules thereunder. If CLEC chooses to subcontract with NEVADA for the construction of the Physical Collocation arrangements as specified in 2.2.9 following, then the charges will be determined on an Individual Case Basis. Collocation shall be established within the time frames provided in NEVADA’s FCC Tariff No. 1, Section 18 as the same may be amended from time to time, which time frame is currently 180 days in most cases. NEVADA will promptly notify CLEC upon completion of construction of Collocation arrangements and will permit CLEC’s use thereof as soon as such arrangements are available.

2.2.2

NEVADA shall permit collocation of any type of equipment used or useful for interconnection or access to Unbundled Network Elements, in accordance with the Act and sections 579 through 582 of the FCC’s First Interconnection Order. Such equipment includes but is not limited to transmission equipment, such as optical terminating equipment and multiplexers, equipment for the termination of basic transmission facilities, Remote Switching Modules (RSM), and such additional types of equipment that may

ATTACHMENT 10 COLLOCATIONS - NV

NEVADA/LIBERTY TELECOM LLC

be agreed to by the Parties or designated in future FCC or Commission rulings. CLEC will list all of its equipment and facilities that will be placed within the collocated space and the associated power requirements, floor loading and heat release of each piece on the physical collocation application form. If a request by CLEC to collocate is denied on the basis of the equipment to be installed by CLEC, NEVADA shall prove to the Commission that such equipment is not “necessary” as defined by the FCC for interconnection or access to unbundled network elements.

2.2.3	When NEVADA provides Physical Collocation, Virtual Collocation or both to CLEC, NEVADA shall provide an interconnection point or points, physically accessible by both NEVADA and CLEC, at which the cable carrying CLEC’s circuits can enter NEVADA’s premises, provided that NEVADA will designate interconnection points as close as reasonably possible to its premises. NEVADA will provide at least two such interconnection points at each NEVADA premise at which there are at least two entry points for NEVADA’s cable facilities and at which space is available for new facilities in at least two of those entry points. Upon request by CLEC, NEVADA will permit Physical Collocation of microwave transmission facilities, except where such Physical Collocation is not practical for technical reasons or because of space limitation, in which case NEVADA will permit Virtual Collocation of such facilities where technically feasible.

2.2.4	When providing Virtual Collocation, NEVADA will, at a minimum, install, maintain, and repair collocated equipment for CLEC within the same time periods and with failure rates that are no greater than those that apply to the performance of similar functions for comparable equipment of NEVADA; provided, if CLEC utilizes non- standard equipment or equipment not used by NEVADA at the same location, CLEC shall pay for (a) any special equipment NEVADA must purchase, and (b) the training of NEVADA personnel required for NEVADA to install or maintain such non- standard or special equipment.

2.2.5

NEVADA will make space available within or on its premises to CLEC and other requesting telecommunications carriers on a first-come, first-served basis, provided, however, that NEVADA will not be required to lease or construct additional space to provide for Physical Collocation when existing space has been exhausted. To the extent possible, NEVADA will make contiguous space available to CLEC if CLEC seeks to expand an existing collocation space. When planning renovations of existing facilities or constructing or leasing new facilities, NEVADA shall take into account projected demand for collocation space. NEVADA may retain a limited

ATTACHMENT 10 COLLOCATION – NV

NEVADA/LIBERTY TELECOM LLC

amount of floor space for NEVADA’s own specific future uses for a time period up to one year on terms no more favorable to NEVADA than those that apply to other telecommunications carriers seeking to reserve collocation space for their own future use. NEVADA shall relinquish any space held for future use before denying a request for Virtual Collocation on grounds of space limitations, unless NEVADA proves to the Commission that Virtual Collocation at that point is not technically feasible. NEVADA may impose reasonable restrictions on its provision of additional unused collocation space (“warehousing”) as described in Section 586 of the First Interconnection Order to collocating telecommunications carriers, provided, however, that NEVADA shall not set a maximum space limitation on CLEC unless NEVADA proves to the Commission that space constraints make such restrictions necessary.

2.2.6	NEVADA will permit CLEC to collocate equipment and use such equipment to access unbundled Network Elements obtained from NEVADA and will not require CLEC to bring its own transmission facilities to NEVADA’s premises in which CLEC seeks to collocate equipment for purposes of access to unbundled Network Elements.

2.2.7	NEVADA will permit CLEC to interconnect its network with that of another collocating telecommunications carrier at NEVADA’s premises and to connect its collocated equipment to the collocated equipment of another telecommunications carrier within the same premises provided that the collocated equipment is also used for interconnection with NEVADA or for access to NEVADA’s Unbundled Network Elements. NEVADA will provide the connection between the equipment in the collocated spaces of two or more telecommunications carriers via EISCC and any necessary DCS or other equipment at the requesting competitive local carrier’s expense, unless NEVADA permits one or more of the collocating parties to provide this connection for themselves. NEVADA need not permit collocating telecommunications carriers to place their own connecting transmission facilities within NEVADA’s premises outside of the actual Physical Collocation space.

2.2.8	To ensure a smooth transition from current access services to EISCC, CLEC must provide forecasts of its future needs for EISCC capacity by location in advance of its desired transition date. Transferring CLEC interconnection from NEVADA’s current access service transport or entrance facilities to EISCC will be accomplished within a mutually agreed-upon time frame.

ATTACHMENT 10 COLLOCATION – NV

NEVADA/LIBERTY TELECOM LLC

2.2.9	NEVADA will permit CLEC to subcontract the construction of Physical Collocation arrangements with contractors approved by NEVADA, provided that NEVADA will not unreasonably withhold approval of contractors. Approval by NEVADA will be based on the same criteria NEVADA uses in approving contractors for its own purposes.

2.2.10	NEVADA shall provide an EISCC for intraoffice cross-connect as requested by CLEC at any transmission rate NEVADA has available, to meet CLEC’s need for placement of equipment, interconnection, or provision of service at rates specified in Attachment 8.

2.2.11	Other than reasonable security restrictions described in Attachment 16, NEVADA shall place no restriction on access to the CLEC collocated space by CLEC’s employees and designated agents. Such space shall be available to CLEC designated agents twenty four (24) hours per day each day of week. NEVADA will not impose unreasonable security restrictions at the premises. CLEC personnel may, with an escort provided by NEVADA, inspect equipment in a Virtual Collocation location upon and after installation.

2.2.12	CLEC shall have the right, at the point of termination for the EISCC, to assign which tie pair facilities and which channels on multiplexers, concentrators or other equipment under CLEC’s control are used for service in the collocated space.

2.2.13	NEVADA shall allow CLEC to select its own vendors for all required engineering and installation services associated with its collocated equipment (e.g., NEVADA shall not require CLEC to utilize NEVADA’s internal engineering or installation work forces for the engineering and installation of CLEC’s collocated equipment). Installation of equipment in the collocated space must comply with NEVADA’s Installation and Job Acceptance Handbook, which has been provided to CLEC.

2.2.14	CLEC may install monitoring equipment in the collocated space to carry performance, environmental, and security data back to CLEC’s work center for analysis.

2.2.15	At CLEC’s request, NEVADA shall provide POTS with a connection jack for the collocated space. Upon CLEC’s request, this service shall be available at the CLEC collocated space on the day that the space is turned over to CLEC by NEVADA.

ATTACHMENT 10 COLLOCATION – NV

NEVADA/LIBERTY TELECOM LLC

2.2.16	NEVADA shall provide adequate lighting, ventilation, power, heat, air conditioning, and other environmental conditions for CLEC’s space or equipment. These environmental conditions shall adhere to Bell Communication Research (Bellcore) Network Equipment- Building System (NEBS) standards.

2.2.17	NEVADA agrees to negotiate requests by CLEC for diversity of fiber or power cabling on an individual case basis.

2.2.18	NEVADA shall protect as proprietary to CLEC all information provided by CLEC in requesting or maintaining a collocation arrangement. NEVADA shall not provide such information to any third parties and shall limit access to the information to NEVADA employees having a need to know.

2.2.19	NEVADA will complete a Environmental Health & Safety Questionnaire for each building that collocated space is provided in. CLEC may provide this questionnaire with its collocation request and NEVADA shall return it to CLEC no later than the first meeting between representatives of CLEC and NEVADA scheduled to discuss implementation of a collocation application, which generally shall be scheduled within thirty (30) days after CLEC’s collocation request (“First Customer Implementation Meeting”).

2.2.20	NEVADA shall provide CLEC with written notice five (5) business days prior to those instances where NEVADA or its subcontractors may be undertaking a major construction project in the general area of the collocated space occupied by CLEC or in the general area of the AC and DC power plants which support CLEC equipment. NEVADA will inform CLEC by telephone of any emergency related activity that NEVADA or its subcontractors may be performing in the general area of the collocated space occupied by CLEC or in the general area of the AC and DC power plants which support CLEC equipment. Notification of any emergency related activity shall be made immediately prior to the start of the activity so that CLEC can take any action required to monitor or protect its service.

2.2.21	NEVADA shall construct the collocated space in compliance with CLEC’s collocation request and NEVADA’s collocation standards for cable holes, ground bars, doors, and convenience outlets.

2.2.22

CLEC and NEVADA will complete an acceptance walk through of all collocated space requested from NEVADA . Exceptions that are noted during this acceptance walk through shall be corrected by NEVADA within five (5) days after the walk through. The correction

ATTACHMENT 10 COLLOCATION - NV

NEVADA/LIBERTY TELECOM LLC

of these exceptions from the original collocation request shall be at NEVADA’s expense. On a case-by-case basis NEVADA will compensate CLEC $1,000 per day for the delay in cage turnover beyond the negotiated turnover date. This will only apply if NEVADA is negligent, and does not apply for any delays caused by a force majeure condition described in Section 14 of the Main Agreement.

2.2.23	NEVADA shall provide the following to CLEC no later than the first customer meeting:

2.2.23.1	Non-architectural drawings depicting the exact location and dimensions of the collocated space and any physical obstructions

2.2.23.2	NEVADA or Industry technical publication guidelines that impact the design of collocated equipment on NEVADA premises.

2.2.23.3	Work restriction guidelines.

2.2.23.4	Escalation process for the NEVADA representatives (names, telephone numbers, escalation order) for any disputes or problems that might arise pursuant to CLEC’s collocation.

2.2.23.5	NEVADA contacts (name and telephone number) for the following areas:

2.2.23.5.1	Engineering

2.2.23.5.2	Provisioning

2.2.23.5.3	Physical and logical security

2.2.23.5.4	Billing

2.2.23.5.5	Operations

2.2.23.5.6	Site and/or Building Managers

2.2.24	NEVADA shall provide positive confirmation to CLEC when construction of CLEC Collocated space is underway. No later than the Second Customer Implementation Meeting, NEVADA shall notify CLEC of the scheduled completion and turnover dates, and shall provide CLEC the following:

2.2.24.1	Drawings depicting the exact path, with dimensions, for CLEC’s outside plant fiber ingress/egress into CLEC space.

ATTACHMENT 10 COLLOCATION - NV

NEVADA/LIBERTY TELECOM LLC

2.2.24.2	Power cabling connectivity information, including drawings, identifying the sizes and number of power feeders.

2.2.25	Power as referenced in this document refers to any electrical power source supplied by NEVADA for CLEC equipment or Network Elements. Power supplied by NEVADA will support Network Elements or CLEC equipment at equipment specific DC and AC voltages. At a minimum, the power supplied to CLEC, should be at parity with NEVADA. Where NEVADA performance, availability, restoration, etc. falls below industry standards, NEVADA shall bring itself into compliance with such industry standards as soon as technologically feasible. Where CLEC installs equipment requiring unique or additional power requirements, NEVADA will work with CLEC to accommodate such request at CLEC’s expense.

2.2.25.1	Central office power supplied by NEVADA into the CLEC equipment area, should be supplied in the form of power feeders (cables) on cable racking into the designated CLEC equipment area. The power feeders (cables) should efficiently and economically support the requested quantity and capacity of CLEC equipment. The termination location should be as requested by CLEC. The number of feeder cables requested by CLEC, in order to provide maximum reliability to customers, is directly dependent upon the power requirements of the equipment and facilities collocated by CLEC. The number of feeder cables shall be determined by the manufacturer’s recommendation as provided in equipment specifications.

2.2.25.2	NEVADA and CLEC will negotiate resolution of CLEC requests for specific size and amperage of power feed based on standard engineering practices.

2.2.25.3	NEVADA power equipment supporting CLEC’s equipment shall:.

2.2.25.3.1	Comply with applicable industry standards (Bellcore, NEBS, IEEE, etc.) for equipment

ATTACHMENT 10 COLLOCATION - NV

NEVADA/LIBERTY TELECOM LLC

installation, cabling practices, and physical equipment layout;

2.2.25.3.2	Have redundant power feeds with physical diversity where practical and battery back-up at minimum at parity with that provided for similar NEVADA equipment;

2.2.25.3.3	Provide central office ground to each CLEC collocated space via industry standard cable located within the CLEC collocated space at a level above the top of CLEC equipment +/- 2 feet to the left or right of CLEC’s final request provided no structural or physical barrier prevents this from being accomplished, in which case the Parties will mutually agree on the ground location;

2.2.25.3.4	Provide feeder capacity and quantity to support the ultimate equipment layout for CLEC equipment in accordance with CLEC’s collocation request;

2.2.25.3.5	Provide documentation submitted to and received from contractors for any contractor bids for any work being done on behalf of CLEC (this includes but is not limited to power supplies, and cage construction);

2.2.25.3.6	Provide an installation sequence and access that will allow installation efforts in parallel without jeopardizing personnel safety or existing CLEC services;

2.2.25.3.7	Provide power plant alarms that adhere to Bell Communication Research (Bellcore) Network Equipment-Building System (NEBS) standards TR-OP-000063; and

2.2.25.3.8	Provide cabling that adheres to Bell Communication Research (Bellcore) Network Equipment-Building System (NEBS) standards TR-OP-000063.

2.2.25.4

NEVADA will provide CLEC with written notification within ten (10) business days of any scheduled AC or DC power work or related activity in the collocated facility that will cause an outage or any type of power disruption to CLEC

ATTACHMENT 10 COLLOCATION - NV

NEVADA/LIBERTY TELECOM LLC

equipment located in NEVADA facility. NEVADA shall provide CLEC immediate notification by telephone of any emergency power activity that would impact CLEC equipment.

2.2.25.5	NEVADA employees with keys to the collocation area will be permitted to enter the CLEC collocated space only during an emergency, or for annual compliance reviews of the work areas.

2.2.25.6	NEVADA shall ensure that the collocation equipment areas comply with all applicable fire and safety codes.

2.3	Technical References.

NEVADA shall provide Collocation in accordance with applicable published technical references.

ATTACHMENT 11 PROVISIONING AND ORDERING - NV

NEVADA/LIBERTY TELECOM LLC

ATTACHMENT 11

PROVISIONING AND ORDERING

ATTACHMENT 11 PROVISIONING AND ORDERING - NV

NEVADA/LIBERTY TELECOM LLC

1. Network Deployment	3

2. General Provisioning Requirements	3

3. Specific Provisioning Process Requirements	4

4. General Ordering Requirements	6

5. Ordering Interfaces	7

6. NEVADA Provision of Information	8

7. Order Format and Data Elements for Individual Network Elements AND Combinations	8

8. Performance Requirements	10

9. Provisioning Intervals	12

10. Account Maintenance	13

Appendix A

Exhibit 1

ATTACHMENT 11 PROVISIONING AND ORDERING - NV

NEVADA/LIBERTY TELECOM LLC

PROVISIONING AND ORDERING

1.	Network Deployment

Throughout the term of this Agreement, the quality of the technology, equipment, facilities, processes, and techniques (including, without limitation, such new architecture, equipment, facilities, and interfaces as NEVADA may deploy) that NEVADA provides to CLEC under this Agreement must be at least equal in quality to that provided by NEVADA to itself,

2.	General Provisioning Requirements

2.1.	Subject to the requirements of Attachment 6, CLEC may order Network Elements either individually or in any combination. Combinations consist of multiple Network Elements to enable CLEC to provide service in a geographic area or to a specific customer and that are placed on the same order by CLEC. To the extent that Combinations or Unbundled Network Elements are related and logically associated with one another, Combinations may be ordered with a single order.

2.2.	Combinations shall be identified and described by CLEC in this Agreement, so that they can be ordered and provisioned together and shall not require the enumeration of each Network Element within that Combination on each provisioning order.

2.3.	NEVADA shall provide all provisioning services to CLEC during the same business hours that NEVADA provisions similar services for its end user customers. Currently, those hours are Monday through Friday from 8:00 a.m. to 5:00 p.m. PST. In the event NEVADA changes its hours of operations, NEVADA will notify CLEC of such change in writing. CLEC may request NEVADA to provide Saturday, Sunday, holiday, and/or off-hour provisioning services. If CLEC requests that NEVADA perform provisioning services at times or on days other than as required in the preceding sentence, NEVADA shall provide CLEC a quote for such services at rates set forth Attachment 8 of this Agreement. If CLEC accepts NEVADA’s quote, NEVADA shall perform such provisioning services.

2.4.	NEVADA’s LSC is the Single Point of Contact (SPOC) for all ordering contacts and order flow involved in the purchase of Network Elements or Combinations. The SPOC shall provide an electronic interface twenty-four (24) hours a day, seven (7) days a week for all ordering order flows at parity with that NEVADA provides to itself or affiliates. Currently, several systems are less than twenty-four (24) hours per day seven (7) days per week. These systems, without limitation, and their current hours, are as follows:

2.4.1.	CESAR/CLEO, Monday through Friday 7 am to 11 PM, Saturday 7 AM through 5 PM

ATTACHMENT 11 PROVISIONING AND ORDERING - NV

NEVADA/LIBERTY TELECOM LLC

2.4.2.	PREMIS, Monday through Saturday 6 AM through 11 PM

2.4.3.	BOSS, Monday through Saturday 6 AM through 11 PM

2.4.4.	SORD, Monday through Friday, 6 AM through 11 PM, Saturday 6 AM through 7 PM

2.4.5.	Scheduled Maintenance, one Sunday per month

2.4.6.	Scheduled changes to all systems, e.g., CESAR 7 PM every third Wednesday, etc.

2.5.	The SPOC shall also provide to CLEC a toll-free nation-wide telephone number (operational during the same hours as NEVADA provides to its own end user customers, currently from 8:00 a.m. to 5:00 p.m., Monday through Friday) which will be answered by capable staff trained to answer questions and resolve problems in connection with the provisioning of Local Service, Network Elements or Combinations. In the event NEVADA changes its hours of operations, NEVADA will notify CLEC of such change in writing.

2.6.	NEVADA and CLEC shall mutually agree upon interface contingency and disaster recovery plans for the ordering and provisioning of Local Service, Network Elements or Combinations.

2.7.	NEVADA will recognize CLEC as the customer of record of all Network Elements or Combinations ordered by CLEC and will send all notices, invoices and pertinent information directly to CLEC.

3.	Specific Provisioning Process Requirements

3.1.	Subject to Attachment 6, when CLEC orders the LSNE (either individually or as part of a Combination), CLEC may also obtain all currently deployed features and functions from the specified NEVADA switch. If CLEC requests a feature or function that is technically available but not deployed in a particular switch, NEVADA shall provide CLEC a quote pursuant to Section 1.6 of Attachment 6. If CLEC accepts the quote, NEVADA shall deploy the feature pursuant to the time frames and charges set forth in the quote. In the event that the Parties cannot agree on the deployment of, or price for such features CLEC may seek Alternative Dispute Resolution pursuant to Attachment 3 of the Agreement.

ATTACHMENT 11 PROVISIONING AND ORDERING - NV

NEVADA/LIBERTY TELECOM LLC

3.2.	When requested by CLEC and at CLEC’s option, NEVADA will schedule installation appointments (NEVADA employee dispatch) with NEVADA’s representative on the line with CLEC’s representative or provide CLEC access to NEVADA’s scheduling system through a mutually agreed upon Electronic Interface. NEVADA will provide appropriate training to all NEVADA employees who may communicate, either by telephone or face-to-face, with CLEC customers. Such training shall instruct the NEVADA employees not to disparage or discriminate against CLEC, its products or services and shall comply with the branding requirements of this Agreement.

3.3.	Upon request from CLEC, NEVADA will provide an intercept referral message for LSNE that includes any CLEC telephone number on the same basis as such service is available for similarly situated NEVADA customers, and NEVADA will provide directory updates at the next publication. This intercept referral message shall be approved by CLEC and shall be similar in format to the intercept referral messages currently provided by NEVADA for its own end-users.

3.4.	NEVADA will provide CLEC with a Firm Order Confirmation (FOC) upon NEVADA’s receipt of each accurate and complete electronically submitted order or reject for each order as specified in Attachment 17, Section A. The Parties agree to accurately define and determine the appropriate form of measurement to be added to Attachment 17, Section A. In the case of Network Elements or Combinations, the FOC must contain an enumeration of CLEC’s ordered Network Elements or Combinations (and the specific NEVADA naming convention applied to that Network Element or Combination), features, options, physical interconnection, quantity, and NEVADA commitment date for order completion (Committed Due Date).

3.5.	Upon completion of the order, NEVADA will provide CLEC electronically (unless otherwise notified by CLEC) with an Order Completion per order that states when that order was completed. NEVADA shall respond with specific order detail as enumerated on the FOC and shall state any additional charges (e.g., Time and Cost charges) up to a previously agreed upon limit associated with that order.

3.6.	For new Network Elements developed based on Section 1.6 of Attachment 6, the Parties will mutually agree on the testing to be used.

3.7.

When CLEC electronically orders a Local Service, Network Element or Combination, NEVADA shall provide notification electronically of any instances when (1) NEVADA’s .Committed Due Dates are in jeopardy of not being met by NEVADA on any Network Element or feature contained in any order for Local Service, Network Elements or Combinations or (2) an order contains Rejections/Errors in any of the data element(s) fields.

ATTACHMENT 11 PROVISIONING AND ORDERING - NV

NEVADA/LIBERTY TELECOM LLC

Such notice will be made as soon as the jeopardy or reject is identified. When EDI is available and CLEC elects to place a manual order, NEVADA may notify CLEC of a jeopardy or reject condition via facsimile or telephone call to the CLEC contact identified on the order. In all cases, NEVADA shall concurrently indicate its new committed due date.

3.8.	At CLEC’s request, NEVADA will perform co-operative testing with CLEC (including trouble shooting to isolate any problems) to test Local Service, Network Elements or Combinations purchased by CLEC in order to identify any performance problems identified at turn-up of the service.

3.9.	NEVADA shall inform CLEC if a customer action results in reassignment of an AIN trigger from a CLEC AIN application to some other service provider’s application. Such notification shall be completed within twenty-four (24) hours of the action via electronic interface as described in the Account Maintenance requirements specified in this Attachment.

3.10.	Testing of AIN based services in NEVADA’s AIN test laboratory will identify feature interactions with existing switch-based or other types of services. NEVADA will provide CLEC with a list of feature interactions uncovered during testing of any services. Disclosure of feature interactions to CLEC’s end user will be CLEC’s sole responsibility.

3.11.	NEVADA shall provision correct AIN triggers based on services ordered by CLEC on its provisioning order.

4.	General Ordering Requirements

4.1.	Upon CLEC’s request through a Suspend/Restore Order for LSNE or a Combination containing LSNE, NEVADA shall suspend or restore the functionality of any Network Element or Combination to the extent technically feasible. NEVADA shall implement any restoration priority on a per Network Element or Combination basis in a manner that conforms with CLEC requested priorities and any applicable regulatory policy or procedures. The charges for a Suspend/Restore are set forth in Attachment 8.

4.2.	NEVADA shall provide to CLEC the functionality of blocking calls (e.g., 900 or international calls) by line.

4.3.	Subject to Section 271(e)(2)(B), when intraLATA presubscription is permissible in Nevada, when ordering a Local Switching Element, CLEC may order from NEVADA separate interLATA and intraLATA routing (i.e., 2 PICs where available) on a line.

ATTACHMENT 11 PROVISIONING AND ORDERING - NV

NEVADA/LIBERTY TELECOM LLC

4.4.	As directed by CLEC, when CLEC orders a Network Element or Combination, all pre-assigned trunk or telephone numbers currently associated with that Network Element or Combination shall be retained, if directed by CLEC, without loss of feature capability and without loss of associated Ancillary Functions including, but not limited to, Directory Assistance and 911/E911 capability, unless technically infeasible.

4.5.	When CLEC orders Network Elements or Combinations that are currently interconnected and functional, such Network Elements and Combinations will remain interconnected and functional without any disconnection or disruption of functionality. This shall be known as Contiguous Network Interconnection of network elements. Rates to migrate such interconnection are set forth in Attachment 8.

5.	Ordering Interfaces

5.1.	NEVADA shall provide to CLEC an Electronic Data Interface (EDI) for transferring and receiving orders, FOCs, Service Completions, and other provisioning data and materials as set forth in Appendix A and at the rates set forth in Attachment 8. If NEVADA does not meet its scheduled date for deployment of EDI, CLEC may apply to the Commission to impose the most cost-effective and appropriate interim solution in an expedited proceeding.

5.2.	When ordering a LSNE, subject to the implementation as set forth in Appendix A, CLEC’s representatives will have real-time access to NEVADA customer information systems which will allow the CLEC representatives to perform the following tasks:

5.2.1.	Obtain customer service record, including customer name, billing and service address, billing telephone number(s), current participation in Voluntary Federal Customer Financial Assistance Program if available, Telephone Relay, and other similar services, and identification of NEVADA features and services subscribed to by customer;

5.2.2.	Obtain information on all features and services available, in end- office where customer is provisioned;

5.2.3.	Enter the order for the desired features and services;

5.2.4.	Provide an assigned telephone number (if the customer does not have one assigned). Reservation and aging of these numbers remain NEVADA’s responsibility;

5.2.5.	Establish the appropriate directory listing;

ATTACHMENT 11 PROVISIONING AND ORDERING - NV

NEVADA/LIBERTY TELECOM LLC

5.2.6.	Provide service availability dates to the customer;

5.2.7.	Provide information regarding dispatch/installation schedule, if applicable;

5.2.8.	Order local, intraLATA toll and access to long distance service in a single, unified order;

5.2.9.	Suspension, termination, or restoral of service where technically feasible.

6.	NEVADA Provision of Information

6.1.	NEVADA shall provide to CLEC upon request:

6.1.1.	A list of all services and features technically available from each switch that NEVADA may use to provide a Local Switching Element, by switch CLLI;

6.1.2.	A listing by street address detail, of the service coverage area of each wire center;

6.1.3.	All engineering design and layout information for each Network Element and Combination, in response to an order for the Network Element or Combination;

6.1.4.	A listing of all technically available functionalities for each Network Element or Combination, in response to an order for the Network Element or Combination; and

6.1.5.	As long as Pacific Bell remains the code administrator for NEVADA, Pacific Bell will provide notice of any NPA relief planning meetings so that CLEC may participate in those meetings to reach industry consensus on NPA code relief.

7.	Order Format and Data Elements for Individual Network Elements and Combinations

7.1.

In ordering Network Elements or Combinations, CLEC and NEVADA will utilize standard industry order formats and data elements developed by the Alliance for Telecommunications Industry Solutions (ATIS), including without limitation the Order and Billing Forum (OBF). Industry standards do not currently exist for the ordering of all Network Elements or Combinations. Therefore, until such standard industry order formats and data elements are developed by the ATIS for a particular Network

ATTACHMENT 11 PROVISIONING AND ORDERING - NV

NEVADA/LIBERTY TELECOM LLC

Element or Combination, CLEC and NEVADA will use the same format used between CLEC and Pacific Bell to address the specific data requirements necessary for the ordering of those Network Elements or Combinations. In the case where a format does not exist between CLEC and Pacific Bell, CLEC and NEVADA will mutually agree to the appropriate format to be used. There currently exist OBF formats for INP and the following Network Elements: Links, Ports, and Transport. When an ATIS standard or format is subsequently adopted, the Parties will use such standard or format in lieu of any standard or format set forth in this Attachment, unless the Parties mutually agree to continue to use the standard or format set forth herein.

7.2.	CLEC and NEVADA shall use the same ordering and provisioning codes used between CLEC and Pacific Bell for each Network Element or Combination. In the case where ordering and provisioning codes do not exist between CLEC and Pacific Bell, CLEC and NEVADA will mutually agree upon the appropriate codes to be used. These codes shall be known as data elements.

7.3.	Each order for a Network Element or a Combination will contain the following order-level sections, as defined by the OBF or as mutually agreed to by the Parties: Administration, Bill, Contact, and End User Information, e.g. Local Service Request (LSR) form, Access Service Request (ASR) form, End User Information (EU) form.

7.4.	In the absence of an adopted industry standard, the Parties will mutually agree on the ordering vehicle, either ASR or LSR, based on the direction of the industry standards being developed, generally 90 days in advance of placing the first order. Currently, the LSR ordering standards and process seem to be in support of “customer-specific” elements, e.g., local loops whereas ASR ordering standards and processes are being used to support “network type” elements, e.g., interoffice transport.

7.5.	When ordering a Network Element (individually or as part of a Combination), the interconnection and functionality internal to that Network Element will not be specifically ordered by CLEC and will automatically be provided by NEVADA. For example, when ordering the element DT (Dedicated Transport), the use of Digital Cross Connects that might be necessary to provide the connectivity between two interconnection locations will not be described on CLEC’s order.

7.6.	CLEC may purchase Network Elements either individually or in combinations. Combinations of Contiguous Network Elements can be ordered (i) on a case-by-case basis for those Network Elements that are customer-specific; or (ii) on a common-use basis for those Network Elements that are shared by multiple customers.

ATTACHMENT 11 PROVISIONING AND ORDERING - NV

NEVADA/LIBERTY TELECOM LLC

7.7.	When ordering either customer-specific or common-usage Combinations, CLEC may specify the functionality of that Combination without the need to specify the configuration of the individual Network Elements needed to perform that functionality. For example: CLEC may also choose to purchase from NEVADA a loop and switching Combination which would be comprised of the Network Elements Local Loop and Local Switching. This Combination would allow CLEC to purchase switching features (such as CLASS features) and functionalities on a per-customer basis.

8.	Performance Requirements

8.1.	Provisioning Intervals: Basic and Assured Links are provided within the same period of time NEVADA provisions its like exchange service in the same area using similar facilities requiring field work (wiring) in most cases. When available, ISDN/xDSL Links and 4-wire Digital Links will have intervals identical to the intervals for NEVADA’s provisioning of its like services. Intervals for a project (7 or more lines to a single end user MPOE on a single service request) are established on a negotiated interval basis between CLEC and NEVADA’s Local Service Center (LSC).

8.2.	Local Interconnection and Local Switching trunks (associated with Options A, B and C) will be provided in the same interval as offered for switched access (FG-B & FG-D) trunks.

8.3.	LIDB/800 database access (DB) is provided on a per call basis with appropriate SS7 interconnection. No additional interval is required.

8.4.	Standard Service Coordination. Link Service will be provided on the due date and, if requested, will be provided during a 4-hour window (either 8 a.m. to 12 p.m. or 1 p.m. to 5 p.m.), on a single service request. The disconnection of service on a line to the connection of the Link to the CLEC collocation arrangement or transport is 5 minutes per link. Additional service coordination is charged as additional labor billing as set forth in Attachment 8 of this Agreement. Links are normally provisioned from 8 a.m. to 5 p.m. Monday through Friday.

Project Service Coordination. The following coordination procedures apply only to Basic Links ordered as a project (7 or more lines to a single end user MPOE on a single service request, or 7 or more lines to a single end user customer at multiple MPOE locations where cutover coordination is related): On each Link order in a Wire Center, CLEC will contact NEVADA and the Parties will agree on a cutover time at least two business days before that cutover time. The cutover time will be defined as a half (1/2) hour window (normally provisioned from 8 a.m. to 5 p.m. Monday through Friday), within which both the CLEC and NEVADA personnel will make telephone contact to begin the cutover activity. Coordination for Basic Links meeting the definition of a project (in this

ATTACHMENT 11 PROVISIONING AND ORDERING - NV

NEVADA/LIBERTY TELECOM LLC

paragraph) will be provided by the Parties at no charge unless NEVADA incurs additional costs to accommodate CLEC’s request.

Within the appointed half (1/2) hour cutover time, the CLEC person will call the LOC and when the LOC is reached in that interval such work will begin. If the CLEC person fails to call or is not ready within the appointed interval and if CLEC had not called to reschedule the work at least two hours prior to the start of the interval, CLEC and NEVADA will reschedule the work order on a mutually negotiated basis and CLEC will pay the Service Date Change charge as set forth in Attachment 8 of this Agreement to reschedule the appointment.

If the LOC is not available or not ready when the CLEC person calls during the half (1/2) hour interval, NEVADA will not bill the Service Date Change charge for the Link or Links scheduled for that interval and will reschedule the installation on a mutually negotiated basis. The standard time expected from disconnection of service on a line to the connection of the Link to the CLEC collocation arrangement or transport is 5 minutes. Delays caused by the customer are the responsibility of CLEC.

8.5.	If CLEC has placed an order for Unbundled Network Elements or combinations thereof and subsequently cancels the order, Nevada will bill CLEC cancellation charges according to the work that has been performed by Nevada, as set forth in Attachment 8 of this Agreement.

8.6.	Once an order for Local Service, Network Elements, or combinations of Network Elements has been issued by CLEC and CLEC subsequently requires a new due date the Service Date Change charge as set forth in Attachment 8 of this Agreement shall apply.

8.7.	CLEC and NEVADA will agree to mutual escalation procedures and contacts. Each Party shall notify the other Party of any modifications to these contacts within one (1) week of such modifications.

8.8.	When CLEC requests shorter than standard intervals, i.e. expedites, on a case-by-case-basis, CLEC will pay for all additional costs for performance in excess of NEVADA’s intervals for comparable services at rates as set forth in Attachment 8 of this Agreement. NEVADA agrees to charge CLEC for such services comparable with how NEVADA treats its own end user customers.

ATTACHMENT 11 PROVISIONING AND ORDERING - NV

NEVADA/LIBERTY TELECOM LLC

Table A PROVISIONING INTERVALS FOR UNE

9.	Provisioning Intervals

Where comparable retail products or services exist in NEVADA, NEVADA will report provisioning performance monthly as defined in Attachment 17, Parity of Service Performance (these measures will be reflected in Attachment 17 within 30 days of the first order for UNE). Where a comparable retail product or service does not exist, the stated or ICB interval will be used.

UNE	Comparable Measure	Interval
LOOP

Basic Exchange		5bd

Business	• Fieldwork Resale/Retail Business Access Line New Install	4bd

Residence	• Fieldwork Resale/Retail Residence Line New Install	4bd

Four Wire	• Voice grade private line - retail	8bd

ISDN	• BRI ISDN - Retail w/o design (currently available with Centrex only)	5bd after loop qualification

	• PRI ISDN & BRI w/ design - Retail	15bd after AE & customer coordinate 8bd

DS1	• DS1 HICAP - Retail

LOCAL SWITCHING

Local Switch Port		Next Available

Business	Non-Fieldwork Resale/Retail Business Access Line New Install	2bd

Residence	Non-Fieldwork Resale/Retail Residence Line New Install	<2bd

Local Switch Trunks (Opt A, B, or C) LSNE Opt A	Switch Access FG B&D	12bd

LSNE Opt B&C	Stated Interval (per central office) Project-specific interval	45days ICB

DIRECT TRANSPORT

DSO, DS1,	New Install Retail DSO, DS1, Dedicated Line	DSO 8bd DS1

STS-1, DS3	New Install Retail STS-1, DS3, Dedicated Line	10-12bd

SIGNALING SYSTEMS	-

SS7 Port	New Install of a SS7 Port including Screening - Project Specific Interval	Project Specific

ATTACHMENT 11 PROVISIONING AND ORDERING - NV

NEVADA/LIBERTY TELECOM LLC

UNE	Comparable Measure	Interval
SIGNALING LINKS

SS7 Transport	New Install of a SS7 A or D Link	28bd

DATABASE

LIDB/800 Database Access

If SS7 interconnection is established with LIDB/800 query access, no additional interval is required. If SS7 interconnection is established and LIDB/800 was part of the original questionnaire, then a translation only order will apply; if not included, then the SS7 Port interval will apply.

23bd

TANDEM SWITCHING

Tandem Switching - Trunks (TS Standard) TS Option 1&2 TS Option 3	Switched Access FGB and FGD Trunk Order Interval if Tandem Configuration is in place Stated Interval Project specific interval	6wks 60 days 30 days Project Specific

10.	Account Maintenance

NEVADA and CLEC agree to the following account maintenance procedures:

10.1	OUTPLOC Transaction Feed

OUTPLOC means when a an CLEC Local Service or LSNE changes from CLEC local exchange service to another local exchange carrier. NEVADA will notify CLEC using a 4205 or a mutually agreed-upon CARE-like electronic record, as required to meet OBF standards, when a customer changes from CLEC Local to a new Local Service provider, NEVADA will provide 4205 or a mutually agreed-upon CARE-like record as required to meet OBF standards six days a week, Monday - Friday (Saturday (when change activity occurs), via the CONNECT:Direct interface. Electronic records will be sent within twenty-four (24) hours of the switch being provisioned for the customer change. CLEC understands that NEVADA may send other CARE-like electronic records on CLEC Local customers based upon mutual agreement of the Parties.

10.2	Change Request Implementation

NEVADA will cease billing CLEC effective as of the date of the customer’s change request. If there is a delay in NEVADA’s implementation of the customer’s change request, NEVADA will issue a credit to CLEC for any

ATTACHMENT 11 PROVISIONING AND ORDERING - NV

NEVADA/LIBERTY TELECOM LLC

amounts billed to CLEC with respect to that customer following the date of the customer’s change request.

10.3	Use of Service Order for PIC-only Change

When a an CLEC Local Customer contacts CLEC Local only to request a change of Primary Interexchange Carrier (PIC) from one IEC to another IEC, NEVADA will accept the PIC-only change request from CLEC local on the current service order feed. NEVADA will charge its current tariffed rate applicable to PIC-only changes.

10.4	IEC PIC Change Request

NEVADA will not accept a PIC change request from a Long Distance carrier for CLEC Local customers. NEVADA will return such requests to the IEC indicating CLEC’s Operating Company Number (OCN) utilizing an industry standard CARE-like electronic record.

ATTACHMENT 11 PROVISIONING AND ORDERING APPENDIX A - NV

NEVADA/LIBERTY TELECOM LLC

OPERATION SUPPORT SYSTEMS

1.	Preordering

1.1	Transaction-Based Information Exchange

The Parties agree that preordering information exchange will be transmitted over the same interfaces according to the same content definition for both resold NEVADA services and those provided using UNE.

1.2	Initial Systems

Prior to implementation of EDI, CLEC will utilize various manual methods, or mechanized methods as the Parties shall mutually agree, of preordering information exchange. The manual methods will include monthly diskettes, facsimile, and/or telephone.

1.3	Long Term Systems

Subsequent to Pacific Bell’s implementation of EDI and thirty (30) days after request from CLEC, NEVADA will implement the transaction of preorder information to CLEC via that same network interface and in accordance with the same format content agreed to between CLEC and Pacific Bell. The EDI will be used to perform inquiries, including inquiries for Switch/Feature Availability, Address Verification, Telephone Number Assignment, Appointment Scheduling, and Customer Service Record requests.

CLEC and NEVADA will translate preordering data elements used in their internal processes into the agreed upon formats, for Electronic Data Interchange (EDI).

2.	Ordering and Provisioning

2.1	CLEC Resells NEVADA Telecommunications Service(s)

The exchange of information relating to the ordering and provisioning of local service, when CLEC is the customer of record for the resold service(s), will be based on the most current industry order formats and data elements developed in the ATIS/Ordering and Billing Forum (OBF).

2.1.1	Initial Systems

In the event that an EDI interface has not been deployed prior to CLEC’s intent to enter the NEVADA market, within 30 days of a written request from CLEC, NEVADA will provide CLEC the ability to order appropriate resale services with the Electronic Interface

ATTACHMENT 11 PROVISIONING AND ORDERING APPENDIX A - NV

NEVADA/LIBERTY TELECOM LLC

known as Resale Mechanized Interface/Network Data Mover (RMI/NDM) for transmitting and receiving Service Requests and related information such as Firm Order Confirmations (FOC, Jeopardies, Rejects, and Completions) using the same file formats, record layouts and network interfaces in place between CLEC and Pacific Bell. CLEC and NEVADA will develop a mutually agreeable schedule for transmissions throughout the day using the CONNECT: Direct protocol.

For the ordering of products not supported by RMI/NDM, NEVADA will provide CLEC with other technologies mutually agreed to by the Parties.

2.1.2	Long Term Systems

NEVADA agrees to upgrade the ordering information exchange mechanism according to the Telecommunications Industry Forum (TCIF) for Electronic Data Interchange (EDI) agreed to by CLEC and Pacific Bell. CLEC and NEVADA mutually agree that the information exchange will be forms based, including the use of the Local Services Request (LSR) Form, the End User Information Form and the Resale Information Form developed by the OBF. CLEC and NEVADA will use a mutually agreeable X.25 or TCP/IP based transport network for exchange of transactions. CLEC and NEVADA will translate ordering and provisioning requests originating in their internal processes into agreed upon formats and EDI transactions. Implementation dates are based solely on Pacific Bell’s schedule and will be implemented by the applicable “Start Date” specified on Exhibit 1 of Appendix A to this Attachment.

2.2	CLEC Provides Service Using NEVADA Unbundled Network Elements

2.2.1	Initial Systems

CLEC and NEVADA will use two types of orders, an Infrastructure Provisioning order and a Customer Specific Provisioning order to order and provision Network Elements and Combinations.

The Infrastructure Provisioning Footprint order notifies NEVADA of the commonly used (across CLEC Retail Customers) Network Elements and Combinations that CLEC will require, and identifies the geographic area CLEC expects to serve through the Network Elements and Combinations ordered. NEVADA and CLEC will utilize the same ordering process and forms used for Exchange Access products as is agreed to between CLEC and Pacific Bell. If no process exists between CLEC and Pacific Bell, CLEC and NEVADA will mutually agree to adopt a process until the ATIS/OBF

ATTACHMENT 11 PROVISIONING AND ORDERING APPENDIX A - NV

NEVADA/LIBERTY TELECOM LLC

has adopted an acceptable alternative method. In addition NEVADA will accept a modified version of the Translation Questionnaire (TQ) adopted by the OBF. The modified TQ will be sent to NEVADA, and NEVADA will modify the routing tables for its end offices to accommodate the treatment of customer calling associated with the combination of Network Elements and Combinations that CLEC is employing to deliver service. CLEC will provide the Infrastructure Footprint Order and all associated ASR forms. NEVADA will accept delivery of the Infrastructure Provisioning Forms through the ASR process.

The customer specific provisioning order will be based upon OBF LSR Forms. NEVADA agrees that the information exchange will be forms based using the Local Service Request Form, End User Information Form, Loop Element Form (formerly Loop Service form), and Switch Element Form (formerly Port Form) developed by the OBF. Such customer specific elements include, but are not limited to, the customer loop, the network interface device, the customer dedicated portion of the local switch, and any combination thereof.

For ordering of products not supported by Electronic Data Interface, NEVADA will provide CLEC with other technologies mutually agreed to by the Parties.

2.2.2	Long Term Systems

NEVADA agrees to upgrade the ordering information exchange mechanism according to the Telecommunications Industry Forum (TCIF) for Electronic Data Interchange (EDI) for the Customer Specific Provisioning orders agreed to by CLEC and Pacific Bell. CLEC and NEVADA mutually agree that the information exchange will be forms based. CLEC and NEVADA will use a mutually agreeable X.25 or TCP/IP based transport network for exchange of transactions. CLEC and NEVADA will translate ordering and provisioning requests originating in their internal processes into agreed upon formats and EDI transactions. Implementation dates are based solely on Pacific Bell’s schedule and will be implemented by the applicable “Start Date” specified on Exhibit 1 of Appendix A to this Attachment.

2.3	Batch Data Exchange

Unless another mutually agreed to alternative exists between NEVADA and CLEC, CLEC will use the same types of orders as it uses with Pacific Bell for Batch Data Exchange.

ATTACHMENT 11 PROVISIONING AND ORDERING APPENDIX A - NV

NEVADA/LIBERTY TELECOM LLC

3.	Testing and Acceptance

CLEC and NEVADA agree that no interface will be represented as either generally available or as operational until end-to-end functionality testing, as agreed to in a Joint Implementation Agreement or other mutually acceptable document are completed to the satisfaction of both Parties. The Parties agree to meet 30 days prior to the start of Network Validation Testing to plan, schedule and coordinate test scenarios and contacts related to test activities. The intent of the end-to-end functionality testing is to establish, through the submission and processing of test scenarios, that transactions agreed to by CLEC and NEVADA will successfully process, in a timely and accurate manner, through both Parties’ support of OSS as well as the interfaces. CLEC will provide load forecasts by transaction type. NEVADA will provide documentation to assure the ability to handle the expected load, such as system simulation models. The testing will include the use of mutually agreeable test transactions, designed to represent no less than 95 percent of the transaction types that CLEC expects to send and receive through the interface undergoing end-to-end testing. In addition, CLEC and NEVADA will establish either a mutually agreeable testing environment or an audit process sufficient to demonstrate that the interfaces established between CLEC and NEVADA have the capability and capacity to exchange busy period transaction volumes reasonably projected to occur during the forward-looking twelve month period following implementation of the interface. The test environment or audit process, which ever is utilized, must validate that NEVADA can accept and process the anticipated busy period load without degradation of overall end-to-end performance of the information exchange delivered to CLEC even when other CLC transactions are simultaneously processed by NEVADA. Before testing begins, the Parties will mutually agree upon testing entrance and exit criteria.

4.	Joint Implementation Agreement Development

CLEC and NEVADA recognize that this Attachment is not sufficient to fully resolve all technical and operational details related to the interfaces described. Therefore, CLEC and NEVADA agree to conform and comply with the technical and operational details documented in any applicable Joint Implementation Agreement between Pacific Bell and CLEC. The JIA will be amended to include unique NEVADA conditions such as testing strategies, test dates, amended tests, test period, etc. The Parties agree to document the unique NEVADA conditions for additional technical and operational details in the form of a Joint Implementation Agreement (JIA). The JIA’s for each interface will become a legally binding addendum to this Attachment. These JIA’s may be modified over the course of this Agreement without subjecting the balance of the Agreement to re-negotiation or modification. Both Parties further agree that any technical, operational or implementation issues, once identified at the working team level, may be escalated by the initiative of either Party thirty (30) days after an issue is identified if no plan for resolution has been agreed to. The escalation will proceed first to the senior management of each company who will seek to

ATTACHMENT 11 PROVISIONING AND ORDERING APPENDIX A - NV

NEVADA/LIBERTY TELECOM LLC

resolve the issue. If an issue is not resolved within thirty (30) days following receipt of the issue by senior management, either Party may submit the issue to the dispute resolution procedures of Attachment 3 for binding resolution. In addition, CLEC and NEVADA will document both a topical outline for the JIAs as well as establish a schedule for identifying, discussing, resolving and documenting resolution of issues related to each aspect of the JIA topical outline for each interface discussed in this document. In no case, will either end-to-end integrity testing or load testing begin without both Parties mutually agreeing that each interface JIA documents the intended operation of the interface scheduled for testing. Any issues identified and subsequently resolved through either the end-to-end integrity or load testing processes will be incorporated into the impacted interface JIA within thirty (30) days of issue resolution. System databases and information interfaces described in this Agreement will permit CLEC to have parity access to NEVADA’s operating systems as NEVADA enjoys.

ATTACHMENT 11 PROVISIONING AND ORDERING – APPENDIX A EXHIBIT 1 - NV

NEVADA/LIBERTY TELECOM LLC

OPERATION SUPPORT SYSTEMS

IMPLEMENTATION DATES

(INITIAL SYSTEMS)

PROCESS	INITIAL SYSTEMS	START DATE
Ordering

Total Services Resale	RMI/NDM	within 30 days of a written request from CLEC

Interim Number Portability	CESAR prior to 12/31/97	Currently Available

Network Elements • Customer Specific	CESAR prior to 12/31/97	Currently Available

ATTACHMENT 11 PROVISIONING AND ORDERING - APPENDIX A EXHIBIT 1 - NV

NEVADA/LIBERTY TELECOM LLC

OPERATION SUPPORT SYSTEMS IMPLEMENTATION DATES

(LONG TERM SYSTEMS)

PROCESS	LONG TERM SYSTEMS	START DATE
Ordering

Total Services Resale	EDI	Upon implementation at Pacific Bell

Interim Number Portability	EDI	Upon implementation at Pacific Bell*

Network Elements • Customer Specific	EDI	Upon implementation at Pacific Bell*

• Infrastructure/Network • Set Up	ASR/NDM	Upon implementation at Pacific Bell

Pre-Ordering

All Resale All Network Elements	EDI	Upon implementation at Pacific Bell

*	However, if the long term system has not been made available by January 2,1998, CLEC may, at any time, apply to the Commission to impose the most cost-effective and appropriate interim solution in an expedited proceeding.

ATTACHMENT MAINTENANCE - NV

NEVADA/LIBERTY TELECOM LLC

ATTACHMENT 12

MAINTENANCE

ATTACHMENT 12 MAINTENANCE - NV

NEVADA/LIBERTY TELECOM LLC

MAINTENANCE

1.	NEVADA shall provide repair, maintenance, testing and surveillance for all Local Services and Unbundled Network Elements and Combinations in accordance with the terms and conditions of this Attachment.

2.	NEVADA and CLEC shall mutually agree on appropriate maintenance standards for all Local Services and Unbundled Network Elements and Combinations ordered under this Agreement. Such maintenance standards shall include, without limitation, standards for testing, network management, call gapping, and notification of upgrades as they become available. Such maintenance standards shall be set forth in Attachment 17 to this Agreement.

3.	Maintenance and Repair Functions

3.1.	Initial Electronic Bonding Interface Functions

NEVADA will put in place a real time electronic system-to-system interface EBI, consistent with ATIS industry standards, to enable CLEC to perform any necessary maintenance and repair functions, including the ability to enter a new trouble ticket into the NEVADA maintenance system for an CLEC Customer; the ability to retrieve and track current status on all CLEC Customer repair tickets; the ability to schedule maintenance appointments by day and time on a real-time basis and the ability to verify that the trouble has been resolved by work completed on the Customer’s premises to the Minimum Point of Entry (MPOE) (collectively “EBI Functions”). Deployment of EBI within NEVADA will be no later than thirty (30) days after CLEC’s request for deployment, provided that such request shall be made subsequent to any EBI deployment within PACIFIC’s territory or January 2, 1998, whichever is later. Prior to implementation of EBI, NEVADA will offer CLEC the use, at CLEC’s option, of two interim interfaces for the performance of EBI Functions: (i) an 800 number and (ii) access to Pacific Bell’s Service Manager (PBSM) system when available in NEVADA. NEVADA will structure these interim interfaces so that CLEC will be able to perform all EBI Functions on an interim basis using the 800 number and the majority of the EBI using PBSM.

3.2.	Additional Maintenance Functions

Prior to the development of ATIS standards for adding to EBI (a) the ability to retrieve MLT results, (b) the ability to retrieve “Dispatch In-Dispatch Out” codes, and (c) the ability to retrieve all applicable time and material charges at the time of ticket closure (itemized by customer for

ATTACHMENT 12 MAINTENANCE - NV

NEVADA/LIBERTY TELECOM LLC

each repair incident to show time spent, nature of trouble, how trouble was resolved, charges for individual items such as materials, if any, and total charges) (collectively “Maintenance Functions”), NEVADA and CLEC will mutually agree on a process to accomplish CLEC’s request, if a process is not already deployed in Pacific Bell’s territory, for the Maintenance Functions on an interim, pre-EBI basis, and the cost, if any, to provide the Maintenance Functions.

4.	EBI Implementation

4.1.	Maintenance and repair information exchange relating to all Local Services, Network Elements and Combinations provided under this Agreement will be transmitted over the same platform and network interface according to the same content definition implemented between CLEC and Pacific Bell. CLEC and NEVADA will, for the purpose of exchanging fault management information, establish an EBI, based upon ANSI standards T1.227-1995 and T1.228-1995, and Electronic Communication Implementation Committee (ECIC) Trouble Report Format Definition (TRFD) Number 1 as defined in ECIC document ECIC/TRA/95-003, and all standards referenced within those documents. The Parties agree to adopt for EBI the functions currently implemented for reporting access circuit troubles. These functions include Enter Trouble, Request Trouble Report Status, Add Trouble Information, Modify Trouble Report Attributes, Trouble Report Attribute Value Change Notification and Cancel Trouble Report, all of which are fully explained in clauses 6 and 9 of ANSI T1.228-1995.

4.2.	CLEC and NEVADA will exchange requests over the same network established between CLEC and Pacific Bell. CLEC and NEVADA will translate maintenance requests or responses originating in their internal processes into the agreed upon attributes and elements. Both will be in accordance with those agreed to between CLEC and Pacific Bell. Changes to Network Operations Forum (NOF), ECIC or T1M1 standards, to the extent local service maintenance and repair are affected, will be implemented based upon a mutually agreeable schedule, but in no case will the time for adoption, including testing of the changes introduced, extend more than thirty (30) days beyond the date of implementation of the same standards by Pacific Bell.

5.	In the event a NEVADA employee misses a scheduled repair appointment on behalf of CLEC, NEVADA will notify CLEC within one (1) hour of the missed appointment, either by EBI or by telephone.

6.

NEVADA technicians shall provide repair service to CLEC Customers that is equal in quality to that provided to NEVADA customers. Trouble calls from CLEC shall receive response time priority that is at least equal to that of

ATTACHMENT 12 MAINTENANCE - NV

NEVADA/LIBERTY TELECOM LLC

NEVADA customers and shall be handled on a first-come, first-served basis regardless of whether the customer is an CLEC Customer or a NEVADA customer. Prior to EBI, CLEC may ask NEVADA to reprioritize a an CLEC customer trouble report among CLEC’s other customer trouble reports and NEVADA will reprioritize CLEC’s various customer reports as requested by CLEC, if possible.

7.	NEVADA shall provide CLEC with the same scheduled and non-scheduled maintenance, including, without limitation, required and recommended maintenance intervals and procedures, for all Local Services, Network Elements and Combinations provided to CLEC under this Agreement that it currently provides for the maintenance of its own network. NEVADA shall provide CLEC at least ten (10) business days advance notice of any scheduled maintenance activity which may impact CLEC Customers, when such activity is scheduled 10 or more days in advance. For maintenance activity scheduled less than 10 days in advance, NEVADA will notify CLEC as soon as the activity is scheduled. Scheduled maintenance shall include, without limitation, such activities as switch software retrofits, power tests, major equipment replacements and cable rolls. Plans for scheduled maintenance shall include, at a minimum, the following information: location and type of facilities, specific work to be performed, date and time work is scheduled to commence, work schedule to be followed, date and time work is scheduled to be completed, and estimated number of work hours for completion.

8.	NEVADA shall advise CLEC of non-scheduled maintenance, testing, monitoring, and surveillance activity to be performed by NEVADA on any Network Element, including, without limitation, any hardware, equipment, software, or system providing service functionality which may potentially impact CLEC Customers. NEVADA shall provide the maximum advance notice of such non-scheduled maintenance and testing activity possible, under the circumstances; provided, however, that NEVADA shall provide emergency maintenance as promptly as possible to maintain or restore service and shall advise CLEC promptly of any such actions it takes.

9.

NEVADA shall provide CLEC with a detailed description of any and all emergency restoration plans and disaster recovery plans, however denominated, which are in place during the term of this Agreement. Such plans shall include, at a minimum, the following: (i) procedures for prompt notification to CLEC of the existence, location, and source of any emergency network outage potentially affecting a an CLEC Customer, as defined in Appendix A to this Agreement, via the EBI to be established pursuant to Sections 3 and 4; (ii) establishment of a Single Point of Contact responsible for initiating and coordinating the restoration of all Local Services and Network Elements or Combinations; (iii) methods and procedures to provide CLEC with real-time access to information relating to the status of restoration efforts and problem resolution during the restoration process; (iv) methods and procedures for reprovisioning of all Local Services and

ATTACHMENT 12 MAINTENANCE - NV

NEVADA/LIBERTY TELECOM LLC

Network Elements or Combinations after initial restoration; (v) equal priority, as between CLEC Customers and NEVADA customers, for restoration efforts, consistent with FCC Service Restoration guidelines, including, without limitation, deployment of repair personnel, and access to spare parts and components; and (vi) a mutually agreeable process for escalation of maintenance problems, including a complete, up-to-date list of responsible contacts, each available twenty-four (24) hours per day, seven (7) days per week. Said plans shall be modified and updated as needed. NEVADA shall notify CLEC, within one hour, if possible, of all Category I Equipment and/or facility failures affecting CLEC customer service as itemized in Pacific Bell reference S.I. 131, as amended from time to time. A copy of the relevant portion of S.I. 131 in effect on the effective date of this Agreement is attached as Appendix A.

10.	NEVADA and CLEC shall establish mutually acceptable methods and procedures for referring callers to the 800/888 number supplied by the other Party for purposes of receiving misdirected calls from customers requesting repair.

11.	NEVADA’s Local Operations Center (LOC) shall conform to the performance and service quality standards set forth in Attachment 17 when providing repair and maintenance to CLEC and CLEC Customers under this Agreement.

11.1.	If service is provided to CLEC Customers before EBI is established between CLEC and NEVADA, CLEC will transmit its repair calls to the NEVADA LOC by telephone.

11.2.	LOC, and Electronic Bonding, once deployed, shall be on-line and operational and the interim interfaces described in Section 3 preceding shall be operational twenty-four (24) hours per day, seven (7) days per week.

11.3.	Progress reports and status of repair efforts shall be available to CLEC through EBI. On an interim basis before implementation of EBI, NEVADA shall provide progress reports and status of repair efforts to CLEC via an 800 number supplied by NEVADA or PBSM, when available in NEVADA, at CLEC’s option.

11.4.	Within thirty (30) days after the execution of this Agreement, NEVADA shall provide CLEC with written escalation procedures to be followed if, in CLEC’s reasonable judgment, any individual trouble ticket or tickets are not resolved in a timely manner. Resolution shall be deemed untimely if delayed beyond NEVADA’s best practices for resolution of troubles reported by NEVADA’s own customers.

11.5.	In the event NEVADA shall fail to conform to the performance standards in Attachment 17, CLEC may request, and NEVADA shall perform an

ATTACHMENT 12 MAINTENANCE - NV

NEVADA/LIBERTY TELECOM LLC

analysis of the reason behind NEVADA’s failure to conform, and NEVADA shall correct said cause as soon as reasonably practical, at its own expense.

11.6.	Maintenance charges for premises visits by NEVADA technicians shall be billed by CLEC to its Customer, and not by NEVADA. All forms, business cards or other materials furnished by NEVADA technicians to CLEC Customers will contain no brand. If the CLEC Customer is not at home when the NEVADA technician arrives, the NEVADA technician shall leave on the premises “not-at-home” cards that are unbranded but include a contact number for CLEC. The NEVADA technician will not leave on the premises a NEVADA-branded “not-at-home card”.

11.7.	Dispatching of NEVADA technicians to CLEC Customer premises shall be accomplished by NEVADA pursuant to a request received from CLEC.

ATTACHMENT 12 MAINTENANCE APPENDIX A - NV

NEVADA/LIBERTY TELECOM LLC

CATEGORY I	EQUIPMENT AND/OR FACILITY FAILURES AFFECTING CUSTOMER SERVICE.

Types of Customer Service Quality Failure Reports and Criteria	CATEGORY I BROADBAND • Frame Relay - A failure of one or more channelized T1 carrier systems or two or more non-channelized T1 carrier systems.

CATEGORY I NARROWBAND

•      5 T1 carrier systems (120 or more voice grade channels) failure.

•      500 or more voice grade radio channels failure.

•      A community isolation.

•      E911

•      A transport equipment failure that isolates a central office from the E911 network. (Local switch to the tandem e.g. DACS, OC12, DEXCS failure, etc.)

•      A transport equipment failure that isolates a Public Safety Answering Point (PSAP) from the E911 tandem.

•      A transport equipment failure that results in the loss of 25% or more of the trunks/circuits (aggregate) from an E911 tandem to the PSAPs served by that tandem.

CATEGORY I CABLE

•      Local - 200 or more working pairs are affected.

•      Toll - 120 or more interoffice trunks are affected.

•      Fiber - Any working fiber providing customer service that fails without protection.

•      E911

•      A transport cable failure that isolates a central office from the E911 network. (Local switch to the E911 tandem)

•      A transport cable failure that isolates a PSAP from the E911 tandem.

•      A transport cable failure that results in the loss of 25% or more of the trunks/circuits (aggregate from an E911 tandem to the PSAPs served by that tandem.

ATTACHMENT 12 MAINTENANCE APPENDIX A - NV

NEVADA/LIBERTY TELECOM LLC

CATEGORY I

EQUIPMENT AND/OR FACILITY FAILURES AFFECTING CUSTOMER SERVICE.

CATEGORY I SWITCHING MACHINES

•      Any switch congestion that results in 40% or more dial tone delay lasting 15 minutes or longer.

•      Complete loss of inward and/or outward call processing capability from a central office lasting 5 minutes or longer.

•      Any service interruption resulting in 50 or more customer reports.

•      A duplex connectivity failure to the SS7 network, e.g. MSB7/LPP frame, link set, CNI, etc.

•      Loss of interoffice calling from more than 10 minutes.

•      An FYI report should be filed anytime a central office has been on battery power >30 minutes, when it is not part of a routine test.

•      E911

•      A central office isolated from the E911 network for 15 minutes or longer.

•      Loss of 25% or more of the trunking capability from an E911 tandem to the PSAPs it serves for 15 minutes or longer (e.g. translations, trunk frame failure, etc.).

•      A PSAP isolation from the E911 network for 15 minutes or longer (e.g. translations, trunking problem, etc.)

•      CATEGORY I COMMUNITY ISOLATION

•      A community isolation occurs when no incoming or outgoing toll service is available and the community is cut off from the outside world by rural geography. A central office failure within a metropolitan area is not considered a community isolation since the community can more easily reach phone service in the adjacent central office serving area.

CATEGORY I MEDIA INTEREST

•      Any interruption or outage that may cause public or news media attention.

CATEGORY I TANDEM/TOPS

•      Failures or potential loss of call completions/processing.

•      Failures affecting Operator Service capabilities.

ATTACHMENT 12 MAINTENANCE APPENDIX A - NV

NEVADA/LIBERTY TELECOM LLC

CATEGORY I SS7

• Loss of mated pair of STP or SCP. Any SS7 failure causing 50 customer reports from a single central office or 100 customer reports from several central offices within a maintenance center.

CATEGORY I PUBLIC SAFETY/SERVICE AGENCIES

• Federal Government, equipment or facility affecting 5 or more military special communications, isolations of FAA location or air ground facilities.

• State and local agencies interruptions seriously affecting service to police, fire departments, hospitals, press, military, and PBSs.

ATTACHMENT 13 CONNECTIVITY BILLING AND RECORDING - NV

NEVADA/LIBERTY TELECOM LLC

ATTACHMENT 13

CONNECTIVITY BILLING AND RECORDING

ATTACHMENT 13 CONNECTIVITY BILLING AND RECORDING - NV

NEVADA/LIBERTY TELECOM LLC.

1. General	3
2. Billing Format	3
3. Billable Information And Charges	3
4. Meet Point Billing	6
5. Collocation	8
6. Mutual Compensation	8
7. Issuance of Connectivity Bills - General	8
8. Electronic Transmissions	10
9. Tape or Paper Transmissions	10
10. Testing Requirements	12
11. Bill Accuracy Certification	13
12. Additional Requirements	13
13. Payment Of Charges	14
14. Billing Disputes	14
15. Late Payment Charges	15
16. Adjustments	16
17. Recording Of Call Information	16
18. No Netting of Amounts Due	17

Appendix A:

Pre-Bill Certification Operating Agreement

Appendix B:

Schedule For Agreement on Specifications for Electronic Transmission and Start Date for Implementation of Transmission Method

ATTACHMENT 13 CONNECTIVITY BILLING AND RECORDING - NV

NEVADALiberty Telecom LLC.

CONNECTIVITY BILLING AND RECORDING

1.	General

This Attachment describes the requirements for NEVADA to bill and record all charges CLEC incurs for purchasing Local Services for resale and for Network Elements and combinations, and describes the requirements for NEVADA and CLEC to bill and record all charges incurred to provide Meet Point Billing and Mutual Compensation. In addition to the terms and conditions set forth in this Attachment 13, CLEC and NEVADA will use their best efforts to complete and sign a Pre-Bill Certification Operating Agreement by June 30, 1998 at CLEC’s request, which, when executed by both Parties, will signify the completion of the project plan to develop a working Pre-Bill Certification process to ensure the accuracy and timeliness of billing prior to the issuance of the bill to CLEC and will become Appendix A to this Attachment 13. The performance measurements applicable to Connectivity Billing and Recording are set forth in Attachment 17.

2.	Billing Format

NEVADA shall provide billing for Unbundled Network Elements, Combinations, and local resale in the same electronic format as provided by Pacific Bell pursuant to the CLEC/Pacific Bell Interconnection Agreement and as may be modified from time to time.

2.1 Each Party agrees to deliver billing information in a format based on industry standards implemented by CLEC and Pacific Bell.

3.	Billable Information And Charges

3.1	NEVADA will bill and record in accordance with this Attachment those charges CLEC incurs as a result of CLEC purchasing from NEVADA Network Elements, Combinations and Local Services, as set forth in this Agreement (hereinafter “Connectivity Charges”). The Parties agree that, except as expressly provided in this Attachment, CABS or predecessor billing systems will comply with OBF standards.

3.2

Each bill for Connectivity Charges (hereinafter “Connectivity Bill”) shall be formatted in accordance with CABS, CRIS or FABS, as appropriate. Each Element, Combination, or Local Service, purchased by CLEC shall be assigned a separate and unique billing code in the form agreed to by the Parties and such code shall be provided to CLEC on each Connectivity Bill in which charges for such Elements, Combinations, or Local Services appear. Each such billing code shall enable CLEC to identify the Element(s), or Combinations and Options as described in Attachment 11 to this Agreement ordered by CLEC, or Local Services ordered or utilized

ATTACHMENT 13 CONNECTIVITY BILLING AND RECORDING - NV

NEVADA/LIBERTY TELECOM LLC

by CLEC in which Connectivity Charges apply pursuant to this Agreement. Each Connectivity Bill shall set forth the quantity and description of each such Element, Combination, or Local Service provided and billed to CLEC. All Connectivity Charges billed to CLEC must indicate the state from which such charges were incurred.

3.3	NEVADA shall provide CLEC monthly Connectivity Bills that include all Connectivity Charges incurred by and credits and/or adjustments due to CLEC for those Elements or Combination thereof, ordered, established, utilized, discontinued or performed pursuant to this Agreement. Each Connectivity Bill provided by NEVADA to CLEC shall include: (1) all non- usage sensitive charges incurred for the period beginning with the day after the current bill date and extending to, and including, the next bill date, (2) any known unbilled non-usage sensitive charges for prior periods, (3) unbilled usage sensitive charges for the period beginning with the last bill date and extending up to, but not including, the current bill date, (4) any known unbilled usage sensitive charges for prior periods, and (5) any known unbilled adjustments.

3.4	The Bill Date, as defined herein, must be present on each bill transmitted by NEVADA to CLEC.

3.5	Subject to Section 3.5.3, 3.5.4 and 3.5.5, NEVADA shall not provide any Connectivity Bills to CLEC having a Bill Date any later than the following dates:

3.5.1.	Ninety (90) days following the recording date for all resale usage and LSNE usage, except for calls requiring data exchange with third party carriers, e.g., intraLATA O+ calls made within another state, which calls are subject to Section 3.5.2.

3.5.2.	One hundred and twenty (120) days following the recording date for calls requiring data exchange with third-party carriers.

3.5.3.	For all other Network Elements, Combinations and all Non-Usage resale or LSNE charges, two alternative time limits shall apply:

(a)	six (6)months from the date the charges were incurred (this time limit applies for the first year of the Agreement); and

(b)	one hundred twenty (120) days from the date the charges were incurred (this time limit applies beginning with the second year of the Agreement).

ATTACHMENT 13 CONNECTIVITY BILLING AND RECORDING - NV

NEVADA/LIBERTY TELECOM LLC

3.5.4	The time limits set forth in Sections 3.5.1 and 3.5.2 are effective immediately. The time limit set forth in Section 3.5.3 will be effective six (6) months following the effective date of the Agreement.

3.5.5	If any billing error is identified, quantified and communicated in writing by NEVADA to CLEC within the time periods set forth in Sections 3.5.3 above after Connectivity Charges are incurred, NEVADA will have a maximum of ninety (90) additional days after the otherwise applicable date under Section 3.5.3 to render correct Connectivity Bills therefor.

3.5.6.	No payment shall be due from CLEC for any Connectivity Bill received by CLEC from NEVADA that fails to meet the timeliness requirements of Sections 3.5.1 through 3.5.5 of this Attachment, provided that CLEC continues to participate in the Pre-Bill Certification Procedures described in Appendix A to this Attachment.

3.5.7	On each bill where “Jurisdiction” is identified, local and local toll charges shall be identified as “Local” and not as interstate, interstate/interLATA, intrastate, or intrastate/intraLATA.

3.6.	NEVADA shall bill CLEC for each Element, Combination thereof, or Local Service, supplied by NEVADA to CLEC pursuant to this Agreement at the rates set forth in Attachment 8. NEVADA will bill CLEC based on the actual Connectivity Charges incurred, provided, however, for those usage- based Connectivity Charges where actual charge information is not determinable by NEVADA because the jurisdiction (i.e., interstate, interstate/interLATA, intrastate, intrastate/intraLATA, local) of the traffic is unidentifiable, the Parties will jointly develop a process to determine the appropriate charges.

3.7.

Each Party shall be responsible for all costs and expenses it incurs in complying with its obligations under this Attachment. CLEC will be responsible for the development, modification, technical installation and maintenance of any CLEC systems or other CLEC infrastructure which CLEC requires to comply with and to continue complying with its responsibilities and obligations under this Agreement. NEVADA shall be responsible for any development, modification, technical installation and maintenance of any NEVADA systems or NEVADA infrastructure which NEVADA requires to comply with and to continue complying with this Agreement, subject to the Act, regulations thereunder and relevant FCC or Commission decisions. Each Party shall provide the other Party at no additional charge a contact person for the handling of any Connectivity

ATTACHMENT 13 CONNECTIVITY BILLING AND RECORDING - NV

NEVADA/LIBERTY TELECOM LLC

Billing questions or problems that may arise during the implementation and performance of the terms and conditions of this Attachment.

4.	Meet Point Billing

4.1.	CLEC and NEVADA will establish meet-point billing (“MPB”) arrangements for jointly provided switched access to an IEC, in accordance with the Meet Point Billing guidelines adopted by and contained in the OBF’s MECAB and MECOD documents, except as modified herein. Both Parties will use their best reasonable efforts, individually and collectively, to maintain provisions in their respective federal and state access tariffs, and provisions within the National Exchange Carrier Association (NECA) Tariff No. 4, or any successor tariff to reflect the MPB arrangements identified in this Agreement, in MECAB and in MECOD.

4.2.	CLEC and NEVADA will implement the “Multiple Bill/Single Tariff” option or a mutually agreed upon billing arrangement in order to bill any Interexchange Carrier (IEC) for that portion of the network elements provided by CLEC or NEVADA. For all traffic carried over the MPB arrangement, CLEC and NEVADA shall each bill the IEC for its own portion of the applicable elements.

4.3.	Each Party shall provide the billing name, billing address, and Carrier Identification Code (CIC) of the lECs that may utilize any portion of CLEC’s network in a CLEC/NEVADA MPB arrangement in order to comply with the MPB Notification process as outlined in the MECAB document. Each Party will be entitled to reject a record that does not contain a CIC code. Such information shall be provided by each Party to the other Party in the format and via the medium that the Parties agree to.

4.4.	The Parties agree to comply with the currently effective MECAB guidelines as mutually adopted by the Parties.

4.5.	The Parties further agree that in those MPB situations where one Party subtends the other Party’s access tandem, the Party providing the access tandem is only entitled to bill the access tandem fee and any associated local transport charges. The Parties also agree that the Party who provides the end office switching is entitled to bill end office switching fees, local transport charges, RIC and CCL charges, as appropriate, and such other applicable charges.

4.6.	NEVADA and CLEC will record and transmit MPB information in accordance with the standards and in the format set forth in this Attachment. NEVADA and CLEC will coordinate and exchange the Billing

ATTACHMENT 13 CONNECTIVITY BILLING AND RECORDING - NV

NEVADA/LIBERTY TELECOM LLC

Account Reference (BAR) and Billing Account Cross Reference (BACR) numbers for the MPB arrangements described in this Agreement. Each Party will notify the other if the level of billing or other BAR/BACR elements change, resulting in a new BAR/BACR number.

4.7.	The secondary billing company will provide to the initial billing company any necessary AMA records (in standard EMR format) within fourteen (14) days of the recording date. The Initial billing company will provide the secondary billing company the necessary summary records with fourteen (14) days of the initial company’s bill date.

4.8.	If MPB data is not submitted by either Party within the period set forth in Section 4.7, or is not in the proper format as set forth in this Agreement, and if as a result the other Party is delayed in billing the IEC for the appropriate charges it incurs, the delaying Party shall pay the other Party a late MPB data delivery charge which will be the total amount of the delayed charges times the highest interest rate (in decimal value) which may be levied by law for commercial transactions, compounded daily for the number of days from the date the MPB charges should have been received to and including the date the MPB charge information is actually received.

4.9.	Failure of secondary billing company to provide the necessary AMA records (in standard EMR format) within sixty (60) days of the recording date, or of the initial billing company to provide the necessary summary records within sixty (60) days of the initial billing company’s bill date, will result in the Party failing to deliver the data to be liable to the other Party for any charges the other Party is unable to bill the IEC.

4.10.	Errors in MPB data exchanged by the Parties may be discovered by CLEC, NEVADA or the billable IEC. Both CLEC and NEVADA agree to provide the other Party with notification of any discovered errors within ten (10) business days of the discovery. The other Party shall correct the error within twenty (20) business days of notification and resubmit the data. In the event the errors cannot be corrected within the time period specified above, the erroneous data shall be considered lost. If either Party fails to provide MPB data due to loss, uncorrectable errors or otherwise, the Parties shall follow the procedures set forth in Attachment 14, Section 6, for compensation of lost, damaged or destroyed Recorded Usage Data and compensate the other for the lost MPB billing data.

4.11.	Both Parties will provide the other a Single Point of Contact to handle any MPB questions.

ATTACHMENT 13 CONNECTIVITY BILLING AND RECORDING - NV

NEVADA/LIBERTY TELECOM LLC

5.	Collocation

When CLEC collocates with NEVADA in LEC’s facility as described in this Agreement, capital expenditures (e.g costs associated with building the “cage”), shall not be included in the Connectivity Bill provided to CLEC pursuant to this Attachment. All such capital expenses shall be billed through FABS, identified as capital expense charges and given a unique and consistent BAN. All invoices for capital expenses shall be sent to the location specified by CLEC for payment. Ail other non-capital recurring collocation expenses shall be billed to CLEC in accordance with this Agreement. The CABS Billing Output Specifications (BOS) documents provide the guidelines on how to bill the Connectivity Charges associated with collocation. The bill label for those collocation charges shall be entitled “Expanded Interconnection Service.”

6.	Mutual Compensation

The Parties shall bill each other call termination charges for local exchange traffic, using a CABS like format, in accordance with the standards set forth in this Agreement for traffic terminated to the other Party’s customer, where both such customers bear NPA-NXX designations associated with the same LATA or other authorized area (e.g extended area service zones in adjacent local calling areas). Where required, such traffic shall be recorded and transmitted to CLEC in accordance with this Attachment. Further, the traffic exchanged pursuant to this Attachment shall be measured in billing minutes of use and shall be in actual conversation seconds. The total conversation seconds per chargeable traffic type will be totaled for the entire monthly billing cycle and then rounded to the next whole conversation minute. Reciprocal compensation for the termination of this traffic shall be charged at rates specified in Attachment 18 to this Agreement.

7.	Issuance of Connectivity Bills - General

7.1.	NEVADA and CLEC will issue all Connectivity Bills in accordance with the terms and conditions set forth in this Section.

7.2.	NEVADA and CLEC will establish monthly billing dates (Bill Date) for each Billing Account Number (BAN) or Billed Telephone Number (BTN) (collectively referred to as “Account Number”), as further defined in the CABS documents, which Bill Date shall be the same day month to month. Each Account Number shall remain constant from month to month, unless changed as agreed to by the Parties. Each Party shall provide the other Party at least thirty (30) calendar days written notice prior to changing, adding or deleting an Account Number. The Parties will provide one Connectivity Billing invoice associated with each Account Number.

ATTACHMENT 13 CONNECTIVITY BILLING AND RECORDING - NV

NEVADA/LIBERTY TELECOM LLC

7.3.	All Connectivity Bills must be received by the other Party no later than ten (10) calendar days from Bill Date and at least twenty (20) calendar days prior to the payment due date (as described in this Attachment), whichever is earlier. Any Connectivity Bill received on a Saturday, Sunday or a day designated as a holiday by the Chase Manhattan Bank of New York (or such other bank as CLEC shall specify) will be deemed received the next business day. If either Party fails to receive Connectivity Billing data and information within the time period specified above, the payment due date will be extended by the number of days the Connectivity Bill is late.

7.4.	NEVADA and CLEC shall issue all Connectivity Bills containing such billing data and information in accordance with OBF standards, except that if the Parties enter into a meet-point billing arrangement, such Connectivity Billing data and information shall also conform to the standards set forth in the MECAB document, or such later versions as are adopted by OBF, or its successor. To the extent that there are no OBF or MECAB standards governing the formatting of certain data, such data shall be issued in the format mutually agreed by the Parties.

7.5.	Each Party will provide the other Party written notice of which Connectivity Bills are to be deemed the official bills to assist the Parties in resolving any conflicts that may arise between the official bills and other bills received via a different media which purportedly contain the same charges as are on the official bill. If either Party requests an additional copy(ies) of a bill, such Party shall pay the other Party a reasonable fee per additional bill copy as set forth in applicable tariffs or as mutually agreed, unless such copy was requested due to errors, omissions, or corrections or the failure of the transmission to comply with the specifications set forth in this Agreement.

7.6.	To avoid transmission failures or the receipt of Connectivity Billing information that cannot be processed, the Parties shall provide each other with their respective process specifications and edit requirements. CLEC shall comply with NEVADA’s processing specifications when CLEC transmits Connectivity Billing data to NEVADA. NEVADA shall comply with CLEC’s processing specifications when NEVADA transmits Connectivity Billing data to CLEC. CLEC and NEVADA shall provide each other reasonable notice if a Connectivity Billing transmission is received that does not meet such Party’s specifications or that such Party cannot process. Such transmission shall be corrected and resubmitted to the other Party, at the resubmitting Party’s sole expense, in a form that can be processed. The payment due date for such resubmitted transmissions will be twenty (20) days from the date that the transmission is received in a form that can be processed and that meets the specifications set forth in this Attachment.

ATTACHMENT 13 CONNECTIVITY BILLING AND RECORDING - NV

NEVADA/LIBERTY TELECOM LLC

8.	Electronic Transmissions

8.1.	NEVADA and CLEC agree that upon request and on a mutually agreed to date, each Party will transmit Connectivity Billing information and data in the CABS format electronically via Connect:Direct (formerly known as Network Data Mover) to the other Party at the location specified by such Party. The Parties agree that a T1.5 or 56kb circuit to Gateway for Connect:Direct is required. CLEC data centers will be responsible for originating the calls for data transmission via switched 56kb or T1.5 lines. If NEVADA has an established Connect:Direct link with CLEC, that link can be used for data transmission if the location and applications are the same for the existing link. Otherwise, a new link for data transmission must be established. NEVADA must provide CLEC its Connect:Direct Node ID and corresponding VTAM APPL ID before the first transmission of data via Connect:Direct. CLEC’s Connect:Direct Node ID and VTAM APPL ID must be provided to NEVADA and included in NEVADA’s Connect:Direct software. CLEC will supply to NEVADA its RACF ID and password before the first transmission of data via Connect: Direct. Any changes to either Party’s Connect:Direct Node ID must be sent to the other Party no later than twenty-one (21) calendar days before the changes take effect.

8.2.	The Connectivity Billing information and data will be sent using the current OBF format implemented by mutual agreement of both Parties.

9.	Tape or Paper Transmissions

9.1.	In the event either Party does not have Connect:Direct capabilities upon the effective date of this Agreement, such Party agrees to establish Connect:Direct transmission capabilities with the other Party within the time period mutually agreed and at the establishing Party’s expense. Until such time, the Parties will transmit billing information to each other via magnetic tape or paper (as agreed to by CLEC and NEVADA). Connectivity billing information and data contained on magnetic tapes or paper for payment shall be sent to the Parties at the following locations. The Parties acknowledge that all tapes transmitted to the other Party via U.S. Mail or Overnight Delivery and which contain Connectivity Billing data will not be returned to the sending Party.

To CLEC:

Test Tapes, Cassettes and Diskettes	David S. Trandal, Manager Liberty Telecom LLC 316 California Street, Suite 149 Reno, NV 89509

ATTACHMENT 13 CONNECTIVITY BILLING AND RECORDING - NV

NEVADA/LIBERTY TELECOM LLC

Production Tapes and Cassettes via Overnight Delivery and U.S. Mail	David S. Trandal, Manager Liberty Telecom LLC 316 California Street, Suite 149 Reno, NV 89509

Production, Diskettes & Paper Bills and Paper EAS/AS Bills via U.S. Mail	David S. Trandal, Manager Liberty Telecom LLC 316 California Street, Suite 149 Reno, NV 89509

Production Diskettes & Paper Bills and Paper EAS/AS Bills via Overnight Delivery Service	David S. Trandal, Manager Liberty Telecom LLC 316 California Street, Suite 149 Reno, NV 89509

To NEVADA:

Tape Transmissions:	To be specified by Nevada Bell when it elects tape transmission. Attn:

Paper Transmissions:	Nevada Bell Account Manager 370 3rd St., Rm 716 San Francisco, CA 94107

9.2.	Each Party will adhere to the tape packaging requirements set forth in this subsection. Where magnetic tape shipping containers are transported in freight compartments, adequate magnetic field protection shall be provided by keeping a typical 6-inch distance from any magnetic field generating device (except a magnetron-tape device). The Parties agree that they will only use those shipping containers that contain internal insulation to prevent damage. Each Party will clearly mark on the outside of each shipping container its name, contact and return address. Each Party further agrees that it will not ship any Connectivity Billing tapes in tape canisters.

9.3.	All billing data transmitted via tape must be provided on a cartridge (cassette) tape and must be of high quality, conform to the Parties’ record and label standards, 9-track, odd parity, 6250 BPI, group coded recording mode and extended binary-coded decimal interchange code (“EBCDIC”). Each reel of tape must be 100% tested at 20% or better “clipping” level with full width certification and permanent error free at final inspection. CLEC reserves the right to destroy a tape that has been determined to have unrecoverable errors. CLEC also reserves the right to replace a tape with one of equal or better quality.

ATTACHMENT 13 CONNECTIVITY BILLING AND RECORDING - NV

NEVADA/LIBERTY TELECOM LLC

9.4.	Billing data tapes shall have the following record and label standards. The dataset serial number on the first header record of an IBM standard tape label also shall have the following format.

CABS BOS
Record Length Blocking Factor Block size Labels	225 bytes (fixed length) 84 records per block 18,900 bytes per block Standard IBM Operating System

9.5.	A single 6-digit serial number must appear on the external (flat) surface of the tape for visual identification. This number shall also appear in the “dataset serial number field” of the first header record of the IBM standard tape label. This serial number shall consist of the character “V” followed by the reporting location’s four-digit Originating Company Code and a numeric character chosen by the sending company. The external and internal label shall be the same. The dataset name shall appear on the flat side of the reel and also in the “data set name field” on the first header record of the IBM standard tape label. NEVADA’S name, address, and contact shall appear on the flat side of the cartridge or reel.

9.6.	All labeling of tapes shall comply with OBF standards.

10.	Testing Requirements

10.1.	At least thirty (30) days prior to any billing system change there will be a thirty (30) day test period to ensure that bills can be processed by the Parties.

10.2.

For CLEC, NEVADA will send CLEC a mechanized Connectivity Bill for the first time via electronic transmission, or tape, or at least thirty (30) days prior to changing mechanized formats , (i.e., changes as implemented by Pacific Bell pursuant to the CLEC/Pacific Bell Interconnection Agreement and as may be modified from time to time), NEVADA shall send to CLEC Connectivity Bill data in the appropriate mechanized format for testing to ensure that the bills can be processed and that the bills comply with the requirements of this Attachment. NEVADA shall also provide to CLEC’s Company Manager, located at 500 North Point Parkway, FLOC B1104B, Alpharetta, Georgia 30005, NEVADA’s originating or state level company code so that it may be added to CLEC’s internal tables at least thirty (30) calendar days prior to testing or a change in the NEVADA’s originating or state level company code. CLEC will notify NEVADA within the time period agreed to by the Parties if Connectivity Billing transmission fails to meet CLEC’s testing

ATTACHMENT 13 CONNECTIVITY BILLING AND RECORDING - NV

NEVADA/LIBERTY TELECOM LLC

specifications. NEVADA shall make the necessary corrections within the time period agreed to with CLEC to ensure that billing transmissions meet CLEC’s testing specifications. NEVADA shall not send CLEC a mechanized Connectivity Bill (except for testing) until such bills meet CLEC’s testing specifications. If NEVADA meets CLEC’s testing specifications, NEVADA may begin sending CLEC mechanized Connectivity Bills on the next Bill Date, or within ten (10) days, whichever is later.

10.3.	During the testing period, NEVADA shall transmit to CLEC Connectivity Billing data and information via paper transmission. Test tapes shall be sent to CLEC at the following location

Test Tapes	David S. Trandal, Manager Liberty Telecom LLC 316 California Street, Suite 149 Reno, NV 89509

11.	Bill Accuracy Certification

The Parties agree that in order to ensure the proper performance and integrity of the entire Connectivity Billing process, the sending Party is responsible and accountable for transmitting to the receiving Party an accurate and current bill. NEVADA agrees to implement control mechanisms and procedures to render a bill that accurately reflects the Network Elements, Combination and Local Services ordered and used by CLEC. These processes and methodology will be set forth in a Pre-Bill Certification Operating Agreement and will be attached to this Attachment 13 as Appendix A.

12.	Additional Requirements

NEVADA agrees that if it transmits data to CLEC in a mechanized format, NEVADA will also comply with the following specifications which are not contained in OBF guidelines but which are necessary for CLEC to process Connectivity Billing information and data:

•	The BAN shall not contain embedded spaces or low values.

•	The Bill Date shall not contain spaces or non-numeric values.

•	Each Connectivity Bill must contain at least one detail record.

•	Any “From” Date should be less than the associated “Thru” Date and neither date can contain spaces.

•	The Invoice Number must not have embedded spaces or low values.

ATTACHMENT 13 CONNECTIVITY BILLING AND RECORDING - NV

NEVADA/LIBERTY TELECOM LLC

13.	Payment Of Charges

13.1.	For mechanized bills subject to the terms of this Agreement, CLEC and NEVADA will pay each other within thirty (30) calendar days from the Bill Date, or twenty (20) calendar days from the receipt of the bill, whichever is later. For bills rendered by NEVADA to CLEC in a non-mechanized format or a mechanized format other than agreed to by the Parties, CLEC will pay NEVADA within sixty (60) calendar days from the Bill Date, or fifty (50) calendar days from the receipt of the bill, whichever is later. If the payment due date is a Sunday or is a Monday that has been designated a bank holiday by the Chase Manhattan Bank of New York (or such other bank as CLEC specifies), payment will be made the next business day. If the payment due date is a Saturday or is on a Tuesday, Wednesday, Thursday or Friday that has been designated a bank holiday by the Chase Manhattan Bank of New York (or such other bank as CLEC specifies), payment will be made on the preceding business day.

13.2.	Payments shall be made in U.S. Dollars via Electronic Funds Transfer (EFT) to the other Party’s bank account. At least thirty (30) days prior to the first transmission of Connectivity Billing data and information for payment, NEVADA and CLEC shall provide each other the name and address of its bank, its account and routing number and to whom Connectivity Billing payments should be made payable. If such banking information changes, each Party shall provide the other Party at least sixty (60) days written notice of the change and such notice shall include the new banking information. CLEC will provide NEVADA with one address to which such payments shall be rendered and NEVADA will provide to CLEC with only one address to which such payments shall be rendered. In the event CLEC receives multiple Connectivity Bills from NEVADA which are payable on the same date, CLEC may remit one payment for the sum of all Connectivity Bills payable to NEVADA’s bank account specified in this subsection. Each Party shall provide the other Party with a contact person for the handling of Connectivity Billing payment questions or problems.

14.	Billing Disputes

Each Party agrees to notify the other Party upon the discovery of a billing dispute. In the event of a billing dispute, the Parties will endeavor to resolve the dispute within sixty (60) calendar days of the Bill Date on which such disputed charges appear. Resolution of the dispute is expected to occur at the first level of management resulting in a recommendation for settlement of the dispute and closure of a specific billing period. Bill closure procedures agreed to by the Parties will be set forth in the Pre-bill Certification Operating Agreement, to be attached to this Attachment as Exhibit A. Closure of a specific billing period will

ATTACHMENT 13 CONNECTIVITY BILLING AND RECORDING - NV

NEVADA/LIBERTY TELECOM LLC

occur by joint agreement of the Parties whereby the Parties agree that such billing period is closed to any future analysis and financial transactions, except those resulting from an Audit as described in Section 10 of the General Section of this Agreement. Closure will take place within three (3) months of the close of the applicable billing period. The month being closed represents those Connectivity Charges that were billed or should have been billed by the respective Bill Date. If the issues are not resolved within the allotted time frame, the following resolution procedure will begin:

14.1.	If the dispute is not resolved within sixty (60) days of the Bill Date, the dispute will be escalated to the manager for each of the respective Parties for resolution.

14.2.	If the dispute is not resolved within ninety (90) days of the Bill Date, the dispute will be escalated to the Director for each of the respective Parties for resolution.

14.3.	If the dispute is not resolved within one hundred and twenty (120) days of the Bill Date, the dispute will be escalated to the Vice President level for each of the respective Parties for resolution.

14.4.	If the dispute is not resolved within one hundred and fifty (150) days of the Bill Date, the dispute will be resolved in accordance with the alternative dispute resolution procedures set forth in Attachment 3.

14.5.	If a Party disputes a Connectivity Charge and does not pay such charge by the payment due date, such charges shall be subject to late payment charges as set forth in the Late Payment Charges provision of this Attachment. If a Party disputes Connectivity Charges and the dispute is resolved in favor of such Party, the other Party shall credit the Connectivity Bill of the disputing Party for the amount of the disputed charges along with any late payment charges assessed no later than the second Bill Date after the resolution of the dispute. Accordingly, if a Party disputes Connectivity Charges and the dispute is resolved in favor of the other Party, the disputing Party shall pay the other Party the amount of the disputed charges and any associated late payment charges assessed no later than the second bill payment due date after the resolution of the dispute. In no event, however, shall any late payment charges be assessed on any previously assessed late payment charges.

15.	Late Payment Charges

If either Party fails to remit payment for any Connectivity Charges described in this Attachment by the payment due date, or if a payment or any portion of a payment is received by either Party after the payment due date, or if a payment

ATTACHMENT 13 CONNECTIVITY BILLING AND RECORDING - NV

NEVADA/LIBERTY TELECOM LLC

or any portion of a payment is received in funds which are not immediately available to the other Party, then a late payment penalty shall be assessed. The late payment charge shall be calculated based on the applicable tariffs of the billing Party, and the portion of the payment not received by the payment date times the highest interest rate (in decimal value) which may be levied by law for commercial transactions, compounded daily for the number of days from the payment date to and including the date that payment is actually made. In no event, however, shall interest be assessed on any previously assessed late payment charges.

16.	Adjustments

16.1	Subject to the terms of this Attachment, NEVADA will debit or credit CLEC for incorrect Connectivity Billing charges; overcharges; Local Services Elements, or any Combination thereof, ordered or requested but not delivered; interrupted Local Services associated with any Element, or combination thereof; ordered or requested Local Services, Elements, or Combination thereof, of poor quality; and installation problems if caused by NEVADA, adjustments will be administered per the applicable tariff or by mutual agreement. Such reimbursements shall be identified as an adjustment on the Connectivity Bill.

16.2.	Subject to the terms of this Attachment, CLEC will debit or credit NEVADA for incorrect charges; overcharges; under charges for mutual compensation as required or permitted by the applicable tariff or by mutual agreement. Such reimbursements shall be identified as such on the Bill.

17.	Recording Of Call Information

17.1.	The Parties agree to record call information in accordance with this subsection. These records shall be provided at a Party’s request and shall be formatted pursuant to Bellcore standards if such standards exist, and otherwise as agreed by the Parties. These records shall be transmitted to the other Party daily in EMR format via Connect: Direct, provided however that if CLEC and NEVADA do not have Connect: Direct capabilities, such records shall be transmitted as the Parties agree. NEVADA and CLEC agree that they will retain, at each Party’s sole expense, copies of all AMA records transmitted to the other party at least seven (7) calendar days after transmission to the other Party.

17.2

NEVADA shall provide to CLEC the Switched Access Detail Usage Data (Category 11-01-xx records) via Connect:Direct on a daily basis within fourteen (14) days of the last day of the billing period. The data will be in

ATTACHMENT 13 CONNECTIVITY BILLING AND RECORDING - NV

NEVADA/LIBERTY TELECOM LLC

a separate dataset from the usage records associated with the CLEC Resale access lines. File name and attributes will be specified by CLEC.

17.3.	CLEC shall provide to NEVADA the Summary Usage Data (Category 11-50-xx records) via Connect:Direct on a daily basis within fourteen (14) days of the last day of the billing period. The data will be in a separate dataset from the usage records associated with the CLEC Resale access lines. File name and attributes will be specified by NEVADA.

18.	No Netting of Amounts Due

The Parties agree that there shall be no netting of amounts due under this Agreement with any other amounts due related to any other services provided under separate agreements. Further, Resale bills, Access bills, and bills for Unbundled Network Elements will be provided as separate bills with separate amounts due that shall not be netted.

ATTACHMENT 13 CONNECTIVITY BILLING AND RECORDING - NV

NEVADA/LIBERTY TELECOM LLC

ATTACHMENT 13

Appendix A

Pre-Bill Certification Operating Agreement to be provided when executed by the Parties

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA - NV

NEVADA/LIBERTY TELECOM LLC

ATTACHMENT 14

PROVISION OF CUSTOMER USAGE DATA

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA - NV

NEVADA/LIBERTY TELECOM LLC

PROVISION OF CUSTOMER USAGE DATA

1.	Introduction

This Attachment sets forth the terms and conditions for NEVADA’s provision of recorded usage data to CLEC. NEVADA will record and provide to CLEC unrated usage data when CLEC purchases Unbundled Switching Elements or Local Service from NEVADA (“Recorded Usage Data”).

2.	General Requirements for Recorded Usage Data

2.1	NEVADA shall provide CLEC with Recorded Usage Data. NEVADA will conform to the format, generic contents, and transmission medium for providing Recorded Usage Data as specified in the Bellcore EMR standard (Bellcore Practice BR010-200-010), as modified in Appendix A to this Attachment 14, which shall be updated periodically by mutual agreement, in writing.

2.2	NEVADA’s provision of Recorded Usage Data to CLEC shall be in accordance with the performance standards set forth in Attachment 17. NEVADA shall retain Recorded Usage Data in accordance with applicable law and regulation.

3.	Usage Data Specifications

3.1	Subject to Section 3.4, when CLEC purchases from NEVADA Local Service or LSNE, NEVADA will provide to CLEC all Recorded Usage Data relating to local call and IntraLATA toll calls originating from CLEC Customers (business and residence), including, but not limited to, the categories of information listed below. In addition, subject to Section 3.4, when CLEC purchases from NEVADA LSNE, NEVADA will provide to CLEC all available Recorded Usage Data relating to switched access calls terminating to CLEC Customers (business and residence), including, but not limited to, the categories of information listed below.

3.1.1	Data to be supplied both for calls originating from CLEC customers (business and residence) and for switched access calls terminating to CLEC customers (business and residence):

3.1.1.1.	All available Call Attempts data

3.1.1.2.	Completed Calls

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA - NV

NEVADA/LIBERTY TELECOM LLC

3.1.2	Data to be supplied for calls originating from CLEC customers (Business and Residence):

3.1.2.1.	Use of CLASS/LASS/Custom Features which are sold on any available pay- per- use basis

3.1.2.2	Calls to directory assistance and calls completed by directory assistance where NEVADA provides such service to CLEC’s local service customer

3.1.2.3	Calls completed via NEVADA-provided operator services where NEVADA provides such service to CLEC’s local service customer

3.1.2.4	For NEVADA-provided CENTREX service, station level detail

3.1.2.5	Data to be supplied for switched access calls terminating to CLEC customers

3.1.2.6	Data identifying the CIC of the originating IEC; and

3.1.2.7	Where available, data identifying the Calling Party Number.

3.2	Records shall include complete call detail and complete timing information.

3.3	NEVADA shall provide to CLEC Recorded Usage Data for CLEC’s customers only. NEVADA will not submit other carriers’ local usage data as part of the CLEC Recorded Usage Data. Error procedures set forth in Appendix I to this Attachment, Section IV, paragraph 1.1.4. shall apply to any data of other carriers sent in error to CLEC.

3.4	Additional Provisions Regarding Call Detail

3.4.1	Local Service

3.4.1.1

NEVADA represents that as of the effective date of this Agreement it does not record local usage for its own flat rate customers in the ordinary course of business. There are certain exceptions where special study or call detail analysis is performed, e.g., in cases where an incident of telephone harassment is under investigation. If NEVADA

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA - NV

NEVADA/LIBERTY TELECOM LLC

begins recording local usage for its own flat rate customers in the ordinary course of business at a future date, NEVADA will simultaneously begin such recording for CLEC resold flat rate customers, at no additional charge. If at a future date NEVADA begins recording local usage for its own flat rate customers served by a particular switch, NEVADA will simultaneously begin such recording for CLEC resold flat rate customers served by that switch, at no additional charge.

3.4.1.2	If CLEC asks NEVADA to develop the capability to provide CLEC local usage data on resold flat local service, and NEVADA does not record local usage for its own flat rate customers in the ordinary course of business, NEVADA shall develop such capability consistent with Section 1.6 of Attachment 6. In such event, NEVADA shall be entitled to track and recover applicable development costs as set forth in Attachment 8.

3.4.1.3	As of the effective date of this Agreement, in some NEVADA switches, the terminating number for measured local calls may not be recorded during periods of high volume usage. If and when the limitation described in this Section is removed, NEVADA will provide, in the appropriate field of the EMR, to CLEC at no additional cost, the terminating number for all measured local calls, including calls made during periods of high volume usage.

3.4.2	LSNE

When CLEC purchases a LSNE from NEVADA, that LSNE as provided by NEVADA will include all the functions and capabilities of the switch and the software deployed at that time within the switch relating to recording of usage data, including the capability to record all local usage and the terminating number. The charge, if any, for the recording of usage data shall be included in the charge for the LSNE set forth in Attachment 8.

4.	Recorded Usage Data Format

4.1	NEVADA will provide Recorded Usage Data in the EMR format and by category, group and record type, as specified in the CLEC Usage Requirements document, dated November 1996 (“Data Requirements”), which is attached hereto and incorporated herein as Appendix I.

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA - NV

NEVADA/LIBERTY TELECOM LLC

4.2	NEVADA shall include the Working Telephone Number (WTN) of the call originator on each EMR call record.

4.3	End user customer usage records and station level detail records shall be in packs in accordance with EMR standards.

4.4	NEVADA shall append the recording point identification or some other code that specifically identifies the central office switch that is mutually agreeable to both Parties to each EMR call record.

5.	Recorded Usage Data Reporting Requirements

5.1	NEVADA shall segregate and organize the Recorded Usage Data in a format mutually agreed to in writing by the Parties.

5.2	NEVADA shall provide segregated Recorded Usage Data to multiple CLEC biller locations as mutually agreed by the Parties.

5.3	NEVADA, at no cost to CLEC, shall transmit to CLEC Recorded Usage Data in Bellcore EMR format, as modified by Appendix I to this Attachment, via Connect:Direct. If CLEC requests Recorded Usage Data in a format customized for CLEC, NEVADA may charge CLEC pursuant to Attachment 8.

5.4	CLEC will test and certify the Connect:Direct interface to ensure the accurate receipt of Recorded Usage Data. NEVADA shall make any changes necessary in the Connect:Direct interface to meet the requirements of this Attachment.

5.5	NEVADA shall provide Recorded Usage Data to CLEC once a day Monday through Friday, excluding mutually designated holidays. NEVADA shall provide to CLEC the Recorded Usage Data for a Local Service within the time period specified in Attachment 17 to this Agreement.

5.6	Each Party will establish a single point of contact to respond to CLEC call usage, data error, and record transmission inquiries from the other Party.

5.7	The Recorded Usage Data EMR format, content, and transmission process will be tested by CLEC for compliance with industry standards.

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA - NV

NEVADA/LIBERTY TELECOM LLC

6.	Recording Failures (Recording Failures applying CLEC and NEVADA)

6.1	CLEC Recorded Usage Data determined to have been lost, damaged or destroyed as a result of an error or omission by NEVADA in its performance of the recording function or due to an aberrant switch overload of limited duration and frequency, shall, upon CLEC’s request, be recovered by NEVADA at no charge to CLEC, Upon discovery of such failures, NEVADA shall notify CLEC. In the event the data cannot be recovered by NEVADA, NEVADA shall estimate the messages and associated revenue, with assistance from CLEC, based upon the method described below. This method will be applied on a consistent basis, subject to modifications agreed to by NEVADA and CLEC. This estimate will be used by the Parties to determine any amounts owed to CLEC. NEVADA will provide this amount to CLEC via a check accompanied by a statement that clearly identifies the purpose of the check.

6.1.1	Partial Loss - NEVADA shall review its daily controls to determine if data has been lost. When there has been a partial loss, actual message and minute volumes shall be reported, if possible. Where actual data are not available, a full day shall be estimated for the recording entity, as outlined in Section 6.1.3 following. The amount of the partial loss is then determined by subtracting the data actually recorded for such day from the estimated total for such day.

6.1.2	Complete Loss - Estimated message and minute volumes for each loss consisting of an entire AMA tape or entire data volume due to its loss prior to or during processing, loss after receipt, degaussed before processing, receipt of a blank or unreadable tape, or lost for other causes, shall be reported.

6.1.3	Estimated Volumes - From message and minute volume reports for the entity experiencing the loss, NEVADA shall secure message and minute counts for the four corresponding days of the prior week in which the loss occurred and compute an average of these volumes.

6.1.4	Net Loss Calculation - The amount due to CLEC will be calculated based on the Average Revenue Per Minute (ARPM) minus the Average Charge Per Minute (ACPM) that CLEC would have paid to NEVADA, times the estimated lost minutes. The Parties shall agree upon the appropriate ARPM and ACPM to apply.

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NEVADA/LIBERTY TELECOM LLC

Exceptions:

6.1.4.1	If the day of loss is not a holiday but one (1) (or more) of the preceding corresponding days is a holiday, use additional preceding weeks in order to procure volumes for two (2) non-holidays in the previous two (2) weeks that correspond to the day of the week that is the day of the loss.

6.1.4.2	If the loss occurs on a weekday that is a holiday (except Christmas), NEVADA shall use volumes from the two (2) preceding Sundays.

6.1.4.3	If the loss occurs on Mother’s Day, Christmas or the Monday after Thanksgiving, NEVADA shall use volumes from that day in the preceding year.

6.2	CLEC may also request data be provided that has previously been successfully provided by NEVADA to CLEC, provided the request is received within forty-five (45) days of original processing. NEVADA reserves the right to bill CLEC for its direct costs of providing such data if CLEC makes such a request more than forty-five (45) days after original processing.

7.	Clearinghouse Procedures

The Parties acknowledge that calls will be placed using the local service of one Party that will be billable to the customer for local service of another Party. In order to ensure that these calls are properly accounted for and billed to the appropriate customer, the Parties have established clearinghouse procedures to accomplish these objectives in separate agreements entitled Data Exchange Agreement for the distribution of IntraLATA Message Detail and/or the Settlement of IntraLATA Message Revenue The Parties intend to use best efforts to sign that Agreement within six (6) months after the Effective Date of this Agreement.

7.1	CLEC may identify a CMDS host for transmitting and receiving in-collect and out-collect local and intraLATA messages.

7.2	In the event CLEC fails to designate a CMDS host, NEVADA agrees on an interim basis, if requested by CLEC, to serve as CLEC’s CMDS host for out-collect billing subject to the rates, terms and conditions as mutually agreed by the Parties.

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA APPENDIX I - NV

NEVADA/LIBERTY TELECOM LLC

APPENDIX I

TO

ATTACHMENT 14

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA APPENDIX I TABLE OF CONTENTS - NV

NEVADA/LIBERTY TELECOM LLC

CLEC USAGE REQUIREMENTS

November 1996

SECTION 1 - SCOPE

1.	General

1.1	Usage Summary

1.2	Attachment Content

SECTION II - NEVADA USAGE TO BE PROVISIONED TO CLEC

1.	General

1.1	Usage to be Transferred to CLEC

1.1.1	CLEC Usage to be Transferred

1.2	CLEC Usage

SECTION III - NEVADA TO CLEC USAGE FEED

1.	General

1.1	Detailed EMR Record Edits

1.2	Duplicate Record Checks

1.3	NEVADA to CLEC Usage Feed

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA APPENDIX I TABLE OF CONTENTS - NV

NEVADA/LIBERTY TELECOM LLC

1.3.1	Usage Date Transport Requirements

1.3.2	Physical Characteristics

1.3.3	Data Delivery Schedules

1.3.4	Resending Data

1.3.5	Pack Rejection

1.3.6	Held Packs and Messages

1.3.7	Data Content Requirements

1.3.8	Packing Requirements

1.3.9	Dataset Naming Convention

1.3.10	Control Reports

1.4	Message Validation Reports

1.4.1	Message Validation Pack Reject Report (A7287)

1.4.2	Message Validation Pack Accepted Report (A7288)

1.4.3	Message Validation Detail Error Report (A7289)

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA APPENDIX I TABLE OF CONTENTS - NV

NEVADA/LIBERTY TELECOM LLC

SECTION IV - CLEC PROCESSING REQUIREMENTS

1.	General

1.1	CLEC Rating Process

1.1.1	Message Rating

1.1.2	Application of Taxes/Fees/Surcharges

1.1.3	Duplicate Messages

1.1.4	Record Edits

1.1.4.1	CLEC Record Edits

1.1.4.2	NEVADA Record Edits

1.1.5	CLEC to NEVADA Message Returns

SECTION V - TEST PLANS AND ACTIVITIES

1.	General

1.1	Interface Testing

1.2	Operational Test

1.3	Test File Transport

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA APPENDIX I TABLE OF CONTENTS- NV

NEVADA/LIBERTY TELECOM LLC

SECTION VI - POST DEPLOYMENT ACTIVITIES

1.	General

1.1	Control Maintenance and Review

1.1.1	Periodic Review

1.1.2	Retention of Records

1.2	NEVADA Software Changes

1.3	Requested Changes

1.4	CLEC Software Changes

1.5	Post Conversion Test Plan

1.5.1	NEVADA System Change Description

1.5.2	Change Negotiations

1.5.3	Control Change Analysis

1.5.4	Verification of Changes

1.5.5	Introduction of Changes

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA APPENDIX I TABLE OF CONTENTS- NV

NEVADA/LIBERTY TELECOM LLC

SECTION VII - APPENDICES

Summary of Appendices

APPENDIX A

PHYSICAL CHARACTERISTICS OF DATA TAPES/CARTRIDGES

APPENDIX B

SPECIAL FEATURES STAR SERVICES/PAY-PER-USE FEATURES

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA APPENDIX I SECTION I - NV

NEVADA/LIBERTY TELECOM LLC

SECTION I

SCOPE

1.	General

This Attachment addresses the transmission by NEVADA of CLEC usage to CLEC.

1.1	Usage Summary

Messages will be transmitted, via a direct feed, to CLEC in standard EMR format.

The following is a list of EMR records that CLEC can expect to receive from NEVADA:

•	Header Record 20-21-01

•	Trailer Record 20-21-02

•	Detail Records* 01-01-01, 16, 18, ,80, 81,

•	10-01-01, 16 (when available and as mutually agreed), 18, 31, 32, 35, 37,80,81

•	Credit Records 03-01-XX

•	Rated Credits 41-01-XX

*	Category 01 is utilized for Rated Messages; Category 10 is utilized for Unrated Messages

NEVADA will provide the above list of detail records as part of its resale offering. NEVADA shall make available to CLEC additional detail records as additional products are added to NEVADA’S resale offer.

Using the above list as a model, the Parties shall identify by mutual agreement what detail records shall be provided by NEVADA to CLEC in connection with the provision of unbundled elements.

Additional detail records provided by NEVADA to CLEC in the future, whether as part of NEVADA’S resale offering or in connection with the provision of unbundled elements, may have identification numbers different from those listed above.

In addition, NEVADA shall provide a 10-01-18 Specialized Service record to support the Special Features Star Services/Pay- Per- Use Features if these features are part of NEVADA’s offering.

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA APPENDIX I SECTION I - NV

NEVADA/LIBERTY TELECOM LLC

For detailed information regarding EMR, refer to the current version of the Bellcore Practice BR010-200-010 Appendix. Also, for purposes of resale usage, see Appendix A of Section VII of Appendix I, “Physical Characteristics of Data Tapes/Cartridges.”

1.2	Attachment Content

This Attachment describes baseline requirements for the transfer of NEVADA recorded, unrated usage to CLEC. Testing requirements and the reports needed to ensure data integrity are also included. Additional requirements and implementation details may be identified for conditions unique to NEVADA. Modifications and/or exceptions to this Attachment must be negotiated and mutually agreed upon by NEVADA and CLEC.

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA APPENDIX I SECTION II – NV

NEVADA/LIBERTY TELECOM LLC

SECTION II

RECORDED USAGE TO BE TRANSMITTED TO CLEC

1.	General

This section addresses the types of usage to be transmitted by NEVADA to CLEC.

1.1	Usage To Be Transferred To CLEC

1.1.1	CLEC Usage To Be Transferred

The following messages recorded by NEVADA are to be transmitted to CLEC. NEVADA recorded usage is defined as:

•	intraLATA - Local (including DA and Operator Services)

•	intraLATA - Toll (including DA and Operator Services)

Note: Rated incollect messages should be transmitted via the direct feed and can be intermingled with the unrated messages. No special packing is needed.

NEVADA is working with Pacific Bell in the developing of a direct return feed. CLEC may return via direct return feed, once developed, any of the above mentioned messages that cannot be rated and/or billed by CLEC, for reasons specified in the returns process. Returned messages will be sent to NEVADA in EMR format. Standard EMR return codes will be utilized.

File transfer specifications are included within Section III.

1.2	CLEC Usage

The Recorded Usage Data in a local resale environment includes all intraLATA toll and local usage. NEVADA will provide CLEC with unrated EMR records associated with all intraLATA toll and local usage which NEVADA records on CLEC’s behalf.

Any Category, Group and/or Record types approved in the future for NEVADA will be included if they fall within the definition of this local resale phase. NEVADA will give CLEC one hundred twenty (120) days’ advance notification of NEVADA’s intended implementation of additional Category, Group and/or Record types.

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA APPENDIX I SECTION II – NV

NEVADA/LIBERTY TELECOM LLC

NOTE: NEVADA messages will be packed using the packing criteria outlined in Appendix 1A, Section VII. NEVADA shall pack records for rated messages and non-rated messages in separate packages. Any request by CLEC for packing in a different arrangement (for example, using CLEC’s RAO) shall be separately negotiated by the Parties and shall be at a reasonable additional charge to CLEC.

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA APPENDIX I SECTION III – NV

NEVADA/LIBERTY TELECOM LLC

SECTION III

NEVADA TO CLEC USAGE FEED

1.	General

This section contains the information required for NEVADA to transmit the usage defined in Section 2 of Appendix I to CLEC. This section specifically addresses the dataset requirements and processing.

1.1	Detailed EMR Record Edits

CLEC will perform detailed record edits on the unrated and rated messages upon receipt from NEVADA. Messages that fail these edits may be returned to NEVADA with mutually agreed upon standard EMR return codes designated. If an excessive number of the records contain errors, CLEC may request re-transmission of data and NEVADA shall correct and re-transmit accurate data.

1.2	Duplicate Record Checks

CLEC may perform record checks on the unrated and rated messages to validate that duplicate messages are not sent by NEVADA to CLEC, except where valid duplicate messages are applicable, e.g., ISDN bonded. NEVADA shall perform record checks to validate that duplicate messages are not sent to CLEC in accordance with CMDS standards.

1.3	NEVADA To CLEC Usage Feed

1.3.1	Usage Data Transport Requirements

NEVADA will provide the transport facility between the NEVADA location and the CLEC location. It is CLEC’s intent that usage data be transmitted via Connect:Direct whenever possible. In the event usage transfer cannot be accommodated by Connect:Direct because of extended (one business day or longer) facility outages, or if facilities do not exist, NEVADA will contract for a courier service to transport the data via tape.

NEVADA will provide CLEC with contacts, Remote Identifiers (IDs), and expected usage data volumes for each sending location.

CLEC will provide contacts responsible for:

•	Receiving usage transmitted by NEVADA.

•	Receiving usage tapes from a courier service in the event of a facility outage.

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA APPENDIX I SECTION III - NV

NEVADA/LIBERTY TELECOM LLC

1.3.2	Physical Characteristics

In the event the electronic system for data transmission malfunctions, by mutual agreement NEVADA shall provide the data to CLEC on tape or cartridge by courier. Such data will have the physical characteristics indicated in Appendix A. CLEC’s intent is for variable block format (2,476 bytes) with a LRECL of 2472.

1.3.3	Data Delivery Schedules

Data will be delivered to CLEC by NEVADA daily (Monday through Friday) or as negotiated. CLEC and/or NEVADA Data Center holidays are excluded. NEVADA and CLEC will exchange schedules of designated Data Center holidays.

1.3.4	Resendinq Data

CLEC will notify NEVADA as promptly as possible upon discovery of resend requirements if a pack or entire dataset must be replaced due to pack rejection, damage in transit, dataset name failure, etc.

1.3.5	Pack Rejection

Critical edit failure on the Pack Header or Pack Trailer records will result in pack rejection (e.g., detail record count not equal to grand total included in the pack trailer). Notification of pack rejection will be made by CLEC within one business day of processing. Rejected packs will be retransmitted to CLEC by NEVADA.

1.3.6	Held Packs And Messages

CLEC and NEVADA will track pack number to control input based upon invoice sequencing criteria. NEVADA will be notified of sequence failures identified by CLEC and resend procedures are to be invoked.

1.3.7	Data Content Requirements

EMR is the format to be used for usage data provided to CLEC.

1.3.8	Packing Requirements

A pack shall contain a minimum of one message record or a maximum of 99,999 message records plus a pack header record and a pack trailer record. A file transmission contains a maximum of 99 packs. A dataset shall contain a minimum of one pack. NEVADA will provide CLEC one dataset per sending location with the agreed upon OCN populated in the Header and Trailer records.

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA APPENDIX I SECTION III - NV

NEVADA/LIBERTY TELECOM LLC

Within the Header and Trailer records, the FROM RAO identifies the location that will be sending usage to CLEC. NEVADA will populate the FROM RAO field with the unique numeric value identifying the location that is sending the data to CLEC. Also, Pack Header and Trailer will have the OCN appropriately populated.

The FROM RAO, OCN, and Remote Identifiers will be used by CLEC to control invoice sequencing and each will have its own invoice controls. The FROM RAO will also be used to determine where the message returns file, containing any misdirected and unguidable usage, will be sent.

The file’s Record Format (RECFM) will be Variable Block (VB) Size 2,476 and the Logical Record Length (LRECL) will be 2,472 bytes.

CLEC has no special sort requirements for the packs sent by NEVADA.

1.3.9	Dataset Naming Convention

NEVADA will transmit the usage to CLEC using the following dataset naming conventions:

NODE 1BB03PXNN*

NODE 2.IBMUP

NODE 3 (To be determined during negotiations)

NODE 4.USAGE

NODE 5.GNNNNVNN* (Generational Dataset to be incremented by sender).

*	The italicized “N” represents numeric fields determined during negotiations.

1.3.10	Control Reports

CLEC will accept input data provided by NEVADA in EMR format in accordance with the requirements and specifications detailed in this section of the attachment. In order to ensure the overall integrity of the usage being transmitted from NEVADA to CLEC,

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA APPENDIX I SECTION III - NV

NEVADA/LIBERTY TELECOM LLC

data transfer control reports will be required. These reports shall be provided by CLEC to NEVADA on a daily or otherwise negotiated basis and reflect the results of the processing for each pack transmitted by NEVADA.

1.4	MESSAGE VALIDATION REPORTS

CLEC will provide the following three daily (or otherwise negotiated) Message Validation reports to the designated NEVADA System Control Coordinator. These reports will be provided for all data received within NEVADA Local Resale Feed and will be transmitted Monday through Friday whether or not there have been any files transmitted.

1.4.1	MESSAGE VALIDATION PACK REJECT REPORT (A7287)

This report provides information on packs rejected by CLEC. It lists the header and trailer record of each rejected pack and indicates the error codes and the associated error message which explains why the pack was rejected.

1.4.2	MESSAGE VALIDATION PACK ACCEPTED REPORT (A7288)

This report provides vital statistics and control totals by Record ID, Type of Service, Message Counts and Record Counts, for all valid, rejected and dropped messages. The information is provided in the following report formats and control levels:

1.	NEVADA Total Messages

2.	NEVADA Total Records

3.	RAO Total Messages

4.	RAO Total Records

5.	Pack Total (Record Counts and Message Counts)

The first four report formats include percentages that indicate the relationship of the daily input volume by Record ID and Type of Record to the total input volume provided by an RAO and NEVADA.

1.4.3	MESSAGE VALIDATION DETAIL ERROR REPORT (A7289)

An EMR detailed error report is generated for each pack/ invoice that is received and processed by CLEC. The report lists, in

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA APPENDIX I SECTION III - NV

NEVADA/LIBERTY TELECOM LLC

vertical format, the complete 175 byte EMR record that has failed to pass the initial edit criteria. It prints this detailed information only for the first five EMR records that share a common error condition. The error condition is flagged on the report by one of two possible error codes preceding the field value. The error codes are:

(C)	DENOTES CRITICAL ERRORS

(I)	DENOTES INFORMATION ERRORS

The last two pages of the report for a given pack/invoice provide the following control totals:

Total Errors for each Field

Total Records Received

Total Records Dropped

Total Records rejected to MIU

Pack Reject Rate

Total Default Count (represents the number of Files on all of the input records that had to be programmatically altered to meet the EMR standards and specifications.)

If the entire pack/invoice has been rejected because of a Critical Error Rate greater than 0.5%, the last page of the report will display such a statement enclosed in asterisks.

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA APPENDIX I SECTION IV - NV

NEVADA/LIBERTY TELECOM LLC

SECTION IV

CLEC PROCESSING REQUIREMENTS

1.	General

This section contains requirements for CLEC processing of Recorded Usage Data that has been transmitted to CLEC for billing.

1.1	CLEC Rating Process

1.1.1	Message Rating

CLEC will rate any individual messages (as defined in Section II), that have not already been rated by NEVADA (information provider messages will be rated by NEVADA), prior to transmitting the usage to a billing environment within CLEC.

1.1.2	Application Of Taxes/Fees/Surcharges

CLEC will apply taxes, fees and surcharges as appropriate for the individual messages and/or customer accounts. The application of all taxes, fees and surcharges will be applied on all intraLATA local and toll usage received from NEVADA.

1.1.3	Duplicate Messages

CLEC has existing duplicate checks as part of their message processing or billing functions. CLEC will perform these checks on the rated/unrated messages sent by NEVADA. CLEC will identify duplicate message disposition procedures and reports will be identified by CLEC during negotiations.

1.1.4	Record Edits

1.1.4.1	CLEC Record Edits

CLEC will perform detailed record edits on the rated and unrated messages prior to transmitting them to the billing environment. Rated & unrated records that do not pass CLEC edits will be returned to NEVADA within thirty (30) days of the file date.

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA APPENDIX I SECTION IV - NV

NEVADA/LIBERTY TELECOM LLC

1.1.4.2	NEVADA Record Edits

If NEVADA has existing detailed record edits for rated and unrated messages, NEVADA is to perform these edits.

Rated and unrated records that do not pass CLEC edits will be returned to NEVADA. NEVADA will attempt to perform error correction on all records requiring such action as agreed upon through the detailed negotiations process. If errors can not be corrected, NEVADA shall adjust settlements and billing accordingly.

NEVADA will investigate and correct the root cause for the errors.

1.1.5	CLEC To NEVADA Message Returns

At the discretion of CLEC, messages that have been sent to CLEC by NEVADA that cannot be guided to an CLEC billed account or error in processing due to an error by NEVADA will be returned to NEVADA with the appropriate negotiated return codes.

1.2	CLEC Specific Processing

Records that are accepted into CLEC’s system (i.e., after passing the initial edits) are converted into another format. CLEC does not retain all of the information contained on the original EMR, so only certain fields will be populated in the returned records that fail age edits or are misguided. CLEC will work with NEVADA to provide the necessary level of detail in order for NEVADA to process these records.

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA APPENDIX I SECTION V – NV

NEVADA/LIBERTY TELECOM LLC

SECTION V

TEST PLANS AND ACTIVITIES

1.	GENERAL

This section defines the NEVADA and CLEC activities which are required prior to implementation. The tests and activities described are necessary to ensure a smooth, accurate and well-programmed conversion. Specific test dates will be identified through the negotiations process.

1.1	INTERFACE TESTING

The purpose of this test is to ensure that the usage described in Section II can be sent by NEVADA to CLEC and can be accepted and processed by CLEC. NEVADA will provide a test file to CLEC’s designated Regional Processing Center (RPC) in the format that will be used for live day-to-day processing. The file will contain one full day’s production usage. The format of the file will conform to the requirements shown in Section III. CLEC will review the file and verify that it conforms to its data center requirements. CLEC will notify NEVADA in writing whether the format is acceptable. CLEC will also provide NEVADA with the agreed-upon control reports as part of this test.

1.2	OPERATIONAL TEST

The purpose of this test is to ensure that volumes of usage in consecutive sequence can be extracted, distributed, and processed by NEVADA and CLEC.

NEVADA is required to provide CLEC with NEVADA recorded, unrated intraLATA local and toll usage (as defined in Section II) for a minimum of five (5) consecutive days. CLEC will provide NEVADA with the message validation reports associated with test usage.

CLEC will rate and process the unrated intraLATA toll and local usage. CLEC will process this data to test bills. CLEC may request that the test usage contain specific usage volumes and characteristics to ensure a complete test. Specific usage volumes and characteristics will be discussed during detailed negotiations.

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA APPENDIX I SECTION V – NV

NEVADA/LIBERTY TELECOM LLC

1.3	TEST FILE TRANSPORT

Test data should be transported via CONNECT:Direct whenever possible. In the event that courier service must be used to transport test media, the physical tape characteristics to be used are described in Appendix A.

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA APPENDIX I SECTION VI – NV

NEVADA/LIBERTY TELECOM LLC

SECTION VI

POST DEPLOYMENT ACTIVITIES

1.	General

Requirements for ongoing maintenance of the usage feeds between CLEC and NEVADA are described in this section. Included are minimal requirements for day-to-day control of the regularly scheduled transfer of NEVADA unrated and rated usage data and procedures for introducing and verifying CLEC/NEVADA System Changes.

1.1	Control Maintenance And Review

1.1.1	Periodic Review

Control procedures for all usage transferred between NEVADA and CLEC will require periodic review. This review may be included as part of an annual audit of NEVADA by CLEC or as part of the normal production interface management function. Breakdowns which impact the flow of usage between NEVADA and CLEC must be identified and jointly resolved as they occur. The resolution may include changes to control procedures, as similar problems would be avoided in the future. Any changes to control procedures would need to be mutually agreed upon by CLEC and NEVADA.

1.1.2	Retention Of Records

NEVADA shall maintain a machine readable back-up copy of the message detail provided to CLEC for a minimum of forty-five (45) calendar days. CLEC will maintain the message detail received from NEVADA for a minimum period of forty-five (45) calendar days. Designated CLEC personnel will provide these records to NEVADA or its authorized agents upon written request. NEVADA will also provide any data back to CLEC upon their written request.

1.2	NEVADA Software Changes

When NEVADA plans to introduce any software changes which impact the format or content structure of the usage data feed to CLEC, designated NEVADA personnel shall notify CLEC of such changes within any time period specified by the FCC or Commission for that purpose, and in any event will use reasonable best efforts to notify CLEC no less than one hundred twenty (120) calendar days before such changes are implemented.

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA APPENDIX I SECTION VI - NV

NEVADA/LIBERTY TELECOM LLC

NEVADA will communicate the projected changes to the appropriate groups in CLEC so that potential impacts on CLEC processing can be determined.

CLEC personnel will review the impact of the change on the entire control structure as described in Section 1.5.3, Post Conversion Test Plan. CLEC will negotiate any perceived problems with NEVADA and will arrange to have the data tested utilizing the modified software.

If it is necessary for NEVADA to request changes in the schedule, content or format of usage data transmitted to CLEC, NEVADA will notify CLEC.

1.3	Requested Changes

If it is necessary for either Party to request changes in the schedule, content, or format of the usage data transmitted from NEVADA, the requesting Party will notify the other Party and the terms and conditions of the change shall be mutually agreed upon pursuant to the process set forth in Section 1.5.2.

When the negotiated changes are to be implemented, CLEC and/or NEVADA will arrange for testing of the modified data as described in Section 1.5, Post Conversion Test Plan.

1.4	CLEC Software Changes

When CLEC plans to introduce any software changes which may impact the format or content structure of the usage data transmitted from NEVADA, CLEC will use reasonable best efforts to notify the designated NEVADA personnel, no less than one hundred twenty (120) calendar days before such changes are implemented.

The CLEC contact will communicate the projected changes to the appropriate groups in NEVADA so that potential impacts on NEVADA processing can be determined.

CLEC will negotiate any perceived problems with NEVADA and will arrange to have the data tested utilizing the modified software.

Altering the one hundred twenty (120) day window for introducing software changes can be negotiated by both companies, dependent upon the scope and impact of the change.

1.5	Post-Conversion Test Plan

The test plan described below is designed to encompass all types of changes to the usage data transferred by NEVADA to CLEC and the methods of transmission for that data.

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA APPENDIX I SECTION VI - NV

NEVADA/LIBERTY TELECOM LLC

1.5.1	NEVADA System Change Description

For a NEVADA system change that would be reasonably likely to impact CLEC, NEVADA shall provide CLEC with an overall description of the change, stating the objective and a brief explanation of the reasons for the change.

During the initial negotiations regarding the change, NEVADA shall provide a list of the specific records and/or systems impacted by the change to designated CLEC personnel.

Finally, NEVADA shall also provide CLEC a detailed description of the changes to be implemented. It shall include sufficient detail for designated CLEC personnel to analyze and estimate the effects of the changes and to design tests to verify the accuracy of the implementation.

1.5.2	Change Negotiations

NEVADA will notify CLEC in writing of all proposed change negotiations initiated by NEVADA. In turn, CLEC will notify NEVADA in writing of proposed change negotiations initiated by CLEC.

After formal notification of planned changes, whether originated by NEVADA or CLEC, negotiation meetings shall be scheduled between designated CLEC and NEVADA personnel. The first meeting should produce the overall change description (if not previously furnished) and the list of records and/or systems affected.

In subsequent meetings, the Parties shall jointly develop a detailed description of changes to be implemented and a detailed test procedure.

1.5.3	Control Change Analysis

Based on the detailed description of the changes and review thereof by the Parties in negotiation meetings, designated CLEC personnel will:

1.5.3.1	Determine the impact of the changes on the overall structure.

1.5.3.2	Determine whether any single change has a potential control impact (i.e., High error rate on individual records that might result in pack rejection).

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA APPENDIX I SECTION VI - NV

NEVADA/LIBERTY TELECOM LLC

1.5.3.3	Determine whether any controls might be adversely affected.

1.5.3.4	Arrange for appropriate control structure changes to meet any of the above conditions.

1.5.4	Verification Of Changes

Based on the detailed description of changes and review thereof in negotiation meetings, designated CLEC personnel will:

1.5.4.1	Determine the type of change(s) to be implemented.

1.5.4.2	Develop a comprehensive test plan.

1.5.4.3	Negotiate scheduling and transfer of modified data with NEVADA.

1.5.4.4	Negotiate testing of modified data with the appropriate CLEC department

1.5.4.5	Negotiate processing of verified data through the CLEC billing system with the appropriate department.

1.5.4.6	Arrange for review and verification of testing with appropriate CLEC groups.

1.5.4.7	Arrange for review of modified controls, if applicable.

1.5.5	Introduction Of Changes

When all the testing requirements have been met and the results reviewed and accepted, designated CLEC personnel will:

1.5.5.1	Negotiate an implementation schedule.

1.5.5.2	Verify the existence of a contingency plan with the appropriate CLEC department.

1.5.5.3	Arrange for the follow-up review of changes with appropriate CLEC personnel.

1.5.5.4	Arrange for appropriate changes in control program, if applicable.

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA APPENDIX I SECTION VI - NV

NEVADA/LIBERTY TELECOM LLC

1.5.5.5	Arrange for long-term functional review of impact of changes on the CLEC billing system, i.e., accuracy, timeliness, and completeness.

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA APPENDIX I SECTION VII - NV

NEVADA/LIBERTY TELECOM LLC

SECTION VII

APPENDICES

SUMMARY OF APPENDICES

•	APPENDIX A

•	PHYSICAL CHARACTERISTICS OF DATA TAPES/CARTRIDGES

•	APPENDIX B

•	SPECIAL FEATURES STAR FEATURES/PAY-PER-USE FEATURES

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA APPENDIX 1-A SECTION VII - NV

NEVADA/LIBERTY TELECOM LLC

APPENDIX A

PHYSICAL CHARACTERISTICS OF DATA TAPES/CARTRIDGES

Data transported to CLEC by NEVADA, or to NEVADA by CLEC, on tape or cartridge via a courier will have the following physical characteristics:

Tape:	9-track, 6250 (or 1600) BPI (Bytes per inch)

Cartridge:	38,000 BPI (Bytes per inch)

LRCEL:	2,472 bytes

Parity:	Odd

Character Set:	Extended Binary Coded Decimal Interchange Code (EBCDIC)

External labels:	Exchange Carrier name, Dataset Name (DSN) and volume serial number

Internal labels:	IBM Industry OS labels will be used. They consist of a single volume label and two sets of header and trailer labels.

One file per sending location with variable length records:	104 bytes EMR compacted format plus modules as applicable.

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA APPENDIX 1-B SECTION VII - NV

NEVADA/LIBERTY TELECOM LLC

APPENDIX B

SPECIAL FEATURES STAR SERVICES/PAY-PER-USE FEATURES

The following are CLASS subscription or “pay per use” (STAR) Services supported by these Local Resale requirement to date. When identified, additional services can be negotiated to be included in this Resale offer.

1) Auto Redial/Call Return	This feature allows a customer to redial a number when a Busy signal is encountered.

2) Auto Call Back/Repeat Dialing	This feature allows a customer to automatically return the most recent incoming call, even if it is not answered.

The following CLASS subscription service is available for Local Resale. CLEC requires a usage record in order to provide call trace information to law enforcement authorities.

1) Call Trace	This feature allows the tracing of nuisance calls.

The following are CLASS services only available through monthly subscription and are available for Local Resale only on a monthly subscription basis.

1) 3-Way Calling	This feature allows for three (3) Parties to communicate on one line.

2) Automatic Redial	This feature allows a customer to automatically redial the last number dialed.

ATTACHMENT 14 PROVISION OF CUSTOMER USAGE DATA APPENDIX I-B SECTION VII - NV

NEVADA/LIBERTY TELECOM LLC

To provide for the transfer and billing of these features the following requirements apply:

For the following CLASS subscription and “per use” (STAR) Features the ‘Miscellaneous Charge Line Summary Non-Detail Charge’ 10-01-18 record should be used and be populated as follows:

CONNECT TIME	POSITIONS 55 - 60	MUST BE POPULATED

TO PLACE/ST.	POSITIONS 135 - 146	1) AUTO REDIAL/CALL RETURN

Feature Code 32, 62, 60

TO PLACE/ST.	POSITIONS 135 - 146	2) AUTO CALL BACK/REPEAT DIALING

POPULATE WITH Feature Code 33, 61,63

TO PLACE/ST.	POSITIONS 135 - 146	3) CALL TRACE

POPULATE WITH Feature Code 70

TO PLACE/ST.	POSITIONS 135 - 146	4) 3-Way Calling

NOT APPLICABLE

TO PLACE/ST.	POSITIONS 135 - 146	5) AUTOMATIC REDIAL

NOT APPLICABLE

NOTE: For fields not specifically defined, the standard EMR format for a 10-01-08 record should be used.

ATTACHMENT 15 LOCAL NUMBER PORTABILITY AND NUMBER ASSIGNMENT - NV

NEVADA/LIBERTY TELECOM LLC

ATTACHMENT 15

LOCAL NUMBER PORTABILITY

AND NUMBER ASSIGNMENT

ATTACHMENT 15 LOCAL NUMBER PORTABILITY AND NUMBER ASSIGNMENT - NV

NEVADA/LIBERTY TELECOM LLC

LOCAL NUMBER PORTABILITY AND NUMBER ASSIGNMENT

1.	Provision Of Local Number Portability

Until the implementation of Permanent Number Portability (PNP) in accordance with rules set forth by the FCC or the Commission, NEVADA will agree to provide CLEC with Interim Number Portability (INP) upon 60 days written notice, provided it is a form of INP Pacific Bell has been ordered to implement in California. The written notice will specify which form of INP and which Central Office CLEC wants the INP deployed in. CLEC understands that all forms of INP may not be possible in certain rural NEVADA Central Offices. CLEC and NEVADA shall provide Interim Number Portability to each other, within the same Wire Center boundaries, pursuant to the terms of this contract (including the charges as specified in Attachment 8 to this Agreement). Each Party agrees to provide the same forms of INP and will provide INP with minimum impairment of functionality, quality, reliability and convenience to the other Party’s subscriber. Each Party will provide PNP as soon as it is technically feasible, in conformance with FCC rules and the Act.

2.	Interim Number Portability (INP)

2.1	INP shall be provided by Directory Number Call Forwarding (“DNCF”), Flexible Direct Inward Dialing (“Flex DID”), Route Indexing (“RI”) or Local Exchange Routing Guide (“LERG”) Reassignment as provided herein. The Party that operates the switch to which the number is ported (“Ported-to Party”) shall specify on a per telephone number or customer type basis which method is to be employed, and the Party that operates the switch from which the number is ported (“Porting Party”) shall provide such method to the extent technically feasible. Both Parties agree to release ported telephone line numbers which were ported using INP methods other than LERG Reassignment, back to the Porting Party assigned an NXX in the LERG when the ported telephone line number “becomes vacant” (i.e., when the ported number is no longer in service for the customer originally assigned the ported number), and any applicable referral/intercept period has expired.

2.2	Directory Number Call Forwarding (DNCF)

2.2.1	When DNCF is used to provide INP, calls to the ported number will first route to the Porting Party’s switch. The Porting Party’s switch will then forward the call to a second “ported to” number with an NXX associated with the Ported-to Party’s switch. If necessary to handle multiple simultaneous calls to the same ported telephone number, the Ported-to Party may order up to ninety-nine (99) paths for the provisioning of DNCF.

ATTACHMENT 15 LOCAL NUMBER PORTABILITY AND NUMBER ASSIGNMENT – NV

NEVADA/LIBERTY TELECOM LLC

2.2.2	NEVADA shall provide DNCF INP to CLEC pursuant to the terms of this Agreement, (including any modification subsequently adopted by the Commission) filed by NEVADA.

2.2.3	DNCF and CLEC’s equivalent DNCF INP service calls will be delivered over Local Interconnection Trunk Groups. Each Party’s customers will have the ability to receive collect calls and bill to third party numbers. Call quality will be equivalent to that which other RCF customers receive.

2.3	Flex DID

2.3.1	When Flex DID is used to provide INP, calls to the ported number will first route to the Porting Party’s switch. The Porting Party’s switch will then direct calls to the ported number over direct trunks dedicated to Flex DID to the Ported-to Party’s switch. When technically feasible and generally available in Pacific Bell’s network, non-dedicated trunks will be used. At the option of the Ported-to Party, and where technically feasible, Flex DID may be used to port either a block of telephone numbers or an individual telephone number, and Flex DID may be provisioned to allow a full ten (10) digit telephone number to be sent to the Ported-to Party’s switch.

2.3.2	Flex DID will be delivered over dedicated truck groups using either MF or SS7 signaling, where technically feasible, at the option of the Ported-to Party.

2.4	Route Indexing

2.4.1	Route Indexing (RI) may take two forms: Route Indexing Portability Hub (RI-PH) or Directory Number Route Index (DN-RI).

2.4.2	DN-RI is a form of RI that requires direct trunking between the Porting Party’s switch to which the ported number was originally assigned and the Ported-to Party’s switch to which the number has been ported. The Porting Party’s switch shall send the originally dialed number to the Ported-to Party’s switch without the use of steering digits.

2.4.3	RI-PH will be delivered over Local Interconnection trunk groups, DN-RI will be delivered over either direct trunks using SS7 signaling, Local Interconnection Trunks, or other technically feasible trunking arrangements generally available in Pacific Bell’s network.

ATTACHMENT 15 LOCAL NUMBER PORTABILITY AND NUMBER ASSIGNMENT – NV

NEVADA/LIBERTY TELECOM LLC

2.4.4	If the tandem switch is not operated by the Porting Party, the Porting Party will make whatever process and compensation arrangements with the tandem provider that are necessary to implement the steering digits for RI-PH.

2.5	LERG Reassignment

If a customer has an entire NXX code and transfers from the Porting Party to the Ported-to Party, portability for that customer shall be provided by utilizing reassignment of the NXX code to the Ported-to Party through the Local Exchange Routing Guide (LERG). Updates to translations in the Porting Party’s switching office to which the ported numbers were originally assigned will be made by the Porting Party prior to the date on which LERG changes become effective, in order to redirect calls to the Ported-to Party’s switch via route indexing.

3.	Other Interim Number Portability Provisions

3.1	CLEC will forego terminating Switched Access Revenues associated with the INP products listed herein, and NEVADA, in turn, will forego monthly recurring charges for the products.

3.2	With DNCF, Flex DID with SS7, DN-RI, or RI-PH, the Parties shall exchange SS7 TCAP messages as required for the implementation of Custom Local Area Signaling Services (CLASS) or other features available in each Party’s network

3.3	Each Party shall disclose to the other Party any technical or capacity limitations that would prevent use of a requested INP implementation in a particular switching office. Both Parties shall cooperate in the process of porting numbers to minimize customer out-of-service time, including updating switch translations where necessary.

3.4	With respect to 911 service associated with ported numbers under INP, the Porting Party agrees that all ported Directory Numbers (DN) will remain in the Public Service Answering Points (PSAP) routing databases. When DNCF is used, it is the responsibility of the Ported-to Party to provide both the ported numbers and ported to numbers to the Porting Party to be stored in the Porting Party’s appropriate databases. CLEC will input the ported number and the ported to number with CLEC’s data via the E911 Management System (MS) Gateway for storage in the MS. The Ported-to Party shall have the right to verify the accuracy of the information in the appropriate databases. CLEC may verify the accuracy of the information in the E911 MS via the MS Gateway.

ATTACHMENT 15 LOCAL NUMBER PORTABILITY AND NUMBER ASSIGNMENT – NV

NEVADA/LIBERTY TELECOM LLC

4.	Permanent Number Portability (PNP)

4.1	The Parties agree to implement PNP, in compliance with FCC or Commission orders, and pursuant to accepted Local Number Portability Network Interface Specifications.

4.2	Both Parties agree to release ported telephone line numbers back to the original carrier assigned an NXX in the LERG when they “become vacant” (i.e., when they are no longer in service for the original customer), and any applicable referral/intercept period has expired. The Parties agree to comply with such industry guidelines as may be established for the treatment of vacant telephone numbers.

4.3	The Parties will agree to perform database queries consistent with FCC requirements.

4.4	Except as agreed herein, each Party shall recover its costs for PNP in accordance with FCC or Commission orders.

4.5	The Parties agree that service provider number portability using PNP is limited to NEVADA’s Wire Center boundaries. Users who change their physical address location within that Wire Center will be able to retain the porting of their existing telephone number.

4.6	Upon request, the Porting Party shall provide the Ported-to Party with credit status for the Ported-to Party’s subscribers whose numbers are porting.

5.	Requirements For INP And PNP

5.1	Cut-Over Process

The Parties shall cooperate in the process of porting numbers from one carrier to another so as to limit service outage for the ported subscriber. This may include, but not be limited to, the Porting Party promptly updating its network element translations following notification by the industry Service Management System, or ported-to local service provider, and deploying such temporary translations as may be required to minimize service outage, e.g., unconditional triggers. The Parties agree to comply with such industry guidelines as may be established for the cut-over process.

ATTACHMENT 15 LOCAL NUMBER PORTABILITY AND NUMBER ASSIGNMENT – NV

NEVADA/LIBERTY TELECOM LLC

5.2	Testing

Both Parties shall cooperate in conducting testing to ensure interoperability between systems. Each Party shall inform the other Party of any system updates that may affect the other Party’s network and each Party shall, at the other Party’s request, perform tests to validate the operation of the network. Additional testing requirements may apply as specified by this Agreement.

5.3	Non-Geographical Numbers

Neither Party shall be required to provide Number Portability for non-geographic services (i.e., 500, 700 and 900 Service Access Codes (SACs), and similar services) under this Agreement.

5.4	Engineering and Maintenance

Both Parties will cooperate to ensure that performance of trunking and signaling capacity is engineered and managed at levels which are at least at parity with that provided by the other Party to its subscribers and to ensure effective maintenance testing through activities such as routine testing practices, network trouble isolation processes and review of operational elements for translations, routing and network fault isolation. Additional specific engineering and maintenance requirements shall apply as specified in this Agreement. For subscribers ported by INP using DNCF, Flex DID, or RI, the Ported-to Party shall perform appropriate testing to isolate trouble prior to referring repair requests to the Porting Party. For subscribers ported by PNP, trouble shooting by the Porting Party shall generally involve verification that a proper location routing number has been entered into the system, and other trouble shooting as may be established in industry guidelines.

5.5	Treatment of Telephone Line Number Based Calling Cards

5.5.1	NEVADA shall remove from the Line Information Data Base (LIDB) all existing NEVADA issued Telephone Line Number (TLN)-based card numbers issued to a customer, when that customer ports the associated telephone numbers to CLEC.

5.5.2	Other LIDB provisions are specified in this Agreement.

6.	Assignment Of NXX Codes And Telephone Numbers

6.1	The Parties agree, in principle, that the administration and assignment of Central Office Codes (“NXXs”) should be moved from NEVADA to a

ATTACHMENT 15 LOCAL NUMBER PORTABILITY AND NUMBER ASSIGNMENT – NV

NEVADA/LIBERTY TELECOM LLC

neutral third party. In the interim, where Pacific Bell functions as NEVADA’s Code Administrator, the following provisions apply:

6.1.1	Each Party will comply with Industry Carriers Compatibility Forum (ICCF) Central Office Code (NXX) Assignment Guidelines, INC 95- 0407-008 (“ICCF Guidelines”).

6.1.2	Unless the FCC adopts rules that differ from the ICCF Central Office Code Assignment Guidelines, Pacific Bell will assign NXX codes on NEVADA’s behalf to CLEC according to those Guidelines in a competitively neutral manner and on a basis no less favorable than that on which NEVADA assigns codes to itself. These Number Administrator functions will be provided without charge. Number Administrator functions do not include opening NXX Codes.

6.1.3	It shall be the responsibility of each Party to program and update its own switches and network systems to recognize and route traffic to the other Party’s assigned NXX codes at all times. Neither Party shall charge the other Party for changes to switch routing software necessitated by the creation, assignment or reassignment or activation of NPA or NXX codes. CLEC agrees that NEVADA will not deal with the neutral code administrator for payments related to CLEC code administration.

6.1.4	The Parties will each be responsible for the electronic input of their respective number assignment information into the Routing Database System.

6.1.5	The Parties will provide to each other test-line numbers and access to test lines, including a test-line number that returns answer supervision in each NPA-NXX opened by a Party.

6.1.6	Pacific Bell, in its role as the NEVADA’s Code Administrator, will provide routine reporting on NXX availability, consistent with the orders of the Commission.

6.1.7	The Parties agree that any forecasts required to be submitted prior to establishment of an independent third party administrator will be considered confidential and proprietary, and will only be made available to the California Code Administrator for the purposes of code assignment and administration.

6.2	In those circumstances where CLEC assigns its customers telephone numbers from an NXX assigned in the LERG to NEVADA, CLEC shall be

ATTACHMENT 15 LOCAL NUMBER PORTABILITY AND NUMBER ASSIGNMENT – NV

NEVADA/LIBERTY TELECOM LLC

able to obtain and assign telephone numbers from NEVADA in the same manner that NEVADA performs these functions for its own customers.

6.2.1	CLEC can request, review, reserve, exchange and return telephone numbers for up to five basic exchange or COPT lines or single-line ISDN, on an electronic, real-time basis to allow assignment during service negotiation with the CLEC’s customer. Such access shall be provided as described with respect to the Operations Support Services (OSS) functions set forth in Attachment 11, Appendix A.

6.2.2	Number assignments other than those described in Section 6.2.1. above, including specialty numbers and complex product assignments, will be obtained through a telephone call to the Number Assignment Center (NAC) via the LSC.

6.3.	CLEC will be provided with electronic access for additional number products as soon as such access is made available by NEVADA. Such access shall be provided as described with respect to other OSS functions set forth in Attachment 11.

ATTACHMENT 16 SECURITY – NV

NEVADA/LIBERTY TELECOM LLC

ATTACHMENT 16

SECURITY

ATTACHMENT 16 SECURITY – NV

NEVADA/LIBERTY TELECOM LLC

1.	Protection of Service and Property

1.1.	For the purpose of notice permitted or required by this Attachment, each Party shall provide the other Party a SPOC available twenty-four (24) hours a day, seven (7) days a week.

1.2.	NEVADA and CLEC shall each exercise the highest degree of care to prevent harm or damage to the other Party, its employees, agents or customers, or their property. Each Party, its employees, agents, or representatives agree to take reasonable and prudent steps to ensure the adequate protection of property and services of the other Party.

1.3.	Each Party having on its premises any equipment, support equipment, systems, tools and data of the other Party, or spaces which contain or house the other Party’s equipment or equipment enclosures, shall restrict access thereto to employees and authorized agents of that other Party.

1.4.	NEVADA shall use electronic controls to protect all spaces which house or contain CLEC equipment or equipment enclosures, but if electronic controls are not available, NEVADA shall either furnish security guards at those NEVADA locations already protected by security guards on a seven (7) day per week, twenty-four (24) hour a day basis; and if none, NEVADA shall permit CLEC to install silent intrusion alarms back to manned sites. CLEC agrees that NEVADA shall be the SPOC with all law enforcement authorities or public agencies with respect to problems or alarms related to CLEC’s equipment or equipment enclosures located on NEVADA’s premises. In no event will CLEC contact law enforcement authorities or public agencies as a result of a silent alarm.

1.5.	NEVADA shall furnish to CLEC a current written list of NEVADA’s employees who NEVADA authorizes to enter spaces which house or contain CLEC equipment or equipment enclosures, with samples of the identifying credentials to be carried by such persons.

1.6.	CLEC shall furnish to NEVADA a current written list of CLEC’s employees or agents who CLEC authorizes to enter NEVADA’s Central Offices, with samples of identifying credentials to be carried by such persons.

1.7.	With respect to any equipment, support equipment, systems, tools and data of one Party on the premises of the other Party, or spaces which contain or house the other Party’s equipment or equipment enclosures, each Party shall comply with the security and safety procedures and requirements of the Party that owns or controls the premises, including but not limited to sign-in, identification and escort requirements.

ATTACHMENT 16 SECURITY – NV

NEVADA/LIBERTY TELECOM LLC

1.8.	NEVADA shall allow CLEC to inspect or observe spaces which house or contain CLEC equipment or equipment enclosures at any time within normal business hours and shall furnish CLEC with all keys, entry codes, lock combinations, or other materials or information which may be needed to gain entry into any secured CLEC space. In the event of an emergency, CLEC shall contact a SPOC provided by NEVADA for access to spaces which house or contain CLEC equipment or equipment enclosures. Such NEVADA SPOC shall available to receive calls from CLEC twenty-four (24) hours a day, seven (7) days a week and make access available to CLEC within three (3) hours after receiving a call from CLEC.

1.9.	NEVADA agrees not to use card access readers and devices that use cards which are encoded identically, or that use mechanical coded locks on external doors or on internal doors to spaces which house mission critical equipment or equipment which supports the mission critical equipment.

1.10.	Keys used in NEVADA’s keying systems for spaces which contain or house CLEC equipment or equipment enclosures shall be limited to NEVADA employees and representatives for emergency access only. CLEC shall have the right to require NEVADA to change locks at NEVADA’s expense where there is evidence of inadequate security. In all other cases, CLEC may require NEVADA to change locks at CLEC’s expense.

1.11.	NEVADA shall use reasonable measures to control unauthorized access from passenger and freight elevators to spaces which contain or house CLEC equipment or equipment enclosures.

1.12.	NEVADA shall use best efforts to provide notification within two (2) hours to designated CLEC personnel to indicate an actual or attempted security breach.

2.	Additional Provisions Applicable to Collocation Spaces

2.1.	NEVADA shall be responsible for the security of CLEC’s collocation spaces. Security measures shall meet or exceed CLEC’s requirements. If a security issue arises or if CLEC believes that NEVADA’s security measures fail to meet CLEC’s requirements. CLEC shall notify NEVADA and the Parties shall work together to address the problem. NEVADA shall, at a minimum, do the following.

2.1.1.	NEVADA shall design collocation cages to prevent unauthorized access.

ATTACHMENT 16 SECURITY – NV

NEVADA/LIBERTY TELECOM LLC

2.1.2.	NEVADA shall establish procedures for controlling access to the collocation areas by employees, security guards and others. Those procedures shall limit access to the collocation equipment areas to NEVADA’s employees, agents or invitees having a business need to be in these areas. NEVADA shall require all persons entering the collocation equipment areas to wear identification badges.

2.1.3.	NEVADA shall provide card key access to all collocation equipment areas, along with a positive key control system for each collocator’s cage area.

2.1.4.	In emergency situations common courtesy will be extended between CLEC and NEVADA’s employees, including the provision of first aid and first aid supplies. Bathroom access will be provided where available in common areas.

2.2.	CLEC security personal may audit the collocation area at a NEVADA location for compliance with security procedures.

2.3.	CLEC shall limit access of CLEC’s employees directly to and from their collocation cages and will not enter unauthorized areas under any circumstances.

3.	Disaster Recovery

3.1.	NEVADA shall maintain for CLEC the same level of disaster recovery capability to be used in the event of a system failure or emergency as NEVADA provides for itself. NEVADA will provide CLEC with a written summary of such capability within thirty (30) days after the effective date of this Agreement, subject to the non-disclosure provisions of this Agreement.

4.	Data Protection

4.1.	Each Party shall install controls in any of its data bases to which the other Party has access:

4.1.1.	to deny access to data base users after a pre-determined period of inactivity and

4.1.2.	to protect the other Party’s proprietary information and the other Party’s customer proprietary information.

ATTACHMENT 16 SECURITY – NV

NEVADA/LIBERTY TELECOM LLC

4.2.	NEVADA shall maintain controls over databases used by CLEC to protect both ongoing operational and update integrity, at parity with control features that NEVADA provides to itself.

4.3.	Each Party shall assure that all approved system and modem access is secured through security servers. Access to or connection with a network element shall be established through a secure network or security gateway.

4.4.	With respect to access to the network or gateway of the other Party, each Party will comply with the other Party’s corporate security instructions for computer and network security.

5.	Network Fraud Control

5.1.	NEVADA shall make available to CLEC for use with any services provided by NEVADA to CLEC under this Agreement all present and future fraud control features, including prevention, detection, or control functionality utilized in NEVADA’s network. At present these features include (i) disallowance of call forwarding to international locations and 10XXX/101XXX cut-through, (ii) coin originating AN1 II digits, (iii) dial tone reorigination patches, (iv) terminating blocking of 800/888 and (v) 900 blocking.

5.2.	In addition, subject to section 6.3 below and Section 1.6 of Attachment 6, NEVADA shall provide partitioned access within pertinent Operations Support Systems (“OSS”) for fraud control.

6.	Rates

6.1.	Terminating blocking of 800 and 900 blocking are available as Local Services, at the rates specified in Attachment 8.

6.2.	Disallowance of call forwarding to international locations and 10XXX/101XXX cut-through, coin originating ANI II digits, and dial tone reorigination patches, are available with Local Services, basic exchange service or LSNE, at no additional charge.

6.3.	Future fraud control features and functionalities will be available at a charge, if any, determined pursuant to the Act, regulations thereunder and relevant FCC and Commission decisions.

ATTACHMENT 16 SECURITY – NV

NEVADA/LIBERTY TELECOM LLC

7.	Law Enforcement Interface

7.1.	Each Party shall provide the other Party with a single point of contact to interface on a twenty-four (24) hour, seven (7) day a week basis on law enforcement and service annoyance issues, including, without limitation, call traces, wiretaps and traps.

7.2.	NEVADA will provide necessary assistance to law enforcement personnel to facilitate the execution of court orders addressed to NEVADA that authorize wiretaps and dialed number recorders relating to services and facilities of CLEC customers. NEVADA will notify law enforcement personnel that the court order applies to an CLEC circuit, not a NEVADA circuit. NEVADA will bill the appropriate law enforcement agency for these services under its customary practices.

7.3.	When requested by CLEC for security purposes, NEVADA shall use reasonable best efforts to provide CLEC with Recorded Usage Data within two (2) hours of the call completion but in any event shall provide such data not later than twenty-four (24) hours of call completion. The Recorded Usage Data may be provided in AMA format.

7.4.	CLEC will serve as agent for CLEC Customers in regard to call annoyance issues. NEVADA shall refer to CLEC any calls from CLEC Customers with regard to call annoyance Upon CLEC’s request for line identification due to CLEC’s customer receiving harassing calls, NEVADA will provide line identification and pass through appropriate fees to CLEC where CLASS features are unavailable for CLEC’s end user. CLEC bears primary responsibility for all aspects of investigating harassing and annoyance call complaints from its customers; NEVADA will cooperate with CLEC to resolve such complaints. CLEC is responsible for all interaction with law enforcement agencies.

ATTACHMENT 17 PERFORMANCE MEASURES – NV

NEVADA/LIBERTY TELECOM LLC

ATTACHMENT 17

PERFORMANCE MEASURES

ATTACHMENT 17 PERFORMANCE MEASURES – NV

NEVADA/LIBERTY TELECOM LLC

PERFORMANCE MEASUREMENTS

ATTACHMENT 17 PERFORMANCE MEASURES – NV

NEVADA/LIBERTY TELECOM LLC

Introduction

I.	Pursuant to Section 11 of this Agreement, Section A of this Attachment 17 sets forth the performance measurements applicable on an interim basis to Local Services, Network Elements or Combinations provided under this Agreement. These measurements will be modified based upon the outcome of an investigatory docket opened by the Commission to review and evaluate appropriate performance measurements for ILECs, including NEVADA, to consistently insure that there is fair and effective competition in the local exchange market in Nevada.

As experience is acquired under this Agreement with the new business processes established, the Parties expect to learn which measurements set forth in Section A are more or less useful than others. The Parties also expect that experience will show whether new measurements are needed or whether certain existing measurements are not needed. Accordingly, while this Agreement is in effect, either Party may, from time to time, request the addition, deletion or modification of the measures set forth in Section A. For example, the Parties will work together in good faith to develop an appropriate measure for Held Orders. In the event the Parties cannot agree on such addition, deletion or modification they will submit such dispute for resolution to an Inter-Company Review Board, as identified in Section 3.1 of Attachment 3 to this Agreement provided, however, that the other provisions of Attachment 3 shall not apply.

Unless otherwise stated, NEVADA shall make monthly reports to CLEC for all performance measures. Should a dispute arise concerning the accuracy of any of NEVADA’s measurements, CLEC may audit them under procedures set out in Section 10.9 of the Umbrella Agreement.

NEVADA will provide the monthly results for both NEVADA retail and CLEC local, as well as data sufficient for CLEC to determine that the calculation was based on complete data and the calculation itself is accurate and complete.

II.

“Parity” Defined: NEVADA shall provide services to CLEC that, for any relevant period of measurement, have substantially the same characteristics of timeliness and performance as NEVADA provides at retail and, for such purpose, those services shall be deemed to have substantially the same characteristics for any population of thirty (30) or more observations if it has the same statistical distribution at the 90% confidence interval. Service Parity is achieved when NEVADA’S service performance, as defined by the designated comparable measures, is within 1.65 standard deviations (90% confidence level) of the average retail performance for the equivalent retail product or service, subject to the definitions contained within this Attachment 17. The calculation of 1.65 standard deviations will be based on the most recent two full calendar quarters of actual performance and revised quarterly. As used in the preceding sentence, NEVADA’s “average retail performance for the equivalent retail product or service” shall be calculated using all available observations of NEVADA performance, rather than any form of sampling. “NEVADA’s service performance” for

ATTACHMENT 17 PERFORMANCE MEASURES – NV

NEVADA/LIBERTY TELECOM LLC

CLEC shall, similarly, be calculated using all available observations. Average performance will be measured and reported monthly for each comparable measure. Performance credits will apply when performance is not at parity.

Service Parity applies to the comparable measures only; other agreed to performance measures will be based on specified service measurements.

ATTACHMENT 17 PERFORMANCE MEASURES – NV

NEVADA/LIBERTY TELECOM LLC

Section A

A.1 Provisioning Performance Measurements

1.	% Installation Appointments Commitment Met

Definition:

This measures how well NEVADA fulfilled the due date commitment received on the Firm Order Commitment (FOC) for each service order. (e.g., The due date is 4/01/96 am, service is installed and the order is completed 4/01/96 am). This measure excludes disconnect order types.

Method of Calculation:

This metric will be at parity with services NEVADA offers to itself and its affiliates.

Total number of orders completed on time
Total number of orders completed	x 100

Reporting Period:

Monthly, and sorted by business, residence, ISDN, and trunks .

NEVADA agrees to further sort results by service order activity type if capability is reasonably available.

2.	% Trouble Reports Within 30 Days

Definition:

This measures the number of trouble reports that occur within the first 30 days of service installation (e.g., Service is installed on 4/01/96, a trouble is reported on 5/01/96).

Method of Calculation:

This metric will be at parity with services NEVADA offers to itself and its affiliates.

Total number of installations with trouble reported within 30 days from compl.
Total number of service orders completed	x 100

Reporting Period:

Monthly, and sorted by Business, Residence, ISDN, and trunks.

ATTACHMENT 17 PERFORMANCE MEASURES – NV

NEVADA/LIBERTY TELECOM LLC

3.	Installation Intervals

Definition:

This measures whether the average interval quoted to complete CLEC initiated service orders is at parity with average intervals quoted to NEVADA’s retail customers.

Measures total interval from point at which NEVADA receives an order for service/features and ending when service order is installed and complete. To be measured and sorted by the following order types:

	Field work required	No Field work required	Features only
Business
Residence
ISDN

Method of Calculation:

NEVADA will provide the average due date intervals quoted to its retail customers compared to the average due date intervals quoted to CLEC local.

Reporting Period:

Monthly

4.	Firm Order Confirmation (FOC) or Rejects Received in <4 Hours (Pre Electronic Interface)

Definition:

This measures the frequency the supplier sends a FOC or rejects within the specified timeframe of 4 hours. (e.g., Service order sent on 4/01/96 at 10:00 am, FOC sent no later than 4/01/96 at 1:59 PM.) This measurement is applicable in a pre Electronic Interface (Gateway) environment.

Method of Calculation:

Total Number of FOC’s or Rejects returned in <4 Hours
Total Number of FOC’s or Rejects to be returned	x 100

Report Period:

Monthly

ATTACHMENT 17 PERFORMANCE MEASURES – NV

NEVADA/LIBERTY TELECOM LLC

5.	Firm Order Confirmation (FOC) or Rejects Received in < 15 Seconds (Post El)

Definition:

This measures the frequency the supplier sends a FOC or rejects within the specified timeframe of 15 seconds. (e.g., Service order sent on 4/01/96 at 10:00:00 am, FOC sent no later than 4/01/96 at 10:00:15 AM.) This measurement is applicable in a post Electronic Interface (Gateway) environment.

Method of Calculation:

Total Number of FOC’s or Rejects returned in <15 Seconds
Total Number of FOC’s or Rejects to be returned	x 100

Report Period:

Monthly

6.	Firm Order Confirmation, Rejects, and Jeopardies Quality - % Accurate and Complete

Definition:

This measures the accuracy and completeness of FOCs, rejects, and jeopardizes returned to CLEC.

Method of Calculation:

Total Number of FOCs, Rejects, and Jeopardies returned accurately and complete < 4 hours	x 100
Total Number of FOCs, Rejects, and Jeopardies to be returned for the month

Reporting Period:

Monthly

7.	Notification of Migration from CLEC to Other LSP - % On Time

Definition:

This measures the timeliness of migration notifications to CLEC.

Method of Calculation:

Measurements will be calculated by Business, Residence, ISDN, and LINKS.

Total Number of Migration Notifications returned ≤ 16 Business Hours
Total Number of Migration Notifications returned for the month	x 100

ATTACHMENT 17 PERFORMANCE MEASURES – NV

NEVADA/LIBERTY TELECOM LLC

Reporting Period:

Monthly, and sorted by Business, Residence, ISDN, and LINKS.

8.	Speed of Answer (a) and (b)

Definition:

This measures the speed at which the supplier answers the phone when CLEC calls for a telephone number (TN) assignment and street address validation, etc. (e.g., If CLEC calls at 10:01:10, the supplier should pick-up the phone no later than (a)10:01:30, and (b)10:01:40.

Method of Calculation:

(a)	Number of times the phone was answered in <20 seconds
	Total number of calls received	x 100

(b)	Number of times the phone was answered in <30 seconds
	Total number of calls received	x 100

Reporting Period:

Monthly

9.	Requests for Assignment of Telephone Numbers Returned Immediately (Post El)

Definition:

This measures the timeframe it takes to provide CLEC with telephone number assignments on demand. This measurement is applicable in a post electronic interface (Gateway) environment.

Method of Calculation:

Number of Times when Telephone Numbers were Provided on the Initial Call ≤ 2 sec.
Total Number of Requests for Telephone Numbers	x 100

Number of Times when Telephone Numbers were Provided on the Initial Call ≤ 5 sec.

Total Number of Requests for Telephone Numbers	x 100

Reporting Period:

Monthly

ATTACHMENT 17 PERFORMANCE MEASURES - NV

NEVADA/LIBERTY TELECOM LLC

10.	Requests for Telephone Numbers Returned Immediately (Pre El)

Definition:

This measures the timeframe it takes to provide CLEC with telephone number requests on demand. This measurement is applicable in a pre electronic interface (Gateway) environment.

Method of Calculation:

Number of Times when Telephone Numbers were Provided on the Initial Call.
Total Number of Requests for Telephone Numbers	x 100

Reporting Period:

Monthly

11.	Requests for >30 Telephone Numbers

Definition:

As a measurement of comparable service this metric will be at parity with NEVADA’s retail service. This measures the timeframe it takes to provide CLEC with more than 30 telephone number requests. Ranges of telephone numbers and associated timeframes to be defined by NEVADA.

Method of Calculation:

Number of Times when Telephone Number were Provided by Close of Business on Next Business Day
Total Number of Requests for More than 30 Telephone Numbers	x 100

12.	Timeliness of Providing Pre-Order Information (Post El)

Definition:

This measures the timeframe it takes to provide CLEC with Customer Service Records (CSR), due date reservation, feature function availability, facility availability, street address validation, and appointment scheduling. This measurement is applicable in a post electronic interface (Gateway) environment.

Method of Calculation:

Pre-Order Information Received ≤ 2 Sec.
Total Pre-Order Information Requests	x 100

Pre-Order Information Received ≤ 5 Sec.
Total Pre-Order Information Requests	x 100

Reporting Period:

Monthly

ATTACHMENT 17 PERFORMANCE MEASURES - NV

NEVADA/LIBERTY TELECOM LLC

13.	Requests for Customer Service Records (CSR) (Pre El) (smaller volume orders)

Definition:

Measures the percent of Customer Service Records sent to CLEC within the specified number of hours after receiving the request. This measurement applies to less than seven (7) Basic Exchange lines billed under one number and less than seven (7) Centrex lines or seven (7) PBX trunks, or seven (7) ISDN lines, billed under one number. Measurements will be calculated by Business (Single and Multi-line, Centrex, PBX Trunks and ISDN), Residence and LINK. This measurement is applicable in a pre electronic interface (Gateway) environment.

Method of Calculation:

Number of CSRs received <X* Hours
Total Number of Requests for CSR	x 100

*	During the first 30 days from the date of CLEC’s first live order, the measurement will be CSRs received by CLEC in less than 8 business hours after CLEC’s request. From then on, the measurement will be CSRs received by CLEC in less than 4 business hours after CLEC’s request.

CSRs will be provided via facsimile or Federal Express, at CLEC’s option. The measurement begins when NEVADA receives CLEC’s request and ends when CLEC receives the CSR from NEVADA, as documented by the time stamp on the facsimile or Federal Express envelope.

Reporting Period:

Monthly, sorted by Business (business includes Single and Multi-line, Centrex, PBX Trunks and ISDN), and Residence.

14.	Requests for Customer Service Records (CSR) (Pre El) (7 lines or greater)

Definition:

Measures the percent of Customer Service Records sent to CLEC within 16 business hours of receiving the request. This measurement applies to requests for CSRs exceeding the volumes specified above in paragraph 13. Measurements will be calculated by Business (Single and Multi-line, Centrex, PBX Trunks and ISDN, Residence and LINK. This measurement is applicable in a pre electronic interface (Gateway) environment.

Method of Calculation:

Number of CSRs received <16 business Hours
Total Number of Requests for CSRs	x 100

CSRs will be provided via facsimile or Federal Express, at CLEC’s option. The measurement begins when NEVADA receives CLEC’s request and ends when

ATTACHMENT 17 PERFORMANCE MEASURES - NV

NEVADA/LIBERTY TELECOM LLC

CLEC receives the CSR from NEVADA, as documented by the time stamp on the facsimile or Federal Express envelope.

Reporting Period:

Monthly, and sorted by Business (Single and Multi-line, Centrex, PBX Trunks and ISDN) and Residence.

15.	Local PIC Change - % On Time

Definition:

This measures the timeliness of processing primary interexchange carrier (PIC) changes.

Method of Calculation:

Total Number of PIC Changes Completed Within 24 Hours
Total Number of PIC Change Requests	x 100

Reporting Period:

Monthly

16.	% Service Order Completion On Time (Post El)

Definition:

This measures the timeliness of Service Order Completion Notifications. Completion Notifications are to be received by CLEC within 30 minutes of completion. This measurement is applicable to a post electronic interface (Gateway) environment.

Method of Calculation:

Total Number of Completions Received within 30 minutes of completion
Total Number of Completions Received	x 100

Reporting Period:

Monthly

17.	% Service Order Completion On Time (Pre El)

Definition:

This measures the timeliness of Service Order Completion Notifications. Completion Notifications are to be received by CLEC within 12 business hours of completion. This measurement is applicable to a pre electronic interface (Gateway) environment.

ATTACHMENT 17 PERFORMANCE MEASURES - NV

NEVADA/LIBERTY TELECOM LLC

Method of Calculation:

Total Number of Completions Received within 12 Business Hours of completion
Total Number of Completions Received	x 100

Reporting Period:

Monthly

18.	Notice of New or Change in Availability of Service Offerings

Definition:

Measures the amount of advance notice provided to CLEC announcing new service offerings or changes in availability of service offerings prior to the effective date. Includes the introduction or discontinuance of any features.

Method of Calculation:

Total Number of Notifications Received within 60 days Prior to Effective Date
Total Number of New/Changes Effective within 60 days Prior to Effective Date	x 100

Reporting Period:

Quarterly, results reported within ten (10) business days from the last day of the Report Period.

19.	Forecasting

Definition:

Measures the accuracy of forecasted volumes of Link, or Residence, Business (includes PBX trunk and ISDN) resale lines.

Method of Calculation:

Total Number of Forecasted Volumes of Lines
Total Number of Actual Lines Ordered	x 100

Reporting Period:

Monthly, and sorted by Business (business includes Centrex, ISDN and PBX trunks) and Residence and Link.

ATTACHMENT 17 PERFORMANCE MEASURES - NV

NEVADA/LIBERTY TELECOM LLC

A.2 Maintenance Performance Measurements

(Measurements on Maintenance shall include incidents resulting in a “test O.K.” report but shall exclude incidents in which the NEVADA network is “proven out” or excluded as the cause of the trouble)

1.	Repair Bureau Availability

Definition:

Measures the percentage of scheduled time that the Access Provider Repair Bureau (or the Electronic Bonding process) is in operation. Scheduled time is 7 days a week, 24 hours per day, 365 days per year.

Method of Calculation:

Total number of hours per month that either the Nevada work center or EBI is unavailable
Total Number of hours per month	x 100

Reporting Period:

Monthly

2.	Speed of Answer

Definition:

Measures Nevada’s speed of answering trouble reports sent by CLEC via a telephone call.

Method of Calculation:

Number of call per month answered within “X” seconds
Number of calls per month from CLEC to Supplier	x 100

Report where “x” = 20 seconds and where “x” = 30 seconds

Reporting Period:

Monthly

3.	% Appointments Met

Definition:

This measures how well NEVADA fulfilled the due date and time commitment to resolve and close a trouble condition reported by CLEC. True commitments, or estimates of time-to-restore (ETTR), should always be given by NEVADA.

ATTACHMENT 17 PERFORMANCE MEASURES - NV

NEVADA/LIBERTY TELECOM LLC

Method of Calculation:

Number of times trouble was resolved within the ETTR
Number of times ETTR was required	x 100

This metric will be at parity with services NEVADA offers to itself and its affiliates.

Reporting Period:

Monthly, and sorted by Business (business includes Centrex, ISDN and PBX trunks) and Residence.

4.	Time To Restore - Out Of Service (OOS) - Visit (Dispatch) Required

Definition:

Measures the distribution of time required to restore service with the condition that the customer is out of service (OOS) and a dispatch is required. The time to restore is measured from the time NEVADA provides CLEC with a trouble ticket number until NEVADA notifies CLEC of trouble clearance or end-user restoral.

Method of Calculation:

Total Number of OOS/Dispatch Required Resolved ≤ 4 Hours
Total Number of OOS/Dispatch Required Referrals	x 100

Total Number of OOS/Dispatch Required Resolved ≤ 8 Hours
Total Number of OOS/Dispatch Required Referrals	x 100

Total Number of OOS/Dispatch Required Resolved ≤ 16 Hours
Total Number of OOS/Dispatch Required Referrals	x 100

Reporting Period:

Monthly

5.	Time To Restore - Out of Service (OOS) - No Visit (Dispatch) Required

Definition:

Measures the distribution of time required to restore service with the condition that the customer is out of service and a dispatch is not required. The time to restore is measured from the time NEVADA provides CLEC with a trouble ticket number until NEVADA notifies CLEC of trouble clearance or end-user restoral.

ATTACHMENT 17 PERFORMANCE MEASURES - NV

NEVADA/LIBERTY TELECOM LLC

Method of Calculation:

Total Number of OOS/No Dispatch Required Resolved ≤ 2 Hours
Total Number of OOS/No Dispatch Required Referrals	x 100

Total Number of OOS/No Dispatch Required Resolved ≤ 3 Hours
Total Number of OOS/No Dispatch Required Referrals	x 100

Total Number of OOS/No Dispatch Required Resolved ≤ 4 Hours
Total Number of OOS/No Dispatch Required Referrals	x 100

Reporting Period:

Monthly

6.	Time To Restore - Other/Service Degradation/Feature Problems

Definition:

Measures the distribution of time required to restore a customer’s full features, functionality, and performance with the condition that the customer is not out of service.

Method of Calculation:

Total Number of Other Service Troubles Resolved ≤ 24 Hours
Total Number of Other Service Trouble Referrals	x 100

7.	Network Event / Emergency Network Outage Notification

Definition:

A Network Event/Emergency Network Outage is defined as all category 1 equipment and/or facility failures as enumerated in Attachment 12, Appendix A.

Method of Calculation:

Number of Notifications Received within one hour
Number of Category 1 Network Events	x 100

Reporting Period:

Monthly

ATTACHMENT 17 PERFORMANCE MEASURES - NV

NEVADA/LIBERTY TELECOM LLC

8.	Status Call to CLEC

Definition:

(a)	If a commitment of a trouble restoral is missed, NEVADA shall call CLEC regarding the miss. A new commitment date and time should be given at this time.

(b)	Status on a trouble while it is being fixed (i.e., progress information) will be asked of NEVADA by CLEC.

Method of Calculation:

Total Number of Times Status Met Measurement Criteria
Total Number of Opportunities for Status Required	x 100

Measurement Criteria

1. Notification provided within 1 hour of missed restoral.

2. Status on a current trouble report given immediately upon request.

3. Status on a restoration reported within 10 minutes of restoral

Reporting Period:

NEVADA agrees this to be a valid measurement; however, NEVADA is unable to track an accurate measurement internally without performing an audit at this time.

At CLEC’s request, an Audit will be conducted covering a mutually agreed-upon timeframe (Maximum Audit Requests - Once Within a 12-Month Period).

9.	% Repeat Troubles within 30 Days

Definition:

The repeat rate includes troubles received on the same telephone line within the current plus previous report month. Any time a customer reports two or more troubles on the same telephone line, this will be considered one repeat.

Method of Calculation:

This metric will be at parity with services NEVADA offers to itself and its affiliates. Subsequent trouble reports on the same line are not included in this calculation.

Number of telephone lines reporting ≥ 2 troubles in the previous 30 days
Number of troubles in the previous 30 days	x 100

Count those troubles with a second trouble ticket coded out as Came Clear (CC), Central Office (CO), Facility (FAC), or Station (STA) that follow an initial ticket coded out as any Found or Non Found disposition.

ATTACHMENT 17 PERFORMANCE MEASURES - NV

NEVADA/LIBERTY TELECOM LLC

Reporting Period:

Monthly, and sorted by business, residence, ISDN, and trunks.

10.	Troubles per 100 Lines

Definition:

The metric measures the number of troubles per 100 lines per month.

Method of Calculation:

This metric will be at parity with services NEVADA offers to itself and its affiliates.

Number of troubles per month
Number of Lines	x 100

Exclude troubles caused by Customer Education

Reporting Period:

Monthly, and sorted by business, residence, ISDN, and trunks.

ATTACHMENT 17 PERFORMANCE MEASURES - NV

NEVADA/LIBERTY TELECOM LLC

A.3 Directory Assistance Performance Measurements

1.	System Availability (Voice)

Definition:

Measures availability of the Directory Assistance Voice (DA) system. Scheduled availability is twenty-four hours a day, seven days a week.

Method of Calculation:

Number of hours per month that the DA System is unavailable.
Total Number of Hours Per Month (24 hrs per day, 7 days per week)

Reporting Period:

Monthly

2.	% Notification of Outages

Definition:

Measures timeliness of notification to CLEC of any outage and blockage in the Directory Assistance (DA) Network.

Method of Calculation:

Number of Outage Notifications made within 15 minutes
Number of Outages	x 100

Reporting Period:

Monthly

3.	Outage Notification Interval Definition

Definition:

Measures timeliness of NEVADA’s submission in writing to its regional CLEC Customer Connectivity Performance Management contact of notice of any major outages or blockages in the NEVADA Assistance (DA) access network. The following specific information is required:

•	Numbering Plan Areas (NPAs) affected

•	Date and time of outage/blockage

•	Length of outage/blockage

•	Root cause of outage/blockage

•	Gap Closure plan

ATTACHMENT 17 PERFORMANCE MEASURES - NV

NEVADA/LIBERTY TELECOM LLC

Method of Calculation:

Number of Outage notifications within 2 Business Days
Number of Outages	x 100

4.	Restoral Status Interval (Voice)

Definition:

Measures timeliness of NEVADA’s notification to the CLEC Operations Center of the prospects for service restoral on a proactive basis.

Method of Calculation:

Number of Restoral Notifications Made Within 30 minutes of Request
Number or Restorals	x 100

Reporting Period:

Monthly

5.	Restoral Notification Interval (Voice)

Definition:

Measures timeliness of NEVADA’s notification to the CLEC RNOC after DA service is restored.

Method of Calculation:

Number of Restoral Notifications Made Within 15 minutes
Number or Restorals	x 100

Reporting Period:

Monthly

6.	Time to Answer (Voice)

Definition:

Time to Answer (TTA) is defined as the time the customer’s call is received in NEVADA’s DA switch to the time the call is attached to the DA Operator’s position. The measurement should be determined for the complex or base unit, except where NEVADA’s DA is a single DA Bureau served by NEVADA’s DA switch.

1.	85% or more of calls answered in 12 seconds.

2.	For VRU service, 100% of calls answered within 2 seconds

Reporting Period:

Monthly

ATTACHMENT 17 PERFORMANCE MEASURES - NV

NEVADA/LIBERTY TELECOM LLC

A.4 Local Wholesale Billing

Performance Measurements

The Performance Measurements in this Section A.4 are under further development, by mutual agreement, and will be included in the separate Pre-Bill Certification Operating Agreement. Until the Long Term Operating Agreement is in place, a jointly agreed upon manual process will be in place to provide Wholesale Bill financial assurance.

For services that are billable through systems other than CABS (i.e. CENTREX and/or ISDN may require CRIS billing), the Performance Measurements for billing will be established with the implementation of those services.

As CLEC and Pacific Bell develop new or modified measurements for Local Wholesale Billing, the Parties shall meet and confer to determine whether to adopt comparable measurements.

1.	Timeliness of Mechanized Local Bill Delivery

Definition:

Measures timeliness of delivery of mechanized bills. (Count begins first day after bill date).

Method of Calculation:

# of mechanized bills received within ten days
# of mechanized bills processed	x 100

2.	Timeliness of Local Service Order Billing

Definition:

Measures the number of local service orders billed within the current bill cycle.

Method of Calculation:

Calculation will be based on a statistically valid sample of billed orders.

Number of local orders billed in correct bill cycle
Total Service Orders	x 100

ATTACHMENT 17 PERFORMANCE MEASURES - NV

NEVADA/LIBERTY TELECOM LLC

3.	Accuracy of Mechanized CABS Bill Format

Definition:

Measures the percentage of mechanized bills that pass CLEC’s validation edit process the first time.

Method of Calculation:

Number of accurately formatted CABS Mechanized Bills
Total number of CABS mechanized bills	x 100

4.	Financial Accuracy of Local Other Charges & Credits Billing

Definition:

NEVADA renders accurate Local Other Charges & Credits billing.

Method of Calculation:

Calculation will be based on a statistically valid sample of OC&C charges.

100 - Total Estimated Net Consequences $ (OC&C REC + NRC)
Total Net OC&C Billed $	x 100

5.	Timeliness of Correction/Adjustment Dollars

Definition:

Measures the number of adjustments corrected within the agreed upon time frames.

Method of Calculation:

Errors Corrected in agreed upon timeframe
Total Errors	x 100

6.	Bill Period Closure

Definition:

Measures the review of each bill within agreed upon time frames.

Method of Calculation:

No Formula Needed

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NEVADA/LIBERTY TELECOM LLC

A.5 Usage Data Transfer

Performance Measurements

General Description:

NEVADA will provide Local Usage Information detail in an accurate timely manner. The format and content is described in the Bellcore EXCHANGE MESSAGE RECORD (EMR) document in effect as of the Effective Date of this Agreement and the CLEC Local Resale Data Transfer Requirements.

Because these processes are new, CLEC and NEVADA agree to jointly review and revise these performance measurements as Local Resale is fully implemented to ensure that:

•	the processes are stabilized and that agreed upon in-service volumes are met,

•	comparative measures of parity with NEVADA’s retail processes are established, where appropriate,

•	the standards reflect elements required by CLEC to bill end users,

•	an accurate baseline using some historical data for resale is in place.

1.	% Timeliness

Definition:

NEVADA will mechanically transmit, via CONNECT:Direct, all available usage records to CLEC’s Message Processing Center once a day, Monday through Friday, or as negotiated.

CLEC and/or NEVADA’s Data Center Holidays are excluded. CLEC and NEVADA will exchange schedules of designated holidays.

By DATE TBD, NEVADA and CLEC will jointly audit, review, and agree on comparative measures of timeliness; i.e. a measure of parity between the methods used to provide usage data to NEVADA’s retail billing and the methods used to process CLEC’s usage data to CLEC. In-service thresholds will be determined using accepted statistical algorithms.

The benchmarks for timeliness will be established based on CLEC’s Local Market Entry (LME) date and will commence as required for Service Readiness Testing (SRT) and/or Market Readiness Testing (MRT).

Reporting Period:

Monthly

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2.	% Accuracy

Definition:

NEVADA will provide Recorded Usage Data in the format and with the content as defined in the Bellcore document. These measures relate only to Unbillable unrated local and local toll messages due to critical edit failures (format errors).

Method of Calculation:

Total Number of Unrated Local Messages Transmitted Correctly
Total Number of Unrated Local Messages Transmitted	x 100

Note: No comparative measure applies.

Reporting Period:

Monthly

3.	% Error Free Data Packs

Definition:

NEVADA will initiate and transmit all packs that are error free in the format agreed, as defined in the CLEC Local Resale Requirements.

Method of Calculation:

Number of File Received
Number of Files Sent	x 100

Note:	Joint review of performance and value for this standard will be done after six months from the Effective Date.

Reporting Period:

Monthly

4.	% Recorded Usage Data Error Resolved

Definition:

Measures accuracy and completeness of the Recorded Usage Data NEVADA transmits to CLEC. The level of detail includes but not limited to: detail required to Rating the call, Duration, Correct Originating/Terminating information, etc. The error is reported to NEVADA as a Modification Request (MR). Performance is measure at two levels—Severity 1 or Severity 2.

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Method of Calculation:

Severity 1. Includes messages that are bill affecting and represents 1% of the current customer base. Contact to be made by telephone.

Number of Severity 1 MR’s fixed <24 Hours
Number of Severity 1 MR’s	x 100

Note:	100% of All Severity 1 MR to be fixed within 5 days

Severity 2: Non–bill affecting errors. Contact may be by phone, fax, e-mail, etc.

Number of Severity 2 MR fixed <3 days
Number of Severity 2 MR	x 100

Note: 100% of All Severity 2 MR to be fixed within 10 days

5.	% Inquiries Responsiveness

Definition:

Measures timeliness of NEVADA’s response to usage inquires. Measurement criteria is response within 24 hours of CLEC request for information, Monday through Friday. Severity 1 MR will be responded to on a seven day a week basis. CLEC will receive continuous status reports until the request for information is satisfied.

Method of Calculation:

Number of Billing Inquiries Responded to 24 Hours
Number of Billing Inquiries	x 100

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A.6 Network Performance Measurements

1.	Metric: Switched Service Disruption

Market:

All switched services

Measurement:

Number of occurrences in which blocking of call attempts from end user location >= 50% for >= 30 minutes.

Description:

Tracks the occurrence of significant service degradation at an end user location because of network difficulties or competition for limited resources due to NEVADA responsible equipment, facility, software, or human/process error.

Reporting Period:

Monthly

2.	Metric: Network Event

Market:

All switched services

Measurement:

Number of occurrences of 5000 or more blocked call attempts within 10 minutes.

Description:

Tracks the occurrence of significant service degradation to multiple customers because of network difficulties or competition for limited resources due to NEVADA responsible equipment, facility, software, or human/process error.

Reporting Period:

Monthly

3.	Metric: Blocked Calls

Market:

All switched services

Measurement:

1.	Percentage of Local Exchange and IntraLATA Toll calls blocked (NID to NID).

2.	Percentage of Interexchange Access/Egress calls blocked (NID to POP).

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Description:

Tracks the fraction of call origination attempts denied service because of competition for limited resources within the network due to NEVADA responsible equipment, facility, software, or human/process error.

Reporting Period:

Monthly

4.	Metric: Blocked Dial Tone

Market:

All switched services

Measurement:

Percentage of Blocked Dial Tone during average busy season busy hour (ABSBH).

Description:

Tracks the fraction of call origination attempts experiencing greater than 3 seconds of delay in receiving dial tone after going off hook.

Reporting Period:

Monthly

5.	Metric:

Signaling Control Points (SCPs)/Databases availability.

Market:

All switched services

Measurements:

SCPs/Databases unavailability reported on an annualized basis as minutes per. Percentage of CLEC customer records updated in databases within 24 hours.

Description:

Tracks the availability of Signaling Control Points (SCPs) and database content to enable call completion and provide enhanced feature treatment when applicable e.g. CLASS features (caller ID, auto call–back, etc.), billing and calling card information, 800 service, etc.

Reporting Period:

Monthly

6.	Metric: Line Information Database (LIDB) Accuracy

Market:

All switched services

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NEVADA/LIBERTY TELECOM LLC

Measurements:

Percentage Reply Rate to all query attempts. Percentage Query time-out at LIDB. Percentage Unexpected data values in replies for all queries. % of queries return a missing customer record.

Description:

Tracks the performance of the Line Information Database (LIDB) to provide billing and calling card information when applicable e.g. customer line allows 3rd party billing, calling card number is valid, etc.

Reporting Period:

Monthly

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NEVADA/LIBERTY TELECOM LLC

ATTACHMENT 18

INTERCONNECTION

ATTACHMENT 18 INTERCONNECTION – NV

NEVADA/LIBERTY TELECOM LLC

LOCAL INTERCONNECTION TRUNK ARRANGEMENTS

1.	General

The Parties will establish Local Interconnection Trunks to exchange local and intraLATA toll traffic. All Local Interconnection Trunk Groups established directly with the other Party’s network including facilities and Points of Interconnection (“POIs”) will conform with Section 1 of this Attachment. All traffic exchanged over Local Interconnection Trunk Groups is subject to the terms and conditions of this Agreement. Neither Party shall terminate Switched Access traffic over Local Interconnection Trunks. Separate two-way Meet Point trunks will be established for the joint provisioning of Switched Access traffic. Local Interconnection will be provided via two-way trunks unless both Parties agree to implement one-way trunks on a case-by-case basis.

Wherever a tariffed rate is cited or quoted, it is understood that said cite incorporates any changes to said tariffs as required by the Act.

1.1	Interconnection in LATA 720

1.1.1.	The Parties will establish a Local Interconnection Trunk Group with NEVADA’s Access Tandem. Currently only one (1) Access Tandem is deployed in LATA 720. The Parties agree that direct trunking to an end office from either Party’s end office or Access Tandem is permitted under the terms of this section.

1.1.2.	In addition to the tandem interconnection described above, either Party may establish end office-to-end office or end office-to-tandem or tandem-to-tandem trunk groups. In the case of host-remote end offices, such interconnection shall occur at the location of the host or remote, at the option of the Party deploying the host-remote end office.

1.1.3.	CLEC and NEVADA agree to interconnect their networks through existing and/or new facilities between CLEC end offices and/or Access Tandem, and the corresponding NEVADA end office and/or NEVADA’s Access Tandem set forth in Appendix A. The Parties will establish logical trunk groups referencing the appropriate CLC Central Office or CLEC Routing Point and NEVADA Central Office. In addition, where necessary, and as mutually agreed to, the Parties will define facilities between their networks to permit trunk group(s) to be established between the points listed in Appendix A. CLEC has initially populated Appendix A. Either Party may populate Appendix A further under Section 1.1.4 below.

1.1.4.	Nothing in the foregoing restricts either Party from ordering and establishing CLEC/ NEVADA Local Interconnection Trunk Groups

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in addition to the initial combinations described above. Amendment to Appendix A may be made by either Party, upon 30 days written notice and acceptance by the other Party. Acceptance will not be unreasonably withheld. Such amendments may be made without the need to renegotiate the terms of the rest of this Attachment.

1.2.	Interconnection in LATA 721.

At CLEC’s request for interconnection in LATA 721, the Parties agree to meet and negotiate in good faith to reach agreement on interconnection arrangements in LATA 721. However, both Parties recognize that the Act places an equal burden on each party to facilitate the interconnections between NEVADA and CLEC.

1.3.	Single POI Model

For each interconnection between the Parties for the exchange of local, intraLATA toll, and meet point Switched Access traffic, the Parties agree that CLEC will designate a single Point of Interconnection between any two switching entities.

1.4.	Sizing and Structure of Interconnection Facilities.

1.4.1.	The Parties will mutually agree on the appropriate sizing for facilities based on the standards set forth below. The capacity of interconnection facilities provided by each Party will be based on mutual forecasts and sound engineering practice, as mutually agreed to by the Parties during planning and forecasting meetings. The interconnection facilities provided by each Party shall be formatted using either Alternate Mark Inversion Line Code or Superframe Format Framing. DS3 facilities will be optioned for C-bit Parity.

1.4.2.

When interconnecting at NEVADA’s tandem, the Parties agree to establish Bipolar 8 Zero Substitution Extended Super Frame (“B8ZS ESF”) two-way trunks, where technically feasible, for the purpose of transmitting 64K CCC data calls. In no case will these trunks be used for calls for which the User Service Information parameter (also referred to as “Bearer Capability”) is set for “speech” unless all available non-64K Clear Channel Capable (“CCC”) circuits are busy. If all such circuits are busy, The Parties agree to use network management control (including, inter alia, rerouting to 64K CCC trunk groups) pursuant to Section 12 of this Attachment, to relieve network congestion temporarily. Where additional equipment is required, such equipment would be obtained, engineered, and installed on the same basis and with the

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same intervals as any similar growth job for IXC, CLC, or NEVADA internal customer demand for 64K CCC trunks,

1.4.3.	When interconnecting at NEVADA’s digital end offices, the Parties have a preference for use of B8ZS ESF two-way trunks for all traffic between their networks. Where available, such trunk equipment will be used for these Local Interconnection Trunk Groups and Meet Point Trunk Groups. Where AMI trunks are used, either Party may request upgrade to B8ZS ESF when such equipment is available.

1.5.	Combination Interconnection Trunks.

1.5.1.	The Parties agree to work cooperatively to combine all functionalities of Local Interconnection Trunk Groups and Meet Point Trunk Groups on a single Combination Interconnection Trunk Group at any feasible Point Of Interconnection which CLEC designates.

1.5.2.	The Parties agree to make the initial decision as to whether the use of Combination Interconnection Trunk Groups is feasible, including a determination of switched software compatibility, ordering procedures and billing procedures, no later than four months from the effective date of this Agreement.

1.5.3.	If the Parties find the use of Combination Interconnection Trunk Groups not to be feasible at that time, the Parties will undertake a review of such feasibility and a further decision on the use of Combination Interconnection Trunk Groups at six month intervals, at either Party’s option, through the term of the Agreement.

1.5.4.	Until the Parties find Combination Interconnection Trunk Groups to be feasible, Local Interconnection will be provided via one-way and/or two-way trunks.

1.5.5.	Whenever the use of Combination Interconnection Trunk Groups is determined to be feasible, and ordering and billing procedures have been established:

a)	Any new trunk groups may be ordered using the Combination Interconnection Trunk Group option; and

b)	The Parties will work together in good faith to complete the conversion from the use of separate Local Interconnection Trunk Groups and Meet Point Trunk Groups to the use of Combination Interconnection Trunk Groups within six months from that time.

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1.6.	Signaling Protocol

The Parties will interconnect their networks using SS7 signaling as defined in GR-317 and GR-394, including ISDN User Part (“ISUP”) for trunk signaling and Transaction Capabilities Application Part (“TCAP”) for CCS-based features in the interconnection of their networks. Either Party may establish CCS interconnections either directly and/or through a third party. Whether direct or by third party, CCS interconnection shall be pursuant to PUB L-780023-PB/NB and in accordance with the rates, terms and conditions of the Parties’ respective tariffs. The Parties will cooperate in the exchange of TCAP messages to facilitate full interoperability of CCS-based features between their respective networks, including all CLASS features and functions, to the extent each carrier offers such features and functions to its own end users. All CCS signaling parameters will be provided including CPN. All privacy indicators will be honored. The Parties will interconnect their networks using SS7 signaling as defined in PUB L-780023 PB/NB Issue 3 or later.

1.7.	Transit Signaling

CLEC may choose to route SS7 signaling information (e.g., ISUP, TCAP) from CLEC’s signaling network to another carrier’s signaling network via NEVADA’s signaling network for the purpose of exchanging call processing and/or network information between CLEC and the other party’s network, whether or not NEVADA has a trunk to the terminating switch, provided that, where NEVADA does not have such a trunk, CLEC furnishes NEVADA through the “CCS\SS7 Interconnect Questionnaire” the necessary information, including:

1.7.1.	the destination point codes (“DPCs”) of all the switches to which CLEC wishes to send transit signaling;

1.7.2.	the identity of the STPs in NEVADA’s network in which each DPC will be translated;

1.7.3.	the identity of the STPs in the other signaling network to which such transit signaling will be sent; and

1.7.4.	a letter from the other party authorizing NEVADA to send such signaling messages.

1.7.5.	The rates for Transit Signaling are as specified in Attachment 8.

1.8.

Either Party may opt at any time to terminate, i.e., overflow, to the other Party some or all local exchange traffic and intraLATA toll traffic originating on its network, together with Switched Access traffic, via Feature Group D or Feature Group B Switched Access Services. Either Party may otherwise purchase these Switched Access Services from the

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other Party subject to the rates, terms and conditions specified in its standard intrastate access tariffs.

1.9	Each Party shall deliver to the other Party over the Local Interconnection Trunk Group(s) only such traffic which is destined for those publicly dialable NPA NXX codes served by end offices that directly subtend the Access Tandem or to those LECs, CLCs and Wireless Service Providers that directly subtend the Access Tandem.

1.10.	Unless otherwise agreed to, each Party shall deliver all traffic destined to terminate at either Party’s end office or tandem in accordance with the serving arrangements defined in the LERG.

1.11.	Where the Parties deliver over the Local Interconnection Trunk Group miscellaneous calls (e.g., time, weather, NPA-555, Nevada 900, Mass Calling Codes) destined for each other, they shall deliver such traffic in accordance with the serving arrangements defined in the LERG.

1.12	N11 codes (e.g., 611, & 911) shall not be sent between CLEC’s and NEVADA’s network over the Local Interconnection Trunk Groups.

1.13.	Maintenance of Service

1.13.1.	A Maintenance of Service charge applies whenever either Party requests the dispatch of the other Party’s personnel for the purpose of performing maintenance activity on the interconnection trunks, and any of the following conditions exist:

1.13.1.1.	No trouble is found in the interconnection trunks; or

1.13.1.2.	The trouble condition results from equipment, facilities or systems not provided by the Party whose personnel were dispatched; or

1.13.1.3.	Trouble clearance did not otherwise require dispatch and, upon dispatch requested for repair verification, the interconnection trunk did not exceed Maintenance Limits.

1.13.2.	If a Maintenance of Service initial charge has been applied and trouble is subsequently found in the facilities of the Party whose personnel were dispatched, the charge will be canceled.

1.13.3.	Billing for Maintenance of Service is based on each half-hour or fraction thereof expended to perform the work requested. The

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time worked is categorized and billed at one of the following three rates:

i. basic time;

ii. overtime; or

iii. premium time,

as defined for billing by NEVADA in NEVADA’s PSCN Tariff No. C, Section 13 and in CLEC’s Exchange tariff.

2.	Third Party Traffic

2.1.	NEVADA shall terminate traffic from third-party LECs, CLCs, or Wireless Service Providers delivered to NEVADA’s network through an CLEC tandem. Prior to the routing of such traffic, the Parties agree to negotiate the issues of network capacity, forecasting, third–party routing arrangements; information required to satisfy the reporting, auditing and verification requirements including the calculation and verification of PLU. In addition the Parties agree they will require from the underlying LEC, CLC, or WSP the information required to satisfy the forecasting, reporting, auditing and verification requirements including calculation and verification of PLU, as well as the exchange of billing records where requested by the terminating party, herein established for the Parties. The Parties agree to exchange all such information under appropriate non-disclosure agreements. The Parties shall conduct such negotiations in good faith and shall not unreasonably withhold consent to the routing of such traffic.

2.2.	NEVADA BELL shall complete traffic delivered from CLEC destined to third-party LECs, CLCs or WSPs in the LATA. NEVADA BELL shall have no responsibility to ensure that any third–party LEC, CLC or WSP will accept such traffic.

2.3.	NEVADA shall accept, from any third-party LEC, CLC, or WSP in the LATA, traffic destined for an CLEC end office subtending the NEVADA tandem, or a LEC, CLC or WSP subtending CLEC’s end office if NEVADA has a provision in an interconnection agreement with such LEC, CLC or WSP permitting such an arrangement.

2.4.

NEVADA in its role as Designated Carrier for LATA 720, as established by the Nevada PSCN in Docket 86-711, has the responsibility to transport originating and terminating traffic for embedded independent local exchange carriers under special compensation arrangements. The independent LECs that participate in the Designated Carrier Plan (DCP) are Churchill County Telephone & Telegraph, Continental Telephone Company of Nevada (GTE), C.P. National Corporation (Citizens Telecom), Lincoln County Telephone Company, Humboldt Telephone, and Rural Telephone Company. NEVADA is bound to continue this arrangement until such time as NEVADA has interconnection agreements

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with all of the embedded ILECs and the NEVADA PSCN agrees to discontinue the DCP. All traffic under this plan is ILEC IntraLATA Toll traffic. Under the DCP, the ILECs bill NEVADA for both originating and terminating access at rates designed to recover their relevant costs NEVADA does not bill the ILECs any access for originating or terminating their traffic. The ILECs pass the toll revenue associated with their originating traffic to NEVADA as compensation to NEVADA for the transport of their traffic. To meet the requirements of the DCP, CLEC agrees to the following stipulations for compensation as it pertains to both originating and terminating traffic from the participating ILECs.

2.4.1.	All traffic for the participating ILECs that transit NEVADA’s network will be treated for compensation (rating) as if the call originated or terminated in NEVADA’s network, using the methods and rates as defined in 3 below and as specified in Attachment 8. At such time that the DCP is discontinued, this Section 2.4.1. will no longer apply and the compensation and rating defined in Section 3 of this Attachment and as specified in Attachment 8 will be used without exception.

2.4.2.	CLEC will not be required to establish an appropriate billing relationship directly with the ILECs for traffic under the DCP. At such time as the DCP is discontinued, CLEC will establish billing relationships as defined in 3.7.2. below.

3.	Compensation for Call Termination

3.1.	In all cases, resale lines (whether purchased by CLEC or a third party) in NEVADA’s switches will be treated in the same manner as NEVADA’s end user customers for the purposes of call termination charges.

3.2.	For calls that originate from or terminate to an CLEC Local Switching Network Element (“LSNE”) purchased from NEVADA, bound for or terminated from a third party LEC, the Parties agree that NEVADA shall make arrangements directly with that third party for any compensation owed in connection with such calls on CLEC’s behalf.

3.3.	NEVADA agrees to bill any facilities-based third party referred to in Section 3.2, above, unless, after thirty (30) days’ notice in writing to NEVADA, CLEC requests otherwise. To compensate NEVADA for this service, CLEC agrees to pay $ .005 (one-half cent) per message.

3.4.

For calls that originate from a facilities-based third party and terminate to an CLEC LSNE purchased from NEVADA, NEVADA will compensate CLEC on behalf of that third party. For calls that terminate to a facilities-based third party from an CLEC LSNE purchased from NEVADA,

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NEVADA has agreed to charge CLEC as if the call terminated in NEVADA’s network, using NEVADA’s rates as described below. In the event CLEC elects not to use NEVADA’s billing service described in Section 3.3, above, CLEC shall deal directly with third parties regarding compensation for call termination.

3.5.	The following compensation terms shall apply in all cases where CLEC purchases NEVADA’s LSNE. All prices for LSNE are as specified in Attachment 8 to this Agreement.

3.5.1.	For Local intra-switch calls where CLEC has purchased NEVADA’s LSNE, the Parties agree to impose no call termination charges on each other. Where the call is:

3.5.1.1.	Originated by CLEC’s end user customer and completed to a NEVADA customer:

3.5.1.1.1.	For use of the local switch:

•	Local Switching Capacity charge at the originating office.

3.5.1.2.	Originated by CLEC’s end user customer and completed to the customer of a third party carrier (not affiliated with CLEC) using NEVADA’s LSNE:

3.5.1.2.1.	For use of the local switch:

•	Local Switching Capacity charge at the originating office.

3.5.1.3.	Originated by CLEC’s end user customer and completed to another of CLEC’s end user customers using NEVADA’s LSNE:

3.5.1.3.1.	For use of the local switch:

•	Local Switching Capacity charge at the originating office.

3.5.1.4.	Originated by a NEVADA customer and terminated to CLEC’s LSNE:

•	No Local Switching Capacity charge will apply.

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3.5.1.5.	Originated by the customer of a third party carrier (not affiliated with CLEC) using NEVADA’s LSNE and terminated to CLEC’s LSNE:

•	No Local Switching Capacity charge will apply to CLEC.

•	The Local Switching Capacity charge on the originating end will be imposed on the third-party carrier.

3.5.2.	For Local inter-switch calls where CLEC has purchased NEVADA’s LSNE, the Parties agree to impose no call termination charges on each other. Unless otherwise specified, NEVADA’s charges will apply to CLEC as described below where the call is:

3.5.2.1.	Originated from CLEC’s LSNE and completed to a NEVADA end user:

3.5.2.1.1.	For use of the local switch:

•	Local Switching Capacity charge at the originating office.

•	A mileage-based transport charge will apply when CLEC uses NEVADA’s transport.

3.5.2.2.	Originated from CLEC’s LSNE and completed to the LSNE of a third party carrier (not affiliated with CLEC):

3.5.2.2.1.	For use of the local switch:

•	Local Switching Capacity charge at the originating office.

•	A mileage-based transport charge will apply when CLEC uses NEVADA’s transport.

3.5.2.3.	Originated from CLEC’s LSNE and completed to the interconnected network of a third party carrier (not affiliated with CLEC):

3.5.2.3.1.	For use of the local switch:

•	Local Switching Capacity charge at the originating office.

•	A mileage-based transport charge will apply when CLEC uses NEVADA’s transport, and mileage shall be measured between the originating office and the POI with the third party’s network.

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3.5.2.3.2.	For call termination:

•	Tandem Transit Switching rate if applicable.

•	Local Switching Capacity charge at the terminating office. (This charge will not apply if CLEC elects to settle directly with the third-party.)

3.5.2.4.	Originated from CLEC’s LSNE and completed to CLEC’s LSNE:

3.5.2.4.1.	For use of the local switch:

•	Local Switching Capacity charge at the originating office.

•	A mileage-based transport charge will apply when CLEC uses NEVADA’s transport.

For use of the local switch:

•	Local Switching Capacity charge at the terminating office.

3.5.2.5.	Originated by a NEVADA end-user customer and terminated to CLEC’s LSNE:

3.5.2.5.1.	For use of the local switch:

•	Local Switching Capacity Charge at the terminating office.

3.5.2.6.	Originated by a customer of a third-party carrier (not affiliated with CLEC) using NEVADA’s LSNE and terminated to CLEC’s LSNE:

3.5.2.6.1.	For use of the local switch:

•	Local Switching Capacity charge at the terminating office.

3.5.2.7.	Originated by an end-user customer on the interconnected network of a third-party carrier (not affiliated with CLEC) and terminated to CLEC’s LSNE:

3.5.2.7.1.	For use of the local switch:

•	Local Switching Capacity charge at the terminating office.

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3.5.2.7.2.	For call termination, if CLEC selects the option specified in Section 3.3:

•	CLEC charges to NEVADA NEVADA’s Local Switching Capacity charge at the terminating office. (These charges do not apply if CLEC elects to settle call termination charges directly with the third party.)

3.5.3.	For intraLATA toll calls where CLEC has purchased NEVADA’s LSNE:

3.5.3.1.	Originated by CLEC’s end-user customer and completed to a NEVADA end user customer:

3.5.3.1.1.	For use of the local switch:

•	Local Switching Capacity charge at the originating office.

•	A mileage-based transport charge between the two offices will apply when CLEC uses NEVADA’s transport.

3.5.3.1.2.	For call termination at the terminating office, Switched Access Charges shall apply as follows:

•	Local Switching

•	NIC

3.5.3.2.	Originated by CLEC’s end-user customer and completed to the customer of a third-party carrier (not affiliated with CLEC) using NEVADA’s LSNE in a distant end office:

3.5.3.2.1.	For use of the local switch:

•	Local Switching Capacity charge at the originating office.

•	A mileage-based transport charge between the two offices will apply when CLEC uses NEVADA’s transport.

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3.5.3.2.2.	For call termination if CLEC elects to have NEVADA pay third party CLC on CLEC’s behalf pursuant to Section 3.3:

•	Local Switching at the terminating office

•	NIC

3.5.3.3.	Originated by CLEC’s end-user customer and completed to the network of third-party carrier (not affiliated with CLEC) interconnected with NEVADA’s network:

3.5.3.3.1.	For use of the local switch:

•	Local Switching Capacity charge at the originating office.

•	A mileage-based transport charge will apply when CLEC uses NEVADA’s transport, and mileage shall be measured between the originating office and the POI with the third party’s network.

•	Tandem Transit rate (if applicable)

3.5.3.3.2.	For call termination, if CLEC elects to have NEVADA pay the third party CLC on CLEC’s behalf pursuant to Section 3.3:

•	Switched Access charges will apply as follows:

•	Local Switching

•	NIC

•	Tandem Switching (if charged by the third party)

3.5.3.4.	Originated by CLEC’s end-user customer and completed to another of CLEC’s customers being served through NEVADA’s LSNE in a distant office:

3.5.3.4.1.	For use of the local switch:

•	Local Switching Capacity charge at the originating office.

•	A mileage-based transport charge between the two offices will apply when CLEC uses NEVADA’s transport.

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NEVADA/LIBERTY TELECOM LLC

For use of the local switch:

•	Local Switching Capacity charge at the terminating office.

3.5.3.5.	Originated by a NEVADA customer and terminated to CLEC’s end-user customer.

3.5.3.5.1.	For use of the local switch:

•	Local Switching Capacity charge at the terminating office.

3.5.3.5.2.	For call termination CLEC will charge to NEVADA, NEVADA’s Switched Access Charges per NEVADA’s PSCN Tariff No. C, Section 6 at the terminating office:

•	Local Switching

•	NIC

3.5.3.6.	Originated by the customer of a third-party carrier (not affiliated with CLEC) using NEVADA’s LSNE in a distant end office and terminated to CLEC’s LSNE:

3.5.3.6.1.	For use of the local switch:

•	Local Switching Capacity charge at the terminating office.

3.5.3.6.2.	For call termination:

•	if NEVADA is acting as an agent for the third party CLC CLEC will charge to NEVADA CLEC’s Local Switching charge and NIC at the terminating office;

•	if NEVADA is not an agent for the originating CLC, CLEC will charge the originating CLC.

3.5.3.7.	Originated by a customer on the network of a third-party carrier (not affiliated with CLEC) interconnected with NEVADA’s network and terminated to CLEC’s LSNE.

3.5.3.7.1.	For use of the local switch:

•	Local Switching Capacity charge at the terminating office.

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NEVADA/LIBERTY TELECOM LLC

3.5.3.7.2.	For call termination:

•	if NEVADA is acting as an agent for the third party CLC CLEC will charge to NEVADA CLEC’s Local Switching charge and NIC at the terminating office;

•	if NEVADA is not an agent for the originating CLC, CLEC will charge the originating CLC.

3.5.4.	For intrastate Switched Access calls where CLEC is using NEVADA’s LSNE for calls originated from or terminated to an IXC for completion:

3.5.4.1.	For calls originated from CLEC’s end-user customer to CLEC’s own IXC switch (or that of an affiliate) for completion:

3.5.4.1.1	For use of the local switch:

•	Local Switching Capacity charge at the originating office.

NEVADA and CLEC (if applicable) will charge CLEC’s IXC affiliate appropriate Switched Access elements on a meet point basis per Attachment 13.

Since the parties have chosen the multiple bill single tariff option the appropriate charges are as follows:

Nevada Bell will charge the IXC

•	Transport (from the IXC to the meet point)

•	Tandem Switching (if applicable)

CLEC will charge the affiliate (if applicable):

•	Transport (from the meet point to the end office)

•	Local Switching

•	NIC (at the originating office)

3.5.4.2.	For calls originated from CLEC’s end-user customer to an IXC’s switch not affiliated with CLEC.

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NEVADA/LIBERTY TELECOM LLC

3.5.4.2.1.	For use of the local switch:

•	Local Switching Capacity charge at the originating office.

NEVADA and CLEC shall charge the IXC for originating Switched Access on a meet point basis per Attachment 13 of this Agreement.

Since the parties have chosen the multiple bill single tariff option the appropriate charges are as follows:

Nevada Bell will charge the IXC

•	Transport (from the IXC to the meet point)

•	Tandem Switching (if applicable)

CLEC will charge the IXC

•	Transport (from the meet point to the end office)

•	Local Switching

•	NIC (at the originating office)

3.5.4.3.	For calls terminating to CLEC’s end-user customer from CLEC’s own IXC switch (or that of an affiliate) for completion.

3.5.4.3.1.	For use of the local switch:

•	Local Switching Capacity charge at the terminating office.

NEVADA and CLEC will charge CLEC’s IXC affiliate appropriate Switched Access elements on a meet point basis per Attachment 13.

Since the parties have chosen the multiple bill single tariff option the appropriate charges are as follows:

Nevada Bell will charge the IXC

•	Transport (from the IXC to the meet point)

•	Tandem Switching (if applicable)

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NEVADA/LIBERTY TELECOM LLC

CLEC will charge the affiliate (if applicable):

•	Transport (from the meet point to the end office)

•	Local Switching

•	NIC (at the terminating office)

3.5.4.4.	For calls terminating to CLEC’s end-user customer from an IXC switch not affiliated with CLEC.

3.5.4.4.1.	For use of the local switch:

•	Local Switching Capacity charge at the terminating office.

NEVADA and CLEC shall charge the IXC terminating Switched Access on a meet point basis per Attachment 13, Section 4 of this Agreement.

Since the parties have chosen the multiple bill single tariff option the appropriate charges are as follows:

Nevada Bell will charge the IXC

•	Transport (from the IXC to the meet point)

•	Tandem Switching (if applicable)

CLEC will charge the IXC:

•	Transport (from the meet point to the end office)

•	Local Switching

•	NIC (at the terminating office)

3.5.5.	For interstate Switched Access calls where CLEC is using NEVADA’s LSNE for calls originated from or terminated to an IXC for completion:

3.5.5.1.	For calls originated from CLEC’s end-user customer to CLEC’s own IXC switch (or that of an affiliate) for completion.

For use of the local switch: Local Switching Capacity charge at the originating office.

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NEVADA/LIBERTY TELECOM LLC

NEVADA and CLEC will charge CLEC’s IXC affiliate appropriate Switched Access elements on a meet point basis per Attachment 13.

Since the parties have chosen the multiple bill single tariff option the appropriate charges are as follows:

Nevada Bell will charge the IXC

•	Transport (from the IXC to the meet point)

•	Tandem Switching (if applicable

CLEC will charge the affiliate (if applicable):

•	Transport (from the meet point to the end office)

•	Local Switching

•	RIC

•	CCLC

3.5.5.2.	For calls originated from CLEC’s end-user customer to an IXC’s switch not affiliated with CLEC.

3.5.5.2.1.	For use of the local switch:

•	Local Switching Capacity charge at the originating office.

NEVADA and CLEC shall charge the IXC for originating Switched Access on a Meet-Point basis per Attachment 13 of this Agreement.

Since the parties have chosen the multiple bill single tariff option the appropriate charges are as follows:

Nevada Bell will charge the IXC

•	Transport (from the IXC to the meet point)

•	Tandem Switching (if applicable

CLEC will charge the IXC:

•	Transport (from the meet point to the end office)

•	Local Switching

•	RIC

•	CCLC

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NEVADA/LIBERTY TELECOM LLC

3.5.5.3.	For calls terminating to CLEC’s end-user customer from CLEC’s own IXC switch (or that of an affiliate) for completion.

3.5.5.3.1.	For use of the local switch:

•	Local Switching Capacity charge at the terminating office.

NEVADA and CLEC will charge CLEC’s IXC affiliate appropriate Switched Access elements on a meet point basis per Attachment 13.

Since the parties have chosen the multiple bill single tariff option the appropriate charges are as follows:

Nevada Bell will charge the IXC

•	Transport (from the IXC to the meet point)

•	Tandem Switching (if applicable

CLEC will charge the affiliate (if applicable):

•	Transport (from the meet point to the end office)

•	Local Switching

•	RIC

•	CCLC

3.5.5.4.	For calls terminating to CLEC’s end-user customer from an IXC’s switch not affiliated with CLEC.

3.5.5.4.1.	For use of the local switch:

•	Local Switching Capacity charge at the terminating office.

NEVADA and CLEC shall charge the IXC for terminating Switched Access on a Meet Point basis per Attachment 13, Section 4 of this Agreement.

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NEVADA/LIBERTY TELECOM LLC

Since the parties have chosen the multiple bill single tariff option the appropriate charges are as follows:

Nevada Bell will charge the IXC

•	Transport (from the IXC to the meet point)

•	Tandem Switching (if applicable

CLEC will charge the affiliate (if applicable):

•	Transport (from the meet point to the end office)

•	Local Switching

•	RIC

•	CCLC

3.6.	The following terms apply where CLEC and NEVADA interconnect using their own networks, pursuant to Section I of this Attachment.

3.6.1.	The following call termination rates shall apply for intraLATA traffic terminated from CLEC to NEVADA, or from NEVADA to CLEC. CLEC and NEVADA agree to the mutual exchange of Local Calls without explicit compensation (“bill and keep”) where traffic flows between CLEC and NEVADA are in balance, as defined in 3.6.1.1, below. Where such traffic is not in balance, CLEC and NEVADA agree to call termination at the rates set out in 3.6.1.3, below, for that portion of the traffic that is out of balance.

3.6.1.1.

The Parties will measure Local Call traffic between them and will use such measure to determine the balance of traffic between them and the compensation due, if any. The Parties will make measurements and report the results to each other on a calendar-quarter basis (i.e., January - March, April-June, July-September, October-December). Each Party will be responsible for the measurement of its originating traffic transmitted to the other. The Parties will undertake traffic measurements on a LATA-Wide basis in each LATA where the Parties interconnect. The Parties will report measurements to each other no later than the end of the month following the completion of the quarter. The provisions of this Section and of 3.6.1.2 and 3.6.1.3, below, will not apply until the first full year after the effective date of this Agreement. The reported measurements will determine the requirement for payments, if any, for the subsequent full calendar quarter. In determining whether any amount for call termination is owing under this section, neither Party shall be obligated to pay the other unless, on a LATA-Wide basis, the net usage differential (i.e., the difference between the respective Parties’ usage levels, calculated by subtracting

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NEVADA/LIBERTY TELECOM LLC

the lower total number of minutes of use in a quarter from the higher total number) exceeds the following percentages of the total volume of local traffic exchanged between the Parties in the LATA:

i.	The applicable percentage for 0 to 2,000,000 minutes of use will be 20%;

ii.	The applicable percentage for 2,000,001 through 5,000,000 minutes of use will be 15%;

iii.	The applicable percentage for greater than 5,000,000 minutes of use will be 5%.

3.6.1.2.	The Parties agree that any calculation of net usage differential for local traffic volumes less than the percentages set out immediately above shall demonstrate the Parties’ traffic to be in balance for purposes of this Section. The Parties will base calculation under this Section on AMA recordings, which shall be made, where possible, in both the originating and terminating Parties’ network. The Parties agree to report to each other on a quarterly basis the total monthly local minutes of use each terminates to the other Party.

3.6.1.3.	Where the Parties’ traffic is not in balance, as determined in the immediately preceding Section, the Party terminating the greater amount of local traffic to the other (the “out-of-balance Party”) will pay the other Party, for all the minutes of use in excess of the number of minutes terminated to it by the other Party, call termination rates based on the following rate elements, per minute of use. The out-of-balance Party will continue to make such payments through the end of the quarter in which it is determined that its traffic is no longer out of balance. Upon such a determination, the payments shall cease until the Parties’ traffic is again determined to be out of balance. When traffic exchanged is out of balance, the out-of-balance Party shall pay

i.	Local Switching Capacity,

ii.	Tandem Switching (where used), and

iii.	Common Transport (where used).

3.6.1.4.	Rates specified in Attachment 8 shall apply.

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NEVADA/LIBERTY TELECOM LLC

3.6.2.	For Local and intraLATA Toll traffic originated by CLEC (or CLCs subtending its network) to NEVADA, CLEC agrees to pay NEVADA the following:

3.6.2.1.	Local calls:

Bill and Keep shall apply unless the Parties’ traffic is out of balance per Section 3.6.1.1, above. In the latter event, the provisions of Section 3.6.1.3 shall apply.

3.6.2.2.	Toll calls

The following rate elements are applicable to intraLATA toll calls, based on NEVADA’S intrastate Switched Access rates.

3.6.2.2.1.	For common switched transport where NEVADA’S tandem is used:

•	Fixed - per minute of use.

•	Variable - per mile per minute of use. Mileage shall be calculated based on the airline miles between the Vertical and Horizontal (“V&H”) coordinates of the POI, and the NEVADA end office routing point.

•	Tandem Switching.

3.6.2.2.2.	Local switching

3.6.2.2.3.	NIC

3.6.3.	For Local and intraLATA Toll traffic originated from NEVADA to CLEC, NEVADA agrees to pay CLEC the following:

3.6.3.1.	Local calls

Bill and Keep: shall apply unless the Parties’ traffic is out of balance per Section 3.6.1.1. above. In the latter event, the provisions of Section 3.6.1.3. shall apply.

3.6.3.2.	Toll calls

The following rate elements from CLEC’s intrastate Access tariff will apply when a toll call routes over Local Interconnection Trunk Groups:

3.6.3.2.1.	For common switched transport where CLEC’s tandem is used:

•	Fixed - per minute of use.

•	Variable - per mile per minute of use. Mileage shall be calculated based on the airline miles between the Vertical and

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NEVADA/LIBERTY TELECOM LLC

Horizontal (“V&H”) coordinates of the POI, and the CLEC end office or CLEC routing point.

•	Tandem Switching

3.6.3.2.2.	Local Switching

3.6.3.2.3.	NIC

3.7.	Tandem Transit Switching rate:

Tandem Transit Switching rate shall be equal to the Tandem Switching rate plus two times the Common Transport Fixed rate element as specified in Attachment 8.

3.7.1.	The transit rate provides for Access Tandem switching when either Party uses the other Party’s Access Tandem to originate a call to a third party such as another LEC, CLC, or Wireless Service Provider.

3.7.2.	If either Party receives a call through the other Party’s Access Tandem that originates from another LEC, CLC or wireless service Provider, the Party receiving the transited call will not charge the other Party any rate element for this call regardless of whether the call is local or toll. The Parties will establish appropriate billing relationships directly with the Wireless Service Provider, other CLC or LEC with the exception of the ILECs listed in Section 2.4 of this Attachment 18 or unless CLEC selects the billing option specified in Section 3.3 of this Attachment 18.

3.8.	For intraLATA Toll Free Service calls where such service is provided by one of the Parties, the compensation set forth in Section 3 above, shall be charged by the Party originating the call, rather than the Party terminating the call. This includes originating charges listed in Section 3 as well as a database query charge as specified in NEVADA’s intrastate access tariff or CLEC’s local exchange tariff.

3.9.	Each Party will calculate terminating interconnection minutes of use based on standard Automatic Message Accounting (“AMA”) recordings made within each Party’s network. These recordings are the basis for each Party to generate bills to the other Party. Either Party may request the exchange of originating EMR records in order to bill the other Party terminating minutes of use. The Parties agree to cooperate in the exchange of the records if so requested.

3.10.	Measurement of minutes of use over Local Interconnection Trunk Groups shall be in actual conversation seconds. The total conversation seconds

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NEVADA/LIBERTY TELECOM LLC

over each individual Local Interconnection Trunk Group will be totaled for the entire monthly bill and then rounded to the next whole minute.

3.11.	Each Party will provide the other, within thirty (30) calendar days after the end of each calendar quarter, a usage report with the following information regarding traffic it sent to (.i e., terminated over) the Local Interconnection Trunk arrangements:

3.11.1.	Total traffic volume described in terms of minutes and messages and by call type (local, toll and other) terminated to each other over the Local Interconnection Trunk Groups; and

3.11.2.	Percent Local Usage (PLU)

3.12.	CLEC will pay the rates for SS7 CCS interconnection as specified in Attachment 8. The Parties will exchange TCAP messages to facilitate full interoperability of CCS-based features and functions, to the extent each carrier offers such features and functions to its own end users. All CCS signaling parameters will be provided, including CPN. All privacy indicators will be honored

4.	Compensation For Use Of Local Interconnection Facilities

4.1.	Interconnection facilities include the facility that connect the Parties’ respective switching networks.

4.2.	The Parties will specify the end office and/or the Access Tandem at which the two networks will interconnect for exchange traffic.

4.3.	The Parties agree to amend this Agreement when new facilities are established pursuant to Appendix A of this Agreement.

4.4.	The Parties agree that each has an equal obligation to interconnect their network infrastructure to the other’s network. To accomplish this the Parties can decide to jointly own the interconnection facility or each can provide facilities to deliver traffic to the other. If the choice is to build the interconnection facilities, both Parties will agree on a desired capacity and performance characteristics and then both Parties may bid to install the facilities. The Party with the lowest bid will construct the facilities and bill the other Party 50% of the construction costs. The constructing Party will charge a monthly maintenance charge for maintaining the facilities. This charge is to be based upon the TELRIC (as defined by the First Interconnection Order) of maintaining the facility. If the Parties decide not to jointly build and operate the interconnecting facility, they may choose the following options listed in Section 4.4.1 and Section 4.4.2.

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NEVADA/LIBERTY TELECOM LLC

The Parties agree to the following terms based on consideration of the generally balanced use of the Parties’ respective facilities for interconnection. Such consideration is based on relative facility length, the capacity provided to each other, determined by the comparison of facility deployment behind the POIs associated with CLEC collocation arrangements and NEVADA’s network. This compensation is contingent on a balanced facility interconnection as defined in the table of interconnections attached as Appendix A of this Attachment.

4.4.1.	Where the POI for the Local Interconnection Trunk Group is located other than in the same Wire Center as the NEVADA switch where the Local Interconnection Trunk Group terminates, CLEC will pay a monthly charge for a percentage of the NEVADA provided facility according to NEVADA’s intrastate tariff in addition to any usage rate elements in Section 3 above. CLEC may, at its option, choose to pay Nevada Bell either 50% of the applicable Nevada Bell tariffed unbundled transport or 50% of the unbundled interoffice facility rates for DS-1 rates for those DS-1(s) used for Local Interconnection Trunks in a DS-3 facility, or pay 50% of the applicable tariffed or unbundled interoffice facility rates for DS-3 for each DS-3 facility, used for Local Interconnection between the Parties.

4.4.2.	Where the POI for the Local Interconnection Trunk Group is at a collocation arrangement in the same Wire Center as the NEVADA switch where the Local Interconnection Trunk Group terminates, NEVADA will pay CLEC a monthly charge for a percentage of the CLEC provided facility according to CLEC’s intrastate tariff in addition to any usage rate elements in Section 3 above. NEVADA may, at its option, choose to pay CLEC either 50% of the applicable CLEC tariffed DS-1 rate for those DS-1(s) used for Local Interconnection Trunks in a DS-3 facility, or pay 50% of the applicable CLEC tariffed DS-3 rate for each DS-3 facility used for Local Interconnection Trunks between the Parties.

4.4.3.	Where the POI for the Local Interconnection Trunk Group is at a Mid Span Meet and the POI is at the mid-point of the facility between the Parties, there shall be no compensation between the Parties for the Local Interconnection facility used.

5.	MEET-POINT TRUNKING ARRANGEMENTS

5.1.	Two-way trunks will be established to enable CLEC and NEVADA jointly to provide Feature Group B and D (“FGB and FGD”) Switched Access Services via NEVADA’s Access Tandem switch.

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NEVADA/LIBERTY TELECOM LLC

5.2.	CLEC may use Meet Point Trunks to send and receive FGB and FGD calls from Switched Access customers connected to NEVADA’s Access Tandem.

5.3.	The Parties will use separate facilities and separate two-way trunk groups to the NEVADA Access Tandem under which CLEC’s NXXs home using DS-1 or DS-3 facilities other than the facilities used for Local Interconnection Trunk Groups except as provided in Section 1.4 above. Neither Party will charge the other any amount for any Meet Point facilities.

5.4.	In the case of Switched Access Services provided through NEVADA’s Access Tandem, NEVADA will not offer blocking capability for Switched Access customer traffic delivered to NEVADA’s tandem for completion on CLEC’s network. The Parties understand and agree that Meet Point Trunking arrangements are available and functional only to/from Switched Access customers who directly connect with NEVADA’s tandem that CLEC subtends in LATA 720. In no event will NEVADA be required to route such traffic through more than one tandem for connection to/from Switched Access customers. NEVADA shall have no responsibility to ensure that any Switched Access customer will accept traffic that CLEC directs to the Switched Access customer. NEVADA also agrees to furnish CLEC, upon request, a list of those IECs which also interconnect with NEVADA’s tandem.

5.5.	The Parties will provide CCS to one another, where and as available, in conjunction with Meet Point two-way trunk groups. CLEC may establish CCS interconnections (either directly or through a third party) provided such third-party is interconnected with NEVADA pursuant to PUB L 780023-PB/NB and in accordance with NEVADA’s inter- and intrastate access tariffs. The Parties will cooperate in the exchange of TCAP messages to facilitate full inter-operability of CCS-based features between their respective networks, including all CLASS features and functions, to the extent each carrier offers such features and functions to its own end users. CLEC will provide all CCS signaling including, without limitation, Charge Number, and originating line information (“OLI”). For terminating FGD, NEVADA will pass all CCS signaling including, without limitation, CPN if it receives CPN from FGD carriers. All privacy indicators will be honored. Network signaling information such as Transit Network Selection (“TNS”) parameter, Carrier Identification Codes (“CIC”), (CCS platform) and CIC/OZZ information (non-CCS environment) will be provided at no charge by CLEC wherever such information is needed for call routing or billing. The Parties will follow all OBF adopted standards pertaining to TNS and CIC/OZZ codes.

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NEVADA/LIBERTY TELECOM LLC

5.6.	The Parties shall use CCS in conjunction with Meet-Point Trunks, provided that they must use multifrequency (“MF”) signaling on a separate Meet Point Trunk group for originating FGD access to Switched Access customers that use MF FGD signaling protocols and may use such signaling due to equipment constraints. The Parties shall not provide MF and CCS trunk within a DS-1 facility. They must use a separate DS-1 facility for each signaling type.

5.7.	All originating Toll Free Service calls for which CLEC requests that NEVADA perform the Service Switching Point (“SSP”) function (e.g. perform the database query) shall be delivered using GR-394 format over the Meet Point Trunk Group. Carrier Code “0110” and Circuit Code of “08” shall be used for all such calls.

5.8.	When CLEC performs the SSP function for Toll Free service calls, and if such calls are destined for an IEC, if CLEC delivers such calls to NEVADA BELL it shall do so over Meet Point Trunk Groups using GR-394 format. When CLEC performs the SSP function for Toll Free service calls, and if such calls are destined for NXXs within the LATA, if CLEC delivers such calls to NEVADA BELL, it shall do so over the Local Interconnection Trunk Group using GR-317 format.

5.9.	Originating Feature Group B calls delivered to NEVADA’s tandem shall use GR-317 signaling format unless the associated FGB carrier employs GR-394 signaling for its FGB traffic at the serving Access Tandem.

5.10.	NEVADA and CLEC shall Meet Point bill jointly provided Switched Access as set forth in Attachment 13, Section 4 of this Agreement.

6.	RESPONSIBILITIES OF THE PARTIES

6.1.	CLEC and NEVADA agree to exchange such reports and/or data as provided in this Agreement to facilitate the proper billing of traffic. Either Party may request an audit of such usage reports on no fewer than ten (10) business days written notice and any audit shall be accomplished during normal business hours at the office of the Party being audited which shall be (Reno, Nevada for CLEC and Reno, Nevada for NEVADA). Such audit must be performed by a mutually agreed-to independent auditor paid for by the Party requesting the audit and may include review of the data described above. Such audits shall be requested within six months of having received the PLU factor and usage reports from the other Party, and may not be requested more than twice per year.

6.2.

CLEC and NEVADA BELL will review engineering requirements on a semi-annual basis and establish guidelines for forecasts of trunk and facilities utilization provided under this Attachment. New trunk groups will

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NEVADA/LIBERTY TELECOM LLC

be implemented as dictated by engineering requirements of either NEVADA or CLEC.

6.3.	CLEC and NEVADA shall share responsibility for all Control Office functions for Local Interconnection Trunks and Trunk Groups, and both Parties shall share the overall coordination installation, and maintenance responsibilities for these trunks and trunk groups.

6.4.	CLEC is responsible for all Control Office functions for the Meet Point Trunks and Trunk Groups, and shall be responsible for the overall coordination, installation, and maintenance responsibilities for these trunks and trunk groups.

6.5.	CLEC and NEVADA shall:

6.5.1.	Provide trained personnel with adequate and compatible test equipment to work with each other’s technicians.

6.5.2.	Notify each other when there is any change affecting the service requested, including the due date.

6.5.3.	Coordinate and schedule testing activities of their own personnel, and others as applicable, to ensure its interconnection trunks/trunk groups are installed per the interconnection order, meet agreed upon acceptance test requirements, and are placed in service by the due date.

6.5.4.	Perform sectionalization to determine if a trouble is located in its facility or its portion of the interconnection trunks prior to referring the trouble to each other.

6.5.5.	Advise each other’s Control Office if there is an equipment failure that may affect the interconnection trunks.

6.5.6.	Provide each other with a trouble reporting number that is readily accessible and available 24 hours/7 days a week.

6.5.7.	Provide to each other test-line numbers and access to test lines, including a test-line number that returns answer supervision in each NPA-NXX opened by a Party.

6.6.	CLEC and NEVADA will provide their respective billing contact numbers to one another on a reciprocal basis.

6.7.	The Parties will conduct cooperative testing for the proper recording of AMA records in each carrier switch(es) before establishing service.

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NEVADA/LIBERTY TELECOM LLC

6.8.	Each Party shall establish procedures whereby its operator bureau will coordinate with the operator bureau of the other Party in order to provide Busy Line Verification (“BLV”) and Busy Line Verification and Interrupt (“BLVI”) services on calls between their respective end users on or before the Due Dates of the first Local Interconnection Trunk Group(s).

BLV and BLVI inquiries between operator bureaus shall be routed using network-routable access codes published in the LERG over the Local Interconnection Trunks.

6.9.	Prior to the time of interconnection, CLEC shall provide to NEVADA BELL, to the extent mutually agreed to be applicable to NEVADA Bell, CLEC’s references or internal standards governing each topic in the Bilateral Agreement Template/Worksheet attached as Appendix B, for which there is a corresponding NEVADA BELL reference.

7.	INSTALLATION OF TRUNKS

Due dates for the installation of Local Interconnection Trunk Groups and Meet Point Trunks covered by this Agreement shall be based on NEVADA’s intrastate Switched Access intervals.

8.	TRUNK FORECASTING

8.1.	The Parties shall work towards the development of joint forecasting responsibilities for traffic utilization over trunk groups. The provisions of Attachment 17 related to forecasting shall not apply to forecasts pursuant to this Section 8. Orders for trunks that exceed forecasted quantities for forecasted locations will be accommodated as facilities and/or equipment becomes available. Parties shall make all reasonable efforts and cooperate in good faith to develop alternative solutions to accommodate orders when facilities are not available. Intercompany forecast information must be provided by the Parties to each other twice a year. The semi-annual forecasts shall include:

8.1.1.	Yearly forecasted trunk quantities (which include measurements that reflect actual tandem Local Interconnection and Meet Point trunks and tandem-subtending Local Interconnection end office equivalent trunk requirements) for a minimum of three (current and plus-1 and plus-2) years;

8.1.2.	The use of Common Language Location Identifier (CLLI-MSG), which are described in Bellcore documents BR 795-100-100 and BR 795-400-100; and

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NEVADA/LIBERTY TELECOM LLC

8.1.3.	A description of major network projects anticipated for the following six months. Major network projects include trunking or network rearrangements, shifts in anticipated traffic patterns, or other activities that are reflected by a significant increase or decrease in trunking demand for the following forecasting period.

8.2.	If differences in semi-annual forecasts of the Parties vary by more than 48 additional DS0 two-way trunks for each Local Interconnection Trunk Group, the Parties shall meet to reconcile the forecast to within 48 DS0 trunks. If the Parties are unable to reach such a reconciliation, the Local Interconnection Trunk Groups shall be provisioned to the higher forecast. At the end of three months, the utilization of the Local Interconnection Trunk Groups will be reviewed and if the average centum call seconds (“CCS”) utilization for the third month is under seventy-five percent (75%) of capacity, either Party may issue an order to resize the trunk group, which shall be left with not less than twenty-five percent (25%) excess capacity.

8.3.	If a trunk group is under 75 percent (75%) of CCS capacity on a monthly average basis for each month of any six month period, either Party may request the issuance of an order to resize the trunk group, which shall be left with not less than 25 percent excess capacity. In all cases, grade of service objectives identified in Section 9 following shall be maintained.

8.4.	Each Party shall provide a specified point of contact for planning, forecasting and trunk servicing purposes.

9.	GRADE OF SERVICE

A blocking standard of one half of one percent (.005) during the average busy hour, for final trunk groups between the Parties networks carrying Meet Point traffic shall be maintained. All other final trunk groups shall be engineered with a blocking standard of one percent (.01).

10.	LOCAL INTERCONNECTION TRUNK SERVICING

10.1	Orders between the Parties to establish, add, change or disconnect trunks shall be processed by use of an Access Service Request (“ASR”), once the national release of ASR supports ASR for ordering of local interconnection trunks, and this release is adopted and implemented in Nevada, or upon implementation of ASR at Pacific Bell, whichever is earlier.

10.2

As discussed in this Agreement, both Parties will jointly manage the capacity of Local Interconnection Trunk Groups. NEVADA’s Circuit Provisioning Assignment Center (“CPAC”) and CLEC’s equivalent center

ATTACHMENT 18 INTERCONNECTION – NV

NEVADA/LIBERTY TELECOM LLC

will send a Trunk Group Service Request (“TGSR”) to the other Party to trigger changes to the Local Interconnection Trunk Groups based on capacity assessment. Either Party upon receipt of the TGSR will issue an ISR/ASR to the other Party:

10.2.1.	Within 10 business days after receipt of the TGSR, upon review of and in response to the TGSR received; or

10.2.2.	At any time as a result of either Party’s own capacity management assessment, in order to begin the provisioning process. The intervals used for the provisioning process will be based on NEVADA’s intrastate switched access intervals.

10.3.	Orders that comprise a major project shall be submitted at the same time, and their implementation shall be jointly planned and coordinated. Major projects are those that require the coordination and execution of multiple orders or related activities between and among NEVADA and CLEC work groups, including but not limited to the initial establishment of Local Interconnection or Meet Point trunk groups and service in an area, NXX code moves, re-homes, facility grooming, or network rearrangements.

10.4	The Parties will cooperate to establish separate trunk groups for the completion of calls to high volume customers, such as radio contest lines.

10.5	CLEC will be responsible for engineering its network on its side of the POI. NEVADA will be responsible for engineering its network on its side of the POI.

11.	TROUBLE REPORTS

CLEC and NEVADA will cooperatively plan and implement coordinated repair procedures for the Meet Point and Local Interconnection Trunks and facilities to ensure that trouble reports are resolved in a timely and appropriate manner consistent with procedures referenced in the maintenance section of this Agreement.

12.	NETWORK MANAGEMENT

12.1	Protective Control

Either Party may use protective network traffic management controls such as 7-digit and 10-digit code gaps on traffic toward each other’s network, when required to protect the public switched network from congestion due to facility failures, switch congestion or failure or focused overload. CLEC and NEVADA will immediately notify each other of any protective control action planned or executed.

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NEVADA/LIBERTY TELECOM LLC

12.2	Expansive Controls

Where the capability exists, originating or terminating traffic reroutes may be implemented by either Party to temporarily relieve network congestion due to facility failures or abnormal calling patterns. Reroutes will not be used to circumvent normal trunk servicing. Expansive controls will be used when mutually agreed to by the Parties.

12.3	Mass Calling

CLEC and NEVADA shall cooperate and share pre-planning information regarding cross-network call-ins expected to generate large or focused temporary increases in call volumes.

13.	OTHER FORMS OF INTERCONNECTION

Either Party will make available any form of interconnection requested by the other Party that is consistent with the Act and the regulations thereunder. Requests for interconnection using a technology not deployed in NEVADA’s network as of the Effective Date of this Agreement shall be processed according to the process described in Attachment 6, Section 1.6.

ATTACHMENT 18 INTERCONNECTION APPENDIX A – NV

NEVADA/LIBERTY TELECOM LLC

APPENDIX A

Local Interconnection Trunking Arrangements

CLEC Switch	CLEC Routing Point	POI	NEVADA Access Tandem

ATTACHMENT 18 INTERCONNECTION APPENDIX B – NV

NEVADA/LIBERTY TELECOM LLC

Bilateral Agreement Template

	Topic	Nevada Bell Reference(s)	CLC Reference(s)	Notes / Status
1	Internetwork provisioning information and guidelines.	CLC Handbook-LISA, Section 5E, Provisions of LISA.	TR-54020 Vol. 1&2 AT&T specification of Common Channel Signaling System No. 7.

LISA Interface Specification, Section 2, Architecture

Interconnection Agreement between and Nevada, 1998

2	SS7 and other critical internetwork compatibility testing.	CLC Operations Handbook-SS7, Sec. 3, Pre-service/Protocol Tests.	TR-54020 Vol. 1&2 AT&T specification of Common Channel Signaling System No. 7.

		CCS Network Interface, Section 6.3, Protocol Compatibility Testing.	CCNIS CCS Network Interface Specification

NOF Handbook, Section III, 3G, SS7 Compatibility Testing.

3	Special protocol implementation agreements.	CCS Network Interface, Section 2.3, Interface Protocol Messages.	TR-54020 Vol. 1&2 AT&T specification of Common Channel Signaling System No. 7.

		TR-246, T1.114 (SCCP) & T1.116 (SCCP); GR-317 and GR-394.	CCNIS CCS Network Interface Specification

CCS Questionnaire, Sec IV, D-2 Switch Parameters.

4	Diversity requirements.	CCS Network Interface, Section 4.1, Diversity Definition.	TR-54020 Vol. 1&2 AT&T specification of Common Channel Signaling System No. 7.
CLC Handbook-911, Section 7A4, Limitations, Terms & Conditions.

		NOF Handbook, Section III, 2D, Link Responsibilities - Diversity.	CCNIS CCS Network Interface Specification

ATTACHMENT 18 INTERCONNECTION APPENDIX B – NV

NEVADA/LIBERTY TELECOM LLC

Bilateral Agreement Template

	Topic	Nevada Bell Reference(s)	CLC Reference(s)	Notes / Status
5	Installation, maintenance guidelines and responsibilities.	CLC Operations Handbook-LISA, Section 2, Responsibilities.	TR-54020 Vol. 1&2 AT&T specification of Common Channel Signaling System No. 7.

CLC Operations Handbook-SS7, Section 2, Responsibilities.

CLC Handbook-Link, Pgs 1-2, CLEC & PB Responsibilities.

6	Network security requirements.	CLC Operations HB-LISA, 4L-M, Call Trace (Emergency & Fraud).	AT&T Corporate Security Guidelines CSI-1.01 Admission to AT&T Premises CSI-1.10 Physical Security-Spaces CSI-1.13 Phy Sec Netwrk Elements	Interconnection Agreement Between AT&T and Nevada Bell.

7	Performance standards and service level agreements.	LISA Interface Specification, Sec 4, Performance.	TR-54020 Vol. 1&2 AT&T specification of Common Channel Signaling System No. 7.

8	Specific versions/issues of protocol or interface specifications.	CCS Network Interface, Section 1.4, Related Documents.	TR-54020 Vol. 1&2 AT&T specification of Common Channel Signaling System No. 7.	CCNIS CCS Network Interface Specification

ATTACHMENT 18 INTERCONNECTION APPENDIX B – NV

NEVADA/LIBERTY TELECOM LLC

Bilateral Agreement Template

	Topic	Nevada Bell Reference(s)	CLC Reference(s)	Notes / Status
9	Maintenance procedures, including trouble reporting, status, etc.	CLC Operations Handbook-LISA, Section 4, Maintenance	TR-54020 Vol. 1&2 AT&T specification of Common Channel Signaling System No. 7.

CLC Operations Handbook-SS7, Section 4, Maintenance

10	Internetwork trouble resolution and escalation procedures.	CLC Operations HB-LISA, Sec 4C, Sectionalization; Sec 6 Escalations.	TR-54020 Vol. 1&2 AT&T specification of Common Channel Signaling System No. 7.

CLC Operations HB-SS7, Sec 4C, Sectionalization; Sec 6 Escalations.

Interconnection Agreement between and Nevada, 1998

11	In-depth root cause analysis of significant failures.	S.I. 131 - Customer Service Quality Failure Report (Analysis).	Interconnection Agreement between AT&T and Nevada Bell, 1998. Supplier Performance Report

12	Explicit forecasting information re: direct and subtending traffic.	CLC HB, Section 9, Appendix F, Interconnection Forecasts.	Interconnection Agreement between AT&T and Nevada Bell, 1998

13	Explicit expectations regarding interoperabiliy testing requirements.	CLC Operations Handbook-SS7, Sec. 3, Pre-service/Protocol Tests.	TR-54020 Vol. 1&2 AT&T specification of Common Channel Signaling System No. 7.

ATTACHMENT 18 INTERCONNECTION APPENDIX B – NV

NEVADA/LIBERTY TELECOM LLC

Bilateral Agreement Template

	Topic	Nevada Bell Reference(s)	CLC Reference(s)	Notes / Status

		CCS Network Interface, Section 6.3, Protocol Compatibility Testing.	Bellcore Signaling Spec SS7 Bellcore Signaling Network Interface Specification MTP/ISUP

14	Network management (network element growth, NPA splits, etc.).	CLC Operations HB-LISA, Section 2E, Network Managem’t Guidelines.	TR-54020 Vol. 1&2 AT&T specification of Common Channel Signaling System No. 7.

NOF Handbook, Section VI, Network Management Guidelines.

Interconnection Agreement between _____ and Nevada, _____ 1998

15	Operating procedures.	CLC Operations Handbook - LISA (all sections).	TR-54020 Vol. 1&2 AT&T specification of Common Channel Signaling System No. 7.

CLC Operations Handbook - SS7, (all sections).

16	Routing and screening administration.	LISA Interface Specification, Section 2.2, Routing & Screening.	TR-54020 Vol. 1&2 A T&T specification of Common Channel Signaling System No. 7.

		CCS Network Interface, Section 2.2, Routing & Screening (MTP/SCCP).	Bellcore Signaling Spec SS7 Bellcore Signaling Network Interface Specification MTP/ISUP

Interconnection Agreement between _____ and Nevada, _____ 1998

ATTACHMENT 18 INTERCONNECTION APPENDIX B – NV

NEVADA/LIBERTY TELECOM LLC

Bilateral Agreement Template

	Topic	Nevada Bell Reference(s)	CLC Reference(s)	Notes / Status

17	Synchronization design and Company-wide coordinator(s).	CLC Operations Handbook-SS7, Section 3E, Synchronization.	AT&T TR-60110 Digital Synchronization Network Plan AT&T Practice 365-575-100 TR-NWT-001244 Clocks for the Synchronized Network: Common Generic Criteria	ANSI T1.101, T1-105.03 Bellcore GR253 Core SONET Bellcore TR1244 Clocks for Synchronous Networks ANSI Approved Draft Standard T1.105.09 SONET: Timing and Synchronization

18	Performance requirements.	LISA Interface Specification, Sec 4, Performance.	TR-54020 Vol. 1&2 AT&T specification of Common Channel Signaling System No. 7.

19	Responsibility assignment (facility assignment, testing, control, etc.).	CLC Operations Handbook - LISA (throughout).	TR-54020 Vol. 1&2 AT&T specification of Common Channel Signaling System No. 7.

CLC Operations Handbook - SS7, (throughout).

Interconnection Agreement between _____ and Nevada, _____ 1998

20	Information sharing for analysis and problem identification.	CLC Oprs HB-LISA, Sec4C Sectionalization & 5 Intercarrier Testing.	TR-54020 Vol. 1&2 AT&T specification of Common Channel Signaling System No. 7.

NOF Handbook, Section VII, Information Sharing.

ATTACHMENT 18 INTERCONNECTION APPENDIX B – NV

NEVADA/LIBERTY TELECOM LLC

Bilateral Agreement Template

	Topic	Nevada Bell Reference(s)	CLC Reference(s)	Notes / Status

21	Network transition and service rearrangement management.	CLC Operations Handbook-LISA, Sec 3G, Rearrangements.	TR-54020 Vol. 1&2 AT&T specification of Common Channel Signaling System No. 7.

CLC Operations HB-SS7, Sec 31, Signaling Link Rearrangements.

CCS Questionnaire, Sec III, 2 Trunk Conversion Considerations.

22	Calling Party Number privacy management.	CLC HB-LISA, Section 5E, Prerequisites, Limitations & Restrictions.	TR-54020 Vol. 1&2 AT&T specification of Common Channel Signaling System No. 7.

23	Traffic engineering design criteria and capacity management.	Interconnection Agreement between _____ and Nevada, _____ 1998	TR-54020 Vol. 1&2 AT&T specification of Common Channel Signaling System No. 7.

24	Tones and announcements for unsuccessful call attempts.	CLC Operations HB-LISA, Section 9D, Tones and Announcements.	Compatibility Bulletin 154 Specifications for Special Information Tones(SIT) for Encoding Recorded Announcements

CCS Network Interface, Section 3.4, Tones and Announcements.

NOF Handbook, Section III, Pg 17, Tones and Announcements.

25	Mutual aid agreement(s).	CLC Handbook, Section 7B1, Emergency Preparedness.	PATH Network Capacity Management Disaster Management Plan

ATTACHMENT 18 INTERCONNECTION APPENDIX B – NV

NEVADA/LIBERTY TELECOM LLC

Bilateral Agreement Template

	Topic	Nevada Bell Reference(s)	CLC Reference(s)	Notes / Status

Agreement between BCCs for Nat’l Security Emergency Preparedness.

Mutual Aid Agreement Among IEC and LEC Carriers in California

26	Emergency communications plan.	Emergency Preparedness & Response Program, Tab 4, Communications.	Customer Connectivity Emergency Response Plan-CNSC Disaster Management Plan, Disaster Restoration Pre-Plans AT&T/Nevada Bell.

NOF Handbook, Section III, Pg 16, Emergency Communications.

CLC Operations HB-SS7, Sec 9b, CCS Emergency Communications.

27	Billing records data exchange.		Interconnection Agreement between AT&T and Nevada Bell, 1998

Bellcore Practice BR010-200-010 Customer Usage Data Transfer Req.’s

28	Pre-cutover internetwork trunk testing.	CCS Network Interface, Section 6.3, Protocol Compatibility Testing.	TR-54020 Vol. 1&2 AT&T specification of Common Channel Signaling System No. 7.

CLC Operations HB-LISA, Sec 3B & 3C Pre-Service/Acceptance Tests.

CLC Operations HB-SS7, Sec 3B & 3C Protocol/Acceptance Tests.

CERTIFICATE OF SERVICE

Docket No.      -

I hereby certify that I have this day served the foregoing document upon all parties of record in this proceeding by delivering a copy thereof in person to or by mailing a copy thereof, properly addressed, with postage prepaid to:

Via Hand Delivery:

Public Utilities Commission of Nevada Jeanne Reynolds, Secretary (Orig +10) 1150 E. William Street Carson City, NV 89701	Public Utilities Commission of Nevada Staff Counsel (1) 1150 E.William Street Carson City, NV 89701

Office of the Attorney General Bureau of Consumer Protection Fred Schmidt, Esq. (1) 1000 E. William Street, Suite 200 Carson City, NV 89701

Via U.S. Mail, Postage Pre-paid:

Sprint/Central-Nevada Ann Poncracz, Esq. 330 S. Valley View Blvd. Las Vegas, NV 89512	Sprint Communications Richard A. Purkey 1850 Gateway Drive, 7th Flr San Mateo, CA 94404-2467

Crowell, Susich, Owen, & Tackes, Ltd Steven E. Tackes, Esq. P. O. Box 1000 Carson City, NV 89702	MCI Telecommunications Anthony DiTirro 201 Spear Street, 9th Flr San Francisco, CA 94105

AT&T Communications William A. Ettinger 795 Folsom Street San Francisco, 94107	Humboldt County Commission 50 West Fifth Street, Rm 205 Winnemucca, NV 89445

Nye County Commission P.O. Box 153 Tonopah, NV 89049	City Manager - Carson City 201 N. Carson Street Carson City, NV 89701-4264

White Pine County Commission 953 Campton Street Ely, NV 89301	Storey County Commission Drawer D Virginia City, NV 89440

Pershing County Commission P. O. Box 820 Lovelock, NV 89419	Lyon County Commission 31 South Main Street Yerington, NV 89447

Lincoln County Commission P. O. Box 278 Pioche, NV 89043	Churchill County Commission 10 West Williams Fallon, NV 89406

Mineral County Clerk P. O. Box 1450 Hawthorne, NV 89415	Washoe County Commission P. O. Box 11130 Reno, NV 89502

Esmeralda County Commission Fish Lake Valley Dyer, NV 89010	Lander County Commission 315 South Humboldt Battle Mountain, NV 89823

Eureka County Clerk P. O. Box 677 Eureka, NV 89316	Douglas County Commission P. O. Box 218 Minden, NV 89423

Clark County Commission 500 South Grand Central Parkway Las Vegas, NV 89106	Elko County Commission 569 Court Street Elko, NV 89801

GTE Kurt Rasmussen One GTE Place, CA500GCF Thousand Oaks, CA 91362	Citizens Communications Aloa Stevens 9670 South 700 East, Suite 101 Sandy, UT 84070-3455

Gem State Utilities Jon Erickson 111 A Street Cheney, WA 99004	Rural Telephone Company James Martell P. O. Box 969 Glenns Ferry, ID 93623

Dennis R. Haney & Associates Philip J. Dabney, Esq. 301 E. Clark Avenue, Suite 700 Las Vegas, NV 89101	McDonald, Carano, Wilson, & McCune John Frankovich, Esq. 241 Ridge Street, 4th Flr Reno, NV 89505

LDDS WorldCom Dougals F. Brent, Regulatory Affairs 9300 Shelbyville Road, Suite 700 Louisville, KY 40222	Churchill County Telephone Don Mello P.O.Box 1390 Fallon, NV 89406

Filer Mutual John Gunn P. O. Box 89 Filer, ID 82238	Lincoln County Telephone Company John W. Christian, III P.O. Box 150 Pioche,NV 89043

Beehive Telephone Company Art Brothers 5160 Wiley Post Way, Suite 220 Salt Lake City, UT 84116-2871	State of Nevada Department of Information Services 505 E. King Street Carson City, NV 89701

AT&T Communications of Nevada Jim Endres 5250 South Viriginia Street, Suite 370 Reno,NV 89502	Kilpatrick, Johnston, & Adler Robert G. Johnston, Esq. 412 North Division Street Carson City, NV 89703

Golden Tel, Inc. George J. Vasilakos 3675 W. Harmon Avenue Las Vegas, NV 89103	Allison, MacKenzie, Hartman Karen Peterson P. O. Box 646 Carson City, NV 89702

David S. Trandal, Manager 3463 State Street, No. 260 Santa Barbara, CA 93105	Kelley Drye & Warrent LLP Edward A. Yorkgitis, Jr 1200 19th Street, N.W., Suite 500 Washington, D.C. 20036

Dated at Reno, Nevada this 27th day of May, 1999.

/s/ Beth Freemont
Beth Freemont

APPENDIX DA (CALIFORNIA)

PACIFIC/CLEC

031599

APPENDIX DA

Proprietary: Not for Use or Disclosure Outside the Southwestern Bell Corporation Family of Companies Except Under Written Agreement. The terms, conditions, and prices contained herein are subject to negotiation by both Parties, and therefore, subject to change or modification until such time as both Parties agree on the entire agreement and indicate such agreement by signing the document

APPENDIX DA (CALIFORNIA)

PACIFIC/CLEC

031599

APPENDIX DA

DIRECTORY ASSISTANCE SERVICE

This Appendix sets forth the terms and conditions under which PACIFIC BELL (PACIFIC) agrees to provide Directory Assistance Services (DA Services) for CLEC (“Competitive Local Exchange Carrier”).

I.	SERVICES

PACIFIC will provide the following DA Services:

A.	DIRECTORY ASSISTANCE (DA) - consists of providing subscriber listing information (name, address, and published telephone number or an indication of “non-published status”) to CLEC’s end users who dial 411 or NPA+555+1212.

B.	EXPRESS CALL COMPLETION (ECC) - a service, where available, in which PACIFIC completes an intraLATA call to the requested number on behalf of CLEC’s end user, utilizing an automated voice system or with operator assistance.

C.	DIRECTORY ASSISTANCE – Nationwide Listing Service (NLS) – a service in which PACIFIC provides listed telephone information (name, address and telephone numbers) for residential, business and government listings throughout the 50 states to CLEC end users who dial 411 or when applicable NPA+555+1212.

II.	DEFINITIONS

The following terms are defined as set forth below:

A.	DA Only Telephone Number - a telephone number that, at the request of the telephone subscriber, is not published in a telephone directory, but is available by calling a PACIFIC DA operator.

B.	Non-Published Number - a telephone number that, at the request of the telephone subscriber, is neither published in a telephone directory nor provided by a PACIFIC DA operator.

C.	Published Number - a telephone number that is published in a telephone directory and is available upon request by calling a PACIFIC DA operator.

D.	Call Branding - the procedure of identifying a providers name audibly and distinctly to the consumer at the beginning of each DA Services call.

Proprietary: Not for Use or Disclosure Outside the Southwestern Bell Corporation Family of Companies Except Under Written Agreement. The term conditions, and prices contained herein are subject to negotiation by both Parties, and therefore, subject to change or modification until such time as both Parties agree on the entire agreement and indicate such agreement by signing the document.

APPENDIX DA (CALIFORNIA)

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031599

III.	CALL BRANDING AND RATE REFERENCE REQUIREMENTS

A.	Call Branding- Where available, PACIFIC will brand DA in CLEC’s name based upon the criteria outlined below:

1.	Where PACIFIC provides CLEC OS and DA services via the same trunk, both the OS and DA calls will be branded with the same brand. Where PACIFIC is only providing DA service on behalf of the CLEC, specific DA branding can be provided upon request.

2.	CLEC will provide PACIFIC with a recorded announcement of its company name to be used to brand the CLEC’s DA calls in accordance with the process outlined in the Operator Services Translations Questionnaire.

3.	An initial non-recurring charge applies per brand, per TOPS switch, for the establishment of Call Branding as well as a charge per subsequent changes to the brand per TOPS switch. Prices for Call Branding are as outlined in Exhibit I, attached hereto and incorporated herein.

B.	Directory Assistance (DA) Rate/Reference Information- PACIFIC’s DA operator will provide the CLEC’s end user with rate information for the DA per call charge. The CLEC must provide the rate information to PACIFIC on the initial rate charge form. Any subsequent changes must be submitted to PACIFIC on the rate change form (see CLEC Handbook). All rates require thirty (30) days to process.

IV.	RESPONSIBILITIES OF THE PARTIES

A.	PACIFIC will be the sole provider of DA Services for CLEC’s local serving area(s) beginning on the service effective date of this agreement.

B.	CLEC will be responsible for providing the equipment and facilities necessary for signaling and routing calls with Automatic Number Identification (ANI) to each PACIFIC operator switch unless CLEC is using LISA trunks to deliver traffic to PACIFIC’s DA Service. Any service that requires ANI, such as branding and call completion, can not be provided when CLEC utilizes a LISA trunking arrangement. LISA trunks for DA will be eliminated when all of PACIFIC’s #5XB ACD switches are eliminated. At such time, CLEC will be responsible for providing direct trunks to each PACIFIC operator switch. Should CLEC seek to provide interexchange DA Service under this agreement it is responsible for ordering the necessary facilities through PACIFIC’s interstate or intrastate Access Service tariffs. Nothing in this agreement in any way changes the manner in which an interexchange Carrier obtains access service for the purpose of originating or terminating interexchange traffic.

Proprietary: Not for Use or Disclosure Outside the Southwestern Bell Corporation Family of Companies Except Under Written Agreement. The terms, conditions, and prices contained herein are subject to negotiation by both Parties, and therefore, subject to change or modification until such time as both Parties agree on the entire agreement and indicate such agreement by signing the document.

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PACIFIC/CLEC

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C.	Except where CLEC is purchasing PACIFIC’s LSNE, CLEC must separately purchase TOPS Trunk Ports to connect its switch to PACIFIC’s TOPS switch for purposes of delivering operator traffic. CLEC may purchase transport facilities from PACIFIC to connect to the TOPS Trunk Ports or it may use EISCC to connect to the TOPS Trunk Ports from its collocation arrangement in the Wire Center where PACIFIC’s TOPS switch is located. TOPS Trunk Ports are described in Appendix ITR.

D.	Facilities necessary for the provision of DA Services shall be provided by the parties hereto, using standard trunk traffic engineering procedures to insure that the objective grade of service is met. Each party shall bear the costs for its own facilities and equipment.

E.	CLEC will furnish in writing to PACIFIC, forty-five (45) days in advance of the date when the DA Services are to be undertaken all information required by PACIFIC to provide the DA Services. CLEC will send the DA listing records to PACIFIC via electronic white page gateway as described in Appendix OSS – Resale & UNE.

F.	CLEC will provide PACIFIC timely updates to the Operator Services Translations Questionnaire when changes are necessary.

G.	PACIFIC will accumulate and provide CLEC such data as necessary for CLEC to bill its end users as described in attachment Data Exchange.

V.	METHODS AND PRACTICES

PACIFIC will provide the DA Services to CLEC’s end users in accordance with PACIFIC’s DA methods and practices that are in effect at the time the DA call is made, unless otherwise agreed in writing by both parties.

VI.	PRICING

Pricing for DA Services shall be based on the rates specified in Exhibit I, PRICING, which is attached hereto and made part of this Appendix. The prices will apply from the service effective date through the term of this agreement as specified in paragraph IX. A. below. Beyond the specified term of this Appendix, PACIFIC may change the prices for the provision of DA Services upon one hundred-twenty (120) days’ notice to CLEC.

Proprietary: Not for Use or Disclosure Outside the Southwestern Bell Corporation Family of Companies Except Under Written Agreement. The terms, conditions, and prices contained herein are subject to negotiation by both Parties, and therefore, subject to change or modification until such time as both Parties agree on the entire agreement and indicate such agreement by signing the document.

APPENDIX DA (CALIFORNIA)

PACIFIC/CLEC

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VII.	MONTHLY BILLING

PACIFIC will render monthly billing statements to CLEC, and remittance in full will be due within thirty (30) days of receipt.

VIII.	LIABILITY

The limitation of liability and indemnification provisions of the Agreement shall govern performance under this Appendix. CLEC also agrees to release, defend, indemnify, and hold harmless PACIFIC from any claim, demand or suit that asserts any infringement or invasion of privacy or confidentiality of any person or persons caused or claimed to be caused, directly, or indirectly, by CLEC employees and equipment associated with provision of the DA Services. This provision includes but is not limited to suits arising from disclosure of the telephone number, address, or name associated with the telephone called or the telephone used to call the DA Services.

IX.	TERMS OF APPENDIX

A.	This Appendix will continue in force for the length of the Interconnection Agreement, but no less than 12 months. Thereafter, either Party may terminate this agreement upon 90 days written notice to the other Party.

B.	If CLEC terminates this agreement prior to the agreed-upon term of this Appendix, CLEC shall pay PACIFIC, within thirty (30) days of the issuance of a final bill by PACIFIC, all amounts due for actual services provided under this Appendix, plus estimated monthly charges for the remainder of the term. Estimated charges will be based on an average of the actual monthly amounts billed by PACIFIC pursuant to this Appendix prior to its termination.

C.	The rates applicable for determining the amount(s) under the terms outlined in this Section are those specified in Exhibit I.

X.	APPLICABILITY OF OTHER RATES, TERMS AND CONDITIONS

This appendix, and every interconnection, service and network element provided hereunder, shall be subject to all rates, terms and conditions contained in this Agreement or any other appendices or attachments to this Agreement which are legitimately related to such interconnection, service or network element; and all such rates, terms and conditions are incorporated by reference herein and as part of every interconnection, service and network element provided hereunder. Without limiting the general applicability of the foregoing, the following terms and conditions of the General Terms and Conditions are specifically agreed by the Parties to be legitimately related to, and to be applicable to, each interconnection, service and network element provided hereunder: definitions, interpretation and construction, notice of changes, general responsibilities of the Parties, effective date, term, termination, disclaimer of representations and warranties, changes in end user local exchange service provider selection, severability, intellectual property, indemnification, limitation of liability, force majeure, confidentiality, audits, disputed amounts, dispute resolution, intervening law and miscellaneous.

Proprietary: Not for Use or Disclosure Outside the Southwestern Bell Corporation Family of Companies Except Under Written Agreement. The terms, conditions, and prices contained herein are subject to negotiation by both Parties, and therefore, subject to change or modification until such time as both Parties agree on the entire agreement and indicate such agreement by signing the document.

APPENDIX OS (CALIFORNIA)

PACIFIC/CLEC

031599

APPENDIX OS

Proprietary: Not for Use or Disclosure Outside the SBC Communications Inc. Family of Companies Except Under Written Agreement. The terms, conditions, and prices contained herein are subject to negotiation by both Parties, and therefore, subject to change or modification, until such time as both Parties agree on the entire agreement and indicate such agreement by signing the document

APPENDIX OS (CALIFORNIA)

PACIFIC/CLEC

031599

APPENDIX OS

OPERATOR SERVICES

This Appendix sets forth the terms and conditions under which PACIFIC agrees to provide Operator Services for CLEC (“CLEC”).

I.	SERVICES

PACIFIC will provide the following Operator Services:

A.	FULLY AUTOMATED CALL PROCESSING - Allows the caller to complete a call utilizing equipment without the assistance of a PACIFIC operator, hereafter called “Operator.”

This allows the caller the option of completing calls through an automated alternate billing system (AABS). Automated functions can only be activated from a touch-tone telephone. Use of a rotary telephone and failure or low response by the caller to the audio prompts will bridge the caller to an Operator for assistance. The called party must also have Touch-tone service to automatically accept calls that are billed collect or to a third number.

B.	OPERATOR-ASSISTED CALL PROCESSING - Allows the caller to complete a call by receiving assistance from an Operator.

II.	DEFINITIONS

A.	FULLY AUTOMATED CALL PROCESSING

PACIFIC will support the following fully automated call types for CLEC:

1.	FULLY AUTOMATED CALLING CARD STATION-TO-STATION - This service is provided when the caller dials zero (0), plus the desired telephone number and the telecommunications calling card number to which the call is to be charged. The call is completed without the assistance of an Operator. An authorized telecommunications calling card for the purpose of this Appendix, is one for which PACIFIC can perform billing validation. Fully-Automated Calling Card Call Service may also include the following situations:

a.	When an individual with a disability dials zero (0) and identifies himself or herself as disabled, he or she will provide the Operator the desired telephone number and the calling card number to which the call is to be billed.

Proprietary: Not for Use or Disclosure Outside the SBC Communications Inc. Family of Companies Except Under Written Agreement. The terms, conditions, and prices contained herein are subject to negotiation by both Parties, and therefore, subject to change or modification, until such time as both Parties agree on the entire agreement and indicate such agreement by signing the document

APPENDIX OS (CALIFORNIA)

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b.	When due to trouble on the network, or lack of service components (facilities to the AABS network), the automated call processing cannot be completed without assistance from an Operator.

c.	When an Operator reestablishes an interrupted call that meets any of the situations described in this call type.

2.	FULLY AUTOMATED STATION-TO-STATION - This service is limited to those calls placed collect or billed to a third number. The caller dials zero (0) plus the telephone number desired, the service selection codes and/or billing information as instructed by the automated equipment. The call is completed without the assistance of an Operator. Fully Automated Station-to-Station service may also include the following situations:

a.	When an individual with a disability identifies himself or herself as disabled and provides the Operator the number to which the call is to be billed (either collect or third number).

b.	When due to trouble on the network or lack of service components, the automated call cannot be completed without assistance from an Operator.

c.	When an Operator reestablishes an interrupted call that meets any of the situations described in this call type.

B.	OPERATOR-ASSISTED CALL PROCESSING

PACIFIC will support the following operator-assisted call types for CLEC:

1.	SEMI-AUTOMATED STATION-TO-STATION - A service provided when the caller dials zero (0) plus the telephone number desired and the call is completed with the assistance of an Operator. Semi-Automated Station-to-Station service may also include the following situations:

a.	Where the caller does not dial zero (0) prior to calling the number desired from a public or semi-public telephone, or from a telephone where the call is routed directly to an Operator (excluding calling card calls).

b.	When an Operator re-establishes an interrupted call that meets any of the situations described in this call type.

2.	SEMI-AUTOMATED PERSON-TO-PERSON - A service in which the caller dials zero (0) plus the telephone number desired and specifies to the Operator the particular person to be reached or a particular PBX station,

Proprietary: Not for Use or Disclosure Outside the SBC Communications Inc. Family of Companies Except Under Written Agreement. The terms, conditions, and prices contained herein are subject to negotiation by both Parties, and therefore, subject to change or modification, until such time as both Parties agree on the entire agreement and indicate such agreement by signing the document

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department or office to be reached through a PBX attendant. This service applies even if the caller agrees, after the connection is established, to speak to any party other than the party previously specified. Semi-Automated Person-to-Person service may also include:

a.	Where the caller does not dial a zero (0) prior to dialing the number from a public or semi-public telephone, or where the call is routed directly to an Operator.

b.	When an operator reestablishes an interrupted call that meets any of the situations described in this call type.

3.	SEMI-AUTOMATED CALLING CARD STATION-TO-STATION - A service provided when the caller dials zero (0) plus the desired telephone number and provides the Operator the calling card number to which the call is to be charged. Semi-Automated Calling Card Station-to-Station service may also include the following situations:

a.	When the caller does not dial zero (0) prior to dialing the number desired from a public or semi-public telephone, or from a telephone that is directly routed to an Operator, and the call is billed to a calling card.

b.	When an Operator reestablishes an interrupted call that meets any of the situations described in this call type.

4.	STATION-TO-STATION (OPERATOR HANDLED) - A service provided when the caller dials zero (0) and places a sent paid, collect, third number or calling card station-to-station call using an Operator’s assistance. These calls may originate from a private, public or semi-public telephone. The service may also include the situation when an Operator reestablishes an interrupted call that meets any of the situations described in this call type.

5.	PERSON-TO-PERSON (OPERATOR HANDLED) - A service in which the caller dials zero (0) and specifies to the Operator the number desired and the person to be reached, or a particular PBX station, department or office to be reached through a PBX attendant. The call remains a person- to-person call even if the caller agrees, after the connection is established, to speak to any party other than the party previously specified. The service may also include situations when an Operator reestablishes an interrupted call that meets any of the situations described in this call type.

6.	LINE STATUS VERIFICATION - A service in which the caller asks the Operator to determine the condition of a telephone line.

Proprietary: Not for Use or Disclosure Outside the SBC Communications Inc. Family of Companies Except Under Written Agreement. The terms, conditions, and prices contained herein are subject to negotiation by both Parties, and therefore, subject to change or modification, until such time as both Parties agree on the entire agreement and indicate such agreement by signing the document

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7.	BUSY LINE INTERRUPT - A service in which the caller asks the Operator to interrupt a conversation in progress, to determine if one of the parties is willing to speak to the caller requesting the interrupt. A Busy Line Interrupt charge will apply even if no conversation is in progress at the time of the interrupt attempt, or when the parties interrupted refuse to terminate the conversation in progress.

8.	OPERATOR TRANSFER SERVICE (OTS) - A service offered by PACIFIC for transfer requests to those who purchase Operator Transfer Service via the tariff. PACIFIC will provide OTS to the CLEC’s End Users in accordance with PACIFIC’S existing OTS tariff offering. CLEC agrees to obtain and be responsible for all necessary compensation arrangements between CLEC and participating carriers.

9.	MISCELLANEOUS - Includes the following call types: General Assistance 800, 888 and connections to all other Toll Free services, CLEC Repair Bureau and Business Office requests, credit requests, NPA-NXX location requests, and all other 0- No Attempt services.

III.	CALL BRANDING AND RATE REFERENCE REQUIREMENTS

A.	Call Branding- PACIFIC will brand Operator Services in CLEC’s name based upon the criteria outlined below:

1.	CLEC will provide PACIFIC with written specification of its company name to be used in creating CLEC specific branding messages for its OS calls.

2.	An initial non-recurring charge will apply per brand, per TOPS switch, for the establishment of Call Branding as well as a charge per subsequent changes to the brand per TOPS switch.

B.	Operator Services (OS) Rate/Reference Information- When technically feasible, PACIFIC will provide Operator Services Rate/Reference Information based upon the criteria outlined below.

1.	CLEC will furnish OS Rate and Reference Information in a mutually agreed to format or media thirty (30) days in advance of the date when the Operator Services are to be undertaken.

2.	CLEC will inform PACIFIC, in writing, of any changes to be made to such Rate/Reference Information ten (10) working days prior to the effective Rate/Reference change date. CLEC acknowledges that it is responsible to provide PACIFIC updated Rate/Reference Information in advance of when the Rates/Reference Information is to become effective.

Proprietary: Not for Use or Disclosure Outside the SBC Communications Inc. Family of Companies Except Under Written Agreement. The terms, conditions, and prices contained herein are subject to negotiation by both Parties, and therefore, subject to change or modification, until such time as both Parties agree on the entire agreement and indicate such agreement by signing the document

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3.	An initial non-recurring charge will apply for loading of CLEC’s Operator Services Rate/Reference Information as will as a charge for each subsequent change to either CLEC’s Operator Services Rate or Reference Information.

4.	In the interim, when a PACIFIC Operator receives a rate request from a CLEC end user, PACIFIC will warm-line transfer the CLEC end user to the CLEC as follows for rate quotes. When PACIFIC has the capability to quote CLEC rates and reference information the parties agree that the warm-line transfer option will be eliminated.

Warm-line transfers without charge: PACIFIC will warm-line transfer any CLEC end user requesting intraLATA rate information (except calling plan information), at no charge to the CLEC.

Warm-line transfers at tariffed rate: PACIFIC will warm-line transfer any CLEC end user requesting interLATA, interstate or international rate information, as well as intraLATA calling plan information, and charge the CLEC the tariffed rate for carrier to carrier warm-line transfers.

IV.	HANDLING OF EMERGENCY CALLS TO OPERATOR

To the extent CLEC’s NXX encompasses multiple emergency agencies, PACIFIC will agree to query the caller on his/her community and to transfer the caller to the appropriate emergency agency for the caller’s area. CLEC must provide PACIFIC with the correct information to enable the transfer. CLEC will also provide default emergency agency numbers to use when the customer is unable to provide his/her community. When the assistance of another Carrier’s operator is required, PACIFIC will attempt to reach the appropriate operator if the network facilities for inward assistance exist. CLEC agrees to indemnify PACIFIC for any misdirected calls.

V.	RESPONSIBILITIES OF THE PARTIES

A.	PACIFIC will be the sole provider of Operator Services for CLEC’s local service area(s) beginning on the service effective date of this agreement. PACIFIC will provide Operator Services only where the necessary physical facilities are available and in place and under conditions stated in this Appendix.

B.	CLEC will be responsible for providing the equipment and facilities necessary for signaling and routing calls with Automatic Number Identification (ANI) to each PACIFIC operator switch. Should CLEC seek to provide interexchange Operator Services under this agreement, it is responsible for ordering the necessary facilities through PACIFIC’S interstate or intrastate Access Service tariffs.

Proprietary: Not for Use or Disclosure Outside the SBC Communications Inc. Family of Companies Except Under Written Agreement. The terms, conditions, and prices contained herein are subject to negotiation by both Parties, and therefore, subject to change or modification, until such time as both Parties agree on the entire agreement and indicate such agreement by signing the document

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Nothing in this agreement in any way changes the manner in which an interexchange Carrier obtains access service for the purpose of originating or terminating interexchange traffic.

C.	Except where CLEC is purchasing LSNE, CLEC must separately purchase TOPS Trunk Ports to connect its switch to PACIFIC’S TOPS switch for purposes of delivering operator traffic. CLEC may purchase transport facilities from PACIFIC to connect to the TOPS Trunk Ports or it may use EISCC to connect to the TOPS Trunk Ports from its collocation arrangement in the Wire Center where PACIFIC’s TOPS switch is located. TOPS Trunk Ports are described in Appendix ITR.

D.	Facilities necessary for the provision of Operator Services shall be provided by the parties hereto, using standard trunk traffic engineering procedures to insure that the objective grade of service is met. Each party shall bear the costs for its own facilities and equipment.

E.	CLEC will furnish to PACIFIC a completed Operator Services questionnaire, forty-five (45) days in advance of the date when the Operator Services are to be undertaken, unless otherwise agreed to by the Parties.

F.	CLEC will provide PACIFIC timely updates to the OS questionnaire when changes are necessary. CLEC will provide any necessary records and changes to PACIFIC in writing or in any other mutually agreeable format.

G.	PACIFIC will accumulate and provide the CLEC such data as necessary for the CLEC to bill its end users of the Data Exchange agreement which will be separately executed.

VI.	METHODS AND PRACTICES

PACIFIC will provide the Operator Services to CLEC’s end users in accordance with PACIFIC’s OS methods and practices in effect for PACIFIC at the time the OS call is made, unless otherwise agreed in writing by both parties.

VII.	PRICING

Pricing for Operator Services shall be based on the rates specified in Exhibit I, PRICING, which is attached and made part of this Appendix. The rates will apply from the service effective date through the term of this agreement as specified in paragraph X. A. below. At any time beyond the specified or the term of this Appendix, PACIFIC may change the prices for the provision of OS upon one hundred-twenty (120) days’ notice to CLEC.

Proprietary: Not for Use or Disclosure Outside the SBC Communications Inc. Family of Companies Except Under Written Agreement. The terms, conditions, and prices contained herein are subject to negotiation by both Parties, and therefore, subject to change or modification, until such time as both Parties agree on the entire agreement and indicate such agreement by signing the document

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VIII.	MONTHLY BILLING

PACIFIC will render monthly billing statements to CLEC, and remittance in full will be due within thirty (30) days of receipt.

IX.	LIABILITY

In addition to the limitation of liability and indemnification, provisions of the Agreement shall govern performance under this Appendix. CLEC also agrees to release, defend, indemnify, and hold harmless PACIFIC from any claim, demand or suit that asserts any infringement or invasion of privacy or confidentiality of any person or persons caused or claimed to be caused, directly, or indirectly, by PACIFIC employees and equipment associated with provision of the Operator Services. This provision includes but is not limited to suits arising from disclosure of the telephone number, address, or name associated with the telephone called or the telephone used to call the Operator Services.

X. TERMS OF APPENDIX

A.	This Appendix will continue in force for the length of the Interconnection Agreement, but no less than 12 months. Thereafter, either Party may terminate this agreement upon 90 days written notice to the other Party.

B.	If CLEC terminates this agreement prior to the first twelve (12) months the, CLEC shall pay, within thirty (30) days of the issuance of a final bill by PACIFIC, all amounts due for actual services provided under this Appendix, plus estimated monthly charges for the remainder of the term. Estimated charges will be based on an average of the actual monthly amounts billed by PACIFIC pursuant to this Appendix prior to its termination.

C.	The rates applicable for determining the amount(s) under the terms outlined in this Section are those specified in Exhibit I attached hereto and incorporated by reference.

XL.	APPLICABILITY OF OTHER RATES, TERMS AND CONDITIONS

This appendix, and every interconnection, service and network element provided hereunder, shall be subject to all rates, terms and conditions contained in this Agreement or any other appendices or attachments to this Agreement which are legitimately related to such interconnection, service or network element; and all such rates, terms and conditions are incorporated by reference herein and as part of every interconnection, service and network element provided hereunder. Without limiting the general applicability of the foregoing, the following terms and conditions of the General Terms and Conditions are specifically agreed by the Parties to be legitimately related to, and to be applicable to, each interconnection, service and network element provided hereunder: definitions, interpretation and construction, notice of changes, general responsibilities of the Parties, effective date, term, termination, disclaimer of representations and warranties, changes in end user local exchange service provider selection, severability, intellectual property, indemnification, limitation of liability, force majeure, confidentiality, audits, disputed amounts, dispute resolution, intervening law and miscellaneous

Proprietary: Not for Use or Disclosure Outside the SBC Communications Inc. Family of Companies Except Under Written Agreement. The terms, conditions, and prices contained herein are subject to negotiation by both Parties, and therefore, subject to change or modification, until such time as both Parties agree on the entire agreement and indicate such agreement by signing the document